Exhibit 1

TECHNICAL REPORT,
MINERAL RESOURCE ESTIMATE,
AND
PRELIMINARY ECONOMIC ASSESSMENT
(SCOPING STUDY)
OF THE
SUHANKO PROJECT
NORTHERN FINLAND

FOR
NORTH AMERICAN PALLADIUM LTD

BY

AKER KVAERNER,
P&E MINING CONSULTANTS INC.,
AND
F.H. BROWN, CPG, PR. SCI. NAT

NI-43-101 & 43-101F1
Technical Report and Scoping Study
Report No 135

Mr. Eugene Puritch P.Eng
Dr. Wayne Ewert P.Geo
Mr. F.H Brown CPG, Pr. Sci. Nat
Mr. Jason Rickard P.Geo
Mr David King P.Eng

Effective Date: September 01, 2006
Report Date/Signing Date: October 29, 2007

TABLE OF CONTENTS

EXECUTIVE SUMMARY				i

1.0	INTRODUCTION AND TERMS OF REFERENCE			1
	1.1	INTRODUCTION		1
	1.2	SOURCES OF INFORMATION		2
	1.3	UNITS AND CURRENCY		2
	1.4	USE OF REPORT		2
	1.5	GLOSSARY OF TERMS		3

2.0	RELIANCE ON OTHER EXPERTS			6

3.0	PROPERTY DESCRIPTION AND LOCATION			7
	3.1	LOCATION		7
	3.2	TENURE		7
		3.2.1	PREVIOUS AND CURRENT TENEMENT OWNERSHIP	13
	3.3	ENVIRONMENTAL PERMITING		14
		3.3.1	SUHANKO MINING LEASE AND ENVIRONMENTAL PERMIT CURRENT STATUS	14
	3.4	ENVIRONMENTAL OBLIGATIONS		16

4.0	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY			18
	4.1	LOCATION, AND ACCESS		18
	4.2	CLIMATE		18
	4.3	INFRASTRUCTURE		18
	4.4	PHYSIOGRAPHY		18

5.0	HISTORY			20
	5.1	PAST EXPLORATION KONTTIJÄRVI		20
	5.2	PAST EXPLORATION AHMAVAARA		21
	5.3	APP - GFAP ACTIVITY		21
	5.4	HISTORICAL DRILLING		21
		5.4.1	DRILL CORE MANAGEMENT	22
	5.5	PAST PRODUCTION		22
	5.6	MINERAL RESOURCE ESTIMATES		23
		5.6.1	KONTTIJÄRVI	24
		5.6.2	AHMAVAARA	25

6.0	GEOLOGY			26
	6.1	GENERAL GEOLOGICAL SETTING		26
	6.2	REGIONAL GEOLOGICAL SETTING		26
	6.3	LOCAL GEOLOGICAL SETTING		27
	6.4	KONTTIJÄRVI PROPERTY		27
		6.4.1	KONTTIJÄRVI DEPOSIT	28
	6.5	AHMAVAARA PROPERTY		29
		6.5.1	AHMAVAARA DEPOSIT	29

7.0	DEPOSIT TYPES			32
	7.1	KONTTIJÄRVI AND AHMAVAARA DEPOSIT TYPE AND MODEL		32
	7.2	GENETIC MODELS		32

8.0	MINERALIZATION			35
	8.1	OVERVIEW AND BASE METAL SULPHIDES		35
	8.2	PLATINUM GROUP MINERALS		36

9.0	EXPLORATION			37
	9.1	GEOLOGICAL DATA COMPILATION		37
	9.2	MINERALOGICAL AND GEOCHEMISTRY STUDY		38
	9.3	SAMPLING AND METHODS		38

10.0	DRILLING			40

11.0	SAMPLING METHODS AND APPROACH			41

12.0	SAMPLE PREPARATION, ANALYSIS AND SECURITY			42
	12.1	SAMPLE PREPARATION AND ANALYSIS		42
	12.2	SAMPLE SECURITY		42

13.0	DATA VERIFICATION			43

14.0	ADJACENT PROPERTIES			46
	14.1	REGIONAL METALLOGENIC SETTING		46
		14.1.1	MINERALIZATION OF THE PORTIMO COMPLEX	46

15.0	MINERAL PROCESSING AND METALLURGICAL TESTING			51
	15.1	INTRODUCTION		51
	15.2	SUMMARY		52
		15.2.1	SAMPLE SELECTION AND PREPARATION	52
		15.2.2	MINERALOGY	53
		15.2.3	COMMINUTION	54
		15.2.4	PHASE 4 FLOTATION TESTWORK	55
		15.2.5	PHASE 5 FLOTATION TESTWORK	57
		15.2.6	GTK PILOT PLANT TESTWORK	58
		15.2.7	COMPARISON WITH PREVIOUS TEST PHASES	59
		15.2.8	ANCILLARY TESTWORK	60
		15.2.9	RECOMMENDED ADDITIONAL TESTWORK AND PROCESS REVIEW	60
		15.2.10	ALTERNATIVE PROCESS REVIEW	61

16.0	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES			63
	16.1	INTRODUCTION		63
	16.2	2006 NI 43-101 MINERAL RESOURCE ESTIMATE		63
	16.3	KONTTIJÄRVI PROPERTY		64
		16.3.1	DATA SUPPLIED	64
		16.3.2	CONFIRMATION SAMPLES	64
		16.3.3	GEOLOGICAL MODEL	64
		16.3.4	MINERALIZATION MODEL	66
		16.3.5	COMPOSITING	66
		16.3.6	GRADE ELEMENTS	66
		16.3.7	SPECIFIC GRAVITY	66
		16.3.8	SUMMARY STATISTICS	67
		16.3.9	VARIOGRAPHY	70
		16.3.10	BLOCK MODEL	72
		16.3.11	CUT-OFF GRADES	73
		16.3.12	ESTIMATION	73
		16.3.13	CLASSIFICATION	75
		16.3.14	MODEL VALIDATION	76
		16.3.15	KONTTIJÄRVI MINERAL RESOURCE ESTIMATE	78
		16.3.16	KONTTIJÄRVI CONCLUSIONS	79
	16.4	AHMAVAARA PROPERTY		80

		16.4.1	DATA SUPPLIED	80
		16.4.2	GEOLOGICAL MODEL	80
		16.4.3	MINERALIZATION MODEL	81
		16.4.4	GRADE ELEMENTS	81
		16.4.5	COMPOSITING	82
		16.4.6	SPECIFIC GRAVITY	82
		16.4.7	SUMMARY STATISTICS	82
		16.4.8	VARIOGRAPHY	87
		16.4.9	BLOCK MODEL	91
		16.4.10	CUT-OFF GRADES	92
		16.4.11	ESTIMATION	92
		16.4.12	CLASSIFICATION	94
		16.4.13	MODEL VALIDATION	94
		16.4.14	AHMAVAARA MINERAL RESERVES ESTIMATES	96
		16.4.15	CONCLUSIONS	97

17.0	OTHER RELEVANT DATA AND INFORMATION			99

18.0	INTERPRETATION AND CONCLUSIONS			100

19.0	RECOMMENDATIONS			101
	19.1	INTRODUCTION		101
	19.2	RECOMMENDATIONS		101
	19.3	PROPOSED BUDGET		102
		19.3.1	PROPOSED 2007 EXPLORATION PROGRAM	102

20.0	REFERENCES			103

21.0	CERTIFICATES OF AUTHORS			106

SECTION 2:	ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON DEVELOPMENT AND PRODUCTION PROPERTIES - PRELIMINARY ECONOMIC ASSESSMENT OF THE SUHANKO PROJECT			111

22.0	MINING OPERATIONS			112
	22.1	INTRODUCTION AND DESIGN PARAMETERS		112
	22.2	CUT-OFF GRADE		115
	22.3	PIT DESIGN		115
	22.4	DILUTION		121
	22.5	MINEABLE PORTION OF THE MINERAL RESOURCES		122
	22.6	ADDITIONAL MINEABLE RESOURCES		122
	22.7	MINE PLANNING BASIS		122
	22.8	MINE PRODUCTION SCHEDULE		123
	22.9	PROPOSED MINE OPERATIONS		125
	22.10	MINE EQUIPMENT SELECTION		127
	22.11	MINE LABOUR REQUIREMENTS PER DAY		128
	22.12	OTHER ON-SITE SUPPLIERS AND CONTRACTORS		128

23.0	MINERALOGY DEPORTMENT			129
	23.1	INTRODUCTION		129
	23.2	PGE MINERALOGY		129
		23.2.1	BACKGROUND	129
		23.2.2	SAMPLING AND METHODS	130
		23.2.3	PGE DISTRIBUTION AND GRAIN SIZE	130
		23.2.4	PGE TYPES	132
		23.2.5	PGE – MINERAL ASSOCIATIONS	132

	23.3	SULPHIDE MINERALOGY		133
		23.3.1	SULPHIDE MINERALS	133
		23.3.2	SULPHIDE LIBERATION	134
		23.3.3	SULPHIDE OXIDATION	135
	23.4	SGS LAKEFIELD - BULK MODAL ANALYSES (BMA)		136
	23.5	WHOLE ROCK GEOCHEMISTRY		138
	23.6	COMPARISON TO THE LAC DES ÎLES DEPOSIT		138
		23.6.1	SILICATES AND SULPHIDES	138
		23.6.2	PGE MINERALS	139
		23.6.3	GEOCHEMISTRY	140
	23.7	SUMMARY POINTS		140
		23.7.1	KONTTIJÄRVI AND AHMAVAARA (SUHANKO)	140
		23.7.2	COMPARISON TO THE LAC DES ÎLES DEPOSIT	142

24.0	METALLURGICAL TESTWORK			144
	24.1	PREVIOUS TESTWORK		144
	24.2	RECENT TESTWORK		144
		24.2.1	TRADE-OFF STUDY	144
		24.2.2	SCOPING STUDY	152

25.0	CAPACITY TRADE-OFF EVALUATION			158
	25.1	INTRODUCTION		158
	25.2	CAPITAL COST ESTIMATES		158
	25.3	MINE PRODUCTION SCHEDULES AND OPERATING COSTS		158
	25.4	PROCESS OPERATING COST ESTIMATES		161
	25.5	FINANCIAL ANALYSIS		161
	25.6	COMPARISON OF THE OPTIONS		162

26.0	PROCESS DESIGN			163
	26.1	BASE CASE – SAG MILL		163
	26.2	ALTERNATIVE CASE - HIGH-PRESSURE ROLLS CRUSHING		164

27.0	INFRASTRUCTURE			167

28.0	CAPITAL COST ESTIMATE			168
	28.1	CAPITAL COST SUMMARY		168
	28.2	BASIS OF ESTIMATE		170
	28.3	DIRECT COST ELEMENTS		171
	28.4	INDIRECT COST ELEMENTS		171
	28.5	CONTINGENCY		172
	28.6	QUALIFICATIONS AND EXCLUSIONS		172
		28.6.1	QUALIFICATIONS	172
		28.6.2	EXCLUSIONS	172
	28.7	PIT CAPITAL COST		172

29.0	OPERATING COST ESTIMATE			174
	29.1	MINING 174
	29.2	PROCESS PLANT		174
		29.2.1	LABOUR	175
		29.2.2	REAGENTS AND CONSUMABLES	175
		29.2.3	ELECTRICAL POWER	176
		29.2.4	MAINTENANCE SUPPLIES	177
		29.2.5	CONTINGENCY	177
	29.3	GENERAL AND ADMINISTRATION (G&A)		177

30.0	FINANCIAL ANALYSIS		178
	30.1	INTRODUCTION	178
	30.2	METAL RECOVERIES AND MASS PULLS	178
	30.3	INFORMATION FROM OWNER	178
	30.4	INFORMATION FROM P&E	179
	30.5	INFORMATION FROM FEASIBILITY STUDY	180
	30.6	FINANCIAL RESULTS	180
	30.7	SENSITIVITY ANALYSIS	180

31.0	RISK ASSESSMENT		182
	31.1	POLITICAL/SOCIAL FACTORS	182
	31.2	PERMITTING/APPROVALS	182
	31.3	GEOLOGICAL COMPLEXITY	182
	31.4	COMMODITY PRICES/EXCHANGE RATES	183
	31.5	MINERAL RESOURCES	183
	31.6	MINING	183
	31.7	METALLURGY	183
	31.8	CAPITAL COST/OPERATING COST	184
	31.9	SALEABLE CONCENTRATE	184

32.0	RECOMMENDATIONS FOR FUTURE WORK		185
	32.1	OREBODY ISSUES	185
	32.2	MINERALOGY/PLANT DESIGN	185
	32.3	MARKETING	186

APPENDICES			187

APPENDIX 1A		KONTTIJÄRVI 2PGE + AU RESOURCE INVENTORY	188
APPENDIX 1B		KONTTIJÄRVI PDEQ RESOURCE INVENTORY	190
APPENDIX 1C		AHMAVAARA 2PGE + AU RESOURCE INVENTORY	192
APPENDIX 1D		AHMAVAARA PDEQ RESOURCE INVENTORY	196

List of Figures

3-1	Location of Suhanko Project	13
3-2	GFAP Regional Claim Holdings	15
3-3	GFAP Environmental Permit Areas	17
4-1	Detailed Access Map	19
5-1	Core Processing System	23
6-1	Suhanko Project Regional Geology	27
6-2	Cross Section of the Konttijärvi Body Showing Fault Blocks	29
6-3	Schematic Cross Section - Ahmavaara Deposit Showing Mineralized Horizons	31
11-1	Sample Preparation and Analysis Scheme	41
14-1	Suhanko and Konttijärvi Intrusions showing PGE Mineralized Occurrences	48
14-2	Metallogenic Zones of Finland	49
14-3	N-E Fennoscandian Shield with Locations of Layered Mafic Intrusive Complexes	50
16-1	Konttijärvi Geological Model	65
16-2	Konttijärvi Fault blocks	66
16-3	Konttijärvi Grade Probability Graphs	68
16-4	Konttijärvi Palladium Correlation	70
16-5	Konttijärvi Experimental Semi-Variograms	72
16-6	Block Classification (Section 53802.5, looking east)	76
16-7	Ahmavaara Schematic mineralization zones. Not to scale	81
16-8	Ahmavaara Grade Probability Graphs	83
16-9	Ahmavaara Experimental Semivariogram Models	89
16-10	Ahmavaara Eastern and Western Resource Zones	93
16-11	Ahmavaara Block Classification (Section 30855, looking east)	95
22-1	Konttijärvi Deposit Ultimate Pit Plan	117
22-2	Ahmavaara Deposit Ultimate Pit Plan	118
22-3	Konttijärvi Deposit Section 54350 E (Looking Grid East)	119
22-4	Konttijärvi Deposit Section 54000 E (Looking Grid East)	119
22-5	Ahmavaara Deposit Section 30450 E (Looking Grid East)	120
22-6	Ahmavaara Deposit Section 30900 E (Looking Grid East)	120
22-7	Ahmavaara Deposit Section 31575 E (Looking Grid East)	121
22-8	Suhanko Project Site Layout	126
23-1	PGE Minerals within the Suhanko Deposits	131
23-2	PGE Mineral Associations	133
23-3	Sulphide Mineral Textures	135
23-4	Sulphide Content	139
23-5	Suhanko & LDI PGE Sulphide Associations	140
24-1	Mass Pull vs Recovery	145
24-2	Konttijärvi Mineralization	146
24-3	Ahmavaara Mineralization	147
24-4	Flash Flotation Bulk Rougher Float	148
24-5	Metal Content in Flash Concentrate	149
24-6	Two-stage Grinding	149
24-7	Percentage Mass Pull Versus Recovery for the Ahmavaara Sample	150
24-8	Mass Pull Versus Grade for the Ahmavaara Sample	150
24-9	Mass Pull Versus Recovery for the Konttijärvi Sample	150
24-10	Percentage Mass Pull versus Grade for the Konttijärvi Sample	150
24-11	Metal Distribution of each Concentrate for Both Samples	151
24-12	Results of Magnetic Separation on the Copper Cleaner Tails for the Ahmavaara Copper Concentrate	152
24-13	Results from Magnetic Separation on a Bulk Concentrate	152
24-14	Gravity Separation of Cu Cone	152
24-15	Influence of Regrinding on Metal Recovery	154
24-16	Grade % of Metals after Regrinding	154
24-17	Copper Pre-float Impact on Recoveries	155
24-18	Process Flow Sheet used for LCT on Samples	157
26-1	DWG-000-F-001 Potential Process Flow Diagram	165
26-2	DWG-000-G-001 Concentrate General Arrangement	166
30-1	Sensitivity Analysis	181

List of Tables

1.1	NAP 2006 Global Resource Inventory Suhanko Project (1.0 g/t PdEq Cut-off)	ii
1.2	Estimated, Diluted, Potentially Mineable Portion of the Mineral Resources First 10 Years of Mine Life	iii
1.3	Total Mineable Portion of the Mineral Resources Contained within the Ultimate Pit Shells, Ahmavaara and Konttijärvi Deposits	iv
1.4	Suhanko Project Production Schedule – First 10 Years of Mine Life	vi
1.5	Suhanko Project – Project Cost Summary ears of Production	viii
1.6	Process Plant Operating Costs	ix
1.7	Financial Results 100% Debt, Pre-tax Basis, First 10 years of Production	ix
1.8	Effect of 50% Equity Financing, Pre-tax Basis, First 10 Years of Production	ix
3.1	Gold Fields Arctic Platinum Oy – List of Tenements as at 23 October 2006	8
5.1	GFAP Drilling Since Inception to June 2004	21
5.2	GFAP 2004 2PGE+AU Recoverable Resource Inventory – Konttijärvi Deposit	25
5.3	GFAP 2004 2PGE+AU Recoverable Resource Inventory – Ahmavaara Deposit	25
6.1	Stratigraphy of the Suhanko-Konttijärvi Intrusion	28
6.2	Stratigraphic Unit of the Ahmavaara Deposit	30
13.1	Konttijärvi Verification Samples – Brown 2006	44
13.2	Ahmavaara Verification Sampling, 2006	45
14.1	Metal Concentrations and Ratios of Various Prospects in Koillismaa Complex	47
15.1	Main Flotation Design Criteria	56
16.1	Drilling History	64
16.2	Modeling lithology	65
16.3	Specific Gravity Values	67
16.4	Domain Composite Statistics	67
16.5	Grade Element Correlation and Ratios	70
16.6	South block short-range grade continuity	71
16.7	South block estimation semi-variograms	71
16.8	NAP 2006 block model	73
16.9	PdEq NSR parameters	73
16.10	Estimation Domains	74
16.11	NAP 2006 Global Resource Inventory – Konttijärvi and Ahmavaara Deposits	74
16.12	Marginal Domain mineralization - composite samples	75
16.13	Comparison of composite averages and model estimates	77
16.14	Comparison of OK and NN block model estimates	77
16.15	Comparison of blasthole averages and NAP block model estimates	78
16.16	Average informing distance of the closest sample for Pd	78
16.17	GFAP Feasibility Study Pit Design Resource Inventory	78
16.18	NAP 2006 Pit Design 2PGE+Au Resource Inventory	78
16.19	NAP 2006 Pit Design PdEq Resource Inventory	79
16.20	Comparison of Measured and Indicated 2PGE+Au resources (1.0 g/t cut-off)	79
16.21	Drilling history	80
16.22	Modeling lithology	81
16.23	Mineralization codes	81
16.24	Average composite and accumulation values	82
16.25	Specific gravity values	82
16.26	Mineralization zone composite grade statistics	87
16.27	Grade element correlation and Pd ratios (1m composites)	88
16.28	Ahmavaara estimation semi-variograms	88
16.29	NAP 2006 block model	92
16.30	PdEq NSR parameters - Ahmavaara	92
16.31	NAP 2006 PdEq resource inventory	93
16.32	Lithological unit mineralization – 1.0 g/t 2PGE+Au cut-off (Meas. + Indic + Infer)	94
16.33	Comparison of composite averages and model estimates	95
16.34	Comparison of OK and NN block model estimates	96
16.35	Comparison of blasthole averages and NAP block model estimates	96
16.36	Average informing distance of the closest sample for Pd	96
16.37	GFAP Feasibility study pit design constrained resource inventory	96
16.38	NAP 2006 open pit design 2PGE+Au resource inventory	97

16.39	NAP 2006 open pit design PdEq resource inventory	97
16.40	Comparison of Measured and Indicated 2PGE+Au resources (1.0 g/t cut-off)	98
22.1	Konttijärvi Pit Design Parameters	113
22.2	Ahmavaara Pit Design Parameters	114
22.3	Estimated Grades of Diluting Material	121
22.4	Estimated Diluted Potentially Mineable Portion of Mineral Resources	122
22.5	Total Mineable Portion of the Mineral Resources Contained within the Ultimate Pit Shells, Ahmavaara and Konttijärvi Deposits	123
22.6	Production Schedule, First 10 Years of Mine Life	124
22.7	Estimated Haulage Truck Cycle Times	127
22.8	Key Pit Equipment	127
22.9	Estimated Mine Direct and Indirect Labour Summary	128
22.10	Estimated Mine Operations Direct Labour Requirements	128
23.1	QemScan Analyses	137
23.2	QemScan Bulk Mineral Analyses	138
24.1	Metallurgical Balance – Konttijärvi	148
24.2	Metallurgical Balance – Ahmavaara	148
24.3	Metal Recoveries	143
24.4	Locked-cycle Program Test Results	156
25.1	Capital Cost Estimates	158
25.2	5 Mt/a Mine Production Schedule	159
25.3	7.5 Mt/a Production Schedule	160
25.4	Process Operating Cost Estimates	161
25.5	Metal Prices	161
25.6	Capacity Trade-off IRR	161
28.1	Suhanko Project – Project Cost Summary	168
28.2	Plant and Infrastructure Breakdown	169
28.3	Estimated Pit Capital Cost – 7.5 Mt/a	173
29.1	Estimated Operating Cost – 7.5 Mt/a	174
29.2	Process Plant Operating Cost Summary	175
29.3	Bulk Concentrate for Sale - Labour	175
29.4	Reagents and Consumables – Konttijärvi	176
29.5	Reagents and Consumables – Ahmavaara	176
29.6	Power Costs	176
30.1	Metal Recoveries and Mass Pulls	178
30.2	Metal Prices for Plant Capacity 7.5 Mt/a	178
30.3	Ore Grades	179
30.4	Information from Feasibility Study	180
30.5	Financial Results – 100% Debt	180
30.6	Sensitivity Analysis	181

EXECUTIVE SUMMARY

INTRODUCTION

Gold Fields Arctic Platinum OY (GFAP) is interested in developing the Suhanko PGE deposit as part of the Arctic Platinum Project (APP) located in northern Finland. Considerable work has been carried out on this project by GFAP including a final draft report for a Feasibility Study (FS) by Lycopodium that was prepared in March 2005. However, the report did not show an acceptable rate of return for the project.

North American Palladium (NAP) in conjunction with GFAP has retained Aker Kvaerner E&C, a division of Aker Kvaerner Canada Inc. (Aker Kvaerner), P&E and F.H. Brown to carry-out a Technical Report, Mineral Resource Estimate, and Preliminary Economic Assessment (PEA) for the Suhanko Project based on producing a bulk concentrate for sale. As part of this assignment, a Capacity Trade-off Study was carried out to evaluate 5 and 7.5 Mt/a alternatives to pick the optimum capacity for executing the PEA.

The base case for the process plant uses a SAG/ball milling crushing circuit and conducts a preliminary evaluation of a High Pressure Grinding Mill (HPGR)/ball milling that has been developed as an alternative.

This report presents the results of the Preliminary Economic Assessment (Scoping Study) that covers mineral resource estimates, mining, mineralogical studies, metallurgical testwork, processing, infrastructure, capital and operating cost estimates, preliminary financial evaluation and risk assessment. The mineral resource estimates and mining sections were prepared by P&E Mining Consultants Inc. (P&E). The mineralogy section was prepared by GFAP.

The reader is cautioned that the Preliminary Economic Assessment as outlined in this report contains an economic assessment that is preliminary in nature, and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the preliminary assessment will be realized.

MINERAL RESOURCE ESTIMATES

High-grade hydrothermally remobilized Platinum Group Elements (PGE) mineralization at the Suhanko Project such as that at the Konttijärvi deposit can extend up to 70 m into the underlying basement. The Suhanko Project is focused on development of the Platinum Group Elements (PGE) + Gold (Au) + Copper (Cu) + Nickel (Ni) mineralization found at the Konttijärvi and Ahmavaara deposits. Primary PGE mineralization is hosted within the Portimo Layered Mafic Intrusive Complex and consists of disseminated and locally semi-massive, base-metal PGE-rich sulphides occurring near the basal contact of the Suhanko intrusion with the Archean basement. The Portimo Intrusive Complex comprises the Suhanko and Narkaus Intrusive bodies.

Since its discovery by Outokumpu Mining Oy in 1981, the total amount of diamond drilling on the Konttijärvi and Ahmavaara deposits to the beginning of 2006 amounts to 119,963 m in 1,053 drillholes. In addition to drilling, the deposits have been the subject of numerous mineral processing and metallurgical studies, trial mining exercises and mineral resources estimates.

In 2006, an independent evaluation and a NI 43-101 compliant resource model of the Suhanko project comprising the Konttijärvi and Ahmavaara deposits, at the scoping level of confidence, was requested by North American Palladium (NAP). Using data supplied by GFAP and NAP, updated Measured, Indicated plus Inferred resource inventories for the

North American Palladium Ltd - Suhanko PGE Project
Preliminary Economic Assessment

i

Konttijärvi and Ahmavaara deposits, shown in Table 1.1, were prepared by F.H. Brown (2006) as follows.

Table 1.1: Konttijärvi and Ahmavaara Deposits 2006 Global Resource Inventory

1.0 g/t PdEq Cut Off

							PdEq
	Tonnes	Pd g/t	Pt g/t	Au g/t	Ni %	Cu %	g/t	PdEq Oz

Ahmavaara
Measured	38,197,000	0.707	0.141	0.086	0.061	0.161	3.425	4,206,000
Indicated	114,816,000	0.851	0.175	0.104	0.071	0.181	4.027	14,867,000
Inferred	34,757,000	0.867	0.187	0.103	0.070	0.170	4.015	4,486,000

Konttijärvi
Measured	26,031,000	1.064	0.307	0.081	0.059	0.100	4.173	3,493,000
Indicated	37,571,000	0.902	0.255	0.071	0.043	0.095	3.452	4,170,000
Inferred	11,638,000	0.867	0.241	0.062	0.027	0.097	3.014	1,128,000

Combined
Measured	64,228,000	0.852	0.208	0.084	0.060	0.136	3.728	7,699,000
Indicated	152,387,000	0.864	0.195	0.096	0.064	0.160	3.885	19,037,000
Inferred	46,395,000	0.867	0.201	0.093	0.059	0.152	3.764	5,614,000

(1) Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

It should be noted that the mineral resources in this estimate were calculated using the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), CIM Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions and adopted by CIM Council December 11, 2005.

MINE DESIGN

The Konttijärvi and Ahmavaara deposits are located approximately 3 km from each other. Net Smelter Return (NSR) block models, where metal prices, process recoveries, concentrate freight, smelter charges, refining charges, penalties and marketing costs are considered, were developed from the nickel, copper, gold, platinum and palladium grades within each pit and were assessed for potential mining recovery using the Whittle 4X pit optimizing software. The optimization process was utilized to develop initial 10-year starter pits in order to maximize early project cash flow. The Whittle NSR cut-off grade for the Konttijärvi deposit utilized in the pit optimization was USD $6.18/t and for Ahmavaara USD $6.37/t, being the sum of the estimated costs of processing and administration.

The Konttijärvi designed open pit has dimensions of approximately 500 m wide, 900 m long and up to 160 m deep while the Ahmavaara designed open pit has dimensions of approximately 500 m wide, 1,800 m long and up to 225 m deep.

During the pre-stripping period for the two open pits, waste rock that is non-acid generating could be used for tailings dam and road construction. All potentially acid generating (PAG) waste rock from the two pits will be stored near the pits and hauled back into the Konttijärvi pit after production ceases. The mineable portion of the mineral resource total is shown in Table 1.2 and is 75,000,000 tonnes that, at the proposed milling rate of 21,500 t/d, would provide a project life of 10.0 years.

MINEABLE PORTION OF THE MINERAL RESOURCES

The estimated diluted, potentially mineable portion of the mineral resources contained within the Konttijärvi and Ahmavaara pit area design perimeters are set out in Table 1.2 together with the associated waste rock quantities. The mineable portion of the mineral resource total is 75,000,000 t that at the proposed milling rate of 21,500 t/d, would provide a project life of 10.0 years.

Table 1.2:  Estimated Diluted Potentially Mineable Portion of the Mineral Resources for the First 10 Years of Mine Life

May 28/07

								Waste &
				Au	Pt	Pd	NSR	OVB	Total	Strip
	Tonnes	Ni%	Cu%	g/t	g/t	g/t	$ US/t	Tonnes	Tonnes	Ratio

Konttijärvi
Measured	12,445,000	0.075	0.113	0.104	0.390	1.346	$23.75
Indicated	4,698,000	0.065	0.116	0.117	0.361	1.298	$22.19
Inferred	357,000	0.056	0.127	0.157	0.543	1.987	$29.14
								21,300,000	38,800,000	1.22
Ahmavaara
Measured	17,771,000	0.079	0.197	0.108	0.187	0.933	$21.67
Indicated	35,370,000	0.090	0.210	0.134	0.248	1.166	$25.57
Inferred	4,359,000	0.076	0.171	0.119	0.239	1.043	$22.30
								113,400,000	170,900,000	2.01
Combined
Measured	30,216,000	0.078	0.162	0.106	0.271	1.103	$22.53
Indicated	40,068,000	0.087	0.199	0.132	0.261	1.181	$25.17
Inferred	4,716,000	0.075	0.168	0.122	0.262	1.114	$22.82
								134,700,000	209,700,000	1.8

Note: Mineral resources that are not mineral reserves do not have demonstrated economic viability. The reader is cautioned that inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that any value from such resources will be realized either in whole or in part.

The mineral resources in this estimate were calculated and classified using the CIM Definitions and Guidelines on Mineral Resources and Reserves, December 11, 2005.

The NSR values in the above table are based on 18 month trailing average prices as at November 30, 2006 and an exchange rate of USD $1.225 = 1 Euro.

At the metal prices utilized in the November 30, 2006 18-month trailing average metal price estimate, it was seen that nickel provides 33% total NSR value, while copper contributes 20%, gold 5%, platinum 19% and palladium 23%.

ADDITIONAL MINEABLE RESOURCES

The purpose of this study was to evaluate the Konttijärvi and Ahmavaara pits for a period of 10 years to determine the economic viability of the project. There are additional mineable resources beyond the 10 years that were not subject to mine design or production scheduling because it was deemed that the first 10 years of operations would be adequate to determine project viability.

Table 1.3 shows the total combined estimated diluted, potentially mineable portion of the mineral resources.

Table 1.3:  Total Mineable Portion of the Mineral Resources Contained within the Ultimate Pit Shells, Ahmavaara and Konttijärvi Deposits

Category	Tonnes	Pd g/t	Pt g/t	Au g/t	Ni%	Cu%
Ahmavaara Deposit
Measured	27,230,000	0.900	0.179	0.108	0.077	0.199
Indicated	87,602,000	1.017	0.211	0.123	0.084	0.210
Sub - Total, M&I	114,832,000	0.989	0.203	0.119	0.082	0.207
Inferred	22,168,000	0.988	0.225	0.108	0.074	0.168
Waste & OVB	269,800,000
Total Material	406,800,000
Strip Ratio	1.97
Konttijärvi Deposit
Measured	18,844,000	1.342	0.387	0.101	0.069	0.121
Indicated	18,826,000	1.262	0.353	0.102	0.054	0.131
Sub -Total, M&I	37,670,000	1.302	0.370	0.101	0.062	0.126
Inferred	3,230,000	1.411	0.390	0.109	0.040	0.159
Waste & OVB	76,300,000
Total Material	117,200,000
Strip Ratio	1.87
Combined Ahmavaara Plus Konttijärvi Deposits
Measured	46,074,000	1.081	0.264	0.105	0.074	0.167
Indicated	106,428,000	1.060	0.236	0.119	0.079	0.196
Sub - Total, M&I	152,502,000	1.067	0.245	0.115	0.077	0.187
Inferred	25,398,000	1.042	0.246	0.108	0.070	0.167
Waste & OVB	346,100,000
Total Material	524,000,000
Strip Ratio	1.95

Note: Mineral resources that are not mineral reserves do not have demonstrated economic viability.

MINE PLANNING BASIS

The mine planning process began with the development of preliminary capital and operating expenditure estimates for 5.0 and 7.5 Mt/a processing rates based on pit optimizations. The results of the assessment indicated that a processing rate of 7.5 Mt/a offered an effective mining rate and lower unit costs. The results were then used to further delineate the ultimate pit limits, haul roads, crusher and waste rock dump locations, haul distances, and to identify cost saving opportunities such as:

•              the interactive development of Konttijärvi and Ahmavaara pits

•              the sequencing of production in order to reduce pre-stripping and increase revenues in the initial years of mining

•              the use of waste rock in tailings starter dam construction and mine/plant site roads

•              sizing the Owner-Operators’ mine equipment fleet based on typical annual total material production requirements.

In consideration of the above, the proposed mining operations are based on a 21,500 t/d, 350 d/a processing rate over a 10 year period. The mine planning was thus, done on an initial 10 year basis using the assumption that the first phase of mining would be considered a “starter” pit operation.

MINE PRODUCTION SCHEDULE

The mine planning process began with the development of preliminary capital and operating expenditure estimates based on 3.5, 5.0 and 7.5 Mt/a processing rates based on pit optimizations. The result of the assessment indicated that a processing rate of 7.5 Mt/a offered a more effective mining rate and lower unit costs.

Table 1.4 shows the sources of material scheduled for each year of the mine life with production in the first two years of the mine life coming from the Konttijärvi mine, year three from both pits and the remaining 7 years thereafter from Ahmavaara.

MINERALOGICAL DEPORTMENT

A mineralogical study of the different lithologies that host the platinum group metals (PGE), copper, and nickel mineralization at Ahmavaara and Konttijärvi was undertaken. The purpose of this study was to identify the various PGE mineral associations, sulphide textures and grain interlocking textures. Of particular interest were the host sulphide and silicate minerals and the relative amount of PGEs locked up in silicates, as these are factors which may have an impact on metal recoveries. Other factors that could have an impact on metal recoveries were also investigated, including the grain size of the PGEs, the distribution of the PGEs within the rocks and their host minerals, the types of sulphide minerals present and the fine grained intergrowth of these sulphides with gangue minerals.

The study was completed by analyzing the in-situ PGE distribution within the different rock types from the Konttijärvi and Ahmavaara deposits. For simplicity, these two deposits have been referred to here as the Suhanko Project.

Data from various historical studies was also used to generate some of the observations contained in this section. Some of the historical information was edited and put into a format that was used to generate comparative graphs and figures between the various data sets. Care was taken, as much as possible, to avoid inconsistent comparisons.

METALLURGICAL TESTWORK

Extensive testwork was carried out on the APP prior to the involvement of Aker Kvaerner in early 2006. After review of this work, a preliminary testwork program was carried out by SGS Lakefield to evaluate several options for improving the metallurgical recoveries and concentrate grades. From this work, a flow sheet was chosen as a basis for a further metallurgical test work program that was also performed by SGS Lakefield. The work included bench-scale and locked-cycle test work. The results of this work were used to aid in the development of the design criteria of the flow sheet for this Preliminary Economic Assessment.

CAPACITY TRADE-OFF EVALUATION

As part of the PEA, NAP/GFAP requested that Aker Kvaerner carry out a Capacity Trade-off Study to evaluate 5 and 7.5 Mt/a throughput alternatives in an attempt to identify the optimum throughput capacity for executing the rest of the study. This Trade-off Study was carried out at the beginning of the PEA in mid November 2006. (see section 7.0).

P&E developed preliminary mine production plans for each throughput option.

The 7.5 Mt/a option returned a significantly better IRR, from 11.3 to 13.6% for the 18-month trailing average metal prices, and only a modest increase in capital cost of USD50.8 M. Consequently, the decision was made to select this throughput rate as the plant capacity for the PEA.

v

Table 1.4: Suhanko Project Production Schedule – First 10 Years of Mine Life

Year	Pit	Ore	Ni	Cu	Pt	Pd	Au	NSR	Waste	Overburden	Total	Waste/Ore
		(t)	(%)	(%)	(g/t)	(g/t)	(g/t)	(USD/t)	(t)	(t)	(t)	Ratio	t/d
Pre-strip	Konttijärvi								1 139 134	2 360 866	3 500 000		70 000
	Konttijärvi	7 432 838	0.076	0.108	0.371	1.289	0.098	22.85	9 236 575	1 047 211	17 716 625	1.38
	Ahmavaara	67 162	0.105	0.159	0.303	1.207	0.148	27.12	432 527	11 533 687	12 033 376	178.17
1		7 500 000	0.076	0.109	0.371	1.289	0.099	22.89	9 669 102	12 580 898	29 750 000	2.97	85 000
	Konttijärvi	7 500 000	0.069	0.106	0.361	1.252	0.098	21.63	6 977 223		14 477 223	0.93
	Ahmavaara								11 940 920	3 331 857	15 272 777
2		7 500 000	0.069	0.106	0.361	1.252	0.098	21.63	18 918 143	3 331 857	29 750 000	2.97	85 000
	Konttijärvi	2 560 823	0.072	0.153	0.503	1.788	0.166	30.48	573 486		3 134 309	0.22
	Ahmavaara	4 939 177	0.077	0.150	0.266	1.110	0.112	22.14	20 651 232	1 025 282	26 615 691	4.39
3		7 500 000	0.075	0.151	0.347	1.342	0.131	24.99	21 224 718	1 025 282	29 750 000	2.97	85 000
4	Ahmavaara	7 500 000	0.078	0.163	0.276	1.160	0.125	23.24	22 250 000		29 750 000	2.97	85 000
5	Ahmavaara	7 500 000	0.077	0.172	0.250	1.093	0.119	22.53	17 000 000		24 500 000	2.27	70 000
6	Ahmavaara	7 500 000	0.073	0.173	0.228	1.030	0.106	21.18	8 250 000		15 750 000	1.10	45 000
7	Ahmavaara	7 500 000	0.077	0.191	0.194	0.958	0.101	21.07	6 500 000		14 000 000	0.87	40 000
8	Ahmavaara	7 500 000	0.095	0.230	0.174	0.971	0.111	23.97	4 750 000		12 250 000	0.63	35 000
9	Ahmavaara	7 500 000	0.105	0.241	0.212	1.109	0.124	27.18	4 750 000		12 250 000	0.63	35 000
10	Ahmavaara	7 500 000	0.109	0.302	0.247	1.281	0.213	32.14	975 000		8 475 000	0.13	24 214
Total		75 000 000	0.083	0.184	0.266	1.148	0.123	24.08	115 426 097	19 298 903	209 725 000	1.80

PROCESS DESCRIPTION

For the purposes of this PEA, Aker Kvaerner has evaluated the following circuit at a throughput of 7.5 Mt/a:

•      primary crushing

•      SAG milling

•      ball milling

•      copper flotation

•      copper concentrate column cleaning

•      copper/nickel rougher and scavenger flotation

•      copper/nickel concentrate regrinding

•      copper /nickel concentrate cleaning

•      bulk concentrate thickening and filtration.

The preliminary plant design is based on the design criteria derived in the recent testwork carried out by SGS Lakefield.

In an effort to reduce operating costs, particularly power costs, the option of using a high pressure rolls crusher in place of the SAG mill in the grinding circuit has been evaluated.

INFRASTRUCTURE

The infrastructure for the Suhanko Project consists of the following elements:

•     Site Development

•     Main Access Road

•     Site Road

•     Tailings Storage and Reclaim

•     Power Supply

•     Main Substation Distribution

•     Fuel Storage and Distribution

•     Water Supply (Fresh, Process and Fire)

•     Sewage Treatment

•     Port and Other Costs

•     Communication

•     Mobile Equipment

•     Ancillary Buildings

The design for the infrastructure is primarily based on the work carried out for the Feasibility Study prepared in 2005. However, Aker Kvaerner made a visit to site in November 2006 to review the infrastructure and meet with various local organizations. As a result, changes were made to some parts of the infrastructure that would result in some cost savings.

CAPITAL COST ESTIMATE

An order of magnitude capital cost has been developed for the mining and surface facilities for this PEA. The estimated costs for the mine, concentrator and infrastructure for these options are summarized in Table 1.5 and are inclusive of the costs up to and including plant commissioning and start-up. Sustaining capital costs and deferred capital costs are excluded from these estimates as they are included in the cash flow model in the years in which they are incurred.

Table 1.5

Suhanko Project – Project Cost Summary

Project Area Description	Cost
(USD)
Direct Costs
Process Mechanical Equipment	76,157,000
Factored Commodities Process Plant	64,738,000
Infrastructure	103,543,000
Mining
• Roads	515,000
• Mine Operations Complex	1,194,800
• Mine Maintenance Complex	8,749,850
• Mine Support Facilities	1,354,450
• Mine Support Equipment	3,687,400
• Mining Equipment Fleet (lease down payment)	6,654,830
Total Direct Costs	266,594,000
Indirect Costs
Project Indirect Costs	62,715,600
Subtotal for Contingency	329,308,880
Contingency @ 20%	65,862,120
Subtotal Direct and Indirect	395,171,000
Owner Costs	33,621,000
TOTAL PROJECT CAPITAL COST	428,792,000

All capital costs are expressed in third quarter 2007 USD with no allowance for escalation, interest or financing during construction. The capital cost estimate, based on the designs presented in this PEA, has a predicted accuracy level of ±30%.

OPERATING COST ESTIMATE

MINING

The estimated mining cost for a 7.5 Mt/a throughput rate is USD1.84/tonne rock. The estimated cost per tonne of mineralized material based on an overall stripping ratio of 1.8 is USD $3.31/tonne processed.

PROCESS PLANT

Preliminary process plant operating cost estimates have been developed in third quarter 2007 USD for the Konttijärvi and Ahmavaara deposits. The operating costs were estimated by developing the individual costs for labour, reagents and consumables, electrical power and maintenance supplies.

The estimated processing plant operating costs are summarized below in Table 1.6.

Table 1.6

Process Plant Operating Costs Summary

	Ahmavaara		Konttijarvi
Cost Area	Annual Costs	Costs	Annual Costs	Costs
	(USD/a)	(USD/t ore)	(USD/a)	(USD/t ore)
Labour	4,770,810	0.64	4,770,810	0.64
Reagents and Consumables	17,652,862	2.35	16,421,145	2.19
Assay laboratory	257,500	0.03	257,500	0.03
Electrical Power	13,262,833	1.77	13,262,833	1.77
Maintenance Supplies	4,194,459	0.56	4,194,459	0.56
Contigency 10%	4,013,846	0.54	3,890,675	0.52
TOTAL	44,152,310	5.89	42,797,421	5.71

GENERAL AND ADMINISTRATION

The annual estimated cost for general and administration is USD $5.15M or USD $0.67/tonne at an annual rate of 7.5 Mt/a.

FINANCIAL ANALYSIS

A preliminary financial model for the first 10 years of the project life has been developed. The different options are shown in Table 1.7.

A sensitivity analysis has been carried out and the results are presented in Section 32.

Table 1.7

Financial Results Pre-tax Basis, First 10 years of Production

	18 Month Trailing	24 Month Trailing
IRR	23.9%	19.1%
NPV @ 7.5% (USD)	501,108,752	337,961,416
NPV @ 10% (USD)	359,875,902	225,041,891
NPV @ 12.5% (USD)	252,143,456	139,727,512

RISK ASSESSMENT

A risk assessment has been carried out on the Suhanko Project by considering the following factors:

•       Political/social

•       Permitting/approvals

•       Geological complexity

•       Commodity prices/exchange rates

•       Mineral resources

•       Mining

•       Metallurgy

•       Capital cost/operating cost estimate

•       Generation of a saleable concentrate

Each of these factors is described more fully in Section 31.

The highest risk factor appears to be associated with concentrate marketing and metallurgy and the lowest risk is associated with political/social, permitting/approvals and mineral resources.

RECOMMENDATIONS FOR FUTURE WORK

The following recommendations have been made for future work on the project.

MINERAL DEPOSIT ISSUES

(a)           An estimated diluted, potentially mineable portion of the mineral resources has been developed, which is a significant step forward from the 2005 Lycopodium draft Feasibility Study. Additional infill drilling is required to upgrade as much as possible of the Inferred resources to the Measured and Indicated categories and this work is currently under way. Further work is then required to covert the mineral resources to reserves.

(b)           Additional investigations are required to better understand the mineralogical characteristics of the mineralization.

(c)           The PEA Scoping Study has been based on mining a portion of the Konttijärvi deposit, first followed by a portion of the Ahmavaara deposit. However, due to the variability of the mineralized lithologies, a detailed mine plan is required to optimize the metallurgical characteristics of the material that will be fed to the concentrator for each operating period of the schedule. This work is required before any additional metallurgical testwork is carried out so that the samples used will reflect the mining schedule.

METALLURGY/PLANT ENGINEERING

(a)           The mineralization appears to be difficult material from which to generate a saleable product. Piloting of the flow sheet is recommended. Particular care needs to be taken with the selection of the sample and close supervision of the sample collection and the operation of the Pilot Plant is recommended.

(b)           The metal recoveries used in this report seem low compared to what was achieved in previous studies. This may have been due to the use of oxidized ore samples in the testwork. It is recommended that more metallurgical testwork be done on both ore deposits using fresh samples.

(c)           The reagent suite needs to be optimized so as to reduce operating costs.

(d)           Additional mineralogical work should be done on the flotation residue to examine the location of metal values within the tailings. This should lead to improved metal recoveries.

(e)           It may be possible to improve the recoveries at the expense of concentrate grade. This would depend upon finding a smelter that would accept the lower grade concentrate, or the use of an alternative concentrate leach technology such as Platsol. This avenue should be explored further.

(f)            The use of a high-pressure rolls crusher in the primary comminution circuit seems to improve the project economics. These numbers need to be confirmed using actual crushing test data as recommended by the equipment manufacturer.

(g)           The effects of increasing the annual throughput rate to 10 Mt/a should be further evaluated.

MARKETING

(a)           Additional work on the marketability and smelting cost of the concentrate should be done.

x

1.0          INTRODUCTION AND TERMS OF REFERENCE

1.1          INTRODUCTION

The Suhanko Project is situated adjacent to the Arctic Circle, in Northern Finland and has as its primary focus the exploration and development of the Konttijärvi and Ahmavaara deposits. The Konttijärvi and Ahmavaara deposits are situated approximately three kilometres from each other and about sixty kilometres south of the town of Rovaniemi. In 2006 North American Palladium, Ltd. (“NAP”) entered into a option joint venture with Gold Fields Arctic Platinum Oy (“GFAP”), a 100% owned subsidiary of Gold Fields Limited (“Gold Fields”), whereby NAP can acquire a 50% interest in the project and may acquire 60% in certain circumstances. NAP is the Project Operator.

The following report was prepared to provide an independent NI 43-101 compliant Preliminary Economic Assessment (“PEA”) of the Suhanko Project comprising the Konttijärvi and Ahmavaara deposits, Rovaniemi region, Northern Finland (the “Property (ies)”). The primary focus of the PEA is to prepare an independent technical appraisal of the potential economic viability of the platinum group element (PGE), gold, copper and nickel mineralization present on the Konttijärvi and Ahmavaara properties in conformance with the standards required by NI 43-101 and Form 43-101F.

This report was jointly prepared for NAP by Aker Kvaerner, P&E and Mr. F. H. Brown, Pr. Sci. Nat. at the request of Mr. Bruce Mackie, Vice-President, Exploration and Development of North American Palladium Ltd., a Toronto based company trading on the Toronto Stock Exchange (TSX) under the symbol of “PDL” and on the American Stock Exchange under the symbol “PAL” with its corporate office at:

Suite 2116, 130 Adelaide Street West,
Toronto, Ontario,

Canada, M5H 3P5

This report is considered current as of September 1, 2006.

The PEA is based on an independent global resource model and estimate of the Konttijärvi and Ahmavaara deposits, prepared at a scoping level of confidence by Mr. F.H Brown CPG, Pr. Sci. Nat. as documented in an NI 43-101 Technical report by P&E Mining Consultants Inc (“P&E”) and Mr. F.H. Brown CPG, Pr. Sci. Nat dated January 31, 2007. This document has been incorporated into Sections 1 through 21 of the current report.

Aker Kvaerner was retained by GFAP In April 2006 to initially review the testwork that has been undertaken on the Suhanko Project over the past several years in order to come up with recommendations regarding possible development of the project into an operating mine. A report was presented on May 18, 2006, presenting the findings of the initial investigation.

Subsequently, Aker Kvaerner was retained by NAP/GFAP to carry out a trade-off study to compare the process alternatives that were identified during the initial investigation with the original concentrator flow sheet used in the 2005 Lycopodium Feasibility Study for a capacity of 5Mt/a. The study also included a comparison of using the Platsol Process to treat a bulk concentrate compared to selling the concentrate to a smelter. Preliminary designs and capital and operating cost

North American Palladium Ltd - Suhanko PGE Project
Technical, Resource Estimate, and Preliminary Economic Assessment Report No. 135

estimates were developed for each of these options and a preliminary financial evaluation was developed to determine the optimum case for further evaluation at the PEA (Scoping Study) stage. The optimum case, determined from the study, was to use the Aker Kvaerner flow sheet to produce a single bulk concentrate for sale.

Based on the results of the Trade-off Study, GFAP asked Aker Kvaerner to carry-out a PEA for the Suhanko Project based on producing a bulk concentrate for sale. As part of this, a Capacity Trade-off Study was carried out to evaluate 5 and 7.5 Mt/a operations to pick the optimum capacity for executing the PEA.

The current report presents the results of the PEA that covers mineral resources, mining, mineralogical deportment, metallurgical testwork, processing, infrastructure, capital and operating cost estimates, a preliminary financial evaluation and risk assessment. The mineral resources and mining sections were prepared by P&E and F.H Brown CPG, Pr. Sci. Nat and the mineralogical deportment section was prepared by GFAP.

Mr. F. H. Brown, Pr. Sci. Nat., a qualified person under the terms of NI 43-101, conducted a site visit to the Konttijärvi and Ahmavaara Properties on May 04, 2006. An independent verification sampling program on both properties was conducted by Mr. Brown at that time.

In addition to the site visit, a study of all relevant parts of the available literature and documented results concerning the project as well as discussions with technical personnel from the company regarding all pertinent aspects of the project, was undertaken. The reader is referred to these data sources, which are outlined in Section 20.0 “References” of this report, for further detail on the project.

1.2          SOURCES OF INFORMATION

This report is based, in part, on internal company technical reports, and maps, published government reports, company letters and memoranda, and public information as listed in the “References” Section 20.0 of this report. Several sections from reports authored by other consultants have been directly quoted in this report, and are so indicated in the appropriate sections.

1.3          UNITS AND CURRENCY

Unless otherwise stated all units used in this report are metric. PGE and gold assay values are reported in grams per tonne (“g Pt/t, g Pd/t or g Au/t”). Nickel and copper assay values are reported in percent (“%”) unless some other unit is specifically stated. The USD$ is used throughout this report.

1.4          USE OF REPORT

This report was jointly prepared in conformance with National Instrument 43-101and Ni 43-101F1 for North American Palladium, Ltd (“NAP”) by Aker Kvaerner E&C, a Division of Aker Kvaerner Canada Inc. (“Aker Kvaerner”), P&E Mining Consultants Inc (“P&E”) and F.H. Brown CPG, Pr. Sci. Nat, pursuant to separate contract agreements (“Agreement(s)”) between NAP and Aker Kvaerner, P&E and F.H. Brown. The quality of information, conclusions and estimates contained herein is consistent with the level of effort involved in providing the necessary services for preparation of this report and is based on: i) information available at the time of preparation, ii) data supplied by outside sources, and iii) the assumptions, conditions, and qualifications set forth in this report. This report is intended to be used by NAP, subject to the terms and conditions of its contractual obligations with the service providers, which allows it to file this document as a Technical Report with Canadian Securities Regulatory Authorities pursuant to National Instrument 43-101, Standards of Disclosure for Mineral Projects.

The Preliminary Economic Assessment section of this report was prepared for North American Palladium (Client) by Aker Kvaerner E&C, a Division of Aker Kvaerner Canada Inc. (Aker Kvaerner) pursuant to the contract agreement (Agreement) between the Client and Aker Kvaerner.

The report is based in whole or in part on information and data provided to Aker Kvaerner by Client and/or third parties. Aker Kvaerner represents that it exercised reasonable care in the preparation of this report and that the report complies with published industry standards for such reports, to the extent such published industry standards exist and are applicable. However, Client agrees that, except to the extent specifically stated in writing in the Agreement, Aker Kvaerner is not responsible for confirming the accuracy of information and data supplied by Client or third parties and that Aker Kvaerner does not attest to or assume responsibility for the accuracy of such information or data. Aker Kvaerner also does not attest to or assume responsibility for the accuracy of any recommendations or opinions contained in this report or otherwise expressed by Aker Kvaerner or its employees or agents, which recommendations or opinions are based in whole or in part upon such information or data.

The recommendations and opinions contained in this report assume that unknown, unforeseeable, or unavoidable events, which may adversely affect the cost, progress, scheduling or ultimate success of the Project, will not occur.

Any discussion of legal issues contained in this report merely reflects technical analysis of Aker Kvaerner and does not constitute legal opinions or the advice of legal counsel.

Aker Kvaerner makes no representations, guarantees, or warranties except as expressly stated herein or in the Agreement and all other representations, guarantees, or warranties, whether express or implied, are specifically disclaimed.

Except to the limited extent that may be required for this report to qualify as a “technical report” by a “qualified person” in accordance with National Instrument 43-101 as adopted by rulemaking authority of the Ontario Securities Commission and entering into force on December 30, 2005, the use of this report or the information contained herein is at the users sole risk. Client specifically agrees to release, defend, indemnify and hold Aker Kvaerner, its affiliated companies, and its/their officers, directors, employees and agents harmless from any and all liability, damages, or losses of any type, including consequential and punitive damages, suffered by Client or any third party, even if such damages or losses are contributed to or caused by the sole or concurrent fault or negligence of Aker Kvaerner, its affiliated companies, or its/their officers, directors, employees, or agents; provided, however, such release, limitation and indemnity provisions shall be effective to, and only to, the maximum extent allowable by law.

1.5          GLOSSARY OF TERMS

%	percent
µm	micrometer, micron
APP	Arctic Platinum Project
Au-Ag alloy	gold-silver alloy

BMA	Bulk Modal Analysis
BMGS	BM Geological Services Pty Ltd
CIM	Canadian Institute of Mining, Metallurgy, and Petroleum
Cp	chalcopyrite
Cr	chromium
Cu-Ni	copper-nickel
d/a	days per annum
EDS	Energy Dispersive Spectrometry
EPCM	Engineering, Procurement, and Construction Management
Ga	gallium
GFAP	Gold Fields Arctic Platinum OY
GTK	Geological Survey of Finland
HPGR	high pressure grinding rolls
ICP	inductively coupled plasma
IP	induced polarization
Ir	iridium
IRR	Internal Rate of Return
JORC Code	means the Australasian Code for Reporting of Mineral
Resources and Ore Reserves prepared by the Joint Ore
Reserves Committee of the Australasian Institute of Mining
and Metallurgy, Australian Institute of Geoscientists and
Mineral Council of Australia as amended or supplemented
M	million
m3	cubic metre(s)
Mg	magnesium
MgO	magnesium oxygen
mm	millimetre(s)
MS	mass spectrometer
Mt	million tonnes
Mt/a	million tonnes per annum
n	nano
NAP	North American Palladium
Ni	nickel
NI	National Institute
Ni-Cu	nickel-copper
NSR	net smelter return
OES	optical emission spectrometer
Os	Osmium
P&E	P&E Mining Consultants Inc.
PAG	potentially acid generating
Pd	palladium
Pd-arsenides	palladium-arsenides
Pd-sulphides	palladium-sulphides
Pd-tellurides	palladium-tellurides
PGE(s)	platinum group element(s) including Pt, Pd, Os, Rh and Ru
PGM(s)	platinum group metal(s) synonymous with PGE’s
Pn	pentlandite
Po	pyrrhotite
ppb	parts per billion
ppm	parts per million
Pt	Platinum
Pt-arsenides	platinum-arsenides
Py	pyrite
Rh	rhodium
ROM	run of mine
Ru	Ruthenium

S.D.	standard deviation
SAG	semi-autogenous grinding
SEM	scanning electron microscope
SMU	selective mining unit
t/d	tonnes per day
TIN	Triangulated Irregular Network
USD	US Dollars
VAT	Value added tax
Wt%	weight percentage

2.0          RELIANCE ON OTHER EXPERTS

The authors of this report have relied on the fact that all the information and existing technical documents listed in Section 20 “References” of this report are accurate and complete in all material aspects. While all of the available information presented to the authors was examined and is believed to be reliable as determined to the best of their professional abilities, the accuracy and completeness of such information can not be guaranteed and the authors have relied on the belief that the previous documents have been subject to peer review and prepared in a professional and ethical manner. The authors reserve the right, but will not be obligated, to revise the report and conclusions if additional information becomes known subsequent to the date of this report.

Although copies of the underlying tenure documents, operating licenses, permits, and work contracts were reviewed, an independent verification of land title and tenure as summarized in Section 3 of this report was not performed. The authors have not verified the legality of any underlying agreement(s) that may exist concerning the licenses or other agreement(s) between third parties but have relied on the client’s solicitor(s) to have conducted the proper legal due diligence.

Recent and on-going environmental assessment and permitting work on the Suhanko Project was conducted by NAP/GFAP and the authors have relied on their legal and political expertise in such matters.

A draft copy of the report has been reviewed for factual errors by the client and the authors have relied on NAP’s historical and current knowledge of the property in this regard. The statement and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are not false and misleading at the date of this report.

3.0          PROPERTY DESCRIPTION AND LOCATION

3.1          LOCATION

The Suhanko Project is located approximately 60 km south of the town of Rovaniemi and 30 km NW of Ranua on the Arctic Circle in northern Finland. The town of Rovaniemi has a population of approximately 34,400 and as the capital of Lapland, is a major regional centre. The town is serviced by rail, road and air with multiple flights daily to and from Helsinki. The port of Kemi on the Gulf of Bothnia is kept open throughout winter and is located 120 km south of Rovaniemi as shown in the Figure 3-1.

3.2          TENURE

In order to acquire the mineral rights of the highly prospective margin of the Portimo Intrusive Complex (composed of the Suhanko, Konttijärvi, and Narkaus intrusive bodies), GFAP has acquired a total of 258 contiguous claims with a total area of 22 260.2 ha as detailed in Table 3.1. Fifteen of these claims (1388.1 ha) are subject to a purchase agreement with South Atlantic Resources Ltd. GFAP also has nine active claim applications, covering an area of 740.4 ha, that are undergoing the renewal process. With its large landholding GFAP controls virtually the entire extent of the Marginal Phases of the Portimo Complex

The Suhanko project is one of several active GFAP projects within the Portimo Intrusive Complex and covered by the regional claim holdings as shown in Figure 3-2. Being the most active of the projects, the Suhanko Project area  is protected not only by the claims but also by a mining license application covering 4145.4 hectares (this lease application has gone through the approval process and only the concession certificate is pending).

All properties are currently in good standing or are undergoing the lease renewal process. The tenements covered by mining licenses have been legally surveyed using the UTM Finnish KKJ Zone 3 grid while individual mining claims outside of the mining leases, having been acquired through a government regulated staking process, have not been surveyed.

The Finnish government has no free carried interest in the partnership and no royalties are payable to the State. Regular corporate income tax will be payable at a rate which is currently 29% but which is scheduled to be reduced incrementally. For the claim rights GFAP must pay annual claim compensations to the private landowners and annual surface area based fees to the State. The total annual amount for current claim coverage is approximately 394,654.17 €.

TABLE 3.1:  GOLD FIELDS ARCTIC PLATINUM OY –  LIST OF TENEMENTS AS AT 23 OCTOBER 2006

1. MINING LICENCES AND MINING LICENCE APPLICATIONS

Licence
No.	Licence name	Project	Date applied	Valid until	Status	Area (ha)	Remarks
4691/1a	Konttijärvi	Suhanko	9/24/1996	10/8/2006	Valid	56.40	Extension applied
3556/1a	Kilvenjärvi	Narkaus	11/28/1991	11/28/2006	Valid/ext	20.21	Extension granted 15.01.2002
4689/1a	Sompuoja	Penikat	10/8/1996	10/8/2006	Valid	34.22	Extension applied
	Suhanko	Suhanko	4/23/2001		Application	4145.40	Pending concession certificate
Totals:	3 valid mining licences					110.83	ha
	1 mining licence application					4145.40	ha

2. CLAIMS

Claim No.	Claim name	Project	Date granted	Expiry Date	Status	Area (ha)	Remarks
7044/1	Kämä 1	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.10	Extension granted 09.08.2005
7044/2	Kämä 2	Narkaus	7/4/2000	7/4/2008	Valid/ext	74.30	Extension granted 09.08.2005
7044/3	Kämä 3	Narkaus	7/4/2000	7/4/2008	Valid/ext	37.30	Extension granted 09.08.2005
7044/4	Kämä 4	Narkaus	7/4/2000	7/4/2008	Valid/ext	66.20	Extension granted 09.08.2005
7044/5	Kämä 5	Narkaus	7/4/2000	7/4/2008	Valid/ext	90.84	Extension granted 09.08.2005
7044/6	Kämä 6	Narkaus	7/4/2000	7/4/2008	Valid/ext	97.01	Extension granted 09.08.2005
7045/1	Narkaus 1	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.23	Extension granted 09.08.2005
7045/2	Narkaus 2	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.30	Extension granted 09.08.2005
7045/3	Narkaus 3	Narkaus	7/4/2000	7/4/2008	Valid/ext	97.90	Extension granted 09.08.2005
7045/4	Narkaus 4	Narkaus	7/4/2000	7/4/2008	Valid/ext	93.80	Extension granted 09.08.2005
7045/5	Narkaus 5	Narkaus	7/4/2000	7/4/2008	Valid/ext	96.50	Extension granted 09.08.2005
7045/6	Narkaus 6	Narkaus	7/4/2000	7/4/2008	Valid/ext	95.10	Extension granted 09.08.2005
7045/7	Narkaus 7	Narkaus	7/4/2000	7/4/2008	Valid/ext	100.00	Extension granted 09.08.2005
7045/8	Narkaus 8	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.90	Extension granted 09.08.2005
7045/9	Narkaus 9	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.90	Extension granted 09.08.2005
7045/10	Narkaus 10	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.70	Extension granted 09.08.2005
7045/11	Narkaus 11	Narkaus	7/4/2000	7/4/2008	Valid/ext	98.70	Extension granted 09.08.2005
7045/12	Narkaus 12	Narkaus	7/4/2000	7/4/2008	Valid/ext	85.00	Extension granted 09.08.2005
7045/13	Narkaus 13	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.60	Extension granted 09.08.2005
7045/14	Narkaus 14	Narkaus	7/4/2000	7/4/2008	Valid/ext	99.40	Extension granted 09.08.2005
7045/15	Narkaus 15	Narkaus	7/4/2000	7/4/2008	Valid/ext	98.30	Extension granted 09.08.2005
7045/16	Narkaus 16	Narkaus	7/4/2000	7/4/2008	Valid/ext	94.70	Extension granted 09.08.2005
7045/17	Narkaus 17	Narkaus	7/4/2000	7/4/2008	Valid/ext	95.40	Extension granted 09.08.2005
7045/18	Narkaus 18	Narkaus	7/4/2000	7/4/2008	Valid/ext	98.40	Extension granted 09.08.2005
7045/19	Narkaus 19	Narkaus	7/4/2000	7/4/2008	Valid/ext	43.20	Extension granted 09.08.2005
7060/1	Kuohunki 1	Narkaus	8/22/2000	8/22/2008	Valid/ext	77.10	Extension granted 09.08.2005
7060/2	Kuohunki 2	Narkaus	8/22/2000	8/22/2008	Valid/ext	84.00	Extension granted 09.08.2005
7060/3	Kuohunki 3	Narkaus	8/22/2000	8/22/2008	Valid/ext	95.40	Extension granted 09.08.2005
7060/4	Kuohunki 4	Narkaus	8/22/2000	8/22/2008	Valid/ext	57.90	Extension granted 09.08.2005
7104/1	Saunakivalo 1	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7104/2	Saunakivalo 2	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7104/3	Saunakivalo 3	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7104/4	Saunakivalo 4	Narkaus	11/3/2000	11/3/2008	Valid/ext	99.80	Extension granted 11.11.2005
7104/5	Saunakivalo 5	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7104/6	Saunakivalo 6	Narkaus	11/3/2000	11/3/2008	Valid/ext	99.40	Extension granted 11.11.2005
7104/7	Saunakivalo 7	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7104/8	Saunakivalo 8	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7104/10	Saunakivalo 10	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7104/11	Saunakivalo 11	Narkaus	11/3/2000	11/3/2008	Valid/ext	99.40	Extension granted 11.11.2005
7104/12	Saunakivalo 12	Narkaus	11/3/2000	11/3/2008	Valid/ext	99.90	Extension granted 11.11.2005
7104/13	Saunakivalo 13	Narkaus	11/3/2000	11/3/2008	Valid/ext	92.70	Extension granted 11.11.2005
7104/14	Saunakivalo 14	Narkaus	11/3/2000	11/3/2008	Valid/ext	85.40	Extension granted 11.11.2005
7104/15	Saunakivalo 15	Narkaus	11/3/2000	11/3/2008	Valid/ext	99.50	Extension granted 11.11.2005
7104/16	Saunakivalo 16	Narkaus	11/3/2000	11/3/2008	Valid/ext	31.00	Extension granted 11.11.2005
7105/1	Peräjärvi 1	Narkaus	11/3/2000	11/3/2008	Valid/ext	43.40	Extension granted 11.11.2005

Claim No.	Claim name	Project	Date granted	Expiry Date	Status	Area (ha)	Remarks
7105/2	Peräjärvi 2	Narkaus	11/3/2000	11/3/2008	Valid/ext	92.60	Extension granted 11.11.2005
7105/3	Peräjärvi 3	Narkaus	11/3/2000	11/3/2008	Valid/ext	92.60	Extension granted 11.11.2005
7105/4	Peräjärvi 4	Narkaus	11/3/2000	11/3/2008	Valid/ext	100.00	Extension granted 11.11.2005
7105/5	Peräjärvi 5	Narkaus	11/3/2000	11/3/2008	Valid/ext	99.30	Extension granted 11.11.2005
7105/6	Peräjärvi 6	Narkaus	11/3/2000	11/3/2008	Valid/ext	91.20	Extension granted 11.11.2005
7106/1	Kämä 7	Narkaus	11/15/2000	11/15/2008	Valid/ext	76.70	Extension granted 11.11.2005
7106/2	Kämä 8	Narkaus	11/15/2000	11/15/2008	Valid/ext	54.80	Extension granted 11.11.2005
7106/3	Kämä 9	Narkaus	11/15/2000	11/15/2008	Valid/ext	93.80	Extension granted 11.11.2005
7106/4	Kämä 10	Narkaus	11/15/2000	11/15/2008	Valid/ext	100.00	Extension granted 11.11.2005
7106/5	Kämä 11	Narkaus	11/15/2000	11/15/2008	Valid/ext	62.00	Extension granted 11.11.2005
7106/6	Kämä 12	Narkaus	11/15/2000	11/15/2008	Valid/ext	98.10	Extension granted 11.11.2005
7106/7	Kämä 13	Narkaus	11/15/2000	11/15/2008	Valid/ext	94.80	Extension granted 11.11.2005
7106/8	Kämä 14	Narkaus	11/15/2000	11/15/2008	Valid/ext	100.00	Extension granted 11.11.2005
7106/9	Kämä 15	Narkaus	11/15/2000	11/15/2008	Valid/ext	95.20	Extension granted 11.11.2005
7106/10	Kämä 16	Narkaus	11/15/2000	11/15/2008	Valid/ext	99.10	Extension granted 11.11.2005
7106/11	Kämä 17	Narkaus	11/15/2000	11/15/2008	Valid/ext	87.00	Extension granted 11.11.2005
7106/12	Kämä 18	Narkaus	11/15/2000	11/15/2008	Valid/ext	55.90	Extension granted 11.11.2005
7106/13	Kämä 19	Narkaus	11/15/2000	11/15/2008	Valid/ext	95.10	Extension granted 11.11.2005
7119/1	Portimo 80	Narkaus	10/3/2001	10/3/2006	Valid	80.20	Extension applied
7119/2	Portimo 81	Narkaus	10/3/2001	10/3/2006	Valid	97.20	Extension applied
7119/3	Portimo 82	Narkaus	10/3/2001	10/3/2006	Valid	99.40	Extension applied
7119/4	Portimo 89	Narkaus	10/3/2001	10/3/2006	Valid	99.80	Extension applied
7119/5	Portimo 90	Narkaus	10/3/2001	10/3/2006	Valid	98.80	Extension applied
7119/6	Portimo 101	Narkaus	10/3/2001	10/3/2006	Valid	99.00	Extension applied
7119/7	Portimo 102	Narkaus	10/3/2001	10/3/2006	Valid	98.80	Extension applied
7119/8	Portimo 105	Narkaus	10/3/2001	10/3/2006	Valid	100.00	Extension applied
7119/9	Portimo 106	Narkaus	10/3/2001	10/3/2006	Valid	98.70	Extension applied
7119/10	Portimo 107	Narkaus	10/3/2001	10/3/2006	Valid	58.30	Extension applied
7119/11	Portimo 108	Narkaus	10/3/2001	10/3/2006	Valid	99.40	Extension applied
7119/12	Portimo 115	Narkaus	10/3/2001	10/3/2006	Valid	100.00	Extension applied
7119/13	Portimo 116	Narkaus	10/3/2001	10/3/2006	Valid	99.00	Extension applied
7119/14	Portimo 117	Narkaus	10/3/2001	10/3/2006	Valid	99.10	Extension applied
7119/15	Portimo 121	Narkaus	10/3/2001	10/3/2006	Valid	99.40	Extension applied
7119/16	Portimo 122	Narkaus	10/3/2001	10/3/2006	Valid	99.30	Extension applied
7119/17	Portimo 123	Narkaus	10/3/2001	10/3/2006	Valid	99.20	Extension applied
7119/18	Portimo 124	Narkaus	10/3/2001	10/3/2006	Valid	100.00	Extension applied
7119/19	Portimo 128	Narkaus	10/3/2001	10/3/2006	Valid	100.00	Extension applied
7119/20	Portimo 129	Narkaus	10/3/2001	10/3/2006	Valid	99.70	Extension applied
7119/21	Portimo 130	Narkaus	10/3/2001	10/3/2006	Valid	100.00	Extension applied
7119/23	Portimo 135	Narkaus	10/3/2001	10/3/2006	Valid	96.60	Extension applied
7119/24	Portimo 141	Narkaus	10/3/2001	10/3/2006	Valid	34.60	Extension applied
7119/25	Portimo 145	Narkaus	10/3/2001	10/3/2006	Valid	98.70	Extension applied
7119/26	Portimo 146	Narkaus	10/3/2001	10/3/2006	Valid	100.00	Extension applied
7119/27	Portimo 148	Narkaus	10/3/2001	10/3/2006	Valid	100.00	Extension applied
7119/29	Portimo 162	Narkaus	10/3/2001	10/3/2006	Valid	46.60	Extension applied
7119/30	Portimo 163	Narkaus	10/3/2001	10/3/2006	Valid	9.00	Extension applied
7119/31	Kuohunki - 1	Narkaus	10/3/2001	10/3/2006	Valid	35.60	Extension applied
7409/1	Portimo 164	Narkaus	5/7/2002	5/7/2007	Valid	100.00
7409/2	Portimo 165	Narkaus	5/7/2002	5/7/2007	Valid	99.90
7518/1	Saariaapa 1	Narkaus	1/20/2003	12/31/2007	Valid	96.70
7518/2	Saariaapa 2	Narkaus	1/20/2003	12/31/2007	Valid	98.20
7518/3	Saariaapa 3	Narkaus	1/20/2003	12/31/2007	Valid	97.80
7545/1	Ristiaapa 1	Narkaus	1/20/2003	12/31/2007	Valid	99.00
7545/2	Ristiaapa 2	Narkaus	1/20/2003	12/31/2007	Valid	98.50
6998/1	Kilkka 1	Penikat	3/27/2000	3/27/2008	Valid/ext	94.90	Extension granted 30.03.2005
6998/2	Kilkka 2	Penikat	3/27/2000	3/27/2008	Valid/ext	92.20	Extension granted 30.03.2005
7019/1	Penikat 1	Penikat	5/11/2000	5/11/2008	Valid/ext	92.50	Extension granted 30.03.2005
7019/2	Penikat 2	Penikat	5/11/2000	5/11/2008	Valid/ext	98.80	Extension granted 30.03.2005

Claim No.	Claim name	Project	Date granted	Expiry Date	Status	Area (ha)	Remarks
7019/3	Penikat 3	Penikat	5/11/2000	5/11/2008	Valid/ext	97.20	Extension granted 30.03.2005
7019/4	Penikat 4	Penikat	5/11/2000	5/11/2008	Valid/ext	72.80	Extension granted 30.03.2005
7019/5	Penikat 5	Penikat	5/11/2000	5/11/2008	Valid/ext	64.00	Extension granted 30.03.2005
7019/6	Penikat 6	Penikat	5/11/2000	5/11/2008	Valid/ext	72.60	Extension granted 30.03.2005
7019/7	Penikat 7	Penikat	5/11/2000	5/11/2008	Valid/ext	91.60	Extension granted 30.03.2005
7019/8	Penikat 8	Penikat	5/11/2000	5/11/2008	Valid/ext	57.10	Extension granted 30.03.2005
7019/9	Penikat 9	Penikat	5/11/2000	5/11/2008	Valid/ext	56.60	Extension granted 30.03.2005
7019/10	Penikat 10	Penikat	5/11/2000	5/11/2008	Valid/ext	89.10	Extension granted 30.03.2005
7019/11	Penikat 11	Penikat	5/11/2000	5/11/2008	Valid/ext	94.20	Extension granted 30.03.2005
7019/12	Penikat 12	Penikat	5/11/2000	5/11/2008	Valid/ext	52.00	Extension granted 30.03.2005
7019/13	Penikat 13	Penikat	5/11/2000	5/11/2008	Valid/ext	18.30	Extension granted 30.03.2005
7019/14	Penikat 14	Penikat	5/11/2000	5/11/2008	Valid/ext	78.70	Extension granted 30.03.2005
7019/15	Penikat 15	Penikat	5/11/2000	5/11/2008	Valid/ext	29.10	Extension granted 30.03.2005
7019/16	Penikat 16	Penikat	5/11/2000	5/11/2008	Valid/ext	98.60	Extension granted 30.03.2005
7019/17	Penikat 17	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/18	Penikat 18	Penikat	5/11/2000	5/11/2008	Valid/ext	92.80	Extension granted 30.03.2005
7019/19	Penikat 19	Penikat	5/11/2000	5/11/2008	Valid/ext	99.70	Extension granted 30.03.2005
7019/20	Penikat 20	Penikat	5/11/2000	5/11/2008	Valid/ext	82.20	Extension granted 30.03.2005
7019/21	Penikat 21	Penikat	5/11/2000	5/11/2008	Valid/ext	93.10	Extension granted 30.03.2005
7019/22	Penikat 22	Penikat	5/11/2000	5/11/2008	Valid/ext	58.00	Extension granted 30.03.2005
7019/23	Penikat 23	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/24	Penikat 24	Penikat	5/11/2000	5/11/2008	Valid/ext	93.20	Extension granted 30.03.2005
7019/25	Penikat 25	Penikat	5/11/2000	5/11/2008	Valid/ext	96.40	Extension granted 30.03.2005
7019/26	Penikat 26	Penikat	5/11/2000	5/11/2008	Valid/ext	97.90	Extension granted 30.03.2005
7019/27	Penikat 27	Penikat	5/11/2000	5/11/2008	Valid/ext	93.40	Extension granted 30.03.2005
7019/28	Penikat 28	Penikat	5/11/2000	5/11/2008	Valid/ext	98.00	Extension granted 30.03.2005
7019/29	Penikat 29	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/30	Penikat 30	Penikat	5/11/2000	5/11/2008	Valid/ext	93.50	Extension granted 30.03.2005
7019/31	Penikat 31	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/32	Penikat 32	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/33	Penikat 33	Penikat	5/11/2000	5/11/2008	Valid/ext	91.70	Extension granted 30.03.2005
7019/34	Penikat 34	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/35	Penikat 35	Penikat	5/11/2000	5/11/2008	Valid/ext	94.20	Extension granted 30.03.2005
7019/36	Penikat 36	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/37	Penikat 37	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/38	Penikat 38	Penikat	5/11/2000	5/11/2008	Valid/ext	97.30	Extension granted 30.03.2005
7019/39	Penikat 39	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/40	Penikat 40	Penikat	5/11/2000	5/11/2008	Valid/ext	91.50	Extension granted 30.03.2005
7019/41	Penikat 41	Penikat	5/11/2000	5/11/2008	Valid/ext	97.50	Extension granted 30.03.2005
7019/42	Penikat 42	Penikat	5/11/2000	5/11/2008	Valid/ext	92.10	Extension granted 30.03.2005
7019/43	Penikat 43	Penikat	5/11/2000	5/11/2008	Valid/ext	96.40	Extension granted 30.03.2005
7019/44	Penikat 44	Penikat	5/11/2000	5/11/2008	Valid/ext	80.60	Extension granted 30.03.2005
7019/45	Penikat 45	Penikat	5/11/2000	5/11/2008	Valid/ext	85.80	Extension granted 30.03.2005
7019/46	Penikat 46	Penikat	5/11/2000	5/11/2008	Valid/ext	100.00	Extension granted 30.03.2005
7019/47	Penikat 47	Penikat	5/11/2000	5/11/2008	Valid/ext	95.00	Extension granted 30.03.2005
7019/48	Penikat 48	Penikat	5/11/2000	5/11/2008	Valid/ext	96.50	Extension granted 30.03.2005
7019/49	Penikat 49	Penikat	5/11/2000	5/11/2008	Valid/ext	99.10	Extension granted 30.03.2005
7019/50	Penikat 50	Penikat	5/11/2000	5/11/2008	Valid/ext	92.90	Extension granted 30.03.2005
7019/51	Penikat 51	Penikat	5/11/2000	5/11/2008	Valid/ext	93.30	Extension granted 30.03.2005
7019/52	Penikat 52	Penikat	5/11/2000	5/11/2008	Valid/ext	99.60	Extension granted 30.03.2005
7019/53	Penikat 53	Penikat	5/11/2000	5/11/2008	Valid/ext	77.50	Extension granted 30.03.2005
7208/1	Penikat 57	Penikat	9/21/2001	9/21/2006	Valid	98.00	Extension applied
7208/2	Penikat 65	Penikat	1/30/2002	12/31/2006	Valid	91.60
7208/3	Penikat 66	Penikat	1/30/2002	12/31/2006	Valid	85.90
7208/4	Penikat 67	Penikat	9/21/2001	9/21/2006	Valid	100.00	Extension applied
7208/5	Penikat 72	Penikat	1/30/2002	12/31/2006	Valid	83.10
7208/6	Penikat 80	Penikat	1/30/2002	12/31/2006	Valid	92.90
7208/7	Penikat 81	Penikat	9/21/2001	9/21/2006	Valid	99.80	Extension applied

Claim No.	Claim name	Project	Date granted	Expiry Date	Status	Area (ha)	Remarks
7208/8	Penikat 82	Penikat	9/21/2001	9/21/2006	Valid	99.60	Extension applied
7208/9	Penikat 93	Penikat	9/21/2001	9/21/2006	Valid	98.10	Extension applied
7208/10	Penikat 94	Penikat	9/21/2001	9/21/2006	Valid	99.80	Extension applied
7208/11	Penikat 99	Penikat	9/21/2001	9/21/2006	Valid	95.90	Extension applied
7208/12	Penikat 100	Penikat	9/21/2001	9/21/2006	Valid	79.70	Extension applied
7208/13	Penikat 105	Penikat	9/21/2001	9/21/2006	Valid	94.30	Extension applied
7208/14	Penikat 106	Penikat	9/21/2001	9/21/2006	Valid	97.00	Extension applied
7208/15	Penikat 110	Penikat	9/21/2001	9/21/2006	Valid	100.00	Extension applied
7208/16	Penikat 111	Penikat	9/21/2001	9/21/2006	Valid	97.70	Extension applied
7208/17	Penikat 116	Penikat	9/21/2001	9/21/2006	Valid	70.30	Extension applied
7208/18	Penikat 117	Penikat	9/21/2001	9/21/2006	Valid	69.70	Extension applied
7208/19	Penikat 123	Penikat	9/21/2001	9/21/2006	Valid	98.80	Extension applied
7208/20	Penikat 165	Penikat	9/21/2001	9/21/2006	Valid	42.60	Extension applied
7631/1	Takakangas 2	Penikat	8/20/2003	8/20/2008	Valid	44.40	Renewed claim
7631/2	Vihvilöjänkä 2	Penikat	8/20/2003	8/20/2008	Valid	42.70	Renewed claim
7103/1	Yliportimo 1	Suhanko	11/15/2000	11/15/2008	Valid/ext	94.20	Extension granted 11.11.2005
7103/2	Yliportimo 2	Suhanko	11/15/2000	11/15/2008	Valid/ext	87.10	Extension granted 11.11.2005
7103/3	Yliportimo 3	Suhanko	11/15/2000	11/15/2008	Valid/ext	92.00	Extension granted 11.11.2005
7103/4	Yliportimo 4	Suhanko	11/15/2000	11/15/2008	Valid/ext	88.70	Extension granted 11.11.2005
7103/5	Yliportimo 5	Suhanko	11/15/2000	11/15/2008	Valid/ext	95.60	Extension granted 11.11.2005
7103/6	Yliportimo 6	Suhanko	11/15/2000	11/15/2008	Valid/ext	95.80	Extension granted 11.11.2005
7103/7	Yliportimo 7	Suhanko	11/15/2000	11/15/2008	Valid/ext	95.80	Extension granted 11.11.2005
7103/8	Yliportimo 8	Suhanko	11/15/2000	11/15/2008	Valid/ext	96.00	Extension granted 11.11.2005
7103/9	Yliportimo 9	Suhanko	11/15/2000	11/15/2008	Valid/ext	93.40	Extension granted 11.11.2005
7103/10	Yliportimo 10	Suhanko	11/15/2000	11/15/2008	Valid/ext	100.00	Extension granted 11.11.2005
7103/11	Yliportimo 11	Suhanko	11/15/2000	11/15/2008	Valid/ext	98.20	Extension granted 11.11.2005
7103/14	Yliportimo 14	Suhanko	11/15/2000	11/15/2008	Valid/ext	93.30	Extension granted 11.11.2005
7103/15	Yliportimo 15	Suhanko	11/15/2000	11/15/2008	Valid/ext	94.20	Extension granted 11.11.2005
7103/18	Yliportimo 18	Suhanko	11/15/2000	11/15/2008	Valid/ext	100.00	Extension granted 11.11.2005
7103/19	Yliportimo 19	Suhanko	11/15/2000	11/15/2008	Valid/ext	100.00	Extension granted 11.11.2005
7103/20	Yliportimo 20	Suhanko	11/15/2000	11/15/2008	Valid/ext	91.80	Extension granted 11.11.2005
7103/22	Yliportimo 22	Suhanko	11/15/2000	11/15/2008	Valid/ext	92.80	Extension granted 11.11.2005
7103/23	Yliportimo 23	Suhanko	11/15/2000	11/15/2008	Valid/ext	100.00	Extension granted 11.11.2005
7103/24	Yliportimo 24	Suhanko	11/15/2000	11/15/2008	Valid/ext	69.60	Extension granted 11.11.2005
7103/25	Yliportimo 25	Suhanko	11/15/2000	11/15/2008	Valid/ext	82.00	Extension granted 11.11.2005
7103/26	Yliportimo 26	Suhanko	11/15/2000	11/15/2008	Valid/ext	83.00	Extension granted 11.11.2005
7103/27	Yliportimo 27	Suhanko	11/15/2000	11/15/2008	Valid/ext	40.50	Extension granted 11.11.2005
7206/1	Portimo - 1	Suhanko	10/22/2001	10/22/2006	Valid	30.10	Extension applied
7206/4	Portimo - 4	Suhanko	10/22/2001	10/22/2006	Valid	9.30	Extension applied
7206/17	Portimo - 18	Suhanko	10/22/2001	10/22/2006	Valid	60.30	Extension applied
7206/18	Portimo - 19	Suhanko	10/22/2001	10/22/2006	Valid	36.40	Extension applied
7206/19	Portimo - 20	Suhanko	10/22/2001	10/22/2006	Valid	36.50	Extension applied
7206/20	Portimo - 21	Suhanko	10/22/2001	10/22/2006	Valid	5.60	Extension applied
7206/23	Portimo - 24	Suhanko	10/22/2001	10/22/2006	Valid	31.90	Extension applied
7206/24	Portimo - 25	Suhanko	10/22/2001	10/22/2006	Valid	31.60	Extension applied
7206/25	Portimo - 26	Suhanko	10/22/2001	10/22/2006	Valid	38.70	Extension applied
7206/26	Portimo - 27	Suhanko	10/22/2001	10/22/2006	Valid	68.10	Extension applied
7206/27	Portimo - 28	Suhanko	10/22/2001	10/22/2006	Valid	96.50	Extension applied
7206/28	Portimo - 29	Suhanko	10/22/2001	10/22/2006	Valid	99.40	Extension applied
7206/29	Portimo - 30	Suhanko	10/22/2001	10/22/2006	Valid	99.70	Extension applied
7206/30	Portimo - 31	Suhanko	10/22/2001	10/22/2006	Valid	94.70	Extension applied
7206/31	Portimo - 32	Suhanko	10/22/2001	10/22/2006	Valid	36.20	Extension applied
7206/32	Portimo - 33	Suhanko	10/22/2001	10/22/2006	Valid	100.00	Extension applied
7206/33	Portimo - 38	Suhanko	10/22/2001	10/22/2006	Valid	93.60	Extension applied
7206/34	Portimo - 40	Suhanko	10/22/2001	10/22/2006	Valid	48.50	Extension applied
7206/35	Portimo - 41	Suhanko	10/22/2001	10/22/2006	Valid	94.60	Extension applied
7206/36	Portimo - 42	Suhanko	10/22/2001	10/22/2006	Valid	93.30	Extension applied
7206/37	Portimo - 43	Suhanko	10/22/2001	10/22/2006	Valid	92.90	Extension applied

Claim No.	Claim name	Project	Date granted	Expiry Date	Status	Area (ha)	Remarks
7206/38	Portimo - 44	Suhanko	10/22/2001	10/22/2006	Valid	61.40	Extension applied
7206/39	Portimo - 45	Suhanko	10/22/2001	10/22/2006	Valid	81.80	Extension applied
7206/40	Portimo - 47	Suhanko	10/22/2001	10/22/2006	Valid	96.20	Extension applied
7206/41	Portimo - 48	Suhanko	10/22/2001	10/22/2006	Valid	91.60	Extension applied
7206/42	Portimo - 49	Suhanko	10/22/2001	10/22/2006	Valid	96.20	Extension applied
7206/43	Portimo - 50	Suhanko	10/22/2001	10/22/2006	Valid	89.90	Extension applied
7206/44	Portimo - 51	Suhanko	10/22/2001	10/22/2006	Valid	95.70	Extension applied
7206/45	Portimo - 53	Suhanko	10/22/2001	10/22/2006	Valid	95.10	Extension applied
7206/46	Portimo - 54	Suhanko	10/22/2001	10/22/2006	Valid	98.20	Extension applied
7206/47	Portimo - 55	Suhanko	10/22/2001	10/22/2006	Valid	91.70	Extension applied
7206/48	Portimo - 56	Suhanko	10/22/2001	10/22/2006	Valid	95.70	Extension applied
7206/49	Portimo - 57	Suhanko	10/22/2001	10/22/2006	Valid	98.10	Extension applied
7206/50	Portimo - 58	Suhanko	10/22/2001	10/22/2006	Valid	91.40	Extension applied
7206/51	Portimo - 59	Suhanko	10/22/2001	10/22/2006	Valid	91.10	Extension applied
7206/52	Portimo - 60	Suhanko	10/22/2001	10/22/2006	Valid	100.00	Extension applied
7206/53	Portimo - 61	Suhanko	10/22/2001	10/22/2006	Valid	90.50	Extension applied
7206/54	Portimo - 62	Suhanko	10/22/2001	10/22/2006	Valid	64.70	Extension applied
7206/55	Portimo - 63	Suhanko	10/22/2001	10/22/2006	Valid	37.70	Extension applied
7206/56	Portimo - 65	Suhanko	10/22/2001	10/22/2006	Valid	97.70	Extension applied
7206/57	Portimo - 67	Suhanko	10/22/2001	10/22/2006	Valid	96.90	Extension applied
7206/58	Portimo - 69	Suhanko	10/22/2001	10/22/2006	Valid	100.00	Extension applied
7206/59	Portimo - 70	Suhanko	10/22/2001	10/22/2006	Valid	95.60	Extension applied
7206/60	Portimo - 160	Suhanko	10/22/2001	10/22/2006	Valid	38.20	Extension applied
7206/61	Portimo - 161	Suhanko	10/22/2001	10/22/2006	Valid	35.00	Extension applied
7197/1	KPP 38	Suhanko N	8/28/2001	8/28/2006	Valid	90.5	JV claim / extension applied
7197/2	KPP 39	Suhanko N	8/28/2001	8/28/2006	Valid	97.8	JV claim / extension applied
7197/3	KPP 40	Suhanko N	8/28/2001	8/28/2006	Valid	98.3	JV claim / extension applied
7198/3	KPP 60	Suhanko N	8/28/2001	8/28/2006	Valid	72.2	JV claim / extension applied
7198/4	KPP 61	Suhanko N	8/28/2001	8/28/2006	Valid	79.5	JV claim / extension applied
7200/1	KPP 76	Narkaus E	8/28/2001	8/28/2006	Valid	97.6	JV claim / extension applied
7200/2	KPP 77	Narkaus E	8/28/2001	8/28/2006	Valid	99.0	JV claim / extension applied
7200/3	KPP 78	Narkaus E	8/28/2001	8/28/2006	Valid	99.2	JV claim / extension applied
7200/4	KPP 79	Narkaus E	8/28/2001	8/28/2006	Valid	99.0	JV claim / extension applied
7200/5	KPP 80	Narkaus E	8/28/2001	8/28/2006	Valid	64.3	JV claim / extension applied
7200/6	KPP 81	Narkaus E	8/28/2001	8/28/2006	Valid	98.0	JV claim / extension applied
7200/7	KPP 82	Narkaus E	8/28/2001	8/28/2006	Valid	99.8	JV claim / extension applied
7200/8	KPP 83	Narkaus E	8/28/2001	8/28/2006	Valid	99.7	JV claim / extension applied
7200/9	KPP 84	Narkaus E	8/28/2001	8/28/2006	Valid	99.6	JV claim / extension applied
7200/10	KPP 85	Narkaus E	8/28/2001	8/28/2006	Valid	93.6	JV claim / extension applied
Total	258	valid claims				22,260.2	ha
Including	15	GFAP - South Atlantic Resources JV claims (KPP-)				1,388.1	ha

3. CLAIM APPLICATIONS

Claim name	Claim No.	Project	Date granted	expiry date	Status	Area (ha)	Remarks
Suhanko		Suhanko			Application	99.70
Suhanko		Suhanko			Application	98.8
Suhanko		Suhanko			Application	80.4
Suhanko		Suhanko			Application	81.8
Suhanko		Suhanko			Application	82.2	JV claim
Suhanko		Suhanko			Application	70.9	JV claim
Suhanko		Suhanko			Application	99.7	JV claim
Suhanko		Suhanko			Application	33.1	JV claim
Suhanko		Suhanko			Application	93.8	JV claim
Total		claim applications				740.4	ha
Including		GFAP - SAR JV claims (Suhanko 5-9)				379.7	ha

4. CLAIM RESERVATIONS

  None

Figure 3.1 Location of Suhanko Project

3.2.1       PREVIOUS AND CURRENT TENEMENT OWNERSHIP

Gold Fields and Outokumpu Mining Oy (“Outokumpu”) formed a joint venture company, (the “Partnership”), by partnership agreement on 17 March 2000. The Partnership’s objective was to explore for and produce PGEs in northern Finland. Outokumpu’s initial share of the Partnership was 100% subject to a pending business arrangement, which came into force on 1 January 2000 with the following items:

•                  Outokumpu earned its initial interest of 100% by contributing 19 Claim Reservations (144 003 ha), 3 Claims (185.6 ha) and 3 Mining Licenses (110.8 ha), together with all available geological data. The Partnership agreement covered an Area of Interest that was originally explored by Outokumpu from the 1960s and consequently resulted in the development of an extensive geological database (that was made available to The Partnership).

•                  Gold Fields, as operator, could earn a 30% share by spending USD $5,000,000 on operating costs by 31 December 2002. Gold Fields could withdraw at any time but would retain no interest in the project unless this criterion was met.

•                  After earning its 30% interest, which diluted Outokumpu to 70%, Gold Fields was able to earn a 49% share by spending an aggregate amount of USD $11,000,000 by 31 December 2004.

•                  Thereafter, Gold Fields would have the option to earn a 51% majority interest by making an additional contribution of USD $2,000,000 within 12 months.

Exploration was more rapid than expected and Gold Fields earned its 49% share in November 2001 and increased it to 51% in January 2002.

Gold Fields acquired 100% of this project on September 10, 2003, by purchasing Outokumpu’s 49% share of the Arctic Platinum Partnership for USD $31.0 M.

In July 2004, the company was transferred from partnership status to a limited liability company – GFAP – which was a 100% owned subsidiary of Gold Fields Limited. The search for platinum group elements within the Rovaniemi District became known as the Artic Platinum Project or “APP”.

Under the terms of an agreement dated March 24, 2006, North American Palladium and Gold Fields Limited agreed to form an option joint venture to further explore and possibly develop a mining operation under the auspices of the APP. Included under this arrangement were several advanced stage PGE projects such as the Konttijärvi and Ahmavaara Open Pit Projects, collectively known as the Suhanko Project.

3.3          ENVIRONMENTAL PERMITING

3.3.1       SUHANKO MINING LEASE AND ENVIRONMENTAL PERMIT CURRENT STATUS

The final meeting regarding the execution of the Suhanko Mining Lease was held on 29th May 2006. The minutes of the meeting were published on 24th July and became legally valid in early September. The executing engineer has forwarded the minutes and related documents of the final meeting to the Ministry of Trade and Industry in September. Granting of a concession certificate is pending in the Ministry.

GFAP has purchased the surface rights of an area of 3,701.2 hectares out of the total Mining Lease surface area of 4,143.805 hectares. Arbitration regarding these lands has been completed with the landowners.

The Northern Finland Environmental Permit Authority granted the Environmental Permit for the Suhanko Project on 7th December 2005. Two appeals were made against the Permit concerning the amounts of compensation for land for two small properties. Gold Fields Arctic Platinum Oy submitted its statement of defence in February 2006. The decision from the Administrative court is currently being awaited The Suhanko Mining Lease and Area subject to the Environmental Permit is shown on Figure 3-3.

The Energy Market Authority issued a construction permit for the Petäjäskoski – Konttijärvi 110 kV overhead transmission line on 12th August 2004. Yet to be applied for are the acceptance for general plan for mining (KTM 1975/921) from the Safety Technology Authority, the construction licence for buildings and workshops, the environmental permit for fuel storage as well as a number of other minor permits.

Suhanko mining licence
GFAP claims
PGE Deposit
Rovaniemi
River
NARKAUS (SK) PROJECT
Proterozoic Rocks
Kouhunki
Nutturalampi
N
road
SK Reef
Narkaus Intrusion
Konttijärvi
Siika Kama
SUHANKO PROJECT
Suhanko-Konttijarvi Intrusion
Ahmavaara
Sompujärvi
PENIKAT (SJ) PROJECT
Archean Basement
Penikat Intrusion
Kemi Mine
20 kilometres
Kemi
Kemi Intrusion

Figure 3-2: Suhanko Project Tenement Map	P&E Mining Consultants Inc.

The rehabilitation bond to be deposited upon initiation of the construction of the tailings basin and waste rock stockpiling areas is 6,620,000 €.

3.4          ENVIRONMENTAL OBLIGATIONS

There are no current environmental obligations of significance outstanding. At the Ahmavaara trial mine the pumping waters and their impact on local surface waters are required to be monitored until the 2006 year end or as long as dewatering is continued. In case the Suhanko Project stops, the pit can be left to flood to ground water level. Rehabilitation of other test pits has been completed.

The Suhanko Environmental Permit and the rehabilitation bond have been decided and, despite the two appeals, are effective. As long as the appeals remain unresolved, they cause restrictions for construction of certain water areas and hence influence parts of the TSF and waste rock areas.

Figure 3-3: Suhanko Mineral Lease and Environmental Permit Area (Source GFAP 2006)	P&E Mining Consultants Inc.

4.0          ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

4.1          LOCATION, AND ACCESS

The Konttijärvi and Ahmavaara properties are examined in the context that they are the most significant discoveries found to-date within the Suhanko Project. The Project area is located approximately 60 km south (via Route 78) of the town of Rovaniemi which is located on the Arctic Circle in northern Finland.

Access to both Konttijärvi and Ahmavaara is via a sealed road to within 15 kilometres of the project location, and thence by a well-maintained gravel road passable by light vehicles. All-weather access on the non-sealed roads will be guaranteed by the use of snow ploughs during the autumn and winter months. Figure 4-1 is a detailed location map.

Project co-ordinates are relative to a localized grid system that has been rotated from the Finnish national grid. Elevations are relative to Mean Sea Level.

4.2          CLIMATE

The site is situated just south of the Arctic Circle where the climate is characterized by seasonal changes in temperature and daylight. The climate is, however, moderated by the Gulf Stream. Useful daylight varies from continuous light for a period of around 6 weeks in summer to around 6 hours per day in late December. Average temperatures range from -20°C to +20°C with occasional short-duration cold spells of below -40°C

4.3          INFRASTRUCTURE

With a population of 35,000, and a regional population of approximately 55,000, the city of Rovaniemi provides all major and modern amenities expected of a capital city. Transportation services include road, rail, and air, with multiple flights daily from Helsinki. The port of Kemi 120 km south (via Route 126) of Rovaniemi, on the Gulf of Bothnia provides modern facilities and year round open water access is maintained through the winter.

There are no major towns or villages, on or close to, the layered complexes. However, there are a few scattered homesteads and summer cottages on farms and near lakes located in the project area. The average population density in the area is about 2 per km2. Forestry is the main industry and very little primary forest is preserved except in proclaimed reserves.

4.4          PHYSIOGRAPHY

The topography of the lease area is generally flat as a result of various glaciation events. The layered complexes are covered by overburden that ranges in thickness from 0 - 30 m. Outcrop is rare and the average thickness of till is 5 - 10 m. As a result of the low relief and poor drainage, peat bogs cover large areas such that off road vehicle access in some areas is only possible during the winter months when the surface is frozen.

SUHANKO
PROJECT
ROVANIEMI
Rovaniemen mlk
KEMI
OULU
Ranua
Tervola
Keminmaa
Simo
Kuivaniemi
Ii
Haukipudas
Kello
Kiiminki
Oulunsalo
Kempele
Liminka
Muurola
Hirvas
Narkaus
Palovaara
Portimo
Peurajärvi
Mauru
Raiskoj
Rovastinaho
Lehmikumpu
Vähäjoki
Reutuaapa
Suolijoki
Perämeri
Bottenviken
ULKOKRUNNI
HAILUOTO
Marjaniemi
Luodonselkä
Martinniemi
Pateniemi
Simojoki
Siuruanjoki
Iijoki
Kiiminginjoki
Kemijoki
Kilometres
0
25
E 75
E 4
4
78
20
22
152
116
109
88
81

Figure 4-1: Detailed Access Map (Source Lycopodium 2005)	P&E Mining Consultants Inc.

5.0          HISTORY

The earliest recorded exploration of the Suhanko project area describes bedrock mapping in the Portimo area by Hackman in 1910 (Hackman, 1914). In the early 1960s, a local farmer noticed mineralization in boulders on the eastern shore of Lake Yli-Portimojarvi, which is located in the Portimo Complex area.

Outokumpu Oy commenced a Cu-Ni exploration program in the Suhanko area using magnetic and electro-magnetic ground geophysical survey methods in conjunction with extensive geological mapping and drilling in 1964. The discovery hole, RN/YP 1, drilled on Lake Yli-Portimojarvi, intersected the first Marginal series mineralization in the Suhanko-Konttijärvi intrusion. Exploration continued until 1981, and focused on the disseminated and massive sulphide mineralization in the basal part of the Suhanko Intrusion. Exploration of the Marginal series mineralization was extended to other prospective areas, of the Portimo Intrusive Complex which included Niittylampi and Suhanko. The smaller Konttijärvi intrusion block was discovered following geological mapping and assaying, which led to the first indications of the presence of PGE from sulphide-bearing samples.

A brief summary of the historical exploration on both the Konttijärvi and Ahmavaara deposits is given below.

5.1          PAST EXPLORATION KONTTIJÄRVI

Further work by Outokumpu Oy in 1981 that verified the historical PGE assays of outcrop samples taken in the 1970s determined that true values were three to four times higher than first reported. This motivated a small drilling campaign and the first drillhole, RN/KOJ-1, drilled in September 1981 intersected significant sulphide-hosted PGE mineralization. A further four drill holes were completed all of which intersected significant PGE mineralization. Thus, Konttijärvi became the first significant PGE discovery in Finland.

Following these successful results, the area was covered by a ground magnetic survey and also by a small number of geochemical till sampling lines. The magnetic survey detected the location of the Peridotite Marker and the geochemical sampling suggested the existence of a significant occurrence of PGE mineralization within the intrusion block.

During the next phase of exploration, Outokumpu Oy completed 14 drillholes with the objective of infilling the mineralized area. The results obtained confirmed the regular and continuous character of the Konttijärvi deposit.

The Mining Services department of Outokumpu Oy organised the next exploration phase, which was designed to collect data for an economic evaluation of the Konttijärvi and Kilvenjarvi deposits.

The final exploration phase by Outokumpu included the drilling and sampling of drill holes RN/KOJ-160 to 161 (two drill holes) to test the PGE-bearing potential of some outcrops to the south of the pre-stripped area in rocks that stratigraphically form the basement of the Marginal series mineralization and were considered to have a low probability of hosting PGE mineralization. Sulphides and PGE values were discovered within these basement rocks at some distance from the known basal contact of the intrusion.

Since 1981, Outokumpu completed 189 diamond drill holes with a total length of 13,617 m at the Konttijärvi and Ahmavaara deposits. This drilling was conducted during three phases, from 1981 to 1983; 1986 to 1989; and finally in 1995.

5.2          PAST EXPLORATION AHMAVAARA

The Ahmavaara deposit was discovered by applying the exploration model developed from the Konttijärvi data. Based on this model, and with the results from a ground magnetic survey that identified the location of the all-important peridotite marker, the first seven drill holes, RN/YP-138 to 144 were completed. Laboratory-scale metallurgical test results, supported by a microscopic study of the mineralogy in samples taken from the later drill holes, showed that Ni, Cu and PGE could be concentrated at fairly good recovery rates at Ahmavaara. An additional 12 holes, RN/YP-172 to 183, were drilled at the Ahmavaara area in 1995 to search for nickel-rich occurences.

The total amount of drilling at Ahmavaara before the formation of the Arctic Platinum Partnership was 29 holes for 3,322 m.

5.3          APP - GFAP ACTIVITY

Since its inception on March 17, 2000, GFAP has carried out both exploration and sterilization drilling, and has also used a variety of other exploration techniques to develop and explore the Konttijärvi and Ahmavaara deposits. These include airborne magnetic, electro-magnetic and ground induced polarization (IP) surveys.

5.4          HISTORICAL DRILLING

Up to June 2004, GFAP completed 1,246 drill holes with a total length of 154,021 m in the Suhanko project area. Of this total, 986 diamond drill holes totalling 108,369 m in length were completed on the Konttijärvi and Ahmavaara deposits and 260 drill holes totalling 45,742 m in length on the SK reef. A recent program of “in-seam” drilling conducted on the Konttijärvi and Ahmavaara deposits since the Lycopodium Feasibility Study in 2005 and prior to the involvement of NAP in February 2006, has added a further 11,594 m of drilling and 67 drill holes, bringing the total amount of diamond drilling on the Suhanko project to 119,963 m and 1,053 drill holes. In seam drilling is a technique whereby drillholes are designed to intersect the target stratigraphy at a shallow angle rather than the traditional approach of intersecting the stratigraphy in a perpendicular orientation. In this manner, a greater volume of sample is provided for analysis by each drillhole.

Some 121 drill holes, with a total length of 8,502 m (6.97% of the total Suhanko drilling), were drilled for geotechnical, metallurgical and site investigation requirements.

The drilling completed by GFAP is summarized on a year by year and deposit basis in Table 5.1.

Table 5.1:Summary of Drilling by GFAP Since Inception to June 2004

	2000		2001		2002		2003		2004
Area	No.	Metres	No.	Metres	No.	Metres	No.	Metres	No.	Metres
Konttijärvi	66	6,238	118	16,491	78	11,065	116	5,437	92	9,607
Ahmavaara	17	2,190	144	18,157	99	14,332	44	5,699	103	12,528
Sterilisation drilling	0	0	13	477	85	5807	0	0	11	251
Sub-Total (K & A)	83	8,428	275	35,125	262	31,204	160	11,136	206	22,386
SK Reef	11	1,147	87	16,092	88	16,638	74	11,865	0	0
Suhanko Project Total	94	9,575	362	51,217	350	47,842	234	23,001	206	22,386

All drilling by Outokumpu, and GFAP, excluding some blastholes in the test pits, has been by diamond core. Core diameter is typically 57.5 mm. Of 260 drill holes drilled at the SK deposits there have been 23 deflection holes.

5.4.1       DRILL CORE MANAGEMENT

GFAP has a well-defined core processing system for the Suhanko and Narkaus projects as summarized in Figure 5-1, which illustrates in flow chart form the logging and cutting procedures undertaken. The core storage and logging facility is indoors, allowing safe and efficient logging and processing year-round.

Core is processed in the following order:

•      meter marking of drill cores;

•      magnetic susceptibility measuring;

•      geological logging;

•      geotechnical logging;

•      marking of the samples for assaying;

•      core photographing;

•      core cutting;

•      sampling;

•      bulk density measuring; and

•      storage.

All activities in the flowchart are carried out by GFAP employees. Snowden (2004c) has studied the core processing procedures and considers them to be commensurate with industry best practice.

5.5          PAST PRODUCTION

No mining activities have been carried out at either the Konttijärvi or Ahmavaara deposits other than the excavation of a small test pit at each prospect by GFAP in April 2004. The objective of the test pits was twofold:

•      to collect a bulk sample for metallurgical test work at the GTK (or Geological Survey of Finland) owned concentrator in the town of Outokumpu

•      to undertake material properties testwork for drillability and blasting of the various rock types present within the Suhanko mine environment.

The results from the test pits demonstrated largely that the grades of the elements of interest (palladium, platinum, gold, copper and nickel) matched both the exploratory diamond drilling and the blasthole grade control drilling for the trial pits. Geological details of the test mining are provided in BMGS (2004). There has been no production from any of the SK deposits.

Marking of Drill Cores
1 Meter Intervals
GFAP Technicians
Measuring of Magnetic
Susceptibility
1 Meter Intervals
Geological Logging
Lithological Intervals
GFAP Geologists
Geotechnical Logging
GFAP Geologists
Marking of Sampling Intervals
1 Meter Intervals
GFAP Geologists
Core Photography
GFAP Technicians
Core Cutting
GFAP Technicians
Sampling
GFAP Technicians
Database Entry
GFAP Geologists
Bulk Density Measurements
GFAP Technicians

Core 1m-interval marking, measuring magnetic susceptibility and geological core logging **by GFAP staff.**

Figure 5-1 Core Processing System

5.6          MINERAL RESOURCE ESTIMATES

Note: Most of the following mineral Resource Estimates are stated to be classified as Measured, Indicated, and Inferred resources according to the JORC code in place as of September 1999 and later amended in 2004. NI 43-101 sec 7.1 provides for the disclosure and filing of a technical report that “utilizes the mineral resource and mineral reserve categories of the JORC Code…. If a reconciliation to the mineral resource and mineral reserve categories set out in sections 1.2 and 1.3 is disclosed “ Although the existing resource estimates written in conformance with the JORC Code are believed to accurately reflect the contained mineralization on the properties, the work necessary to reconcile and verify the classification of the mineral resources, in compliance with the requirements of NI 43-101, has not been completed by either Aker Kvaerner, F.H. Brown, or P&E and the resource estimates, therefore, can not be treated as NI 43-101 compliant resources. Consequently, the estimates should not be relied upon and there can be no assurance that any of the resources, in whole or in part, will ever become economically viable.

The most recent mineral resource estimates produced by Snowden Mining Industry Consultants, from Perth Australia (Snowden, 2004a, b) are classified to current (2004) Australian Joint Ore Reserves Committee (“JORC”) standards, and reportedly conform to NI 43-101 standards. However, neither Aker Kvaerner, P&E, nor F.H. Brown has verified the classification of any of Snowden’s mineral resources and these resource estimates, therefore, are not treated as NI 43-101 compliant resources verified by a qualified person for the purposes of this report.

There are no available mineral resource estimates prepared by Outokumpu for either the Konttijärvi or Ahmavaara deposits. The first published resource estimate was by GFAP in August 2000 (APP, 2002). Since then a number of more or less annual (2000, 2001 2003, July 2004, Dec 2004) mineral resource estimates have been produced on behalf of GFAP by Snowden using then current JORC standards.

In 2002, a Suhanko project (Konttijärvi and Ahmavaara deposits) resource update based on 436 diamond drill holes was produced by Snowden for use in a preliminary Bankable Feasibility Study (APP, 2002). The study produced negative results and the 2002 resource estimate was subjected to an external review by Quantitative Geoscience of Australia in 2003. Several criteria were highlighted for investigation; in particular it was noted that the estimation block size selected was too small and the kriging strategy selected was inappropriate. It was further suggested that non-linear methods of resource estimation be investigated, in order to provide local estimates of recoverable (i.e. selectively mineable) resources.

These “deficiencies” were corrected in subsequent resource estimate updates in 2003 and July 2004, culminating in a final update in December 2004 which was used in the Lycopodium 2005 Feasibility Study. That study was based on the Snowden December 2004, “recoverable resources” inventory, containing the following estimates for both the Konttijärvi and Ahmavaara deposits.

5.6.1       KONTTIJÄRVI

The Konttijärvi deposit was estimated by Snowden (Dec, 2004) to contain a total Measured + Indicated recoverable resource of 31.0 Mt with an average 2PGE+Au grade of 2.35 g/t utilizing a 1.0 g/t 2PGE+Au cut-off (Lycopodium, 2005) as shown in Table 5.2. This resource estimate was prepared utilizing a uniform conditioning “recoverable resource” inventory that was derived from the large panel Ordinary Kriging estimate of 25 m x 25 m x 4 m blocks. The recoverable resource inventory was based on a Selective Mining Unit size of 5 m x 5 m x 4 m, and incorporated an assumed 10 m x 10 m x 2 m grade control pattern.

Table 5.2:  GFAP 2004 2PGE+Au Recoverable Resource Inventory – Konttijärvi Deposit (non NI 43-101 compliant)

Konttijärvi	2PGE+Au

	Tonnes	Pd	Pt	Au	Ni	Cu
Category (JORC Code)	(Mt)	(g/t)	(g/t)	(g/t)	(%)	(%)	(g/t)	(M oz)
Measured	20.2	1.79	0.51	0.13	0.08	0.17	2.42	1.58
Indicated	10.8	1.63	0.46	0.12	0.07		2.21	0.77
Inferred	10.6	1.42	0.38	0.10	0.16	0.03	1.91	0.65

1.0g/t 2PGE+Au cut-off

5.6.2       AHMAVAARA

The Ahmavaara deposit was estimated by Snowden (Dec, 2004) to contain a Measured + Indicated recoverable resource total of 54.7 Mt with an average combined palladium + platinum + gold grade of 1.89 g/t utilizing a 1.0 g/t 2PGE+Au cut-off (Lycopodium, 2005) as shown in Table 5.3. The “recoverable resource” inventory was derived from a large-panel Ordinary Kriging estimate of 50 m x 50 m x 4 m blocks. The recoverable resource inventory was based on a Selective Mining Unit size of 5m x 5m x 4m, and incorporated an assumed 10m x 10m x 2m grade control pattern.

Table 5.3:  GFAP 2004 2PGE+Au Recoverable Resource Inventory – Ahmavaara
Deposit (non NI 43-101 compliant)

Ahmavaara	2PGE+Au

	Tonnes	Pd	Pt	Au	Ni	Cu
Category (JORC Code)	(Mt)	(g/t)	(g/t)	(g/t)	(%)	(%)	(g/t)	(M oz)
Measured	18.8	1.69	0.36	0.17	0.12	0.29	2.22	1.34
Indicated	35.9	1.29	0.27	0.15	0.09	0.27	1.71	1.98
Inferred	22.1	1.21	0.27	0.15	0.09	0.23	1.62	1.15

1.0g/t 2PGE+Au cut-off

6.0          GEOLOGY

6.1          GENERAL GEOLOGICAL SETTING

The Suhanko project area is located in northern Finland, about 60 km south of Rovaniemi, and comprises the 2.4 Ga old-Suhanko-Konttijärvi layered intrusion rock types and adjacent areas. The Suhanko-Konttijärvi, Narkaus, and Siika-Kama intrusions form part of a group of Paleoproterozoic layered intrusions, which are exposed as an east-west oriented, widespread band extending from north-eastern Sweden to the Kola region in Russia. All known intrusions are located along the northern margin of the Archean basement close to, or in contact with, the Paleoproterozoic supracrustal rocks. These mafic rocks have been interpreted as being emplaced during representing the initial stage of the continental rifting. Many of the intrusions are located close to each other, thus forming igneous complexes in which the individual intrusions were probably connected by dykes or intermediate magma chambers at the time of emplacement. The current distribution of layered intrusions suggests that they are remnants of larger bodies that were preserved within folds and faulted structures.

The Archean and early Proterozoic-aged rocks underwent amphibolite facies metamorphism during the Svecofennian deformation period some 1850-1800 million years ago. The Archean basement is mainly composed of tonalite-trondhjemite-granodiorite series, granitoid gneisses and migmatitic gneisses with mafic and felsic enclaves. The Paleoproterozoic supracrustal rocks consist of metamorphosed sedimentary and volcanic rocks, which presently have been metamorphosed to amphibolites, schists and gneisses. Conglomerates containing clasts of layered mafic rocks are exposed along the roof contact of Kemi, Penikat and Narkaus intrusions attesting to erosion of basement and layered intrusions.

6.2          REGIONAL GEOLOGICAL SETTING

The Suhanko-Konttijärvi layered intrusion comprises the south-western parts of the Portimo layered intrusion complex (Figure 6-1) which consists of the Suhanko-Konttijärvi, Narkaus and Siika Kama intrusions, and dykes of approximately the same age that are named Portimo dykes. The Portimo complex is composed of several megacyclic units that have crystallized from two distinct parental magma types. The first intruded magma type was a high Cr-high MgO magma, which was followed by intrusion of low Cr-low MgO magma. Hanging wall gabbroic cumulates exposed at the present erosion level in the Suhanko-intrusion belong to a low Cr-low MgO megacyclic unit known as the third cycle. The north-eastern parts of the Portimo complex were uplifted to a higher elevation by the tectonic movements after crystallization, and are more deeply eroded. In spite of the regional amphibolite-facies-metamorphism and mineral alteration, igneous textures are generally well preserved in the Suhanko-Konttijärvi layered series rocks. The basement rocks are mainly banded gneisses and late Archean-aged granitoids, which are mostly comprised of diorite and granodiorite.

To the southwest of the Suhanko Project, quartzite and impure meta-sediments belonging to the north-south oriented, volcanic rock dominated Archean Oijarvi greenstone belt are encountered.

Figure 6-1:  Suhanko Project Regional Geology

The present Archean-Proterozoic contact zone occurs north of the Suhanko-Konttijärvi intrusion. Younger albite diabase dykes and sills cut Archean basement and Proterozoic rocks. Basement granitoids underlying the Suhanko-Konttijärvi region are also cross-cut by mafic to ultramafic sills and veins, which are co-magmatic with layered intrusion rocks, and by granite pegmatite veins.

6.3          LOCAL GEOLOGICAL SETTING

The Suhanko-Konttijärvi intrusion consists of two bodies separated by Archean basement rocks. The small Konttijärvi deposit is situated 3.5 km northwest of the larger Suhanko body while the Ahmavaara deposit is located at the western edge of the Suhanko Intrusion. The Konttijärvi intrusive is regarded as a faulted offset and subsequent erosional remnant of the Suhanko intrusion, because of the similar stratigraphic succession and style of mineralization as Ahmavaara.

6.4          KONTTIJÄRVI PROPERTY

The stratigraphy of the Suhanko-Konttijärvi intrusion (Table 6.1) consists of a thick layered series sequence that is dominated by gabbroic rocks with nearly horizontal layering, and of a marginal series with a mineralized unit at the base, extending into the basement.

Table 6.1: Stratigraphy of the Suhanko-Konttijärvi Intrusion

Stratigraphic Unit	Average Thickness	Description

Hangingwall	Up to 70 m	Gabbroic rocks, ranging from melanocratic to leucocratic varieties, with thinner or minor units of pyroxenite and olivine pyroxenite, dominate the Konttijärvi hangingwall rocks. Not mineralised.

Peridotite Marker	15 – 50m, avg. 25 m

Pyroxenite and olivine Pyroxenite at the top, through peridotite in the middle to olivine pyroxenite at the bottom. Highly magnetic. Sulphide content (mainly pyrrhotite and chalcopyrite) increases towards the base

Konttijärvi Pyroxenite	2 – 7 m, avg. 5 m	Olivine pyroxenite at the top and pyroxenite at the base. Shows a decrease in magnetic susceptibility compared to PM. Fine sulphides.

“Chlorite Schist”	0.2 - 1.0 m	Narrow, irregular/anastomosing chloritic shear zone. Generally defines the contact between Pyroxenite and Marginal Series. Marker horizon.

Marginal Series Gabbro	0 – 20 m, avg. 10 m

Gabbronorite, feldspathic pyroxenite, pyroxenite and assimilated hybrid gabbro. Assimilation features very common. Well mineralized with disseminated chalcopyrite and pyrrhotite, strong hydrothermal overprint.

Transitional Zone	0 – 60 m, avg. 10 m	Comprises assimilated Marginal Series rocks, mainly hybrid gabbros, and contaminated and mineralized basement rocks. The unit is well mineralized with chalcopyrite and disseminated pyrrhotite.

Basement

Variable Archean rocks, i.e. diorites, banded gneisses and amphibolites, interlayered with hybrid gabbros and mafic dykes/sills (Portimo dykes). Massive hydrothermal and structural alteration evident. The basement rocks host approximately 45% of the mineralization at Konttijärvi.

6.4.1       KONTTIJÄRVI DEPOSIT

The Konttijärvi deposit has a strike length of approximately 1000 m. The deposit dips north at between 10° and 20° in the eastern part, to between 30° and 40° in the central and western parts.

The northern part of the mineralized body, Konttijärvi North, is divided from the main body by the Konttijärvi fault (normal or N1-fault), which brings the mineralized succession back to surface on the northern side of the fault. Konttijärvi North is divided into two fault blocks, by a reverse fault (R1-fault). The northern extent of Konttijärvi North is terminated against a second normal fault (N2-fault). Both normal faults are inclined towards the south at approximately 50°, although local variations and a faulted zone are present.

A reverse fault (R1-fault), in the western part of the Konttijärvi deposit, results in fault block 1, which hosts the deepest known mineralization present. The deepest known layered series mineralization is found approximately 250 m below surface. A cross section through the Konttijärvi deposit showing the boundary faults is shown in the Figure 6-2.

Figure 6-2:  Cross Section of the Konttijärvi Body Showing Fault Blocks

6.5          AHMAVAARA PROPERTY

The stratigraphy of the Ahmavaara Deposit which summarizes the local geology is given in Table 6.2.

6.5.1       AHMAVAARA DEPOSIT

The Ahmavaara deposit has an approximate strike length of 2,700 m, of which the easternmost 1000 m is termed Ahmavaara East. The western part of the deposit dips to the northeast with dips ranging from 70° along the south-western margin to 5° in the north-eastern side of the deposit. Ahmavaara East dips north with fairly constant 10 25° dips. The deposits’ western and southern limits are defined by fault-disrupted lithological contacts with Achaean basement rocks. The northern extent is limited by a normal fault (N5-fault), and the north-eastern part is currently terminated against a smaller reverse fault (R3-fault). The deepest known layered series mineralization at Ahmavaara is approximately 500 m below surface. A typical cross section is presented in the Figure 6-3.

Table 6.2: Stratigraphic Unit of the Ahmavaara Deposit

Stratigraphic Unit	AverageThickness	Description

Hangingwall 2	>50 m	Gabbroic rocks, varying between melanocratic to leucocratic varieties with narrower units of pyroxenite and olivine pyroxenite. Not mineralised.

Upper Peridotite	10 m

Hangingwall 1	10 – 20 m, avg. 15 m	Gabbroic rocks, varying between melanocratic to leucocratic varieties with narrower units of pyroxenite and olivine pyroxenite. Not mineralised.

Peridotite Maker	15 – 50 m, avg. 25 m

Pyroxenite and olivine Pyroxenite at the top, through peridotite in the middle to olivine pyroxenite at the bottom. Highly magnetic. Sulphide content, mainly pyrrhotite and chalcopyrite, increases towards the base

Ahmavaara Pyroxenite	2 – 7 m, avg. 5 m	Olivine pyroxenite at the top and pyroxenite at the base. Lower magnetic susceptibility than PM. Fine sulphides

“Chlorite Schist”	0.2 - 1.0 m	Narrow, irregular/anastomosing chloritic shear zone. Generally defines the contact between Pyroxenite and Marginal Series. Marker horizon.

Marginal Upper Gabbro	0 – 30 m, avg. 15 m

Gabbros and gabbronorite. Feldspathic pyroxenite are also present at the top contact. The unit is well-mineralized with disseminated chalcopyrite and pyrrhotite. Common xenoliths of Marginal central in lower parts.

Marginal Central Microgabbro	0 – 50 m, avg. 25 m

Fine-grained, micro-gabbronorite ranging to feldspathic pyroxenite, with thin veins of coarser- grained marginal lower and/or upper, near the top and bottom contacts. The marginal central zone is poorly mineralized. Interpreted as a precursor to the main intrusive.

Marginal Lower Gabbro	0 – 30 m, avg. 20 m

Skeletal gabbronorite, evidence of assimilation near basement. The contact with the basement may be gradational. Common xenoliths of Marginal central in upper parts. The unit is well- mineralized, with matrix-disseminated and blotchy chalcopyrite and pyrrhotite, occasional massive sulphide lenses.

Basement		Archean gneisses, diorites, banded gneisses, amphibolites and, in the western part of Ahmavaara, quartz-sericite schists

Figure 6-3: Schematic Cross Section - Ahmavaara Deposit Showing Mineralized Horizons

7.0          DEPOSIT TYPES

7.1          KONTTIJÄRVI AND AHMAVAARA DEPOSIT TYPE AND MODEL

The Konttijärvi and Ahmavaara Deposits are hosted within the Portimo Intrusive Complex, which is part of a group of 2450 Ga Finnish mafic intrusions derived from a parental magma that is characterized by high MgO and Cr contents and a relatively high SiO2 content when compared to the MgO content. These types of magma have been referred to either as siliceous high magnesium basalts, basaltic Komatiites or Boninites and have been found to have potential for hosting Cr, Ni-Cu-PGE sulphide, PGE and Fe-Ti-V oxide mineralization. Examples of well known economic deposits derived from similar parental magmas include the deposits hosted by the South African Bushveld, Zimbabwean Great Dyke, Chinese Jinchuan. The types of mineralization mentioned above can all be found in the Finnish intrusions. (http://en.gtk.fi/ExplorationFinland/Commodities/PGE. Nov 2006

In the Portimo Complex the magma mixing model for reef-type PGE ore genesis requires that two parental magmas inevitably mixed, at least in the Narkaus chamber. The magma mixing model entails, however, certain problems. One problem is that Reef-type mineralization can sometimes be located in cumulates or gabbroic-pegmatites far below the first signs of a new magma. Another problem is found in the Konttijärvi and Ahmavaara areas, where higher tenor of PGE is sporadically found in the footwall granitoids and Portimo Dikes. These PGE enrichments are disseminated in character and therefore not indicative of an accumulation of immiscible sulphide liquid. Local co-precipitation of U - and Pd - Se minerals suggests co-transportation and mineralization through a fluid phase. The above mentioned features rule out magma mixing as the sole cause of ore formation and it is suggested that the ore-forming processes started much earlier in some intermediate magma chamber in the crust below the Narkaus and Suhanko-Konttijärvi intrusions and the last batch of the Cr-richer magma was already highly enriched in PGE at the time of emplacement.

The PGE metals were possibly carried by a fluid phase and/or in small amounts of immiscible sulphide liquids. The multi-million ounce PGE deposit in the Konttijärvi deposit demonstrates that the small size of a mafic body does not make it non-prospective when it is related to large volumes of magma of contained within the whole intrusion belt.

7.2          GENETIC MODELS

Contact –Type Mineralization

The mineralization at the Konttijärvi and Ahmavaara deposits has been widely classified as “contact-type” mineralization. This contact-type of mineralization stands in contrast to the reef-type models by relying less upon magma mixing and more upon the extensive and prolonged interaction of the intrusion with country rock to accounts for the presence of enriched PGE sulphide mineralization (Iljina and Lee 2005). The composition of the country rocks is of significance in this style of mineralization, and Mungall (2005) presented the results of modelling of assimilation of different compositions. Assimilation of sulphur-rich sediment will result in a greater volume of sulphide, commonly forming larger tonnage base metal mineralization with lower PGE grades. In contrast, assimilation of sulphur-poor sediments will result in sulphide saturation of the magma at a lower sulphur concentration, with resultant possible formation of low tonnage, but high-grade PGE mineralization. The results of

Mungall’s (2005) modelling may explain the presence of PGE mineralization in some Fennoscandian mafic magmas such as the Suhanko-Konttijärvi intrusions.

The composition of the parental magma in either the contact- or reef-style of PGE mineralization is important in understanding the formation of the mineralization and the tectonic history of the intrusion. Alapieti (2005) suggested that the magmas forming the lowermost parts of the megacyclic type and the ultramafic to mafic type intrusions crystallized from a boninite-like parental magma with high MgO and Cr and low TiO2. A boninite is formed by more than 30% partial melting, at relatively low pressure and temperature, of a fertile mantle harzburgite that has undergone previous significant partial melting in the shallowest parts of subduction zones, or the fore arc area (Mungall 2005). However, the Fennoscandian mafic intrusions are interpreted to have formed in a plume system (Easton 2005).

Another possibility is that these magmas formed as a result of a komatiitic magma that assimilated more than half of its own weight in crustal material while crystallizing a similar mass of ultramafic cumulates (Mungall 2005). Distinguishing between the products of these 2 different processes is difficult, as either model would produce magmas of very similar composition.

Assimilation of country rocks may not have occurred at the current site of the mineralization, but rather at some mid-crustal level where the magma rose to higher crustal levels through a series of magma conduits. Formation of phases that concentrate the PGE (e.g., sulphides or chromite) may also occur at mid-crustal levels. These phases may then either be entrained and transported by the magma, or deposited and subsequently re-worked with final deposition at the current site of mineralization (Mungall 2005). In these dynamic systems, the physical form of the magma conduit becomes significant, as features such as embayments and transitions from restricted conduits to larger sills or dikes affect the transport of entrained phases and interaction with the wall rocks or previously deposited mineralization. Portions of these conduit systems may be indicated by excessive amounts of cumulate phases and a lack of mafic or felsic fractionates (Mungall 2005),

Contact Model Modifications at Konttijärvi and Ahmavaara

At Konttijärvi, approximately 50% of the PGM mineralization is contained within a pre-intrusion basement and it is evident that a hydrothermal component of mineralization must be present. Thus, a polygenetic, rather than a simple magmatic sulphide model, has to be applied at Konttijärvi (Robb, 2004) and presumably at Ahmavaara as well, although the basement–hosted mineralization is not as extensively studied.

Detailed petrographic work at Konttijärvi shows that mineralization in the mainly dioritic basement is predominantly associated with a hydrothermal epidote-biotite assemblage that is associated with a complex array of both steep and flat dipping ductile structures that appear to become progressively more brittle as successive increments of fluid have passed through the rock.

Down-the-hole grade distributions show that the layered mafic intrusion is “bottom-loaded” with mineralization typical of the peridotite and pyroxenitic units, and that high grades are concentrated largely within the lower (marginal) gabbro and transitional (assimilated) zones. The dioritic basement rocks immediately below the mafic intrusion are typified by a prominent hydrothermally altered low-grade mineralized section. Below this zone, the diorite is only sporadically altered and is largely barren, except where discrete chalcopyrite-rich veins and sulphidized amphibolitic zones occur.

The Pd/Pt and Cu/Ni ratios which are thought to reflect an increasing component of hydrothermal remobilization were modeled at the Konttijärvi deposit. The Pd/Pt ratio appears to be the more robust ratio in terms of consistency and for reflecting the polygenetic processes prevailing at Konttijärvi (Robb, 2004). Surprisingly, mineralization in the layered mafic intrusion is characterized by a high variability in the Pd/Pt ratio, with a broad tendency for the ratio to increase (from around 2 to 4) towards the bottom of the intrusion. The hydrothermally altered basement zone immediately below the base of the intrusion is typically characterized by very consistent Pd/Pt (and to a lesser degree Cu/Ni) ratios of around 4. Below the zone of hydrothermal alteration, the basement is either barren (characterized typically by a Pd/Pt ratio of 1.5 which reflects the assay detection limits for the two metals) or is mineralized in discrete zones represented either by amphibolitic (Fe-rich) layers or chalcopyrite rich veins/segregations in the basement (Robb, 2004).

Contact Type Mineralization - Model Characteristics

The following concluding remarks can be made regarding the characteristics of the “Contact type” mineralization (Easton and Hart, 2005):

•      The Marginal Series hosted, ‘contact-type’ PGE deposits are generally zones which are tens of metres wide and have developed at the base or sides of mafic layered intrusions. The zones are erratic in nature and in individual drillholes the highest PGE values can be found tens of metres above or below the contact of the intrusion; they are also variable along the strike.

•      The contact-type mineralization is typically base metal sulphide bearing, often enriched in copper, but Ni is dominant in the case of the Platreef and Sheba’s Ridge.

•      The PGE concentrations are lower than in the reef-type deposits and the exploitability is based on the large tonnages. These features lead to a broad geophysical signature and the possibility of using elements like copper, nickel and sulphur as pathfinders in geochemical exploration.

•      The PGE assemblage is dominated by the low temperature assemblages of Pd–As, Pd-As-Sb, Pd-Bi-Te and Pt-As minerals, with the sulfides and Fe-alloys being rarer.

•      Contact-type PGE enrichments seem to be related to an aerially larger igneous event, but the size of the hosting intrusion is not necessarily the unambiguous requirement.

•      The key conclusion is that the host rocks of contact-type PGE deposits are characterized by extensive and prolonged interaction of mafic magma with the surrounding host rock. This results in thick marginal zones, which also show compositional reversals in modal mineralogy and mineral chemistry. The absolute PGE contents and relative PGE content over the base metals vary from deposit to deposit in which the Platreef and Portimo stand as examples of more highly and, particularly, more pervasively mineralized.

8.0          MINERALIZATION

8.1          OVERVIEW AND BASE METAL SULPHIDES

The platinum-group element (PGE) mineralization at both Ahmavaara and Konttijärvi is associated with Cu and Ni mineralization in the form of base metal sulphides. The typical sulphide assemblage is pyrrhotite-chalcopyrite-pentlandite, and accessory sulphides include pyrite, sphalerite, galena and molybdenite. The main oxides are magnetite and ilmenite, with chromite present in trace amounts. The grades of PGE mineralization roughly correspond with the abundance of sulphides, particularly chalcopyrite, and are generally higher at Konttijärvi than at Ahmavaara. Four principal types of PGE mineralization have been identified.

•      Sulphide mineralization in the basal parts of the Layered Series (Peridotite Marker, Konttijärvi and Ahmavaara Pyroxenite);

•      Sulphide mineralization in the Marginal Series (Marginal Gabbro, Marginal Upper Gabbro);

•      Sulphide mineralization in the Konttijärvi Basement; and

•      Predominantly massive pyrrhotite mineralization located close to the basal contact of the Ahmavaara intrusion. Mineralization occurs parallel to the intrusion layers.

Sulphides present in the Peridotite Marker are pyrrhotite-dominated and are low in abundance. The sulphides in this horizon generally occur as fine-grained disseminations in trace amounts. Sulphide grains are interstitial to former cumulate olivine grains in an assemblage now dominated by talc-carbonate-chlorite after olivine. PGE grades vary from weak to moderate in the basal 2 to 8 meters of the Peridotite Marker, to higher amounts in the upper parts of the sequence. In the underlying Pyroxenite, sulphides are finely intergrown with amphibole (tremolite-actinolite) and chlorite, with minor talc. Sulphide assemblages in the Pyroxenite are dominated by fine-grained chalcopyrite, with PGE grades generally higher than in the Peridotite Marker.

Sulphides in the Ahmavaara and Konttijärvi marginal sequences are dominated by an assemblage of pyrrhotite-chalcopyrite-pentlandite and occur as medium grained (in Ahmavaara also coarse grained), disseminated aggregations. Generally the abundances of pyrrhotite and chalcopyrite in Ahmavaara are about equal, though with increasing sulphide abundance the ratio of pyrrhotite to chalcopyrite increases. PGE grades in the Ahmavaara Marginal Series vary, being moderate to high in the Marginal Upper and Marginal Lower units. In the Marginal Central unit both the abundance of sulphides and associated PGE grades are generally low. At Konttijärvi, in the Marginal Series and Transition Zone, chalcopyrite is generally dominant over pyrrhotite and pentlandite. PGE grades there usually vary from moderate to high.

Massive sulphide concentrations occur as veins or lenses close to the basal contact of the Ahmavaara intrusion, within both the Marginal Lower and the Basement units. These massive sulphide concentrations comprise dominantly pyrrhotite, with chalcopyrite lamellae and lenses present within the units. PGE grades are high, with individual assays up to 80g/t 2PGE+Au being recorded. In the Marginal Series and Basement units of the Konttijärvi intrusion the sulphides rarely become concentrated into massive sulphide veins or large patches.

The thickness of the Basement-hosted mineralization at Konttijärvi varies, reaching widths of 30 to 40 meters. Sulphides usually occur as fine-medium grained chalcopyrite and pyrrhotite disseminations in the Basement unit and in cross-cutting gabbroic-pyroxenitic intrusives. Pyrite is also present. Platinum-group elements are associated with the sulphides, and the highest values occur in chalcopyrite-rich domains. Upon moving deeper into the Basement, pyrite becomes a dominant sulphide and PGE values decrease to below detection limits. At Ahmavaara, the Basement-hosted mineralization occurs as fine-grained disseminations or as medium-grained sulphide veins. In contrast to the Konttijärvi Basement, the sulphides have relatively high pyrrhotite to chalcopyrite ratios and the PGE ratio is usually low.

8.2          PLATINUM GROUP MINERALS

Most of the platinum-group minerals at Ahmavaara and Konttijärvi are arsenides, bismutotellurides, and arsenoantimonides. Native forms and alloys are absent. PGE are included in base metal sulphides, magnetite, and silicates and also occur along gangue mineral grain boundaries. Pd-bearing minerals include isomertieite, members of the kotulskite-sobolevskite solid-solution, palladoarsenide, majakite, paolovite, and fengluangite. The principal platinum-bearing mineral is sperrylite.

Platinum-group sulphides are rare in the Suhanko-Konttijärvi intrusion and those that have been identified belong to the vysotskite - braggite series.

9.0          EXPLORATION

The following is a summary of the work completed by NAP since entering into an agreement with GFAP in early 2006. Previous exploration on the Konttijärvi and Ahmavaara properties is discussed in the History section 5.0.

In addition to the initial data compilation work as briefly summarized below, NAP, through its agreement with GFAP, initiated additional on-going metallurgical studies that were supervised by Aker Kvaerner, the results of which are partly included in this report.

9.1          GEOLOGICAL DATA COMPILATION

All of the available mineralogical data and some of the metallurgical data from Suhanko were compiled and organized into data-binders. These and other metallurgical reports were then documented in a spreadsheet.

The compilation exercise documented eight different “stages” of metallurgical work completed in five different “phases”, some of which included mineralogical studies. Most of the metallurgical related work was done on composite samples made up of drill core or bulk samples. It was initially very difficult to match up the mineralogical and metallurgical reports with the original samples since most of the original composites were given one of 11 different sample names (eg. “Konttijärvi Peridotite Marker” sample) that were reused throughout different phases of sampling. This had the potential of creating a great deal of confusion and thus required that the metallurgical and mineralogical sampling be mapped out using flow sheets to track the individual samples.

The various phases of sampling involved making composite samples of the 11 litho-types (5 from Konttijärvi, 6 from Ahmavaara). There were also “Master Composite Feed” and “Life of Mine” composite samples made. The vast majority of the mineralogical work was done on mill products resulting from various tests, with a lesser amount of mineralogical work done on the crushed composites themselves. The only QemSCAN analyses were done by Lakefield on 4 composite samples that were derived from 11 composite samples that were in turn derived from 318 individual drill core samples. Both bulk modal analysis and PGE deportment analysis was done. The results from all of these studies have been verified and incorporated into the overall project database.

Other studies incorporated into the database include:

•      PGE grain distribution study wherein 10 composite samples were analyzed using a SEM equipped with a Gunshot program that automatically searches for PGE grains. Though useful, only a small number of PGE grains were identified.

•      Two research studies and one field study by GFAP have been completed on broken rock sample material. These studies, although informative about the distribution of PGE minerals, are too limited in scope to be useful on a deposit scale.

•      There are a large number of complete whole rock (XRF) analyses available in the database (2,159 total analyses). These were randomly collected from different units during logging and were done by varying labs at different times and are both within and outside the zone of mineralization. There are also a number of MgO analyses done on “feed” composites and concentrate products.

9.2          MINERALOGICAL AND GEOCHEMISTRY STUDY

A mineralogical study titled “Mineralogical and Geochemical Study of the Konttijärvi and Ahmavaara Deposits, Arctic Platinum Project Finland” and dated September 28, 2006 was completed by J. Rickard on behalf of NAP. The results of this study are discussed in detail in Section 23 of this report.

The focus of this in-situ mineralogical study was to identify PGE mineral associations and grain interlocking textures that may prove to be problematic in milling and affect PGE recoveries. Of particular interest are the host sulphide and silicate minerals and the relative amount of PGEs locked-up in silicates. It is important to understand the grain size of the PGE, their distribution within the rocks and their host minerals. The mineralization was evaluated by analysis of the in-situ PGE distribution within different rock types from the Konttijärvi and Ahmavaara deposits. Data from various prior studies were used in this study. Some of the historic data was edited and put into a format that was useable to generate comparative graphs and figures between datasets.

9.3          SAMPLING AND METHODS

Thin section samples were prepared from new dedicated samples of both the Konttijärvi and Ahmavaara deposits. The sample locations were evenly distributed within the limits of the previously planned pits (Lycopodium feasibility study); Konttijärvi (n=39), Ahmavaara (n=43). Due to time constraints only a limited number of samples were scanned in the SEM; a total of 14 samples were analyzed from Konttijärvi and 13 samples were analyzed from Ahmavaara. The thin section slides were analyzed using a Scanning Electron Microscope (SEM) at Lakehead University in Thunder Bay.

The PGEs were very small and difficult to locate using a petrographic microscope, so the slides were scanned using backscattered electron imaging to highlight the PGEs. The PGEs were measured and counted, the host silicates and sulphides were identified and pictures taken of the textures. A quantitative analysis was collected for each PGE and the surrounding host minerals. When large clusters of PGE were encountered, a representative number of quantitative analyses were collected and the rest of the minerals were qualitatively identified using the EDS spectra.

Summary of Significant Results

•      PGEs are found i) completely enclosed by sulphide, ii) along sulphide-silicate grain boundaries, iii) completely enclosed by silicates, iv) scattered as “clusters” within sulphides and silicates.

•      The majority of PGE are associated with sulphides, with a smaller proportion being completely enclosed by silicates.

•      The PGE distribution (association with sulphides/silicates) is similar between the Konttijärvi and Ahmavaara deposits.

•      Average grain size of the PGEs is 12.06µm (n=272), with a range of 0.81µm to 118.0µm.

•      PGEs have a strong correlation with chalcopyrite with lesser amounts associated with pyrrhotite, pentlandite, and pyrite, and only a few grains were observed to be attached to sphalerite, galena or millerite.

•      PGEs have a strong correlation with amphibole, with a lesser numbers associated with feldspar, chlorite, epidote, and biotite, and a minor amount with quartz and pyroxene.

•      The three gabbroic units at Ahmavaara are all quite similar in terms of composition.

10.0        DRILLING

As of the effective date of this report, NAP, through its agreement with GFAP, the project operator, has not conducted any drilling on either the Konttijärvi or Ahmavaara deposits, although diamond drill programs were initiated on both deposits as this report was being finalized and are expected to be completed by mid-April, 2007. A summary of previous drilling on these deposits is contained in Section 5.0 of this report.

11.0        SAMPLING METHODS AND APPROACH

The sampling methods and approaches taken by GFAP on the Suhanko project were standardized early in the project and applied throughout the data collection procedures. It is the intent of NAP to continue to utilize the existing procedures after making some minor modifications. In this regard, the core samples from the Konttijärvi and Ahmavaara deposits are subject to a variety of quality assurance - quality control (QA-QC) measures. These measures are built into the sample preparation and analysis scheme, which is detailed in flow chart form in Figure 11-1.

GOLD FIELDS ARCTIC PLATINUM OY
CORE SAMPLING PROTOCOL

Core sample
average 1 m samples, approx 7 kg
½ core retained
for storage
Cutting
diamond saw, ½ cut
½ core for assay
Drying
at 70° C
QC sample frequency is designed for 30 pot oven batches at laboratories:
Includes the following:
1 AP04 standard per oven batch alternate
1 coarse reject per batch
1 field blank per batch.
GTK will also include:
pulp duplicate
reagent or sample blank
standards
In addition, 5 % (1 in 20) of all pulps are duplicated and sent to secondary laboratory as a check assay.
Fine crushing
Boyd jaw crusher
70p2mm
Riffle splitting
1 in 20 samples duplicated, pulverised and submitted to secondary laboratory as check assay
100 – 150 g crush to pulveriser
3.0 – 3.5 kg crush
retained
for storage
1 in 27 retained crush is re-submitted to splitting, pulverising and assaying = Coarse reject sample duplicate
Pulverising
Herzog ring mill; hardened
steel bowl
90p100µm
Precious metal
analysis
50 g
Sub sampling
0.15 g
Base metal
analysis
Pulver ampoule retained
for storage

Figure 11-1:  Sample Preparation and Analysis Scheme

12.0                        SAMPLE PREPARATION, ANALYSIS AND SECURITY

12.1                        SAMPLE PREPARATION AND ANALYSIS

GFAP currently uses two main laboratories for assays from the Suhanko project – the GTK (Finnish Geological Survey) laboratory located in Rovaniemi, and Genalysis located in Perth. All sample preparation is being carried out at GTK and pulps are then shipped to Perth for umpire sampling. Traditionally, PGE (effectively Pd and Pt) and gold are determined by conventional fire assay fusions, using a standard lead flux at both GTK and at Genalysis. The analysis is carried out using the ICP method at both laboratories – GTK uses an optical emission spectrometer (ICP-OES) while Genalysis uses a mass spectrometer (ICP-MS).

Base metal assays are also carried out at both laboratories on a second split of the pulp. Both laboratories use an aqua regia digestion followed by ICP-OES finish. It is noted that the aqua regia only provides a partial digestion – in other words, base metals in sulphide and sulphate form are extracted, but not those silicate-hosted species.

Snowden carried out two studies of the assay quality assurance data generated by GFAP in 2002 and again in 2004. The 2002 report covered the historical Quality Assurance-Quality Control (QA/QC) data up to July 2002, and made a number of conclusions and recommendations which, for the most part were implemented and the issues peripherally re-examined by Dr Barry Smee in his 2003 investigation and again in the 2004 Snowden study.

Both the Snowden 2002 and 2004 studies note that, overall, the QA-QC data shows that the primary (GTK) laboratory is preparing and assaying for PGEs, Au, and base metals diligently. Snowden has also reviewed GFAPs internal core handling, data processing and QA-QC procedures and notes that these are of a very high standard.

Independent QA/QC Review – Smee and Associates 2003

In February 2003, Dr. Barry Smee of Smee and Associates (Vancouver, Canada) was commissioned to conduct a review of the projects QA/QC procedures. Dr. Smee is acknowledged as a leader in the field of assay QA/QC practices.

Dr. Smee concluded that, overall, analysis of quality control data for platinum, palladium and gold has not identified any critical issues which would adversely affect the material outcome of on-going resource estimations.

12.2                        SAMPLE SECURITY

In Snowden’s (2004) opinion, GFAP takes reasonable steps to ensure the security of samples from the drill site through to the database.

13.0                        DATA VERIFICATION

Mr. Fred Brown has visited both the Konttijärvi and Ahmavaara sites (May 4, 2006) and taken independent samples as part of the data verification process associated with the preparation of the 2006 resource estimation used in the current report. Table 13.1 and Table 13.2 summarize the Konttijärvi and Ahmavaara check sample comparisons.

In 2004, Snowden conducted an independent site visit of the trial excavations but did not conduct an independent sampling program. They did confirm that sulphide-rich PGE-base metal mineralization was plainly visible in situ. It is also noted that the reconciliation of the trial mining parcels through the GTK pilot plant (BMGS, 2004) demonstrates a reasonable correspondence with both diamond drill assays and blasthole grade control assays. Sampling independent of GFAP from both Ahmavaara and Konttijärvi has been carried out by Lycopodium for the purposes of metallurgical test work. This largely confirms the PGE, Ni and Cu grades as detailed in the current Mineral Resource estimate.

The results from numerous internal and independent external reviews (Smee (2003), Snowden (2002) and Snowden (2004)) of QA/QC sampling, sample preparation and sample assaying procedures attest to the validity of the project assay database. For this report and the contained resource estimate, the validity and integrity of the sampling database and the geological information supplied have been assumed. The author has not independently verified the accuracy of the data used; however, sufficient validation has taken place previously for a high level of confidence to be placed in the data, and no reason exists to doubt its veracity and reliability.

Table 13.1: Konttijärvi Verification Samples – Brown 2006

		al Assays
Drillhole	Sample #	PD g/t	PT g/t	AU g/t	NI%	CU%
KOJ353	2053001	0.2500	0.0700	0.0100	0.0600	0.0400
KOJ543	2053002	1.6000	0.5400	0.0800	0.0900	0.1300
KOJ733	2053003	0.0060	0.0050	0.0210	0.0072	0.0408
KOJ711	2053005	30.6000	9.5300	1.1000	0.1130	0.2090
KOJ749	2053006	0.6570	0.1900	0.0180	0.0523	0.0068
KOJ682	2053007	0.6700	0.1600	0.0900	0.0400	0.3600
KOJ581	2053008	2.9100	0.9300	0.2900	0.2300	0.2400
KOJ262	2053010	0.3800	0.1200	0.0040	0.0300	0.0010
KOJ494	2053011	1.4300	0.4900	0.0800	0.0500	0.1400

		Assays
KOJ353	2053001	0.2990	0.0708	0.0214	0.0679	0.0511
KOJ543	2053002	1.4300	0.5080	0.1930	0.0938	0.1240
KOJ733	2053003	0.0116	0.0053	0.0184	0.0070	0.0397
KOJ711	2053005	2.8400	1.0100	0.0507	0.0953	0.2080
KOJ749	2053006	0.7740	0.2230	0.0179	0.0518	0.0086
KOJ682	2053007	2.4700	0.6400	0.1790	0.2580	0.6370
KOJ581	2053008	3.6800	1.8200	0.2970	0.1280	0.2630
KOJ262	2053010	0.2040	0.0779	0.0001	0.0407	0.0010
KOJ494	2053011	1.3800	0.4910	0.1330	0.0531	0.1810
Re-assay Crush	2053005	28.2000	8.9700	1.0700	NA	NA
Re-assay Crush	2053005	27.6000	9.1700	1.0700	0.0930	0.1930

Table 13.2: Ahmavaara Verification Sampling, 2006

		al Assays
Drillhole	Sample #	Pd g/t	Pt g/t	Au g/t	Ni%	Cu%
RN/YP-510	2052255	1.5200	0.2860	0.2540	0.0932	0.4160
RN/YP-290	2052256	12.5000	1.5000	0.1230	2.7200	0.6950
RN/YP-676	2052257	11.4000	0.5080	2.0600	1.8300	1.5100
RN/YP-335	2052258	1.4000	0.2760	0.1340	0.0854	0.2730
RN/YP-176	2052260	2.5000	0.4700	0.1000	0.2180	0.1900
RN/YP-546	2052261	1.4600	0.3970	0.0520	0.0818	0.0932
RN/YP-371	2052262	8.1100	2.3400	0.2740	0.0921	0.1870
RN/YP-463	2052264	0.1150	0.0320	0.0310	0.0130	0.0267
RN/YP-552	2052265	30.9000	8.5700	1.8900	0.1710	1.0800

		Assays
RN/YP-510	4102255	1.7100	0.3220	0.2820	0.0908	0.4110
RN/YP-290	4102256	11.6000	1.2300	0.0360	2.7200	0.3630
RN/YP-676	4102257	12.0000	0.6890	1.1700	1.5400	1.8400
RN/YP-335	4102258	1.7700	0.3720	0.1370	0.1070	0.2610
RN/YP-176	4102260	2.1100	0.4600	0.1420	0.2000	0.1860
RN/YP-546	4102261	1.6500	0.3970	0.0569	0.0775	0.0789
RN/YP-371	4102262	9.3600	2.1900	0.3500	0.1060	0.1920
RN/YP-463	4102264	0.0669	0.0220	0.0286	0.0130	0.0271
RN/YP-552	4102265	33.2000	9.1700	1.9600	0.1650	0.9680

14.0                        ADJACENT PROPERTIES

The Konttijärvi and Ahmavaara deposits are the most investigated mineralized occurrences with the layered Portimo Intrusive Complex and as such are the main focus of the Artic Platinum Project. Given the highly prospective nature of the entire Portimo Complex the Suhanko Project has evolved to incorporate a large regional land position that protects virtually the entire margin of the Portimo Complex including the Konttijärvi, Ahmavaara and other mineralized properties. Consequently there are no immediately adjacent properties to Konttijärvi and Ahmavaara, such as those shown in Figure 14-1, that are not controlled by GFAP.

On a more regional scale there are other adjacent properties that are situated within proximal layered mafic intrusions that contain similar PGE or related styles of mineralization (e.g. layered Chromite mineralization). These regionally adjacent properties are displayed in Figure 14-2 while the distribution of related mafic layered intrusions is depicted in Figure 14-3. The varying style of mineralization hosted by the Portimo Complex and adjacent intrusions (Penikat-Kemi and Koillismaa) is briefly discussed below.

14.1                        REGIONAL METALLOGENIC SETTING

The geological survey of Finland in its Metallogenic map of Finland (Special Paper 35 “Metallogenic zones and metallic mineral deposits in Finland - Explanation to the Metallogenic Map of Finland” places the Konttijärvi and Ahmavaara PGE bearing deposits within the Suhanko PGE zone (38) of the Portimo Complex (see Figure 14-2).

14.1.1              MINERALIZATION OF THE PORTIMO COMPLEX

The Narkaus PGE zone (39) is also hosted within the Portimo Layered Complex (Iljina 1994). Although situated close to each other, the Suhanko and Narkaus intrusion groups differ in their shape and character of mineralization. The Suhanko intrusions resemble the Koillismaa Complex, while the Narkaus intrusion occupies a position strictly at the Archean/Proterozoic boundary, a position nearly identical to that of the nearby Penikat intrusive complex. Like the Penikat it also is broken up into several large blocks.

Five principal types of PGE mineralization have been identified in the Portimo Complex on ground controlled by GFAP.

In the Suhanko zone, there are;

•                                          PGE-bearing Cu-Ni sulphide disseminations, similar to those in Koillismaa;

•                                          massive pyrrhotite bodies; and

•                                          a reef called Rytikangas Reef, comparable to the Ala-Penikka Reef.

In the Narkaus zone, there are:

•                                          massive pyrrhotite bodies identical to those at Suhanko;

•                                          a PGE reef (Siika-Kämä Reef); and

•                                          off-set Cu-PGE mineralization in the Archean wall rocks.

These styles of mineralization, as briefly discussed below, are also found on properties hosted within adjacent Koillismaa and Penikat-Kemi Intrusive Complexes. These regionally adjacent properties include:

Kemi-Penikat Complex

The PGE mineralization in the Penikat intrusion is confined to four mineralised horizons or reefs all located inside, or at the boundaries of, one megacyclic unit. The mineralized horizons are referred to as the Sompujärvi Reef, Ala-Penikka and the Paasivaara Reef. A detailed description and review of the geology of the intrusion and the contained mineralization is presented by Alapieti & Lahtinen (2002). Presently, exploration of the PGE-rich horizons reveals that they continue through the intrusion but, where explored, are mainly thin horizons (decimetres in thickness) with local swellings or potholes up to 20-m thickness. PGE levels are generally less than 10 g/t. It has been estimated by the GTK that the total in situ mineral inventories are around 2 340 t of Pt and 4 590 t Pd (Saltikoff et al., 2006).

Kemi Chromite Mine

The Kemi mine, established in 1966, operates continuously and up to the present time about 30.91 Mt of ore has been extracted at an average grade of 25.7% Cr2O3. The Kemi deposit is hosted by the single oval-shaped Kemi layered intrusion (Saltikoff et al., 2006). The Penikat intrusion immediately to the east is a long, platform-shaped massif tectonically broken into five blocks. It carries some chromium concentrations as well, but main mineral potential lies in the intrusion’s PGE content.

Koillismaa Complex

Initially, the Koillismaa complex was explored for nickel-copper and iron-vanadium ores. Indeed, large tonnages of low-grade Ni-Cu mineralization were encountered at Porttivaara and Kuusijärvi in the western subgroup of the intrusive blocks. The PGE potential of the Cu-Ni occurrences was soon realized and it was quickly confirmed that they represent sulphide type Ni-Cu-PGE mineralization in the marginal series of a layered mafic intrusion. Reef-type enrichments in the layered series were disclosed as well. The metal concentrations (Cu, Ni, Au and PGE) and ratios of various properties in the Koillismaa are summarized in the Table 14.1.

Table 14.1:  Metal Concentrations and Ratios of Various Prospects in Koillismaa Complex (Saltikoff et al., 2006)

		Cu+Ni*	Cu:Ni	Pt+Pd+Au*	Pd:Pt	Pt:Au	Au eq
	(n)	(wt.%)		(ppb)			(ppm)
Haukiaho marginal series	116	0.60	1.56	973	2.64	1.38	3.63
Kaukua Marginal series	48	0.31	1.43	1,196	3.04	3.80	2.54
Kaukua reef-type	9	0.33	1.67	1,293	4.03	3.35	2.68

* Average metal concentrations are also expressed in gold equivalent.

Figure 14-1: Suhanko and Konttijärvi Intrusions - PGE Mineralized Occurrences (Source London Mining Jour, Feb 2005)	P&E Mining Consultants Inc.

1 – Orijärvi (Zn-Pb-Cu + Fe);
2 – Kemiö (Ta);
3 – Palmottu (U);
4 – Pori-Vammala-Kylmäkoski (Ni-Cu);
5 – Pirkkala-Valkeakoski (Au);
6 – Eräjärvi (Ta);
7 – Haveri-Orivesi (Au-Cu-W);
8 – Peräkorpi (Ti-Fe);
9 – Telkkälä (Ni-Cu);
10 – Juva-Puumala (Ni-Cu);
11 – Rantasalmi (Au);
12 – Virtasalmi (Cu);
13 – Ilmolahti (Ni-Cu);
14 – Kotalahti (Ni-Cu);
15 – Vehmersalmi (U);
16 – Outokumpu (Cu-Co-Zn + Ni);
17 – Koli-Kaltimo (U);
18 – Kyykkä-Hokka (Cu);
19 – Hattu (Au);
20 – Huhus (Fe);
21 – Seinäjoki (Au-Sb);
22 – Oravainen (Ni-Cu);
23 – Koivusaarenneva (Ti-Fe);
24 – Emmes (Li);
25 – Vihanti-Pyhäsalmi (Zn-Cu-Pb);
26 – Laivakangas (Au);
27 – Hitura (Ni-Cu);
28 – Talvivaara (Ni-Zn-Cu);
29 – Nuottijärvi-Sotkamo (U);
30 – Otanmäki (V-Fe-Ti);
31 – Moukkori – Lokkiluoto (Au);
32 – Kauniinlampi – Arola (Ni );
33 – Tipasjärvi – Saarikylä (Fe);
34 – Pääkkö (Fe);
35 – Koillismaa (PGE + Ni-Cu + V-Fe);
36 – Oijärvi (Au);
37 – Kemi-Penikka (Cr, PGE);
38 – Suhanko (PGE );
39 – Narkaus (PGE);
40 – Tervola (Au-Cu );
41 – Rovaniemi-Ylitornio (Mo-Cu-W);
42 – Misi (Fe);
43 – Kuusamo Au (Au);
44 – Kuusamo U (U);
45 – Suonna (Fe);
46 – Jauratsi (Fe);
47 – Kylälampi (Fe);
48 – Kittilä (Au-Cu);
49 – Koitelainen (PGE+Cr+V-Fe);
50 – Porkonen-Pahtavaara (Fe-Mn);
51 – Kesänkitunturi (U);
52 – Rautuvaara (Fe, Cu, Au);
53 – Pyhäjärvi (V-Fe-Ti);
54 – Pulju (Ni);
55 – Nirroselkä (Ni);
56 – Lemmenjoki (Au);
57 – Ivalojoki (Au);
58 – Ruossakero (Ni);
59 – Vätsäri (Fe).

N
0
100
Kilometres

Figure 14-2: Metallogenic Zones of Finland (Source Geo Surv Finlanf SP 35)	P&E Mining Consultants Inc.

20ºE
30ºE
40ºE
70ºN
ARCTIC
OCEAN
WHITE
SEA
BALTIC SEA
40ºE
60ºN
20ºE
30ºE
60ºN
Archean basement
2.5 - 2.4 Ga Volcanic and sedimentary rocks
2.3 - 2.0 Ga Volcanic and sedimentary rocks
1.9 Ga Granulite belts
Caledonides
Other rocks younger than 2.0 Ga
Mafic-ultramafic intrusions
1 Mount General'skaya
2 Anis River
3 Ulitazero
4 Vulvara
5 Pyrshin-Ulavish'
6 Moncha Tundra
7 Monchegorsk
8 Fedorova Tundra
9 Pana Tundra
10 Imandra
11 Koitelainen
12 Kandalaksh
13 Kolvitsa
14 Pesochnyi
15 Ondomozero
16 Pyalochnyi
17 Tolstik
18 Olanga
19 Kukkola-Tornio
20 Kemi
21 Penikat
22 Portimo
23 Koillismaa-Näränkävaara
24 Burakovsky
0 50 100 150 km
N
At the map center

Figure 14-3: Fennoscandian Shield Showing Layered Mafic Intrusive Complexes (Source: Andersen et al., 2006)	P&E Mining Consultants Inc.

15.0                        MINERAL PROCESSING AND METALLURGICAL TESTING

A great deal of metallurgical testing of mineralization from the Konttijärvi and Ahmavaara deposits occurred in the period 2001 through 2005, prior to the involvement of NAP and is well documented in the Lycopodium 2005 Feasibility Study. Due to the amount of work that has been conducted only a brief summary of the results of these tests are presented below.

15.1                        INTRODUCTION

Lycopodium was commissioned by GFAP to undertake the management of the ongoing metallurgical testwork programme for the Suhanko Project. Metallurgical advice and consultation was provided by GFAP and P Taggart and Associates of Vancouver.

Metallurgical testwork has been conducted on the Ahmavaara and Konttijärvi deposits. The deposits contain Platinum Group Elements (PGEs) which includes platinum, palladium and gold, as well as nickel, copper and cobalt. Minor amounts of rhodium are contained in the ore but this element is not evaluated in the testwork and reports although it will provide minor additions to the Project cashflow. A concentrator incorporating primary crushing, grinding, flotation and concentrate dewatering is planned to produce a smeltable concentrate.

Previous metallurgical testwork was conducted on samples from the Ahmavaara and Konttijärvi deposits in the following programmes:

•                                          Stage 1 by Mintek (South Africa) in 2000.

•                                          Stage 2 by PRA (Canada) in 2001.

•                                          Stage 3 by VTT (now GTK, Finland) in 2001 and 2002.

•                                          Phases 1 and 2 by LRA (now SGS, South Africa) in 2001 and 2002.

A summary of these testwork programmes has been reported by Lycopodium in “Past Metallurgical Testwork Review, June 2002”.

The Phase 3 testwork programme was conducted by LRA in 2002 to develop a processing scheme suitable for treatment of the Suhanko ore types and this work was reported in the 2002 Draft Feasibility Study (FS2002).

The Phase 3 testwork results indicated that:

•                                          A grind size P80 of 75 µm produced the best economic return.

•                                          Single stage milling – flotation (MF1) was selected in preference to two stage milling – flotation (MF2).

•                                          Regrinding of the rougher and scavenger concentrates to a product P80 size of 20 microns was selected as producing the best economic return.

•                                          Rougher and cleaner flotation pH of 7.0 and 6.0 respectively, provided an optimum grade / recovery relationship.

•                                          Rougher / scavenger flotation times of 28 minutes produced optimum recoveries.

•                                          Four cleaning stages were selected to allow final concentrate specifications to be achieved.

The process design for the FS2002 study and the current feasibility study has been based on the Phase 3 results, but validated in the subsequent test programmes.

Three separate test phases have been conducted since the Phase 3 test programme:

•                                          The Phase 4 laboratory testing.

•                                          The GTK pilot plant and laboratory bench testing.

•                                          The Phase 5 laboratory bench testing at SGS Lakefield.

Phase 4 Test Programme

The overall objectives of the Phase 4 testwork programme were to:

•                                          Validate the processing scheme developed for treatment of the Suhanko ore types in the Phase 3 works particularly for the Life of Mine ore composite.

•                                          To evaluate alternative processing options.

•                                          Conduct development and variability testwork on a complete new set of Phase 4 variability lithological samples.

Whilst the majority of the Phase 4 works were conducted at SGS, other programmes covering aspects of mineralogical liberation size, copper nickel separation, nickel leaching and gravity separation were investigated by other laboratories.

GTK Test Programme

The GTK testwork covered two aspects, namely the pilot plant and laboratory bench testworks. The ore processed was obtained from the 2004 Suhanko Trial Pits.

The main objectives of the GTK pilot plant were two-fold:

•                                          Produce concentrate samples for evaluation by smelters.

•                                          Provide engineering design data.

The main objectives of the GTK bench scale testwork were:

•                                          To determine a baseline performance against which to measure the pilot plant performance.

Phase 5 Test Programme

The Phase 5 testwork programme was conducted at SGS Lakefield. The overall objectives were to conduct a series of rougher scavenger kinetic tests, open circuit cleaner tests and locked cycle tests on a range of samples in order to revise and upgrade the Grade – Recovery Modelling data base. The samples tested were:

•                                          2004 Suhanko Trial Pit lithology and blends of these lithological samples.

•                                          Phase 4 Variability samples and blends of these samples.

15.2                        SUMMARY

The main purpose of the testwork programme completed since the 2002 study was to build on the knowledge base and to address questions which were outstanding from that programme. The results of this programme have provided a sound basis for the design of the concentrator for the Study. No significant changes to the flowsheet have resulted from the additional testwork.

15.2.1              SAMPLE SELECTION AND PREPARATION

All stratigraphic and variability sample selection from drill core samples and the trial pit in the Konttijärvi deposit for the Phase 3, Phase 4 and Phase 5 (on the 2004 Trial Pits samples) and subsequent metallurgical testwork was undertaken by Arctic Platinum

•                                          Arctic Platinum has confirmed that the samples were collected using approved procedures and the samples are representative of the ore characteristics of each deposit (not withstanding any restrictions on core availability).

•                                          Sample preparation techniques applied by VTT for preparation of sub samples of the original Phase 3 drill core samples from both orebodies were not witnessed by Lycopodium. Nevertheless general written procedures reviewed by Lycopodium were in keeping with standard laboratory procedures

•                                          Sample preparation techniques applied by GTK for preparation of the samples from the 2004 Trial Pit lithological samples were witnessed by Lycopodium and are considered to have been conducted appropriately.

•                                          Phase 3, Phase 4 and Phase 5 testwork samples made up at SGS from the original drill core (Phase 3 and 4) and Trial Pit samples (Phase 5) selected by Arctic Platinum were composited based on data supplied by Arctic Platinum and Lycopodium. Selection criteria for samples made up to investigate particular characteristics were developed by Lycopodium and Arctic Platinum.

•                                          Variability samples were prepared to determine the metallurgical implications of stratigraphy, grade and feed composition.

•                                          The following limitations of samples tested exist:

•                                          Original sample selection of drill core for the Phase 3 and subsequent Phase 4 test programmes by Arctic Platinum did not spatially cover both deposits due to drilling limitations. Validation of metallurgical performance of stratigraphic units within sample areas not covered by the Phase 3 or Phase 4 testwork programme is recommended to confirm metallurgical characteristics for these stratigraphic units within these areas.

•                                          Selection by Arctic Platinum for the 2004 Trial Pit samples could not inherently spatially cover both deposits by nature of the small size mining pits. The subsequent GTK and Phase 5 metallurgical test programme results achieved with these samples may not represent the complete orebody.

The drill core samples collected and composited from the respective orebodies provide a reasonable coverage of those orebodies for the testwork conducted and subsequent plant design. Areas of the deposits not already included in the test programmes should be reviewed in the period following Project approval and before mining of those areas commences.

15.2.2              MINERALOGY

No further mineralogical investigations have been conducted since the Phase 1, 2 and 3 test programmes which demonstrated that:

•                                          Major sulphide minerals include chalcopyrite, pentlandite, and pyrrhotite.

•                                          The majority of the PGEs occur as platinum in sperrylite, gold in electrum and palladium in kotulskite and isomerteite.

•                                          Major gangue minerals include talc, chlorite and tremolite in the upper stratigraphy with additional actinolite, hornblende and quartz in the lower stratigraphy.

•                                          The liberation analyses conducted on the orebody lithology samples milled to P80 of 75 µm indicated that acceptable liberation had been achieved and that further grinding to release small (5 µm) occluded particles is not justified.

•                                          Studies on flotation tailings samples indicated that the PGEs lost to tails occurred as very fine inclusions within silicates and release of these particles would require grinding to much finer sizes.

Some of the lithologies have not been subjected to detail mineralogical evaluation and whilst the mineralogical data collected is seen to provide a broad basis suitable for process design, it is recommended that lithologies not already subjected to mineralogy be reviewed in the period following Project approval to identify any similarities or differences with lithological types already tested.

15.2.3              COMMINUTION

Other than two Bond Ball Mill Work Index tests conducted on two lithological samples selected from the 2004 trial pit samples which demonstrated indices within the envelope of those historically tested no further comminution testing has been undertaken since the 2002 Phase 3 test programme. The results of the comminution assessment in 2002 are summarised below:

•                                          Similar mineralized stratigraphy is present at both Ahmavaara and Konttijärvi, and comminution testing indicated limited variability between ore types and locations. Samples were classified as possessing average to high compressive strength, moderate resistance to impact breakage, and requiring below average amounts of grinding energy. Properties ranged from the easiest, peridotite marker, to the toughest, hybrid gabbro.

•                                          Each of the samples tested indicated high to extreme competency at coarse size, competent enough to generate good media for autogenous grinding and likely to require upwards of 16 kWh/t in a primary autogenous mill. Critical size pebble generation will be likely during milling, although pebble strength is not high. A ball charge and/or recycle crusher should control any tendency to develop circulating loads. Control of feed size will be critical to successful SAG milling.

•                                          An SABC grinding circuit was proposed for these ores with a large diameter, high aspect SAG mill to facilitate impact breakage of the coarse lumps. Pebble crushing will be required to contend with the moderate impact resistance of the potential critical size material and the high rod: ball work index ratio observed.

•                                          The most comprehensive grinding assessment completed to date was that completed by OMC for FS2002 in which they specified SAG mill power of 16 MW. Metso reviewed the grinding in 2003 on request of GFAP and they recommended SAG mill power of 13.5 MW. This difference in approach prompted a further review which was conducted by SMCC in 2004 and they recommended a SAG mill power of 18.5 MW. GFAP decided to conclude the current feasibility study using the grinding circuit design as per FS2002 with SAG mill size of 16 MW as determined by OMC which would be able to process blended ores at the design rate but not process the harder ores (ie; hybrid gabbro) at any more than 1,100 tph.

It is recommended that:

•                                          If the Project proceeds to final design, SMCC be requested to complete the detailed modelling of the circuit to further define the grinding circuit requirements.

•                                          In light of the relatively high fSAG value that has been determined further review of means to reduce SAG mill feed size be considered.

15.2.4              PHASE 4 FLOTATION TESTWORK

The purpose of the Phase 4 flotation programme was to confirm the validity of the Phase 3 results on a wider spectrum of samples and evaluate additional processing options. The Phase 4 flotation testwork programme generally validated the processing scheme developed for treatment of the Suhanko ore types in the Phase 3 works and the main flotation design criteria are summarised in Table 15.1.

Acid Washing of Rougher – Scavenger Concentrate

Acid washing of the rougher-scavenger concentrate (prior to the cleaning circuit) from a talcose ore composite was reviewed and it was determined that:

•                                          There is potential to increase cash flows in the order of $1 .00/t of ore under the acid wash conditions evaluated when compared to non –acid wash regime.

The implications of the potential requirements for neutralisation of tailings with lime will need to be considered further if this process is to be pursued.

•                                          To confirm the benefits of the acid wash circuit the following items should be reviewed:

•                                          verification of the optimum acid wash conditions

•                                          capital cost of an acid wash circuit

•                                          operating cost (including maintenance) of an acid wash circuit.

Testwork on this process option was stopped on advice from GFAP.

Table 15.1:  Main Flotation Design Criteria

Criteria	Unit	Selection
Grinding		Single Grind-Float
Grinding Regime		75
Primary Grind Product Size	P80, µm
Roughing Scavenging Flotation		28

Flotation Times (laboratory)	minutes	33
Pulp Density	Wt% solids	7
Pulp pH		Sulphuric Acid
pH Modifier		Guar
Depressant		675
Depressant addition rate	g/t	SIPX
Collector		350
Collector addition rate	g/t	Senkol2
Promoter	g/t	200
Promoter addition rate		DF 200
Frother	g/t	30
Frother addition rate
Roughing Scavenging Concentrate Regrind		20
Regrind Product Size	P80, µm
Cleaning Flotation
Number of Stages	No.	4
Flotation Times (laboratory)
Cleaner 1	minutes	10
Cleaner 2	minutes	8
Cleaner 3	minutes	6
Cleaner 4	minutes	5
Pulp pH		6
pH Modifier		Sulphuric Acid
Collector		SIPX
Collector addition rate	g/t	60
Promoter		Senkol2
Promoter addition rate	g/t	15

Variability Testing

Variability testwork on 16 individual Ahmavaara Phase 4 variability samples demonstrated that:

•                                          The high sulphur grade samples achieved the lowest sulphur recovery and the highest concentrate sulphur grades.

•                                          The lowest sulphur feed grade samples gave the highest PGE recovery (with the exception of the extremely high sulphur feed grades) at the final concentrate stage.

•                                          It is possible that at high sulphur feed grades increased losses of PGE may occur through the cleaning stages due to the rejection of sulphide minerals. The PGEs are believed to be lost due to entrainment or mineral associations with the sulphides.

Variability and optimisation testwork was also conducted on the Phase 4 variability samples using three different blends prepared to represent the Konttijärvi and the Ahmavaara ore bodies and a blend of the two in a nominal 35 to 65 wt% ratio. These blends were selected to represent early, middle and late stages of mine development. The effects of changes in variable conditions tested can be summarised as follows:

•                                          Higher flotation pH’s caused small reductions in PGE performances and the standard regime of rougher pH 7.0 and cleaner pH 6.0 was confirmed.

•                                          The primary grind size P80 of 75 µm was confirmed.

•                                          Results for all three blends indicate that grades and recoveries were generally not affected when the P80 of the cleaner feed regrind was coarsened to 25 µm.

•                                          Minor recovery improvements resulted with increased collector and promoter additions. This should be optimised as part of plant-commissioning.

•                                          The use of Depramin 347 as talcose mineral depressant was not beneficial.

The variability testing generally validated the process design adopted as a result of the Phase 3 test programme, although variables such as concentrate regrind size, sulphide (pyrrhotite) mineralogy and reagent addition rates were highlighted as warranting further review in the period following Project approval and before commissioning to provide more information for planning purposes.

Gravity Recovery

The gravity testwork conducted by Knelson Concentrators indicated a gold recovery of 44% (at 3.2 g/t Au), a Pd recovery of 27% (at 16.7 g/t Pd) and a Pt recovery of 28% (at 4.1 g/t Pt). It was decided that although the Au recovery was reasonable, the Pt and Pd were marginal and on the basis that these metals could be recovered in flotation and with most losses to flotation testwork tailing associated with particles locked in silicates gravity testwork would not be pursued further.

15.2.5              PHASE 5 FLOTATION TESTWORK

Samples of the 11 different lithologies for the two orebodies extracted from the 2004 trial mining pits and prepared at the GTK pilot plant at Outokumpu (Finland) were sent to SGS LRA, Johannesburg, for testing. These samples and a range of lithological samples prepared from the Phase 4 variability samples were subjected to a series of standard flotation tests. This work was completed to extend the data base of metallurgical results for the range of lithologies and head grades to assist in Grade - Recovery Modelling and metallurgical performance prediction. In addition a perceived difference in testwork methodology between GTK and SGS LRA was examined, although the GTK results could not be successfully reproduced at SGS LRA.

The tests showed that the trial pit samples could be expected to yield lower recoveries than samples tested during Phase 3 and 4. Although results of locked cycle tests differed significantly for different lithologies, weighted average grade - recovery performance was similar to that achieved in open-circuit tests. The locked cycle tests consistently produced higher mass pulls than equivalent open-circuit tests, due to the presence of recirculating loads of sulphide minerals.

Due to the greater effect of mineralogical variation no direct relationship between feed grade and recovery could be established and recoveries have been assumed to be independent of 2PGE+Au head grades.

Results of additional tests on selected Phase 4 variability samples were incorporated into the grade - recovery models.

15.2.6              GTK PILOT PLANT TESTWORK

A programme of pilot testing was conducted at GTK in Finland using samples from the 2004 trial pit operations. At the same time a bench scale programme was conducted with the same samples.

Pilot Plant Operations

The pilot plant served the purpose of:

•                                          Preparing samples of concentrate for downstream processing and smelting tests by potential purchasers of the concentrate.

•                                          Providing valuable design data both from the physical data gathered at GTK and from ancillary testwork conducted by vendors and selected laboratories.

The pilot plant was not able to provide any definitive metallurgical performance data because the results were compromised by:

•                                          Head grades deviating from expected mill feed grades.

•                                          Poor operation and control of the plant resulting in spillage which compromised the complete metallurgical balance.

•                                          Suspected poor sampling in the plant.

•                                          Unreliable assaying.

•                                          Performance and reliability limitations of pilot plant equipment, particularly grinding mills, reagent distribution pumps, float cell level and air control and slurry pump hopper and pump ability to handle the flotation slurry froths.

Laboratory Bench Flotation Testing

In addition to the quality control tests providing a baseline for evaluation of the metallurgical performance of the ore blends treated in the pilot plant the main findings of the laboratory quality control testwork were:

•                                          The Ahmavaara blend open circuit cleaner tests demonstrated higher recoveries and lower concentrate grades for 2PGE+Au, Cu and Ni(s) compared to the other blends. This difference is suspected to be associated with the higher sulphide head grades of the Ahmavaara blend.

•                                          The Konttijärvi blend produced the lowest recoveries and highest concentrate grades for 2PGE+Au, Cu and Ni(s) compared to the other blends. As expected the AK blends lie in between the two.

•                                          The copper performance was very similar for all blends.

•                                          For the Konttijärvi blend, the alternative reagent regime of CMC, SEX and Danafloat produced slightly better 2PGE + Au metallurgical performance than the standard reagent scheme. Danafloat also appears to lift performance with the Konttijärvi / Ahmavaara blend.

•                                          For the Konttijärvi blend the best cleaning circuit performance was achieved by the use of the stainless steel regrind mill and without addition of depressant to the cleaning stages.

•                                          Higher guar additions produced lower rougher scavenger recoveries for all metals with both the Ahmavaara–Konttijärvi and Konttijärvi-Ahmavaara blends.

The pilot plant and laboratory testwork particularly highlighted the effect of talcose or non sulphide mineral depressants and as result it is recommended that the type, addition rate and point of addition of this reagent should be further investigated in the period following Project approval and before commissioning. This is not expected to have any significant effect on capital or operating costs.

15.2.7              COMPARISON WITH PREVIOUS TEST PHASES

The results of standard open circuit cleaner batch flotation testwork conducted on Phase 3, 4 (Variability) and 5 (Trial Pit) samples have been compared for each of the 11 Suhanko lithologies. A global comparison of results for the three phases has been made by mathematically combining the data from test results on individual lithologies, weighted according to their LOM distribution. It should be noted that these results do not represent the outcome of tests on actual composites, but are used to compare the trends in the three test phases in a quantitative way.

Comparisons have been drawn between the cleaner 4 concentrates in different tests. Mass pulls generally differ by less than 0.2% and the difference in recoveries is the overriding feature of the comparison.

Recovery of (2PGE+Au) to cleaner 4 concentrate from Konttijarvi LOM weighted average lithologies was similar for the three phases (3, 4 and 5) at around 68%.

Ahmavaara Phase 3 samples, at 77% (2PGE+Au) recovery, yielded 8% higher recoveries than Phase 4 and 6% higher recoveries than Phase 5 samples, based on cleaner 4 concentrate production.

Phase 3 weighted LOM copper recoveries were 19% higher than Phase 4 and 17% higher than Phase 5, based on cleaner 4 concentrate production.

Phase 3 weighted LOM nickel (t) recoveries were 4% higher than Phase 4 and 13% higher than Phase 5, based on cleaner 4 concentrate production.

The differences in recovery point to likely differences in mineralogy of the samples as a result of their different origins. This was noticeable in higher MgO content and depressant addition requirements with Phase 4 and 5 samples.

In comparing these results the origin of samples and purpose of the testwork in each case should be taken into consideration.

•                                          Phase 3 samples were composited to approximate the average composition per lithology at the time and still approximate the currently scheduled average feed best in this regard. These samples originate from a limited area of the proposed pits.

•                                          Phase 4 samples were produced from a wider spatial distribution in the ore body, but these tests were conducted to probe the effect of variability in (2PGE+Au) head grade on recovery. Head grades are thus different from those of the other samples.

•                                          Phase 5 samples were obtained from the 2004 Trial Pit Mine. Compared to the average scheduled grades, these samples are often quite different. The main features of these Phase 5 samples are that:

•                                          Konttijärvi ore has lower base metal content than predicted by the mine schedule.

•                                          Ahmavaara lower lithologies contain significantly higher S (pyrrhotite) than the schedule.

15.2.8              ANCILLARY TESTWORK

To generate additional design data required for the feasibility study, samples were taken during the 2004 GTK Pilot Plant campaign and subjected to testing by various vendors and laboratories.

The following tests were conducted:

•                                          Determination of stream solids densities by GTK.

•                                          Regrind Testwork by Xstrata (Isamill), Metso (Vertimill and Stirred Media Detritor (SMD) and AMMTEC (ball mill).

•                                          Tailings Thickening Characteristics by Outokumpu and Dorr-Oliver Eimco.

•                                          Concentrate Thickening by Outokumpu and Dorr-Oliver Eimco.

•                                          Filtration by Larox and Metso.

•                                          Concentrate Characteristics for Bulk Shipping by ATSIS and Lycopodium / AMMTEC.

•                                          Concentrate Drying Testwork by Drytech and Metso.

•                                          Concentrate Assays for Marketing by Genalysis.

•                                          Tailings Acid Generating and Leaching Potential under direction of Knight Piésold.

Results of this testwork have been incorporated into the concentrator design.

15.2.9              RECOMMENDED ADDITIONAL TESTWORK AND PROCESS REVIEW

At this stage Lycopodium believes that the testwork completed to date is of a definitive standard and provides a good understanding of the metallurgical response of the orebodies. However to provide more information for planning purposes additional metallurgical testwork and process review in the following areas is recommended to be conducted following Project approval and prior to commencement of operations Most of this work should consist of standard flotation testwork, generally based on variability testing and optimisation of reagent schemes unless noted otherwise:

•                                          Following Project approval and prior to final design, SMCC should be requested to complete the detailed modelling of the comminution circuit to further define the grinding circuit requirements and in light of the relatively high fSAG value that has been determined review means and practicality of reducing SAG mill feed size.

•                                          The effect of talcose or non sulphide mineral depressants was particularly highlighted by the 2004 GTK pilot plant and laboratory testwork and as result it is recommended that the type, addition rate and point of addition of the depressant should be further investigated in the period following Project approval and before commissioning. This is not expected to have any significant effect on capital or operating costs.

•                                          Some of the lithologies have not been subjected to detail mineralogical evaluation and it is recommended that these should be subjected to mineralogical review to identify any previously unrecognised mineral associations or intergrowths.

•                                          Samples of ore from areas of the Konttijärvi and Ahmavaara deposits that are currently included in resource estimates and that have not been subject to any metallurgical testwork to date. Flotation and general grinding characteristics should be investigated.

•                                          Further flotation optimization of stratigraphic blends that have demonstrated lower recoveries for selected metals such as platinum and nickel may be warranted. Losses associated with stages within the flotation circuit (eg cleaning) should be addressed.

•                                          If target concentrate specifications received from the preferred smelter differ from the existing concentrate grades, flotation variability testwork should be conducted on each stratigraphy to confirm that the revised specifications can be met and to determine metal recoveries and reagent consumption required.

•                                          Flotation testing of ore body and stratigraphic blends representing periods of mine production (eg by quarter) may be warranted to determine the effect of blending and to derive expected metal recovery and reagent consumption for each period. This need not necessarily be done prior to commissioning but should be done before mining of that material.

•                                          The type of non silicate mineral depressant reagent and point of application in the circuit should be reviewed to examine opportunities for improved performance or reduced unit cost.

•                                          Concentrate regrind size has been identified as one area of potential review and the Phase 4 variability testwork programme identified similar results at a coarser grind P80 of 25µm compared to the design 20µm. Further review of concentrate regrind size following Project approval may identify potential capital and operating cost savings achievable with a coarser size.

•                                          The primary grind size P80 of 75 µm has been evaluated and selected based on extensive testwork and preliminary financial analyses. Coarsening of the primary grind size would result in considerable capital and operating cost savings and therefore warrants ongoing investigation following Project approval and the availability of more reliable cost data.

15.2.10 ALTERNATIVE PROCESS REVIEW

The alternative processes reviewed do not form a basis for the concentrator design and are presented to provide possible direction for future testwork. Whilst none of these alternative processes are currently being investigated, they are summarised as follows:

Copper-Nickel Separation

The preliminary test programmes conducted at SGS, AMMTEC, GTK and G&T Metallurgical Services (G&T) demonstrated the following outcomes for the different Cu-Ni separation processes investigated.

Sequential Copper Nickel Separation

The Sequential Copper Nickel Separation process has been demonstrated to be a process in which marketable Cu concentrate grades can be prepared with better than 70% recovery of Cu. The Ni concentrate grades and recoveries are lower than desired with concentrate grades varying between 0.7 to 4% Ni(t) and recoveries varying between 26 to 45% Ni(t). The Ni flotation stage performance has been demonstrated to be highly dependant on the Ni head grade

One of the better results was achieved in the final locked cycle test conducted by G&T in 2004 as shown in the following table.

		Grade				Recovery %
				2PGE +Au
Product	Wt %	Cu %	Ni %	g/t	Mg %	Cu	Ni	2PGE +Au	Mg
Cu Conc.	0.5	24.6	0.9	131	1.8	73.6	6.1	26	0.1

Ni Conc.	5.0	0.5	0.7	20.1	12.8	16.2	45.0	41	8.7

The Ni(t) and PGE recoveries in the Sequential Copper Nickel Separation process are currently seen as being slightly lower than for the standard bulk base metal / PGE flotation as per the Study base case.

Further work is required to optimise and verify the sequential flotation process if GFAP wish to pursue this process.

Bulk Concentrate Reverse Flotation

The Bulk Concentrate Reverse Flotation process as originally tested during the 2001 VTT test programme has not been shown to be repeatable. None of the optional reagent strategies investigated has demonstrated acceptable performance and no further work is currently planned on this process.

Magnetic Separation

Magnetic separation was investigated by processing cleaner tailings samples from a laboratory bench test and the pilot plant. Whilst the tests were of a preliminary nature and no further tests are currently planned for this option, there would appear to be potential to utilise magnetic separation to:

•                                          Reject pyrrhotite from cleaner tails and intermediate streams.

•                                          Concentrate value metals in intermediate streams.

•                                          Reduce pyrrhotite and thereby levels of sulphur discharged to final tails.

Nickel Leaching

The possibility of leaching the low grade nickel concentrate from the sequential flotation process has been reviewed. A nickel selective leach process was targeted which would produce a nickel intermediate. Other value-elements would be recovered from the leach residue as a saleable concentrate followed by toll smelting.

Based on a literature review of available processes pressure leaching in the sulphate system was selected as the most likely technology to provide such a process with the least amount of development work.

Preliminary testwork investigated both the Activox® process and the pressure leaching process in the sulphate system.

The results indicate that:

•                                          Reaction rate is highly temperature dependent.

•                                          Ni dissolution at 200C is extremely rapid and results in total oxidation of sulphur to sulphate with 95% copper and 96% Ni extraction within 15 minutes.

•                                          At 140C the addition of sodium lignosulphonate (lignosol) has a positive effect on rate and extent of reaction.

•                                          At low temperature (1 10C), fine grinding is required to achieve the required extraction within practical leach times.

While the preliminary results were encouraging no further work was conducted on this process.

16.0        MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

16.1                        INTRODUCTION

Since 2000, a number of mineral resource estimates have been produced for the Konttijärvi and Ahmavaara deposits by Snowden. The 2005 GFAP Feasibility Study by Lycopodium was based on the Snowden December 2004 “recoverable resources” inventory.

The recoverable resource inventory for the Konttijärvi deposit was a Measured plus Indicated total of 31.0 Mt with an average 2PGE+Au grade of 2.35 g/t at a 1.0 g/t 2PGE+Au cut-off. This resource estimate was prepared utilizing a uniform conditioning “recoverable resource” inventory that was derived from the large panel Ordinary Kriging estimate of 25-m by 25-m by 4-m blocks. The recoverable resource inventory was based on a Selective Mining Unit size of 5 m by 5 m by 4 m, and incorporated an assumed 10 m by 10 m by 2 m grade control pattern.

The recoverable resources inventory for the Ahmavaara deposit was a Measured plus Indicated resources total of 54.7 Mt with an average combined palladium plus platinum plus gold grade of 1.89 g/t at a 1.0 g/t 2PGE+Au cut-off. The “recoverable resources” inventory was derived using a uniform conditioning “recoverable resource” inventory derived from the large-panel Ordinary Kriging estimate of 50 m by 50 m by 4 m blocks. The recoverable resource inventory was based on a Selective Mining Unit size of 5 m by 5 m by 4 m, and incorporated an assumed 10 m by 10 m by 2 m grade control pattern.

Although the above mineral resource estimates are written in conformance with the JORC Code and are believed to accurately reflect the contained mineralization on the properties, the work necessary to reconcile and verify the classification of the mineral resources, in compliance with the requirements of NI 43-101, has not been completed by either Aker Kvaerner, F.H. Brown CPG, Pr. Sci. Nat, or P&E and the resource estimates, therefore, can not be treated as NI 43-101 compliant resources. Consequently, the estimates should not be relied upon and there can be no assurance that any of the previous resources, in whole or in part, will ever become economically viable.

16.2        2006 NI 43-101 MINERAL RESOURCE ESTIMATE

An independent evaluation and a NI 43-101 compliant resource model of the Suhanko project (Konttijärvi and Ahmavaara deposits), at the scoping level of confidence, was requested by NAP and prepared by Mr. F.H. Brown CPG, Pr. Sci. Nat., in mid-2006. The effective date for the resource estimates is September 01, 2006.

The resource estimates have been prepared for the use of North American Palladium, Ltd. according to the standards set out in Canadian National Instrument 43-101 and have been classified in conformance with the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), CIM Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions and adopted by CIM Council December 11, 2005.

All drillhole related data for both deposits are maintained by GFAP in an MSAccess database that was accessed as required for each of the deposits.

16.3        KONTTIJÄRVI PROPERTY

16.3.1              DATA SUPPLIED

GFAP geologists supplied Triangulated Irregular Network (TIN) files of the local topography, till/bedrock contact and a structural interpretation of the major fault systems. TIN files are used by the Gemcom mine modelling software program to generate three-dimensional digital models of surfaces (such as topography) and volumes such as a rock unit.

All data are maintained by GFAP in an Access database. GFAP supplied a Konttijärvi database containing 857 diamond drillholes, of which 719 diamond drillholes were used for grade modeling (Table 16.1). The extract file contains header, survey, lithology and assay data, with assay data reporting Pd, Pt, Au, Ni and Cu sample grades. The results of validation checks of the database were within industry standards.

Table 16.1: Drilling History.

HOLE ID	TYPE	COUNT	MODEL
KOJ/GT	Geotech	4	4
KOJ/MET	Metallurgy	1	0
KOJ	Geology	555	555
RN	Historical	160	160
KRR	Blast Holes	135	0
WH	Water Hole	2	0
TOTAL		857	719

In order to reduce the random effects of low grade assay values below the assay detection limits for the defined grade elements, a low grade transform was applied to data extracted from the database, approximately equivalent to half the lower detection limit. For Pd, Pt and Au, assay values less than 0.01 g/t were transformed to 0.005 g/t; for Ni and Cu assay values less than 0.005% was transformed to 0.0025%. Blank intervals were flagged as Not Sampled in the database.

16.3.2              CONFIRMATION SAMPLES

Nine (9) verification samples were randomly selected for analysis from existing core stored at the GFAP Arktikum storage site in Rovaniemi, Finland. The sampling procedures and assay results are summarized in Section 13.1 of this report and the reader is referred to this section for more detailed information.

16.3.3              GEOLOGICAL MODEL

The geological model was constructed using polygonal interpretations of each lithology on north-south orientated cross-sections that were on 10 m centers. Three-dimensional wireframe solid models of the individual lithological units were then created based on successive polygons, and were combined into a three- Dimensional layered geological model. A TIN model of the Portimo Dyke was supplied by GFAP.

Due to difficulties in interpreting continuity in historical data, the Transitional Zone was combined with the Marginal Series for lithological modeling purposes (Table 16.2). Mineralization envelopes and “low-grade zones” have not been modeled or incorporated into the estimation process. All lithological models were clipped (trimmed) to the till/bedrock contact. The Peridotite Marker, Konttijärvi Pyroxenite,

Marginal Series and Transitional Zone were then combined into the single “Marginal Domain” unit for estimation purposes (Figure 16-1).

Table 16.2:  Modeling lithology.

Lithology	Strat Code	Rock Code	Color
Hanging Wall	HW	1100	Blue
Peridotite Marker	PM	1200	Cyan
Konttijärvi Pyroxenite	KPX	1300	Green
Marginal Series + Transitional Zone	MS	1400	Brown
“Marginal Domain”	LS	1900	Yellow
Basement	BAS	1600	Magenta

Major faulting divides the deposit into five fault blocks, which were incorporated into the geological model. The bulk of the deposit lies in the South fault block (Figure 16.2).

Figure 16-1: Konttijärvi Geological Model (Source: F.H. Brown 2006).

Figure 16-2: Konttijärvi Fault blocks (Source: F.H. Brown 2006).

16.3.4              MINERALIZATION MODEL

NAP requested that an unconstrained mineralization model be utilized, in order to accommodate the complex mineralization history of the deposit without reference to empirically defined grade boundaries. Two statistical populations were evident from the statistical results and variography. Each fault block was therefore divided into two mineralization domains where applicable, creating a total of nine domains for estimation purposes (see Table 16.10). Fault block boundaries were considered hard boundaries for estimation purposes. The Portimo Dyke was modeled as a zero grade waste intrusive.

16.3.5              COMPOSITING

Raw sample lengths from the Konttijärvi database ranged from 0.01m to 4.73m, with an average sample length of 1.01 m. A total of 82% of the samples were one meter in length. For estimation purposes the assays were composited to one- meter length-weighted intervals downhole from the collar.

16.3.6              GRADE ELEMENTS

Palladium (Pd), platinum (Pt), gold (Au), nickel (Ni) and copper (Cu) were estimated separately as individual grade elements. A derived 2PGE+Au (Pd + Pt + Au) parameter was then calculated by combining the appropriate grade elements for each block. As well, a Palladium Equivalent (PdEq) parameter incorporating Pd, Pt, Au, Ni and Cu values was calculated.

16.3.7              SPECIFIC GRAVITY

Specific gravity values for each lithological unit were taken from Snowden (2004c) as given in Table 16.3.

Table 16.3: Specific Gravity Values Konttijärvi.

Unit	Rock Code	Density (t/m3)
Hanging Wall	1100	2.91
Peridotite Marker	1200	2.94
Konttijärvi Pyroxenite	1300	2.99
Marginal Series + Transitional Zone	1400	2.95
Basement	1600	2.80
“Marginal Domain”	1900	2.95
Portimo Dyke	2300	3.00

16.3.8              SUMMARY STATISTICS

Composite grade statistics were compiled for each estimation domain. Samples were not de-clustered prior to analysis (Table 16.4).

Table 16.4: Domain Composite Statistics Konttijärvi.

	DOMAIN	n	Min	Max	Mean	Media n	SD	COV
Pd	Marginal	17343	0.010	77.110	1.351	0.800	2.003	1.483
	Basement	25902	0.010	245.000	0.724	0.170	2.885	3.987

Pt	Marginal	17343	0.010	26.290	0.387	0.220	0.574	1.482
	Basement	25902	0.010	80.500	0.198	0.040	0.924	4.675

Au	Marginal	17343	0.010	5.880	0.099	0.050	0.164	1.659
	Basement	25902	0.010	19.880	0.054	0.010	0.229	4.215

Ni	Marginal	17343	0.005	1.240	0.069	0.050	0.057	0.826
	Basement	25902	0.005	1.040	0.025	0.010	0.044	1.752

Cu	Marginal	17343	0.005	1.740	0.113	0.070	0.133	1.177
	Basement	25902	0.005	5.640	0.082	0.030	0.140	1.694

Probability graphs, separated by lithological domains, indicate the presence of mixed population distributions, as shown in Figure 16-3, possibly as the result of multiple primary mineralization events combined with hydrothermal remobilization. Sensitivity studies were carried out on grade-capping and high grade outliers, but the results suggest that there is no need for grade-capping at this level of investigation and none was applied.

A strong correlation exists between composite Pd and Pt assay grades (R2 = 0.91 for Basement data and R2 = 0.94 for Marginal Domain data). Correlation was weaker for Pd and Au, and no linear correlation could be demonstrated between Pd and Ni, Pd and Cu or Ni and Cu (Table 16.5).

Figure 16-3:  Konttijärvi Grade Probability Graphs

Au Basement
Konttijarvi
99.999
99.95
99.5
95
70
40
10
1
0.1
0.005
0.001
0.01
0.1
1
10
100

Cu Basement
Konttijarvi
99.999
99.95
99.5
95
70
40
10
1
0.1
0.005
0.001
0.01
0.1
1
10

Pd Basement
Konttijarvi
99.999
99.95
99.5
95
70
40
10
1
0.1
0.005
0.001
0.01
0.1
1
10
100
1000

Pt Basement
Konttijarvi
99.999
99.95
99.5
95
70
40
10
1
0.1
0.005
0.001
0.01
0.1
1
10
100

Ni Basement
Konttijarvi
99.999
99.95
99.5
95
70
40
10
1
0.1
0.005
0.001
0.01
0.1
1
10

Au-Layered Series
Konttijarvi
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

Cu-Layered Series
Konttijarvi
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

Pd-Layered Series
Konttijarvi
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10
100

Pt-Layered Series
Konttijarvi
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10
100

Ni-Layered Series
Konttijarvi
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

Table 16.5: Grade Element Correlation and Ratios Konttijärvi.

	Basement		Marginal Domain
	Correlation	Pd Ratio	Correlation	Pd Ratio
Pd:Pt	0.911	3.3	0.936	3.6
Pd:Au	0.541	17.2	0.476	17.5
Pd:Ni%	0.153	167	0.182	82
Pd:Cu%	0.148	84	0.362	25
Ni%:Cu%	0.247	NA	0.185	NA

Figure 16-4: Palladium Correlation Konttijärvi (Source: F.H. Brown 2006)..

16.3.9              VARIOGRAPHY

Variography was performed on composited values within the South fault block, which contains 82% of the sample data. Lognormal directional semi-variograms were investigated for both the Marginal Domain and Basement mineralization zones for each grade element, and the trend direction of maximum continuity in the horizontal plane determined. Within this trend, continuity was then determined by varying the plunge direction. Directional semi-variograms perpendicular and orthogonal to this trend were then modeled to identify effective ranges in each principle direction.

Short-range variography (~100 m or less) results suggest weak to moderate anisotropy, relative to the grade element and the lithological unit. Au was effectively isotrophic at short ranges for both lithological units, with moderate nugget effects. Pd and Pt Marginal Domain mineralization appears to be weakly anisotropic, and both elements display high nugget effects in the Marginal Domain. Ni also displayed a moderate anisotropy in the Marginal Domain at the ranges investigated. In general, mineralization at short ranges is very weakly anisotropic in the Basement unit, and weakly anisotropic in the Marginal Domain. The horizontal grade continuity in the Marginal Domain has a trend approximately parallel to the local strike. The vertical grade continuity plunges -10° to -30° (Table 16.6). No clearly defined mineralization model could be discerned from the short-range variography. For this reason, short-range non-directional semi-variograms were deemed sufficient for estimation purposes in this study, as shown below in Figure 16-5 and tabulated in Table 16.7.

Table 16.6:  South block short-range grade continuity Konttijärvi

Element	Domain	Anisotrophy	Trend	Plunge
Pd	Basement	Weak	105°	-30°
	Marginal Domain	Weak	90°	-10°

Pt	Basement	~Isotrophic	90°	-10°
	Marginal Domain	Weak	90°	-20°

Au	Basement	~Isotrophic	90°	-10°
	Marginal Domain	~Isotrophic	75°	-20°

Ni	Basement	~Isotrophic	90°	-10°
	Marginal Domain	Moderate	75°	-10°

Cu	Basement	~Isotrophic	75°	-10°
	Marginal Domain	Weak	75°	-10°

Table 16.7:  South block estimation semi-variograms Konttijärvi.

Element	Domain	C0	Semi-variogram
Pd	Basement	38%	C0 3.2 + SPH(45, 5.1) + SPH(99, 0.09)
	Marginal Domain	74%	C0 3.25 + SPH(40, 1.1) + SPH(99, 0.06)

Pt	Basement	31%	C0 0.27 + SPH(42, 0.53) + SPH(99, 0.06)
	Marginal Domain	77%	C0 0.28 + SPH(40, 0.08) + SPH(99, 0.002)

Au	Basement	57%	C0 0.035 + SPH(13, 0.025) + SPH(99, 0.001)
	Marginal Domain	41%	C0 0.012 + SPH(10, 0.017) + SPH(99, 0.0002)

Ni	Basement	34%	C0 0.0011 + SPH(35, 0.0008) + SPH(999, 0.0002)
	Marginal Domain	50%	C0 0.0012 + SPH(28, 0.0021) + SPH(50, 0.00023)

Cu	Basement	39%	C0 0.008 + SPH(12, 0.0125) + SPH(99, 0.0001)
	Marginal Domain	45%	C0 0.008 + SPH(25, 0.0085) + SPH(99, 0.0014)

Figure 16-5:  Konttijärvi Experimental Semi-Variograms

AU MARGINAL DOMAIN
360
Gamma
Pairs x 1000
Lag Distance

AU BASEMENT
360
Gamma
Pairs x 1000
Lag Distance

CU MARGINAL DOMAIN
360
Gamma
Pairs x 1000
Lag Distance

CU BASEMENT
360
Gamma
Pairs x 1000
Lag Distance

PD MARGINAL DOMAIN
360
Gamma
Pairs x 1000
Lag Distance

PD BASEMENT
360
Gamma
Pairs x 1000
Lag Distance

PT MARGINAL DOMAIN
360
Gamma
Pairs x 1000
Lag Distance

PT BASEMENT
360
Gamma
Pairs x 1000
Lag Distance

NI MARGINAL DOMAIN
360
Gamma
Pairs x 1000
Lag Distance

NI BASEMENT
360
Gamma
Pairs x 1000
Lag Distance

16.3.10  BLOCK MODEL

The Konttijärvi drilling grid is laid out to provide sample information on a nominal 50 m spacing, with infilling to 25 m and 12.5 m in places. A 15 m x 15 m x 8 m (L x W x H) estimation block size was selected as a compromise between (potential) mining selectivity; the narrow width of the Marginal Domain mineralized zone, the existing drilling grid and semi-variogram ranges. The block model framework contains 308,760 blocks covering the defined area of mineralization (Table 16.8).

Table 16.8:  NAP 2006 block model Konttijärvi.

	Min	Max	Block Size	Count Blocks
Easting	53300	54695	15	93
Northing	36400	37645	15	83
Elevation	-112	208	8	40
Volume = 2162 M m3

Block model geological parameters were constructed from a percent Gemcom™ model, allowing for a high degree of accuracy in terms of volume estimates.

16.3.11  CUT-OFF GRADES

Due to the polymetallic nature of the deposit the resource inventory was tabulated relative to a 2PGE+Au cut-off for comparative purposes with the Snowden estimates. The resource inventory listing is an arithmetic accumulation of individual grade element estimates from blocks that meet the 2PGE+Au cut-off value.

Current NAP operating practice is to also express resources in terms of a combined NSR cut-off. A resource inventory has therefore also been calculated relative to a NSR Palladium Equivalent (PdEq) grade. PdEq grades were calculated from individual grade element values as follows:

PdEq = Pd + (3.68 x Pt) + (2.07 x Au) + (20.88 x Ni) + (5.88 x Cu)

PdEq parameters were derived from the data given in Table 16.9.

Table 16.9:  PdEq NSR parameters* - Konttijärvi.

					Payable Metal
	Metal Price	Concentrate		Pd Eq	$US/tonne/% or
Element	$US/lb or oz	Recovery	Net Revenue %	Factor	gram/t
Pd	$277.00	69.0%	28%	1.00	5.25
Pt	$1,057.00	65.0%	30%	3.68	19.31
Au	$546.00	75.0%	4%	2.08	10.90
Ni	$9.04	65.0%	23%	20.90	109.72
Cu	$2.56	73.0%	15%	5.89	30.91

*Confidential smelter terms: Smelter recovery/payables, treatment and refining charges, penalties, freight costs, etc., used to determine NSR/net revenues per unit are not shown because of their proprietary nature.

16.3.12  ESTIMATION

The resource estimate was based on 719 diamond drillholes. Estimates were made from three-Dimensional block models using commercial Gemcom™ software version 5.45.

Separate in-situ global resource estimates were produced for the defined grade elements for 15 m x 15 m x 8 m blocks using Ordinary Kriging on composite grades. Nearest Neighbour (NN) block estimates were also calculated for comparison and validation purposes.

Estimation data were constrained within demarcated estimation domains, incorporating assay data and geological interpretations within the framework of the geological model. Estimation was not restrained to empirical mineralization zones as per the GFAP approach, but was instead allowed to continue on all blocks informed by the defined search ellipse within an individual estimation domain (Table 16.10).

The kriging neighbourhood was investigated for the Pd grade element within the South Block Basement and Marginal Domain mineralization zones. Search ellipses were restricted to 50m, and estimation required a minimum of five samples and a maximum of fifteen samples. The discretization level was set at 4 x 4 x 4. No dilution factor was applied to the estimates.

NAP 2006 Global Resource Inventory –Konttijärvi Deposit

The Global Resource Inventory for the Konttijärvi deposit, based on a NSR palladium equivalent estimated at a cut-off of 1.0 g/t PdEq produced a Measured + Indicated total of 63.602 million tonnes with an average PdEq grade of 3.747 g/t and an Inferred total of 11.640 million tonnes at an average PdEq grade of 3.104 g/t . The 2006 Global Resource Inventory for the Konttijärvi and Ahmavaara Deposits (1.0 g/t PdEq cut-off ) as prepared by F.H. Brown (2006) is shown in Table 16.11

A complete resource inventory by cut-off grade for 2PGE+Au and PdEq estimates is given in Appendix 1.

Table 16.10: Estimation Domains.

ESTIMATION DOMAIN
Fault Block	Mineralization	Domain Code
North	Basement	5100
South	Marginal Domain	6200
South	Basement	5200
East	Marginal Domain	6300
East	Basement	5300
West 1	Marginal Domain	6400
West 1	Basement	5400
West 2	Marginal Domain	6500
West 2	Basement	5500

Table 16.11: NAP 2006 Global Resource Inventory - Suhanko Project (Konttijärvi and Ahmavaara Deposits) 1.0 g/t PdEq Cut-off

Ahmavaara	Tonnes	Pd g/t	Pt g/t	Au g/t	Ni %	Cu %	PdEq g/t	PdEq Oz
Measured	38,197,000	0.707	0.141	0.086	0.061	0.161	3.425	4,206,000
Indicated	114,816,00	0.851	0.175	0.104	0.071	0.181	4.027	14,867,00
	0							0
Inferred	34,757,000	0.867	0.187	0.103	0.070	0.170	4.015	4,486,000

Konttijarvi
Measured	26,031,000	1.064	0.307	0.081	0.059	0.100	4.173	3,493,000
Indicated	37,571,000	0.902	0.255	0.071	0.043	0.095	3.452	4,170,000
Inferred	11,638,000	0.867	0.241	0.062	0.027	0.097	3.014	1,128,000

Combined
Measured	64,228,000	0.852	0.208	0.084	0.060	0.136	3.728	7,699,000
Indicated	152,387,00	0.864	0.195	0.096	0.064	0.160	3.885	19,037,00
	0							0
Inferred	46,395,000	0.867	0.201	0.093	0.059	0.152	3.764	5,614,000

The distribution of mineralization within the defined lithological units was also estimated (Table 16.12), as this directly affects the metallurgical characteristics of the mineralization.

Table 16.12: Konttijärvi Lithological unit mineralization – 1.0 g/t 2PGE+Au cutoff (Measured + Indicated + Inferred).

		Peridotite		Marginal Series +
		Marker	Pyroxenite	Transitional Zone	Basement
Tonnes		15%	10%	37%	39%
% Mineralization	Pd	14%	10%	36%	40%
	Pt	15%	10%	36%	39%
	Au	16%	11%	36%	37%
	Ni	20%	13%	41%	27%
	Cu	10%	9%	41%	40%
Avg Grade	Pd g/t	1.505	1.641	1.633	1.711
	Pt g/t	0.471	0.488	0.458	0.465
	Au g/t	0.133	0.134	0.124	0.121
	Ni %	0.085	0.081	0.072	0.045
	Cu %	0.102	0.133	0.163	0.163

16.3.13  CLASSIFICATION

Global mineral resources were classified in accordance with guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM, 2005):

•                                          Inferred Mineral Resource

An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

•                                          Indicated Mineral Resource

An ‘Indicated Mineral Resource’ is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

•                                          Measured Mineral Resource

A ‘Measured Mineral Resource’ is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

Kriging efficiency (Krige, 1996) and the geological continuity of the Pd estimate were used as the primary criteria for classification. Kriging efficiency was calculated for each Pd block estimate using the OK estimation variance and the block variance.

Kriging efficiency (KE) and the estimation regression slope (R) were then used to establish the relative confidence of the Pd block estimates, based on the semivariogram parameters and the location of the informing data. Higher kriging efficiencies are associated with better informed blocks, with a value of 100% reflecting perfect theoretical estimation.

The following ranges were then used to assign an overall classification level to each block:

•                                          Measured: KE >= 75% and R >= 0.8

•                                          Indicated: 30% >= KE < 75% and R >= 0.6

•                                          Inferred: 0.01% > KE < 30%

Well-informed blocks, with a low conditional bias, were therefore classified as Measured. Moderately-informed blocks were classified as Indicated. Poorly-informed blocks with less than adequate sample information or a poor spatial distribution of sample information were classified as Inferred. Blocks with a zero or negative KE were deleted from the estimation inventory (Figure 16-6). Only Pd results were used to classify the resource, as Pd is the primary grade element of economic interest.

Figure 16-6: Block classification (Section 53802.5, looking east) (Source: F.H. Brown 2006).

16.3.14  MODEL VALIDATION

Five methods were used to test the validity of the OK model:

•                                          Visual inspection of rock codes, composite grades and block grades in multiple north-south sections. No systematic bias was evident in the model estimates.

•                                          Global comparison of average composite grades per block and model block grades at a nominal cut-off (Table 16.13). Results for all grade elements indicate that the model provides a reasonable smoothed global estimate.

•                                          Comparison of model block estimates with a Nearest Neighbor (NN) estimate. The average grade of the model estimate and the NN estimate were compared at a nominal cutoff grade of 0.01. The mean grades were within 4.0% for all grade elements, indicating that the estimate is globally unbiased (Table 16.14).

•                                          Model block estimates and composite block averages were also compared to average blasthole grades from the 2004 trial mine sampling program (GFAP, 2004). The fifteen blocks affected straddle the South Block Marginal Domain and Basement lithological contact (Table 16.15). Model block estimates were intermediate between the composite average for the blocks and the calculated blasthole average for the blocks.

•                                          As a further test of the reasonableness of the model, the average informing distance of the closest sample used for estimation of the Pd grade element was also examined (Table 16.16). The distances used are consistent with industry practice for classification.

Table 16.13: Comparison of composite averages and model estimates.

Grade Element	Composite Avg	Model Estimate
Pd	0.945	0.818
Pt	0.282	0.242
Au	0.084	0.071
Ni	0.056	0.044
Cu	0.108	0.089
2PGE+Au	1.311	1.131

Table 16.14: Comparison of OK and NN block model estimates

		OK	NN	VAR
Pd	Basement	0.438	0.443	1.1%
	Marginal Domain	0.984	0.976	-0.8%
Pt	Basement	0.133	0.131	-1.5%
	Marginal Domain	0.288	0.285	-1.1%
Au	Basement	0.042	0.041	-2.4%
	Marginal Domain	0.081	0.080	-1.3%
Ni	Basement	0.028	0.027	-3.7%
	Marginal Domain	0.066	0.065	-1.5%
Cu	Basement	0.071	0.069	-2.9%
	Marginal Domain	0.101	0.100	-1.0%

Table 16.15: Comparison of blasthole averages and NAP block model estimates

Grade Element	Blasthole Avg	Comp. Avg	OK	NN
Pd	1.201	1.577	1.367	1.267
Pt	0.390	0.520	0.446	0.414
Au	0.094	0.114	0.099	0.098
Ni	0.086	0.075	0.067	0.061
Cu	0.095	0.115	0.109	0.095
2PGE+Au	1.685	2.211	1.977	1.779

Table 16.16:  Average informing distance of the closest sample for Pd

	MINIMUM	AVERAGE	MAXIMUM
Measured	0.1	7.7	20.9
Indicated	1.9	16.4	39.9
Inferred	9.8	18.4	47.1

16.3.15  KONTTIJÄRVI MINERAL RESOURCE ESTIMATE

An optimized pit design was produced by AMC Consultants for the Snowden 2004 resource (Lycopodium, 2005). Because the deposit was uneconomic at the time, no reserve meeting NI43-101 standards could be declared. A “Pit Design Inventory” was listed for the optimized pit however, and is tabulated in Table 16.17. The “Pit Design Inventory” is based on a selective mining “recoverable resource” model, and incorporates an additional 2.5% dilution at zero grade to account for edge effects (AMC, 2003).

Table 16.17:  GFAP Feasibility Study Pit Design Resource Inventory

		Tonnes	Pd	Pt	Au	Ni	Cu	2PGE+Au
SOURCE	CAT	Mt	g/t	g/t	g/t	%	%	g/t	M oz
Snowden	MEAS	17.5	1.79	0.51	0.13	0.08	0.17	2.43	1.4
2004(1)	IND	3.8	1.78	0.50	0.13	0.07	0.19	2.41	0.3
5 x 5 x 4	INF	1.6	1.50	0.40	0.11	0.03	0.17	2.01	0.1

(1) 1.0 g/t 2PGE+Au cutoff

The AMC pit design was applied to the NAP 2006 resource model for comparative purposes only, and the results are tabulated for a 2PGE+Au resource in Table 16.18 and a PdEq resource in Table 16.19. No dilution factors were applied to the NAP model.

Table 16.18: NAP 2006 Pit Design 2PGE+Au Resource Inventory.

		Tonnes	Pd	Pt	Au	Ni	Cu	2PGE+Au
SOURCE	CAT	Mt	g/t	g/t	g/t	%	%	g/t	M oz
OK(1)	MEAS	12.426	1.678	0.481	0.124	0.075	0.145	2.283	0.912
15 x 15 x 8	IND	10.054	1.499	0.423	0.120	0.060	0.149	2.043	0.660
	INF	1.337	1.649	0.481	0.110	0.045	0.153	2.239	0.096

(1) 1.0 g/t 2PGE+Au cutoff    NAP standard is to report grades to 3 decimal places.

Table 16.19: NAP 2006 pit design PdEq resource inventory.

		Tonnes	Pd	Pt	Au	Ni	Cu	PdEq
SOURCE	CAT	Mt	g/t	g/t	g/t	%	%	g/t	M oz
OK(1)	MEAS	21.877	1.113	0.323	0.086	0.062	0.102	4.378	3.079
15 x 15 x 8	IND	20.224	0.942	0.267	0.078	0.047	0.102	3.675	2.390
	INF	2.935	1.001	0.284	0.071	0.033	0.112	3.536	0.334

(1) 1.0 g/t PdEq cutoff                            NAP standard is to report grades to 3 decimal places.

16.3.16    KONTTIJÄRVI CONCLUSIONS

This report represents an exploratory, global resource model of the complex Konttijärvi deposit. In comparison with the Snowden 2004 OK resource model used for the 2005 Feasibility Study, the estimation strategy used produced a resource containing 12% less tonnes, with a 2PGE+Au grade 2% lower (Table 16.20).

Table 16.20: Comparison of Measured and Indicated 2PGE+Au resources (1.0 g/t cut-off)

	SNOWDEN 2004
	“Recoverable	SNOWDEN 2004
	Resource”	OK	NAP 2006
ELEMENT	5 x 5 x 4	25 x 25 x 4	15 X 15 X 8
2PGE+Au (M t)	31.0	34.4	30.706
2PGE+Au (g/t)	2.40	2.20	2.154
2PGE+Au (M oz)	2.31	2.44	2.126
Pd (g/t)	1.73	1.62	1.585
Pt (g/t)	0.49	0.46	0.451
Au (g/t)	0.13	0.11	0.118
Ni (%)	0.07	0.08	0.065
Cu (%)	0.17	0.16	0.143
Volume (M m(3))	2109	2109	2162

The model used serves to validate the previous GFAP resource estimates. Minor differences in the estimates can be attributed to changes in the support size, the geological model, block model layout and volumes, updated diamond drilling results, and differences in density modelling. Some differences in results between the NAP and Snowden estimates can also be attributed to the estimation approach taken. For the NAP estimate, in-situ resources were estimated using a conservative short-range estimation strategy. The Snowden models made use of empirical mineralization envelopes, which constrain the estimation process, while the NAP model was allowed to continue on all blocks within the Pd search ellipse. The Snowden “recoverable resource” estimate was also modified by the use of uniform conditioning to reduce conditional bias.

It must be kept in mind that the Konttijärvi deposit is an unique deposit in a geologically complex environment for which no production experience or knowledge base is available. Until a sufficient amount of mining has taken place to permit reconciliation of the resource model with actual production, the validity of any model cannot be proved. It should also be noted that a definitive mineralization model has not yet been established for the Konttijärvi deposit. For this reason NAP estimation strategy emphasized the conservative use of restrictive search ellipses combined with kriging efficiency for classification.

It is however possible to validate the resource models against standard industry practice. Sufficient information is available regarding the Konttijärvi deposit to make preliminary financial decisions, and the approach taken in terms of diamond drilling and sampling is suitable for resource estimation applied to open-pit resources at the scoping level.

16.4                      AHMAVAARA PROPERTY

16.4.1              DATA SUPPLIED

GFAP geologists supplied Triangulated Irregular Network (TIN) files of the local topography and the lower till contact. Files representing the lithological contacts, as well as TIN solids of the mineralization domains used for the 2005 Feasibility Study were also supplied. TIN files are used by the Gemcom mine modelling software program to generate three-dimensional digital models of surfaces (such as topography) and volumes (such as a rock unit).

All data are maintained by GFAP in an Access database. GFAP supplied an extract file from the database which contained 1,179 drillholes, of which 506 diamond drillholes were used for grade modeling (Table 16.21). The extract contains header, survey, lithology and assay. Assay data reporting Pd, Pt, Au, Ni and Cu sample grades were extracted from the database for modeling. The results of validation checks of the extract were within industry standards.

Table 16.21: Drilling history

YEAR	PROGRAM	COUNT	MODEL
1995	OUTOKUMPU	28	28
2000	APP RESOURCE DEFINITION	17	17
2001	APP GEOTECH	5	5
2001	APP RESOURCE DEFINITION	138	138
2001	PERCUSSION	14	0
2001	WATER	2	0
2002	APP METALLURGICAL	2	2
2002	APP RESOURCE DEFINITION	93	93
2003	APP GRADE CONTROL	20	20
2003	APP INFILL	22	22
2004	APP BLASTHOLE	124	0
2004	APP GRADE CONTROL	36	36
2004	APP INCLINED	11	11
2004	APP INFILL	88	88
2004	APP PIT	4	0
2005	APP INCLINED	46	46
2005	MINIDRILL	529	0
	TOTAL	1179	506

In order to reduce the random effects of low grade assay values below the assay detection limits for the defined grade elements, a low grade transform was applied to data extracted from the database, approximately equivalent to half the lower detection limit. For Pd, Pt and Au, assay values less than 0.01 g/t were transformed to 0.005 g/t; Ni and Cu assay values less than 0.005% were transformed to 0.0025%. Blank intervals were flagged as “Not Sampled” in the database.

16.4.2              GEOLOGICAL MODEL

The geological model used for the 2005 feasibility study was checked against subsequent drilling and accepted for modeling purposes. The Hanging Wall 2 and Hanging Wall 1 units were combined into a single lithological unit, and the Transitional Zone was combined with the Marginal Lower Gabbro (Table 16.22).

16.4.3     MINERALIZATION MODEL

The mineralization zones defined for the 2005 feasibility study were checked against subsequent drilling and accepted for modeling purposes (Table 16.23). Five mineralization zones have been previously identified (Figure 16-7).

Figure 16-7: Ahmavaara Zones of Mineralization (not to scale)

Table 16.22: Modeling lithology.

Lithology	Strat Code	Rock Code	Color
Basement Xenolith	XENO	1661	Lt Blue
Upper Peridotite	UP	1261	Lt Green
Hanging Wall 2 + Hanging Wall 1	HW	1151	Blue
Peridotite Marker	PM	1251	Cyan
Ahmavaara Pyroxenite	APX	1351	Green
Marginal Upper Gabbro	MU	1451	Lt Red
Marginal Central Gabbro	MC	1461	Yellow
Marginal Lower Gabbro + Transitional Zone	ML	1471	Brown
Basement	BAS	1651	Magenta

Table 16.23: Mineralization codes.

Mineralization Zone	Zone Code	Min Code	Color
Upper High Grade	UHG	2201	Red
Upper Low Grade	ULG	2311	Green
Central Barren Zone	CBZ	2301	Blue
Lower Low Grade	LLG	2321	Lt Green
Lower High Grade	LHG	2401	Lt Red

16.4.4     GRADE ELEMENTS

Palladium (Pd), platinum (Pt), gold (Au), nickel (Ni) and copper (Cu) grades were estimated separately as individual grade elements. A derived 2PGE+Au (Pd + Pt + Au) grade parameter was then calculated by combining the appropriate grade elements for each block. A Palladium Equivalent (PdEq) parameter incorporating Pd, Pt, Au, Ni and Cu grade values was calculated as well.

16.4.5     COMPOSITING

Raw sample lengths from the Ahmavaara database ranged from 0.04 m to 21.38 m, with an average sample length of 0.97m. A total of 73% of the samples were one meter in length. For estimation purposes the assays were composited to one-meter length-weighted intervals downhole from the collar. Compositing values were checked against length-weighted accumulation values for each grade element (Table 16.24).

Table 16.24: Average composite and accumulation values.

Average Grades	Pd (g/t)	Pt (g/t)	Au (g/t)	Ni (%)	Cu (%)	2PGE+Au (g/t)
1m Composites	0.643	0.137	0.078	0.061	0.141	0.857
Accumulation	0.648	0.148	0.078	0.063	0.144	0.874

16.4.6     SPECIFIC GRAVITY

Specific gravity values for each lithological unit were taken from Snowden (2004a) as given in Table 16.25.

Table 16.25: Specific Gravity Values (after Snowden, 2004).

Unit	Rock Code	Density (t/m3)
Basement Xenolith	XENO	2.89
Upper Peridotite	UP	2.95
Hanging Wall	HW	2.91
Peridotite Marker	PM	2.92
Ahmavaara Pyroxenite	APX	2.95
Marginal Upper	MU	2.93
Marginal Central	MC	2.96
Marginal Lower	ML	3.02
Basement	BAS	2.81

16.4.7     SUMMARY STATISTICS

Composite grade statistics were compiled for each mineralization zone (Table 16.26). Samples were not de-clustered prior to analysis. Low Coefficient of Variation (COV) values and sensitivity studies carried out on grade-capping and high grade outliers suggested that there is no requirement for grade-capping at this level and none was applied.

Probability graphs for each mineralization zone, as shown below, indicate the presence of slightly mixed distributions, suggesting that the defined mineralization zones do not represent totally homogenous sample populations.

A visual examination of composite grades also suggests that the defined mineralization zones can be further sub-divided into a high grade western sub-zone and a lower grade eastern sub-zone, with the separation associated with a change in the regional strike of the deposit, which is in agreement with the Snowden’s (2004a) findings. This adds greatly to the complexity of an already complex model, and can have significant impacts on local resource calculations in terms of non-stationarity. For the purposes of this report however, global resource estimates have been carried out within each mineralization zone as a whole, and have not been further subdivided.

A strong correlation exists between composite Pd and Pt assay grades across all mineralization zones (Table 16.27). The overall Pd:Pt ratio for the deposit is ~1:6. A weaker correlation was also exhibited between Pd and Ni. No correlation could be demonstrated between Au and the other grade elements.

Figure 16-8:  Ahmavaara Grade Probability Graphs

ULG Au
Ahmavaara

ULG Pd
Ahmavaara

ULG Cu
Ahmavaara

ULG Pt
Ahmavaara

ULG Ni
Ahmavaara

CBZ Au
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

CBZ Pd
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10
100

CBZ Cu
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

CBZ Pt
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

CBZ Ni
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

LLG Au
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

LLG Pd
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10
100

LLG Cu
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

LLG Pt
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

LLG Cu
Ahmavaara
99.99
99.8
98
80
50
20
2
0.2
0.01
0.001
0.01
0.1
1
10

16.4.8     VARIOGRAPHY

Experimental semi-variograms were constructed for each grade element within each mineralization zone, as shown below. Horizontal log-semi-variograms were constructed in order to determine the nominal orientation of maximum grade continuity; plunging semi-variograms within this direction were then examined. The CBZ mineralization zone was found to be essentially isotropic for relatively constrained search ranges, while the UHG, ULG, LLG and LHG mineralization zones displayed a marked anisotropy, plunging -30° → 315°. Estimation semi-variograms are tabulated in Table 16.28

Table 16.26: Mineralization zone composite grade statistics

UHG	AU	CU	NI	PD	PT
Count	4857	4857	4857	4857	4857
Minimum	0.005	0.0025	0.0025	0.005	0.005
Maximum	3.88	5.95	2.49	31.34	13.19
Mean	0.1454	0.173	0.08855	1.427	0.37139
Median	0.1	0.14	0.07	1.17	0.28
SD	0.1986	0.1881	0.08473	1.2634	0.37862
COV	1.36531	1.08732	0.95689	0.88533	1.01945

ULG	AU	CU	NI	PD	PT
Count	4362	4362	4362	4362	4362
Minimum	0.005	0.0025	0.0025	0.005	0.005
Maximum	4.13	8.19	2.33	16.3	4.15
Mean	0.09127	0.1947	0.06566	0.88215	0.1875
Median	0.06	0.15	0.05	0.67	0.14
SD	0.1353	0.2763	0.09465	0.89217	0.1875
COV	1.4828	1.41945	1.44152	1.01136	0.9998

LLG	AU	CU	NI	PD	PT
Count	2846	2846	2846	2846	2846
Minimum	0.005	0.0025	0.0025	0.005	0.005
Maximum	2.25	5.98	2.51	11.95	2.19
Mean	0.08508	0.1961	0.06127	0.67942	0.1225
Median	0.06	0.16	0.04	0.5	0.08
SD	0.09851	0.2222	0.08309	0.7046	0.1312
COV	1.15787	1.13322	1.35599	1.03705	1.0714

LHG	AU	CU	NI	PD	PT
Count	4903	4903	4903	4903	4903
Minimum	0.005	0.0025	0.0025	0.005	0.005
Maximum	19.41	12.47	3.16	69.54	7.42
Mean	0.17593	0.3701	0.1466	1.3589	0.2237
Median	0.12	0.27	0.08	0.9	0.15
SD	0.46472	0.48845	0.2438	2.1503	0.3276
COV	2.64151	1.3198	1.66352	1.58239	1.46448

Table 16.27: Grade element correlation and Pd ratios (1m composites)

		Pd:Pt	Pd:Au	Pd:Ni%	Pd:Cu%	Ni%:Cu%
ALL	R2	0.75	0.12	0.55	0.31	0.31
	Pd	5.6	15.4	12.9	7.9	NA
UHG	R2	0.86	0.09	0.26	0.22	0.29
	Pd	3.6	21.1	29.3	14.1	NA
ULG	R2	0.82	0.26	0.67	0.58	0.48
	Pd	5.3	12.9	11.5	4.22	NA
CBZ	R2	0.84	0.43	0.62	0.63	0.37
	Pd	5.7	11.8	10.0	4.8	NA
LLG	R2	0.75	0.27	0.65	0.58	0.27
	Pd	6.2	13.8	10.5	4.2	NA
LHG	R2	0.78	0.07	0.60	0.25	0.23
	Pd	7.4	17.0	11.4	8.9	NA

Table 16.28: Ahmavaara estimation semi-variograms.

DOMAIN		Anisotrophy			Co%	Semi-variogram
UHG -30° ? 315°	Pd	1.0	0.8	0.3	38%	0.6 + SPH(50, 0.8) + SPH(80, 0.2)
	Pt	1.0	1.0	0.6	7%	0.01 + SPH(20, 0.11) + SPH(60, 0.023)
	Au	1.0	0.7	0.3	5%	0.002 + SPH(20, 0.036) + SPH(30, 0.001)
	Ni	1.0	0.5	0.3	14%	0.001 + SPH(30, 0.002) + SPH(199, 0.004)
	Cu	1.0	0.8	0.2	14%	0.005 + SPH(50, 0.02) + SPH(99, 0.01)
ULG -30° ? 315°	Pd	1.0	1.0	0.3	17%	0.13 + SPH(70, 0.61) + SPH(99, 0.036)
	Pt	1.0	0.9	0.3	3%	0.001 + SPH(50, 0.028) + SPH(99, 0.004)
	Au	1.0	0.8	0.4	6%	0.001 + SPH(90, 0.01) + SPH(199, 0.007)
	Ni	1.0	0.4	0.1	11%	0.001 + SPH(60, 0.005) + SPH(99, 0.003)
	Cu	1.0	0.5	0.1	7%	0.005 + SPH(30, 0.04) + SPH(99, 0.0314)
CBZ Isotropic	Pd	1.0	1.0	1.0	46%	0.12 + SPH(15, 0.14) + SPH(99, 0.0034)
	Pt	1.0	1.0	1.0	21%	0.002 + SPH(12, 0.006) + SPH(50, 0.0017)
	Au	1.0	1.0	1.0	47%	0.002 + SPH(10, 0.001) + SPH(65, 0.0013)
	Ni	1.0	1.0	1.0	47%	0.002 + SPH(9, 0.0021) + SPH(99, 0.0002)
	Cu	1.0	1.0	1.0	22%	0.004 + SPH(11, 0.01) + SPH(30, 0.0039)
LLG -30° ? 315°	Pd	1.0	0.5	0.2	1%	0.005 + SPH(30, 0.3) + SPH(50, 0.19)
	Pt	1.0	0.4	0.2	6%	0.001 + SPH(35, 0.007) + SPH(50, 0.009)
	Au	1.0	1.0	0.2	4%	0.0004 + SPH(90, 0.008) + SPH(99, 0.0011)
	Ni	1.0	0.5	0.3	1%	0.0001 + SPH(40, 0.002) + SPH(60, 0.0048)
	Cu	1.0	0.7	0.2	10%	0.005 + SPH(35, 0.034) + SPH(70, 0.01)
LHG -30° ? 315°	Pd	1.0	0.7	0.3	44%	0.7 + SPH(50, 0.7) + SPH(99, 0.2)
	Pt	1.0	0.5	0.3	7%	0.007 + SPH(40, 0.08) + SPH(60, 0.02)
	Au	1.0	0.7	0.4	28%	0.06 + SPH(40, 0.1) + SPH(99, 0.056)
	Ni	1.0	0.6	0.4	37%	0.022 + SPH(20, 0.035) + SPH(99, 0.0024)
	Cu	1.0	0.7	0.2	42%	0.1 + SPH(10, 0.11) + SPH(80, 0.029)

Figure 16-9:  Ahmavaara Experimental Semivariogram Models

AU-UHG
Gamma
Pairs
Lag Distance

AU-LHG
Gamma
Pairs
Lag Distance

AU-ULG
Gamma
Pairs
Lag Distance

CU-UHG
Gamma
Pairs
Lag Distance

AU-CBZ
360
Gamma
Pairs
Lag Distance

CU-ULG
Gamma
Pairs
Lag Distance

AU-LLG
Gamma
Pairs
Lag Distance

CU-CBZ
360
Gamma
Pairs
Lag Distance

ULG-NI
AHMAVAARA
Range [m]

CU-LLG
-30> 315
Gamma
Pairs
Lag Distance

PD-CBZ
360
Gamma
Pairs
Lag Distance

CU-LHG
-30> 315
Gamma
Pairs
Lag Distance

PD-LLG
-30 > 315
Gamma
Pairs
Lag Distance

PD-UHG
-30> 315
Gamma
Pairs
Lag Distance

PD-LHG
-30 > 315
Gamma
Pairs
Lag Distance

PD-ULG
-30> 315
Gamma
Pairs
Lag Distance

PT-UHG
-30 > 315
Gamma
Pairs
Lag Distance

ULG-CU
Range (m)

NI-UHG
-30>315
Gamma
Pairs
Lag Distance
0.000 0.002 0.004 0.006 0.008 0.010 0.012 0.014 0.016 0.018 0.020
0 1000 2000 3000 4000 5000 6000 7000 8000 9000 10000
0 20 40 60 80 100

NI-LHG
-30>315
Gamma
Pairs
Lag Distance
0.00 0.02 0.04 0.06 0.08 0.10 0.12 0.14 0.16
0 1000 2000 3000 4000 5000 6000 7000 8000 9000 10000
0 20 40 60 80 100

NI-ULG
-30>315
Gamma
Pairs
Lag Distance
0.000 0.005 0.010 0.015 0.020 0.025 0.030 0.035 0.040 0.045 0.050
0 1000 2000 3000 4000 5000 6000 7000 8000 9000 10000
0 20 40 60 80 100

CSZ-NI
Range [m]

NI-CBZ
360
Gamma
Pairs
Lag Distance
0.000 0.001 0.002 0.003 0.004 0.005 0.006 0.007 0.008 0.009 0.010
0 50000 100000 150000 200000 250000 300000 350000
0 20 40 60 80 100

NI-LLG
-30>315
Gamma
Pairs
Lag Distance
0.000 0.002 0.004 0.006 0.008 0.010 0.012
0 1000 2000 3000 4000 5000 6000 7000 8000 9000 10000
0 20 40 60 80 100

16.4.9     BLOCK MODEL

The drilling grid used at Ahmavaara is nominally at a 50 m x 50 m spacing, with some overlap due to a change in orientation of the deposit. A 30 m x 30 m x 8 m (L x W x H) estimation block size was selected as a compromise between (potential) mining selectivity, the narrow width of the mineralized zones, the existing drilling grid and semi-variogram ranges. The block model framework contains 160,000 blocks covering the defined area of mineralization (Table 16.29).

Table 16.29: NAP 2006 block model

	Min	Max	Block Size	Count Blocks
Easting	29820	32220	30	80
Northing	10000	11500	30	50
Elevation	168	-152	8	40
Volume = 3072 M m3

Block model mineralization zone parameters were constructed from a percent Gemcom™ (version 5.45) model, allowing for a high degree of accuracy in terms of volume estimates. Bulk specific gravity values were defined by the appropriate lithological unit and assigned based on the block centroid.

16.4.10                  CUT-OFF GRADES

Due to the polymetallic nature of the deposit the resource inventory was tabulated relative to a 2PGE+Au cut-off for comparative purposes with the Snowden estimates. The resource inventory listing is the arithmetic accumulation of individual grade element estimates from blocks that meet the 2PGE+Au cut-off value.

Current NAP operating practice is to also express resources in terms of a NSR cutoff. A resource inventory has therefore also been calculated relative to a NSR palladium equivalent (PdEq). PdEq grades were calculated from individual grade element values as follows:

PdEq = Pd + (3.49 x Pt) + (1.96 x Au) + (19.21 x Ni) + (5.56 x Cu)

PdEq parameters were derived from the data given in Table 16.30.

Table 16.30: PdEq NSR parameters* - Ahmavaara.

Element	Metal Price $ US/lb or oz	Concentrate Recovery	Net Revenue %	Pd Eq Factor	Payable Metal $US/tonne/% or gram
Pd	277.00	75%	22%	1.00	5.71
Pt	1057.00	67%	16%	3.49	19.91
Au	546.00	77%	5%	2.09	11.19
Ni	9.04	65%	33%	19.23	109.72
Cu	2.56	75%	23%	5.56	31.76

* Confidential smelter terms: Smelter recovery/payables, treatment and refining charges, penalties, freight costs, etc., used to determine NSR/net revenues per unit are not shown because of their proprietary nature.

16.4.11                  ESTIMATION

The resource estimate was based on 506 diamond drillholes. Estimates were made from 3D block models using commercial Gemcom™ software, version 5.45.

Separate in-situ global resource estimates were produced for the defined grade elements for 30 m x 30 m x 8 m blocks using Ordinary Kriging on composite grades. Estimation data were constrained within demarcated mineralization zones. No dilution factor was applied to the estimates, as the mining method has not been selected and the selective mining unit size is indeterminate.

The kriging neighbourhood was examined for the Pd one-meter composite data. For the CBZ zone, a horizontal search ellipse with semi-axes of 80 m x 80 m x 20 m was selected. For the anisotropic zones, a rotated search ellipse with semi-axes of 80 m x 40 m x 20 m was used, with the major semi-axis plunging -30° at Azimuth 315°. Block discretization was set at 4 x 4 x 4, and a minimum of five samples and a maximum of twenty samples were used for block estimation.

Estimation results were further divided into a high-grade western resource zone and lower-grade eastern resource zone. The demarcation line separating the western and eastern resource zones was selected after consultation with the GFAP geologists, and corresponds to a change in the regional strike of the Ahmavaara deposit (Figure 16-6). The zones selected do NOT correspond with the East and West Ahmavaara resources reported by Snowden (2004a), which appear to have been based on different criteria.

Figure 16-10: Eastern & western resource zones (Source: F.H. Brown 2006).

NAP 2006 Global Resource Inventory – Ahmavaara Deposit

The Global Resource Inventory for the Ahmavaara deposit, based on a NSR palladium equivalent estimated at a cut-off of 1.0 g/t PdEq produced a Measured + Indicated total of 153.013 million tonnes with an average PdEq grade of 3.877 g/t and an Inferred total of 34.757 million tonnes at an average PdEq grade of 4.015 g/t

The 2006 Global Resource Inventory for the Konttijärvi and Ahmavaara Deposits (1.0 g/t PdEq cut-off) as prepared by F.H. Brown (2006) is shown in Table 16.11 and for convenience the Ahmavaara data are separately summarized in Table 16.31 below.

Table 16.31: NAP 2006 PdEq resource inventory – Ahmavaara Deposit

	Tonnes	Pd	Pt	Au	Ni	Cu	PdEq
CAT	M t	g/t	g/t	g/t	%	%	g/t	M oz
MEAS	38.197	0.707	0.141	0.086	0.061	0.161	3.425	4.206
IND	114.816	0.851	0.175	0.104	0.071	0.181	4.027	14.867
INF	34.757	0.867	0.187	0.103	0.070	0.170	4.015	4.486
1.0 g/t PdEq cutoff	NAP standard is to report grades to 3 decimal places.

The distribution of mineralization within the lithological units was also examined (Table 16.32), as this directly affects the metallurgical characteristics of the mineralization. A complete resource inventory by cut-off grade for 2PGE+Au and PdEq estimates is given in Appendix 1.

Table 16.32: Lithological unit mineralization – 1.0 g/t 2PGE+Au cutoff (Measured + Indicated + Inferred)

		PM	APX	MU	MC	ML	BAS
M Tonnes		4	12	26	20	18	12
% Mineralization	Pd	5%	14%	27%	20%	20%	14%
	Pt	5%	17%	30%	19%	17%	12%
	Au	4%	12%	24%	20%	24%	17%
	Ni	3%	10%	20%	21%	27%	18%
	Cu	3%	9%	21%	235%	28%	17%
	2PGE+Au	5%	14%	27%	20%	20%	14%
Avg Grade	Pd g/t	1.301	1.325	1.173	1.135	1.263	1.306
	Pt g/t	0.289	0.318	0.260	0.213	0.208	0.216
	Au g/t	0.118	0.134	0.121	0.134	0.178	0.183
	Ni %	0.076	0.076	0.069	0.096	0.133	0.134
	Cu %	0.150	0.166	0.185	0.260	0.351	0.329
	2PGE+Au	1.707	1.777	1.554	1.481	1.649	1.705

16.4.12                  CLASSIFICATION

Global mineral resources were classified in accordance with guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM, 2005) and outlined in Section 16.1.13 of this report.

Kriging efficiency (Krige, 1996) and the geological continuity of the Pd estimate were used as the primary criteria for classification. Kriging efficiency was calculated for each Pd block estimate using the OK estimation variance and the block variance. Kriging efficiency (KE) and the estimation regression slope (R) were then used to establish the relative confidence of the Pd block estimates, based on the semivariogram parameters and the location of the informing data. Higher kriging efficiencies are associated with better informed blocks, with a value of 100% reflecting perfect theoretical estimation.

The following ranges were then used to assign an overall classification level to each block:

•                                          Measured: KE >= 75% and R >= 0.8

•                                          Indicated: 30% >= KE < 75% and R >= 0.6

•                                          Inferred: 0% > KE < 30%

Well-informed blocks, with a low conditional bias, were therefore classified as Measured. Moderately-informed blocks were classified as Indicated. Poorly-informed blocks with less than adequate sample information or a poor spatial distribution of sample information were classified as Inferred. Blocks with a zero or negative KE were deleted from the estimation inventory (Figure 16-7). Only Pd results were used to classify the resource, as Pd is the primary grade element of economic interest.

16.4.13                  MODEL VALIDATION

Five methods were used to test the validity of the OK model:

•                                          Visual inspection of rock codes, composite grades and block grades in multiple north-south sections. No systematic bias was evident in the model estimates.

•                                          Global comparison of average composite grades per block and model block grades for classified blocks (Table 16.33). Results for all grade elements indicate that the model provides a reasonable smoothed global estimate.

•                                          Comparison of model block estimates with a Nearest Neighbour estimate. The average grade of the model estimate and the NN estimate were compared at a nominal cutoff grade of 0.01. The mean grades were within 12% for all grade elements, indicating that the model retains a minor conditional bias, primarily due to the mixing of high-grade and low-grade populations and the wider drillhole spacing (Table 16.34). Results are sufficient for global estimates.

•                                          OK block estimates, NN estimates and composite block averages were also compared to average blasthole grades from the 2004 trial mine sampling program (GFAP, 2004). The two blocks affected straddle the UHG and ULG contact. The sample size is too small to make any significant conclusion, but the results do demonstrate the impact of change-of-support on the resource estimate (Table 16.35).

•                                          As a further test of the reasonableness of the model, the average informing distance of the closest sample used for estimation of the Pd grade element was also examined (Table 16.36). The distances used are consistent with industry practice for classification.

Figure 16-11: Block classification (Section 30855, looking east)

(Source: F.H. Brown 2006).

Table 16.33: Comparison of composite averages and model estimates

Grade Element	Composite Avg	Model Estimate
Pd	0.815	0.752
Pt	0.169	0.163
Au	0.096	0.095
Ni	0.070	0.068
Cu	0.168	0.168
2PGE+Au	1.080	1.010

Table 16.34: Comparison of OK and NN block model estimates.

Grade Element	OK	NN	VAR
Pd	0.769	0.691	-11.3%
Pt	0.159	0.145	-9.6%
Au	0.093	0.085	-9.4%
Ni	0.064	0.061	-4.9%
Cu	0.164	0.152	-7.9%

Table 16.35: Comparison of blasthole averages and NAP block model estimates

Grade Element	Blasthole Avg	Comp. Avg	OK	NN
Pd	1.803	1.600	0.886	0.516
Pt	0.333	0.306	0.133	0.104
Au	0.245	0.163	0.099	0.140
Ni	0.205	0.152	0.095	0.050
Cu	0.322	0.319	0.259	0.167
2PGE+Au	2.381	2.069	1.118	0.760

Table 16.36: Average informing distance of the closest sample for Pd

	MINIMUM	AVERAGE	MAXIMUM
Measured	1.0	9.7	22.7
Indicated	2.5	19.7	46.0
Inferred	8.4	31.3	61.1

16.4.14  AHMAVAARA MINERAL RESERVES ESTIMATES

An optimized pit design was produced by AMC Consultants for the Snowden 2004 resource (Lycopodium, 2005) for the Ahmavaara deposit. Because the deposit was uneconomic at the time, no reserve meeting NI43-101 standards could be declared. A “Pit Design Inventory” was listed for the optimized pit however, and is tabulated in Table 16.37. The “Pit Design Inventory” incorporates an additional 2.5% dilution at zero grade to account for edge effects (AMC, 2003), as well as 5% dilution included in the Uniform Conditioning “recoverable resource” model.

Table 16.37: GFAP Feasibility study pit design constrained resource inventory

		Tonnes		Pd	Pt	Au	Ni	Cu	2PGE+Au
SOURCE	CAT	Mt		g/t	g/t	g/t	%	%	g/t	M oz
Snowden 2004 5 x 5 x 4	MEAS	19.1		1.52	0.33	0.15	0.13	0.27	2.01	1.23
	IND	21.6		1.19	0.26	0.14	0.09	0.24	1.58	1.10
	INF	NA	(1)

(1) 1.0 g/t 2PGE+Au cutoff	(1)Inferred resources not in production schedule.

The AMC pit design was applied to the NAP 2006 Ahmavaara resource model for comparative purposes only, and the results are shown for a 2PGE+Au resource in Table 16.38 and a PdEq resource in Table 16.39. No dilution factors were applied to the NAP model, and the resource inventory represents the total tonnage contained within the pit design.

Table 16.38: NAP 2006 pit design 2PGE+Au resource inventory

		Tonnes	Pd	Pt	Au	Ni	Cu	2PGE+Au
SOURCE	CAT	Mt	g/t	g/t	g/t	%	%	g/t	M oz
OK(1) 30 x 30 x 8	MEAS	10.105	1.355	0.274	0.156	0.113	0.270	1.785	0.580
	IND	32.473	1.404	0.307	0.162	0.107	0.240	1.873	1.955
	INF	5.319	1.321	0.312	0.140	0.091	0.191	1.774	0.303

(1) 1.0 g/t 2PGE+Au cutoff                   NAP standard is to report grades to 3 decimal places.

Table 16.39: NAP 2006 pit design PdEq resource inventory

		Tonnes	Pd	Pt	Au	Ni	Cu	PdEq
SOURCE	CAT	Mt	g/t	g/t	g/t	%	%	g/t	M oz
OK(1) 30 x 30 x 8	MEAS	25.198	0.796	0.160	0.094	0.068	0.172	3.806	3.083
	IND	50.637	1.068	0.231	0.125	0.083	0.194	4.795	7.806
	INF	9.191	0.961	0.222	0.105	0.069	0.154	4.129	1.220

(1) 1.0 g/t PdEq cutoff                           NAP standard is to report grades to 3 decimal places.

16.4.15  CONCLUSIONS

This report represents an exploratory, global resource model of the complex Ahmavaara deposit. In comparison with the Snowden (2004a) resource inventory (50 m x 50 m x 4 m blocks), the estimation strategy used produced a resource containing 8% more Measured + Indicated tonnes, with a 2PGE+Au grade 3% higher (Table 16.40).

The 2005 Feasibility Study utilized a “recoverable resources” model, based on a 5 m x 5 m x 4 m selective mining unit, derived from the 50 m x 50 m x 4 m large panel OK estimate. The NAP estimate reflects the impact of additional diamond drilling results and an expanded block model, as well as a more conservative approach in estimation. The model therefore serves to validate the previous GFAP resource estimates, although additional work will be required to quantify grade trends and sub-zone based variography on the resource estimate, including in-fill drilling to reduce the conditional bias.

It must be kept in mind that the Ahmavaara and Konttijärvi deposits are unique deposits in a geologically complex environment for which no production experience or knowledge base is available. Until a sufficient amount of mining has taken place to permit reconciliation of the resource model with actual production, the validity of any model cannot be proved. It should also be noted that a definitive mineralization model has not yet been established. For this reason NAP estimation strategy has emphasized the conservative use of restrictive search ellipses and kriging efficiency for classification.

It is however possible to validate the resource models against standard industry practice. Sufficient information is available regarding the Ahmavaara deposit to make preliminary financial decisions, and the approach taken in terms of diamond drilling and sampling is suitable for resource estimation applied to open-pit resources.

Table 16.40: Comparison of Measured and Indicated 2PGE+Au resources (1.0 g/t cut-off)

	SNOWDEN 2004	SNOWDEN 2004	NAP 2006
ELEMENT	“Recoverable Resource” 5 x 5 x 4	large panel 50 x 50 x 4	30 X 30 X 8
2PGE+Au (M t)	54.7	61.8	67.395
2PGE+Au (g/t)	1.89	1.69	1.739
2PGE+Au (M oz)	3.32	3.37	3.768
Pd (g/t)	1.43	1.28	1.308
Pt (g/t)	0.30	0.28	0.274
Au (g/t)	0.16	0.14	0.156
Ni (%)	0.10	0.08	0.104
Cu (%)	0.28	0.25	0.250
Volume (M m3)	2120	2120	3072

17.0        OTHER RELEVANT DATA AND INFORMATION

There are no other data considered relevant to this report that have not been included.

18.0        INTERPRETATION AND CONCLUSIONS

Based on the substantial amount of data generated by the extensive technical and metallurgical work programs conducted on both the Konttijärvi and Ahmavaara deposits the following interpretations and conclusions can be reached.

•                  The current NAP resource estimates contained in this report are intermediate between the Snowden “recoverable resource” model and the Snowden OK block model, reflecting differences that can be attributed to changes in the geological model, block model layout and volumes, updated diamond drilling results, different density models and the estimation approach taken.

•                  For the NAP Konttijärvi estimate, in-situ resources were estimated using a conservative short range estimation strategy to minimize conditional bias. The Snowden models made use of empirical mineralization envelopes, which constrain the estimation process, while the NAP model was allowed to continue on all blocks within the Pd search ellipse.

•                  The Suhanko deposit is a Greenfield project – it is a unique deposit that is mineralogically complex for which no production experience or knowledge base is available. Until a sufficient amount of mining has taken place to permit reconciliation of the resource model with actual production, the validity of any model or estimate cannot be proved.

•                  It should also be noted that a definitive mineralization model for the Ahmavaara deposit has not yet been established. For this reason the NAP estimation strategy emphasized the conservative use of restrictive search ellipses and kriging efficiency for classification.

•                  Sufficient information is available regarding the Suhanko deposits to make preliminary financial decisions, and the approach taken in terms of diamond drilling and sampling is suitable for resource estimation applied to open-pit resources.

•                  Sufficient drilling information is presently available to justify undertaking preliminary financial analysis of the project based on the current resource estimates for both the Konttijärvi and Ahmavaara deposits

•                  The most recent studies essentially verified previous work by Snowden used in the 2005 Lycopodium Feasibility Study.

•                  The current resource estimates prepared for NAP did not use SMU or uniform conditioning but instead were prepared using alternative geological and mineralization domains.

•                  There is limited potential to increase known resources in area immediately around Konttijärvi and Ahmavaara, however, the Arctic Platinum Project includes several other mineralized prospects i.e. Narkaus (Nutturalampi, Kuohunki, and Siika Kama), Little Suhanko and Suhanko North, Tuumasuo etc that warrant further investigation

•                  The Ahmavaara deposit contains significant Inferred resources that should be upgraded to at least Indicated status

Based on the project results to date, it can be concluded that the Suhanko Project represents a potential mining situation of sufficient merit to warrant more advanced, feasibility level engineering studies.

19.0        RECOMMENDATIONS

19.1        INTRODUCTION

The recommendations regarding the Suhanko Project arising from Section 1 of this report, the “Technical Report and Mineral Resource Estimate”, are outlined below. Further recommendations arising from the “Preliminary Economic Assessment” portion of this report are contained in Section 32.0 titled “Recommendations for Future Work”.

19.2        RECOMMENDATIONS

P&E feels that the Konttijärvi and Ahmavaara are of sufficient merit and have advanced to the stage where the following recommendations can be made:

1                                          It is recommended that a program of infill diamond drilling be conducted in order to further define and upgrade current resource categories’ (i.e. Inferred to Indicated) especially near the upper portions of known mineralized zones.

2                                          It is further recommended that GFAP proceed with a preliminary economic analysis (“PEA”) using the current resource estimate.

3                                          Upon completion of the recommended detailed in-fill drilling program the project database should be updated and used to revise current resource estimates.

4                                          It is recommended that should positive results be gained from the PEA then a bankable feasibility study should be conducted in order to determine if an acceptable financial return can be achieved for the project. Several options are being explored by Aker Kvaerner that are designed to lower operating costs for the processing of Suhanko mineralization and possibly reducing capital investment. The Aker Kvaerner flow sheet option appears to offer some advantages over the strategies that have been presented in past studies and serious consideration should be given to utilizing this process model in any higher level studies.

Assuming a decision to proceed with a feasibility level study as recommended above the following is recommended by Aker Kvaerner:

5                                          Metallurgical performance is perhaps one of the most important aspects of the success of any project; therefore a metallurgical test program has been developed jointly by Aker Kvaerner and SGS Lakefield. It is recommended that this process be considered for use in a possible feasibility Study in order to optimize the metal recoveries and reagent consumptions. This work would utilize the mineralized samples that were used for the trade-off study testwork. Other mineralized samples have also been shipped to SGS Lakefield and preliminary testing should be designed to help evaluate the possible use of high-pressure grinding rolls as an alternative to SAG milling.

6                                          A capacity trade-off study should be carried out for the selected process flow sheet to determine if a larger capacity will increase the financial return for the project.

19.3        PROPOSED BUDGET

19.3.1     PROPOSED 2007 EXPLORATION PROGRAM

The following work programs and budgets are proposed for 2007

1) Continued infill at drilling at Ahmavaara	$700,000
2) Additional Trail mining and bulk sampling of Konttijärvi	$400,000
3) Pilot plant for Konttijärvi and Ahmavaara at an estimated cost of	$600,000
4) Resource modeling, pit optimization and engineering studies	$400,000
5) Complete environmental submission for Narkaus project(s)	$200,000

Infill Drilling

Diamond Drilling
5000m @ $130/meter	$650,000
Assays
500 samples @ $50/sample	$25,000
Miscellaneous field expenses	$25,000
Subtotal DDH	$700,000

Resource Modeling, Pit Optimization and Engineering Studies

Resource modeling and pit optimization	$200,000
Engineering	$200,000

Subtotal Engineering	$400,000

Trial Mining/Process Plant

Trail Mining and Bulk Sample from Konttijärvi	$400,000
Pilot plant for processing material from both Konttijärvi and Ahmavaara.	$600,000
Contingency 10%	$200,000

Subtotal Trial Mining and Processing	$1,200,000

TOTAL 2007 BUDGET	$2,300,000

20.0        REFERENCES

Alapieti, T.T. and Huhtelin, T.A. 2005. The Kemi intrusion and associated chromitite deposit; in Early Palaeoproterozoic (2.5–2.4) Tornio–Näränkävaara layered intrusion belt and related chrome and platinum group element mineralization, northern Finland, Geological Survey of Finland, Guide 51a, p.13-32.

Alapieti, T.T. 2005. Classification of the Fennoscandian early Palaeoproterozoic (2.5–2.4 Ga) layered intrusions and related PGE deposits; Extended Abstracts, 10th International Platinum Symposium, August 8–11, 2005, Oulu, Finland, p.21-24.

Alapieti, T.T. & Lahtinen, J.J. 2002. Platinum-Group Element Mineralization in Layered Intrusions of Northern Finland and the Kola Peninsula, Russia. In, The Geology, Geochemistry, Mineralogy and Mineral Beneficiation of Platinum-Group Elements. L.J. Cabri., (ed.) Canadian Institute of Mining, Metallurgy and Petroleum, Special Volume 54, p. 507-546.

APP (2002). Suhanko BFS Volume 3: geology and resource estimation. Unpublished report dated September 2002.

Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia: The Joint Ore Reserves Committee (Jorc) 2004:The 2004 Australasian Code for Reporting Exploration Results, Mineral Resources and Ore Reserves (The Jorc Code)

BMGS, 2004: A report on the geological process at the Konttijärvi and Ahmavaara trial open pits, Suhanko Project, Finland. Unpublished report to Gold Fields Arctic Platinum Oy by BM Geological Services, 49pp

Brown, F.H., 2006a, Summary Review of the Konttijärvi Geochemical Database, Rovaniemi, Finland; Prepared for North American Palladium, 8p.

Brown, F.H., 2006b, Summary Review of the Ahmavaara Geochemical Database, Rovaniemi, Finland; Prepared for North American Palladium, 5p.

Carter, L.M. and Martin, G.J., 2005, Determination of the Degree of Sulphide Oxidation in Samples from the Arctic Platinum Project; Mineralogical Report No. MIN 1004/115, SGS Lakefield Research Ltd., 13p.

Easton, R.M. and Hart, T.R. 2005: 10th International Platinum Symposium: insights relevant to Ni-Cu-PGE mineral exploration in Ontario; in Summary of Field Work and Other Activities 2005, Ontario Geological Survey, Open File Report 6172, p.14-1 to 14-14.

Evans, C. and Guerney, P., 2002, Suhanko Project Mineralogy; JKTech-JKMRC Commercial Division, MLA Bureau, MLA Job No. D83, JKTech Job No. 02283, 25p.

Evans, D.M., 2000, Report on Geological Interpretations at Ahmavaara and Konttijärvi Projects, Finland; For the Arctic Platinum Partnership, Gold Fields International Inc. and Outokumpu Oy, 32p.

Hayward, C. and Robb, L., 2005, Mineralogical and Metal Deportment Study of Cu-Ni-PGE Mineralization at the Konttijärvi and Ahmavaara Deposits. Suhanko Project; A Study Commissioned by Gold Fields Arctic Platinum Oy, Finland, 96p.

Iljina, M., 1994, The Portimo Layered Igneous Complex with Emphasis on Diverse Sulphide and Platinum-Group Deposits; Acta Univ. Oul. A 258, 158p.

Iljina, M.J. and Lee, C.A. 2005: PGE deposits in the marginal series of layered intrusions; in Exploration for platinum-group element deposits, Mineralogical Association of Canada, Short Course Volume 35, p.75-96.

Liipo, J., 2001, Mineralogy and Geochemistry of the Ahmavaara and Konttijärvi Laboratory Test Feeds; Outokumpu Research Oy, Report # 01042-ORC-T, 31p.

Lycopodium (2005). Arctic Platinum Partnership Suhanko Project Feasibility Study. Prepared by Lycopodium Pty., dated May 2005

Marion, R., 2006, Final Report for Qemscan Analysis of Drill Core Composite Samples-Prepared for North American Palladium Ltd; Project# CALR 11341-001, SGS Mineral Services, Lakefield Site, 10p.

Martin, C., McKenzie, S., 2006, An Investigation into the Recovery of Base and Precious Metals from Suhanko Ores: Prepared for North American Palladium Ltd.; Project No. 11018-003, SGS Lakefield Research Ltd., 27p.

McKay, N., 2002, QemSCAN Analysis of Mineral Assemblage and Sulphide Liberation in Four Ground Ore Samples: Submitted by Arctic Platinum; Project No. 8901-233 MI5006-NOV01, Lakefield Research Limited, 24p.

Mungall, J.E. 2005. Magmatic geochemistry of the platinum-group elements; in Exploration for platinum-group element deposits, Mineralogical Association of Canada, Short Course Volume 35, p.1-34.

Naumanen, K., 2005, Sulphide Oxidation Program-Ahmavaara and Konttijärvi: October 2005-February 2005; Prepared for Goldfields Arctic Platinum Oy, 40p.

Richards, J.M. and Martin, G.J., 2001, The Mineralogical Examination of Four Samples from Ahmavaara and Konttijärvi Sections, Arctic Platinum Partnership, Finland; with Emphasis on PGE and Gold Deportment; Mineralogical Report: No. MIN 1001/132, Lakefield Research Africa (Ptyl Limited), 17p.

Rickard, J.H., 2004, Report on the Platinum Group Mineralogy of All Ore Types from the Lac des Îles Mine; Prepared for North American Palladium Ltd., 26p.

Rickard, J.H. 2006a, Mineralogical and Geochemical Study of the Konttijärvi and Ahmavaara Deposits, Arctic Platinum Project, Finland; Prepared for North American Palladium Ltd., 26 p.

Rickard, J.H. 2006b, Sulphide Mineralogy of the Konttijärvi and Ahmavaara Deposits, Arctic Platinum Project, Finland; Prepared for North American Palladium Ltd., 8p

Robb, L. 2004: Cu-Ni-PGE Mineralization at Konttijarvi: A Contribution to Ore Genesis and Ore Body Modelling. GFAP Internal Report, April 2004

Smee and Associates Consulting Limited, February 2003. Best Practices in Mineral Exploration and results of an audit at GTK Laboratories, Rovaniemi, Finland. Unpublished report for APP,  41pp.

Snowden, 2004a: Konttijärvi PGE deposit resource estimate. Snowden Mining Industry Consultants, August 2004. Internal Report No. 4729, (Unpublished) 280pp

Snowden, 2004b: Ahmavaara PGE Deposit Resource Estimate. Snowden Mining Industry Consultants, August 2004. Internal Report No. 4729, (Unpublished).

Snowden, 2004: Ahmavaara and Konttijärvi analysis of assay quality control data. Snowden Mining Industry Consultants, September 2004. Internal Report No 4729, (Unpublished), 280pp

Snowden, 2002: Analysis of QAQC data from the Suhanko and Narkaus projects, Arctic Platinum Partnership. Snowden Mining Industry Consultants, September 2002. Internal Report No. 4155, (Unpublished). 232pp

Saltikoff B., Puustinen, K., and Tontti, M., 2006. Metallogenic Zones and Metallic Mineral Deposits in Finland, Explanation to the Metallogenic Map of Finland. Geological Survey of Finland Special Paper 35.

21.0        CERTIFICATES OF AUTHORS

CERTIFICATE of AUTHOR

I, Fred H. Brown, do hereby certify that:

1.                                      I am a self-employed consultant with a business address of Main St. Lynden, WA, 98264 USA and a postal address of PO Box 332, Lynden WA 98264, USA.

2.                                       I graduated with a Bachelor of Science degree in Geology from New Mexico State University in 1987. In addition, I have obtained a Graduate Diploma in Engineering (Mining) in 1997 from the University of the Witwatersrand and a Master of Science in Engineering (Civil) from the University of the Witwatersrand in 2005.

3.                                       I am registered with the South African Council for Natural Scientific Professions as a Professional Geological Scientist (registration number 400008/04) and the American Institute of Professional Geologists as a Certified Professional Geologist (certificate number 11015). I am also a member of the Society of Economic Geologists.

4.                                       I have worked as a geologist continuously since my graduation from university in 1987.

5.                                       I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person”.

6                                          I am responsible for the preparation of Sections 16.0, and portions of Sections 5.0, 13.0, and 18.0 of this report titled “Technical Report, Mineral Resource Estimate, and Preliminary Economic Assessment (Scoping Study) of the Suhanko Project, Northern Finland” and dated October 29, 2007.

7                                          I visited the Konttijärvi and Ahmavaara property for one day on May 4, 2006.

8.                                       I have not had prior involvement with the property that is the subject of this report.

9.                                       As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading;

10. I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

11. I have read National Instrument 43-101 and Form 43-101F1, and this report has been prepared in compliance with that instrument.

DATED this 29th Day of October, 2007

{SIGNED and SEALED}

Fred H. Brown. CPG, Pr. Sci. Nat.

DR. WAYNE D. EWERT, P.GEO.

CERTIFICATE of AUTHOR

I, Wayne D. Ewert, P. Geo., residing at 10 Langford Court, Brampton, Ontario, L6W 4K4 do hereby certify that:

1.               I am a principal of P & E Mining Consultants Inc. and currently contracted as a consultant by North American Palladium Ltd.

2.               I graduated with an Honours Bachelor of Science degree in Geology from the University of Waterloo in 1970 and with a PhD degree in Geology from Carleton University in 1977.

3.               I am a member of the Geological Association of Canada, of the Canadian Institute of Mining and Metallurgy and a P. Geo., Registered in the Province of British Columbia (APEGBC No. 18965) and the Province of Ontario (APGO No. 0866).

4.               I have worked as a geologist for a total of 37 years since obtaining my B.Sc. degree.

5.               I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101. My relevant experience for the purpose of the Technical Report is:

• Principal, P&E Mining Consultants Inc.,	2004 – Present
• Vice-President, A.C.A. Howe International Limited,	1992 – 2004
• Canadian Manager, New Projects, Gold Fields Canadian Mining Limited,	1987 – 1992
• Regional Manager, Gold Fields Canadian Mining Limited,	1986 – 1987
• Supervising Project Geologist, Getty Mines Ltd.,	1982 – 1986
• Supervising Project Geologist III, Cominco Ltd.,	1976 – 1982

6.               I am responsible for Sections 1 through 14, 17, 20 as well as the overall structuring of the technical report titled “Technical Report, Mineral Resource Estimate, and Preliminary Economic Assessment (Scoping Study) of the Suhanko Project, Northern Finland” and dated October 29, 2007.

7.               I have not visited the Konttijärvi or Ahmavaara properties and have not had any prior involvement with the Suhanko Project.

8.               As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading;

9.               I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

10.         I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

DATED this 29th Day of October, 2007

{SIGNED and SEALED}

Dr. Wayne D. Ewert P. Geo.

EUGENE J. PURITCH, P. ENG.

CERTIFICATE OF AUTHOR

I, Eugene J. Puritch, P. Eng., residing at 44 Turtlecreek Blvd., Brampton, Ontario, L6W 3X7, do hereby certify that:

1                                      I am President of P&E Mining Consultants Inc.

2.                                   I am a graduate of The Haileybury School of Mines, with a Technologist Diploma in Mining, as well as obtaining an additional year of undergraduate education in Mine Engineering at Queen’s University. In addition I have also met the Professional Engineers of Ontario Academic Requirement Committee’s Examination requirement for Bachelor’s Degree in Engineering Equivalency. I have practiced my profession continuously since 1978. My summarized career experience is as follows:

• Mining Technologist - H.B.M.&S. and Inco Ltd.	1978-1980
• Open Pit Mine Engineer – Cassiar Asbestos/Brinco Ltd	1981-1983
• Pit Engineer/Drill & Blast Supervisor – Detour Lake Mine	1984-1986
• Self-Employed Mining Consultant – Timmins Area	1987-1988
• Mine Designer/Resource Estimator – Dynatec/CMD/Bharti	1989-1995
• Self-Employed Mining Consultant/Resource-Reserve Estimator	1995-2004
• President – P & E Mining Consultants Inc.	2004-Present

3.                                   I am a mining consultant currently licensed by the Professional Engineers of Ontario (License No. 100014010) and registered with the Ontario Association of Certified Engineering Technicians and Technologists as a Senior Engineering Technologist. I am also a member of the National and Toronto CIM.

4.                                       I am the co-author of Sections 11-13, 16-19 and 22 of this technical report titled “Technical Report, Mineral Resource Estimate, and Preliminary Economic Assessment (Scoping Study) of the Suhanko Project, Northern Finland” and dated October 29, 2007.

5.                                   I have not visited the Konttijärvi or Ahmavaara properties.

6.                                   As of the date of this certificate, to the best of my knowledge, information, and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

7                                      I am an independent of the issuer applying the test in section 1.4 of NI 43-101.

8.                                   I have had no prior involvement with the Suhanko Project that is the subject of this Technical Report.

9.                                   I have read NI 43-101 and Form 43-101F1 and the Report has been prepared in compliance therewith.

10.                             I am a “qualified person” for the purposes of NI 43-101 due to my experience and current affiliation with a professional organization (Professional Engineers of Ontario) as defined in NI 43-101.

DATED this 29th day of October, 2007

{SIGNED and SEALED}

Eugene Puritch, P.Eng.

JASON RICKARD, P.GEO

CERTIFICATE of AUTHOR

I, Jason Rickard, P.Geo., residing at 417 Strand Ave., Thunder Bay, Ontario, P7B 5A8, do hereby certify that:

1.                                       As of the effective date of this report, I was employed by, and carried out this assignment for, North American Palladium Ltd., Metals Exploration Division, 710 Norah Cres., Thunder Bay, ON, P7C 4T8, tel. (807) 623-8005, fax (807) 623-8074, e-mail jrickard@napalladium.com.

2.                                       I am a graduate of Carleton University and hold the following academic qualifications:

H.BSc. (Geology) Carleton University	1998
M.Sc (Geology) Carleton University	2000

3.                                       I am a registered Professional Geoscientist with the Association of Professional Geoscientists of Ontario (Registration Number 1017) and have practiced my profession continuously since 2000. My experience includes mineral exploration, advanced exploration and petrology mostly within nickel, copper, platinum-group element deposit types.

4.                                       I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” as defined by NI43-101.

5.                                       I am responsible for section 23.0 – “Mineralogy Deportment” of this technical report titled “Technical Report, Mineral Resource Estimate, and Preliminary Economic Assessment (Scoping Study) of the Suhanko Project, Northern Finland” and dated October 29, 2007.

6.                                       I have not visited the Konttijärvi or Ahmavaara deposits but have reviewed data and drill core from the property.

7.                                       I have had no prior involvement with the Suhanko Project that is the subject of this Technical Report.

8.                                       As of the date of this certificate, to the best of my knowledge, information, and belief, section 23.0 – “Mineralogy and Deportment” of the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

9.                                       I am not independent of the issuer applying the test in section 1.4 of NI 43-101.

10.                                 I have read National Instrument 43-101 and Form 43-101F1, and the section 23.0 – “Mineralogy Deportment” of the Technical Report has been prepared in compliance with that instrument and form.

DATED this 29th Day of October, 2007

{SIGNED and SEALED}

Jason Rickard P. Geo.

DR. DAVID J. KING, P.ENG.

CERTIFICATE of AUTHOR

I, David J. King, P. Eng., residing at unit 210, 102 Bronte Road, Oakville, Ontario, L6L 6J5 do hereby certify that:

1.               I am an employee of Aker Kvaerner E&C. which is currently contracted as a consultant by North American Palladium Ltd.

2.               I graduated in Chemical Engineering from the University of Manchester with an Honours Bachelor of Science degree in 1964, a Masters degree in 1966 and a PhD degree in 1968.

3.               I am a member of the Canadian Institute of Mining and Metallurgy and a P. Eng. in the Province of Ontario (PEO No. 23824501).

4.               I have worked as a chemical engineer for a total of 42 years since obtaining my B. Sc degree.

5.               I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.               I have supervised the preparation of Sections 24 to 32 of the technical report titled “Technical Report, Mineral Resource Estimate and Preliminary Assessment (Scoping Study) on the Suhanko Project, Northern Finland” and dated October 29, 2007.

7.               I have not visited the Konttijärvi and Ahmavaara properties.

8.               As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all the scientific and technical information that is required to be disclosed to make the report not misleading.

9.               I am independent of the issuer applying all of the tests in section 1.4 of the National Instrument 43-101.

10. I have read National Instrument 433-101 and Form 43-101F1 and the Technical Report has been prepared in compliance with the instrument and form.

DATED this 29th Day of October, 2007

{SIGNED and SEALED}

Dr. David J. King, P.Eng.

SECTION 2:         ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON DEVELOPMENT AND PRODUCTION PROPERTIES - PRELIMINARY ECONOMIC ASSESSMENT OF THE SUHANKO PROJECT

The reader is advised that the following section of this report contains a preliminary economic assessment of the Suhanko Project that is preliminary in nature, and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary assessment will be realized, in whole or in part.

22.0        MINING OPERATIONS

22.1        INTRODUCTION AND DESIGN PARAMETERS

At this stage of the exploration of the Konttijärvi and Ahmavaara properties, the open pit mining areas within approximately 3 km of each other have provided indications of sufficient nickel, copper, gold, platinum and palladium mineral concentrations to justify computer modeling and preparation of a preliminary economic assessment. The in-situ mineral resources of the Konttijärvi and Ahmavaara deposits were described and tabulated in Section 16.0 of this report.

The block models for the two pits were assessed for potential mining recovery using the Whittle 4X pit optimizing software. This is the mining industry’s standard optimization software package, used by many mine engineering consulting firms and many large mining companies. The result of the optimizing process is a pit shell that contains all the mineralized material that is potentially economically mineable according to the physical and economic input design parameters.

Open Pit Optimization is an iterative process due to the initial design parameters being selected on the basis of assumptions regarding mining rate, fleet size, process recoveries, waste/ore ratio and metal prices and, as a result, the operating costs and revenues are, as a result, preliminary in nature. Continuing study and testwork since the initial resource assessments were made have resulted in refinements to some input data. The design parameters used in the current pit optimizations for design purposes are set out in Table 22.1 and Table 22.2.

Physical Pit Design Parameters

The block dimensions for the Konttijärvi deposit are 15 m x 15 m x 8 m and those for the Ahmavaara deposit are 30 m x 30 m x 8 m. The bulk density for the mineable portion of the resources at Konttijärvi average 2.91 t/m³ while the waste rock is 2.85 t/m³ and overburden is 1.85 t/m³. The bulk density for the mineable portion of the resources at Ahmavaara average 2.92 t/m³ while the waste rock is 2.85 t/m³ and overburden is 1.85 t/m³.

In the detail design stage for both pits, the bench geometry was set to give a 50 degree inter-ramp slope angle with batter angles set at 75. This bench configuration resulted in a 13.7m wide berm every 24 vertical metres of final bench height

Table 22.1

Konttijärvi Pit Design Parameters (all currency USD)

Physical Parameters
Block Dimensions		15m x 15m x 8m
Bulk Densities	Ore	2.91 t/m³
	Waste Rock	2.85 t/m³
	Overburden	1.85 t/m³
Haulage Ramps	Width	26m (20 m roadway, plus safety berm & ditch)
	Gradient	10%
Wall Slopes	All rock	50° inter-ramp angle
Economic Parameters
Mining Costs	Ore & Waste	$1.84 USD /t Mined
	Overburden	$1.23 USD/t Mined
	Processing Cost	$5.51 USD/t Milled
	General & Admin. Costs	$0.67 USD/t Milled
	Concentrate Freight	$48.90 USD/t of Concentrate
		$215 USD/t of Copper
	Smelter Charges	Concentrate
Product Recoveries to Concentrate
	Nickel	65%
	Copper	73%
	Gold	75%
	Platinum	65%
	Palladium	69%
	Conc. Ratio	71.43:1
Payable Quantities in Concentrate
	Nickel	90%
	Copper	85%
	Gold	85%
	Platinum	89%
	Palladium	91%
Metal Prices		Price	Refining
(18 mo trailing average)	Nickel	$9.04 USD/lb	$0.53 USD/lb
	Copper	$2.56 USD/lb	$0.30 USD/lb
	Gold	$546 USD/oz	$14.41 USD/oz
	Platinum	$1,057 USD/oz	$18.70 USD/oz
	Palladium	$277 USD/oz	$16.72 USD/oz

Table 22.2

Ahmavaara Pit Design Parameters (all currency USD)

Physical Parameters
Block Dimensions		30 m x 30 m x 8 m
Tonnage Factors	Ore	2.91 t/m³
	Waste Rock	2.85 t/m³
	Overburden	1.85 t/m³
Haulage Ramps	Width	26 m (20-m roadway, plus safety berm & ditch)
	Gradient	10%
Wall Slopes	All rock	50° inter-ramp angle
Economic Parameters
Mining Costs	Ore & Waste	$1.84 USD /t Mined
	Overburden	$1.23 USD/t Mined
	Processing Cost	$5.70 USD/t Milled
	General & Admin. Costs	$0.67 USD/t Milled
	Concentrate Freight	$48.90 USD/t of Concentrate
		$215 USD/t of Copper
	Smelter Charges	Concentrate
Product Recoveries to Concentrate
	Nickel	65%
	Copper	75%
	Gold	77%
	Platinum	65%
	Palladium	69%
	Conc. Ratio	71.43:1
Payable Quantities in Concentrate
	Nickel	90%
	Copper	85%
	Gold	85%
	Platinum	89%
	Palladium	91%
Metal Prices		Price	Refining
(18 mo trailing avg.)	Nickel	$9.04 USD/lb	$0.53 USD/lb
	Copper	$2.56 USD/lb	$0.30 USD/lb
	Gold	546 USD/oz	$14.41 USD/oz
	Platinum	$1,057 USD/oz	$18.70 USD/oz
	Palladium	$277 USD/oz	$16.72 USD/oz

Economic Design Parameters

The resource model blocks contained grades for five recoverable minerals: nickel, copper, gold, platinum, and palladium. These grades were combined into one net smelter return (NSR) block value so that the Whittle program was optimizing dollars rather than grades. This was a three-step process. First, the recoverable portion of each mineral was calculated, then the payable value of each, and finally the five mineral values were added together for one block value. From the NSR values have been deducted the costs of concentrate transportation, smelting, and refining. They are based on the plant recoveries, metal prices, and payable quantities shown in Table 22.1 and Table 22.2 above.

22.2        CUT-OFF GRADE

In the pit optimization process, the pit shell is expanded only if the resource block being assessed has sufficient value to cover all costs (mining, processing, and administration) for itself and for overlying blocks. This is referred to as the external cut-off grade and will be of the order of USD $10.23/t for Konttijärvi and USD $11.89/t for Ahmavaara, depending on the value of overlying blocks. However, every block within the optimized shell must be excavated, loaded into a truck, and hauled to a discharge point, normally on surface. When a truckload of material reaches the pit rim, it is considered to be economic if its recoverable value exceeds the further costs of processing plus administration. This is referred to as the internal cut-off grade and for the Konttijärvi deposit utilized in the pit optimization was USD $6.18/t and for Ahmavaara USD $6.37/t, being the sum of the estimated costs of processing and administration.

22.3        PIT DESIGN

The optimum Whittle shell is a useful design tool but, while mathematically correct, it does not produce a practical pit design. The shell is a series of concentric, inverted cones that may shrink down to one single block, whereas a practical minimum bench width is about 30 m. It may also create square corners or small step-outs that are not conducive to a stable wall design. Finally, it follows the average wall slope(s) defined in the design parameters without the necessary access ramp.

The pit shell is imported into the Gemcom software package as a three-dimensional surface that is contoured to match the pit bench intervals. The final pit is designed interactively, from the bottom up, using those contours as a guide for creating the toe and crest lines with Gemcom’s pit design tool utility while smoothing the walls and inserting the haulage ramp. This process tends to leave a little of the optimized material within the walls and to take additional waste rock above the ramp. It was repeated for each of the two deposits considered in this study. This pit design was developed for the purpose of maximizing grade for the first 10 years of production.

The Konttijärvi deposit mineralization has a strike of 105o and dips 30o to 35o to the northeast. The 10 year design pit contains 17.5 Mt of potentially mineable mineralization with 6% dilution added at grades of 0.032% Ni, 0.040% Cu, 0.029 g/t Au, 0.089 g/t Pt and 0.302 g/t Pd resulting in final production diluted grades of 0.072% Ni, 0.114% Cu, 0.108 g/t Au, 0.386 g/t Pt and 1.346g/t Pd and a mine gate (inclusive of concentrate shipping, smelting, refining, penalties and marketing costs) NSR value of USD $23.44/t. The overall strip ratio is 1.22:1

The Ahmavaara deposit mineralization is divided into west and east zones, both of which have a southeast strike and a northeast dip. Ahmavaara West has a variable dip between –70o to –5o while Ahmavaara East dips from –25o to –10o. The 10 year pit design contains 57.5 Mt of potentially mineable mineralization with 6% dilution added at grades of 0.032% Ni, 0.093% Cu, 0.049 g/t Au, 0.082 g/t Pt and 0.440 g/t Pd resulting in final production diluted grades of 0.086% Ni, 0.203% Cu, 0.125 g/t Au, 0.229 g/t Pt and 1.085 g/t Pd and a mine gate (inclusive of concentrate shipping, smelting, refining, penalties and marketing costs) NSR value of USD $222.12/t. The overall strip ore ratio is 2.01:1

Plans indicating the general configuration of the Konttijärvi and Ahmavaara Pits are provided in Figures 22-1 and 22-2.

The Konttijärvi Pit as designed has dimensions of approximately 500 m wide, 900 m long and up to 160 m deep. The 26 m wide main ramp is and descends at a -10% gradient from elevation 150 m to the main floor at 88 m. Two sub-pits are accessed to the 40 m and 16 m elevations by ramps on which the last 24 vertical metres are driven at -15% and with a width of only 18m for single lane traffic. Some robbing of high grade from these floors was designed for a final depth 8 m below the final ramp limits. Typical cross-sections through the Konttijärvi pit are provided in Figures 22-3 and 22-4.

The Ahmavaara Pit as designed has dimensions of approximately 500 m wide, 1,800 m long and up to 225 m deep. The 26 m wide main ramp descends at a -10% gradient from elevation 140 m to the main floor at 28m. Two sub-pits are accessed to the 8 m and -72 m elevations by ramps on which the last 24 vertical metres are driven at -15% and a width of only 18m for single lane traffic. Some robbing of high grade from these floors was designed for a final depth 8 m below the final ramp limits. Typical cross-sections through the Ahmavaara pit are provided in Figures 22-5, 22-6 and 22-7.

During the pre-stripping period (a portion of Year 1), waste rock that is non-acid generating could be used for tailings dam and road construction. All potentially acid generating (PAG) waste rock from the two pits will be stored near the pits and hauled back into the Konttijärvi pit after production ceases.

37500 N
37000 N
36500 N
53500 E
54000 E
54500 E
METRES

GOLD FIELDS ARCTIC PLATINUM OY
KONTTIJARVI DEPOSIT
ULTIMATE PIT PLAN

P & E MINING CONSULTANTS INC.
Brampton, Ontario, Canada

SCALE 1/4000
DATE - JAN.-05, 2007

FIGURE 22.1

3000 E
3500 E
3100 E
3150 E
11000 N
10500 N
10000 N
0 50 100 150 200
METRES

GOLD FIELDS ARCTIC PLATINUM OY AHMAYAARA DEPOSIT ULTIMATE PIT PLAN	P & E MINING CONSULTANTS INC. Brampton, Ontario, Canada
	SCALE 1:5000
	FIGURE 22.2

Figure 22.3: Konttijärvi Deposit Cross Section 54350 E (Looking Grid East)

Figure 22.4:  Konttijärvi Deposit Cross Section 54000E (Looking Grid East)

Figure 22.5:  Ahmavaara Deposit Cross Section 30450E (Looking Grid East)

Figure 22.6:  Ahmavaara Deposit Cross Section 30900E (Looking Grid East)

Figure 22.7:  Ahmavaara Deposit Cross Section 31575E (Looking Grid East)

22.4        DILUTION

In order to mine the mineralized materal, some waste rock must also be taken as dilution. The amount of this external dilution depends on a number of factors, largely related to the size of the mining equipment and the selective mining unit (SMU). It was assumed that the average external dilution would be the width of the burden of the  drill and blast pattern (5m burden by 6m spacing) on both the hanging wall and footwall mineralized limits. This was calculated by assessing the average mineable zone width at 24m vertical intervals. Due to the flat dipping nature of these deposits and 8 m active mining benches, a resultant external dilution of 6.0% was calculated at wall rock grades determined from the block model. The average grades of the diluting material are shown in Table 22.3 below.

Table 22.3

Estimated Grades of Diluting Material

Diluting Grade	Konttijärvi	Ahmavaara
Ni (%)	0.032	0.032
Cu (%)	0.040	0.093
Au (g/t)	0.029	0.049
Pt (g/t)	0.089	0.082
Pd (g/t)	0.302	0.440

22.5        MINEABLE PORTION OF THE MINERAL RESOURCES

The estimated diluted, potentially mineable portion of the mineral resources contained within the Konttijärvi and Ahmavaara pit area design perimeters are set out in Table 22.4 together with the associated waste rock quantities. The mineable portion of the mineral resource total is 75,000,000 t, which at the proposed milling rate of 21,500 t/d, would provide a project life of 10.0 years.

Table 22.4:  Estimated Diluted Potentially Mineable Portion of the Mineral Resources for the First 10 Years of Mine  Life

May 28/07							NSR		Waste & OVB		Strip
Konttijärvi	Tonnes	Ni%	Cu%	Au g/t	Pt g/t	Pd g/t	$	US/t	Tonnes	Total Tonnes	Ratio
Measured	12,445,000	0.075	0.113	0.104	0.390	1.346		$23.75
Indicated	4,698,000	0.065	0.116	0.117	0.361	1.298		$22.19
Inferred	357,000	0.056	0.127	0.157	0.543	1.987		$29.14
									21,300,000	38,800,000	1.22
Ahmavarra
Measured	17,771,000	0.079	0.197	0.108	0.187	0.933		$21.67
Indicated	35,370,000	0.090	0.210	0.134	0.248	1.166		$25.57
Inferred	4,359,000	0.076	0.171	0.119	0.239	1.043		$22.30
									113,400,000	170,900,000	2.01
Combined
Measured	30,216,000	0.078	0.162	0.106	0.271	1.103		$22.53
Indicated	40,068,000	0.087	0.199	0.132	0.261	1.181		$25.17
Inferred	4,716,000	0.075	0.168	0.122	0.262	1.114		$22.82
									134,700,000	209,700,000	1.8

Note: Mineral resources that are not mineral reserves do not have demonstrated economic viability. The reader is cautioned that inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that any value from such resources will be realized either in whole or in part.

At the metal prices utilized in the November 30, 2006 18-month trailing average metal price estimate, it was seen that nickel provides 33% total NSR value, while copper contributes 20%, gold 5%, platinum 19% and palladium 23%.

22.6        ADDITIONAL MINEABLE RESOURCES

The purpose of this study was to evaluate the Konttijärvi and Ahmavaara pits for a period of 10 years to determine the economic viability of the project. There are additional mineable resources beyond the 10 years that were not subject to mine design or production scheduling because it was deemed that the first 10 years of operations would be adequate to determine project viability.

Table 22.5 shows the total combined estimated diluted, potentially mineable portion of the mineral resources.

22.7        MINE PLANNING BASIS

The mine planning process began with the development of preliminary capital and operating expenditure estimates for 5.0 and 7.5 Mt/a processing rates based on pit optimizations. The results of the assessment indicated that a processing rate of 7.5 Mt/a offered an effective mining rate and lower unit costs. The results were then used to further delineate the ultimate pit limits, haul roads, crusher and waste rock dump locations, haul distances, and to identify cost saving opportunities such as:

•      the interactive development of Konttijärvi and Ahmavaara pits

•      the sequencing of production in order to reduce pre-stripping and increase revenues in the initial years of mining

•      the use of waste rock in tailings starter dam construction and mine/plant site roads

•      sizing the Owner-Operators’ mine equipment fleet based on typical annual total material production requirements.

In consideration of the above, the proposed mining operations are based on a 21,500 t/d, 350 d/a processing rate over a 10 year period. The mine planning was thus, done on an initial 10 year basis using the assumption that the first phase of mining would be considered a “starter” pit operation.

Table 22.5:  Total Mineable Portion of the Mineral Resources Contained within the Ultimate Pit Shells, Ahmavaara and Konttijärvi Deposits

Category	Tonnes	Pd g/t	Pt g/t	Au g/t	Ni%	Cu%
Ahmavarra Deposit
Measured	27,230,000	0.900	0.179	0.108	0.077	0.199
Indicated	87,602,000	1.017	0.211	0.123	0.084	0.210
Sub - Total, M&I	114,832,000	0.989	0.203	0.119	0.082	0.207
Inferred	22,168,000	0.988	0.225	0.108	0.074	0.168
Waste & OVB	269,800,000
Total Material	406,800,000
Strip Ratio	1.97
Konttijärvi Deposit
Measured	18,844,000	1.342	0.387	0.101	0.069	0.121
Indicated	18,826,000	1.262	0.353	0.102	0.054	0.131
Sub -Total, M&I	37,670,000	1.302	0.370	0.101	0.062	0.126
Inferred	3,230,000	1.411	0.390	0.109	0.040	0.159
Waste & OVB	76,300,000
Total Material	117,200,000
Strip Ratio	1.87
Combined Ahmavaara Plus Konttijärvi Deposits
Measured	46,074,000	1.081	0.264	0.105	0.074	0.167
Indicated	106,428,000	1.060	0.236	0.119	0.079	0.196
Sub - Total, M&I	152,502,000	1.067	0.245	0.115	0.077	0.187
Inferred	25,398,000	1.042	0.246	0.108	0.070	0.167
Waste & OVB	346,100,000
Total Material	524,000,000
Strip Ratio	1.95

Note: Mineral resources that are not mineral reserves do not have demonstrated economic viability.

22.8        MINE PRODUCTION SCHEDULE

The mine planning process began with the development of preliminary capital and operating expenditure estimates based on 3.5, 5.0 and 7.5 Mt/a processing rates based on pit optimizations. The result of the assessment indicated that a processing rate of 7.5 Mt/a offered a more effective mining rate and lower unit costs.

Table 22.6 shows the sources of material scheduled for each year of the mine life. As indicated in Table 22.6, production in the first two years of the mine life comes from the Konttijärvi mine, year three from both pits and the remaining 7 years thereafter from Ahmavaara.

Table 22.6
Production Schedule

Year	Pit	Ore	Ni	Cu	Pt	Pd	Au	NSR	Waste	Overburden	Total	Waste/Ore
		(t)	(%)	(%)	(g/t)	(g/t)	(g/t)	(USD/t)	(t)	(t)	(t)	Ratio	t/d
Pre-strip	Konttijarvi								1 139 134	2 360 866	3 500 000		70 000
	Konttijarvi	7 432 838	0.076	0.108	0.371	1.289	0.098	22.85	9 236 575	1 047 211	17 716 625	1.38
	Ahmavaara	67 162	0.105	0.159	0.303	1.207	0.148	27.12	432 527	11 533 687	12 033 376	178.17
1		7 500 000	0.076	0.109	0.371	1.289	0.099	22.89	9 669 102	12 580 898	29 750 000	2.97	85 000
	Konttijarvi	7 500 000	0.069	0.106	0.361	1.252	0.098	21.63	6 977 223		14 477 223	0.93
	Ahmavaara								11 940 920	3 331 857	15 272 777
2		7 500 000	0.069	0.106	0.361	1.252	0.098	21.63	18 918 143	3 331 857	29 750 000	2.97	85 000
	Konttijarvi	2 560 823	0.072	0.153	0.503	1.788	0.166	30.48	573 486		3 134 309	0.22
	Ahmavaara	4 939 177	0.077	0.150	0.266	1.110	0.112	22.14	20 651 232	1 025 282	26 615 691	4.39
3		7 500 000	0.075	0.151	0.347	1.342	0.131	24.99	21 224 718	1 025 282	29 750 000	2.97	85 000
4	Ahmavaara	7 500 000	0.078	0.163	0.276	1.160	0.125	23.24	22 250 000		29 750 000	2.97	85 000
5	Ahmavaara	7 500 000	0.077	0.172	0.250	1.093	0.119	22.53	17 000 000		24 500 000	2.27	70 000
6	Ahmavaara	7 500 000	0.073	0.173	0.228	1.030	0.106	21.18	8 250 000		15 750 000	1.10	45 000
7	Ahmavaara	7 500 000	0.077	0.191	0.194	0.958	0.101	21.07	6 500 000		14 000 000	0.87	40 000
8	Ahmavaara	7 500 000	0.095	0.230	0.174	0.971	0.111	23.97	4 750 000		12 250 000	0.63	35 000
9	Ahmavaara	7 500 000	0.105	0.241	0.212	1.109	0.124	27.18	4 750 000		12 250 000	0.63	35 000
10	Ahmavaara	7 500 000	0.109	0.302	0.247	1.281	0.213	32.14	975 000		8 475 000	0.13	24 214
Total		75 000 000	0.083	0.184	0.266	1.148	0.123	24.08	115 426 097	19 298 903	209 725 000	1.80

22.9        PROPOSED MINE OPERATIONS

The conceptual mining operation is envisioned to be conducted with conventional open pit mining equipment.

Blasting, Loading and Haulage

Blast holes will be drilled using conventional drills. An allowance has been included to allow some pre-shearing of ultimate pit walls. A hydraulic shovel will be used to excavate blasted waste rock and load 180t haul trucks. The waste rock and overburden will be hauled to the nearby waste rock and overburden storage areas for the Konttijärvi and Ahmavaara pits as shown in Figure 22-7.

A large wheel loader will be used to excavate blasted mineralized material and load 180t haul trucks. The material will be hauled to the gyratory crusher. Another wheel loader will be available to serve as a back-up unit to the main production loader and to reclaim material from the stockpile located at the crusher. Haul roads will be maintained using a large grader, and road dust will be controlled using a water truck.

Pit Dewatering

Intercepted run-off and groundwater will be collected in located in the flows of the open pit mines sumps and pumped to the concentrator. It is assumed that no additional measures will be required to dewater the pits. The pits will be allowed to flood at closure.

Potentially Acid Generating Waste Rock

Once the Konttijärvi pit has been exhausted at the end of year three of the 10 year mine production plan, it will be backfilled with any potentially acid generating waste rock from Ahmavaara and from a stockpile from Konttijärvi. All potentially acid generating waste rock will be sub aqueously stored in the exhausted Konttijärvi pit. In a scenario whereby the two open pits are operated for an extended mine life in excess of 20 years, potentially acid generating intermediate waste rock storage areas will need to be identified in order that this material will be sub aqueously deposited in the exhausted pits prior to mine closure.

Mine Closure

The exhausted open pits will be allowed to flood and fill up to form pit lakes. Overburden from their storage areas will be placed in a layer over the reduced final slopes of the waste rock storage areas. The overburden layer will be vegetated with native grasses and trees.

Mine Equipment Maintenance

A mine shop garage will be constructed between the Konttijärvi and Ahmavaara pits. The garage will include six service bays as well as a welding shop, maintenance planning offices, a critical-parts warehouse, and a maintenance dry. The mine equipment re-fuelling station is to be located adjacent to the shop. A fuel truck will also be used to re-fuel equipment in the field. A cold storage building and yard areas for equipment parking and lay down will also be developed.

3,454,000 E
3,456,000 E
3,458,000 E
7,337,000 N
7,335,000 N
KONTTIJARVI WASTE ROCK STORAGE AREA
KONTTIJARVI OVERBURDEN STORAGE AREA
KONTTIJARVI PIT
MINE HAUL ROAD
MINE MAINTENANCE BUILDING
ORE STOCKPILE
PROCESSING PLANT
RUONAJOKI RIVER
AHMAVAARA OVERBURDEN STORAGE AREA
AHMAVAARA WASTE ROCK STORAGE AREA
AHMAVAARA PIT
0
500
1000
METRES
GOLD FIELDS ARCTIC PLATINUM OY
SUHANKO PROJECT
SITE LAYOUT
P & E MINING CONSULTANTS INC.
Brampton, Ontario, Canada
FIGURE 22.8

22.10      MINE EQUIPMENT SELECTION

Mill Feed requirements are met by concurrent operations in the Konttijärvi and Ahmavaara open pits. The material from each of the pits is truck hauled to the crusher located adjacent to the mill. Waste rock is truck hauled to waste rock dumps located within one kilometre of the top of the pit ramps. The haulage truck fleet size was estimated based on a combined average ore production rate, a stripping ratio of 1.8 and average haul distances based on the preliminary pit designs. The haul truck cycle times based on using Cat 789C haul trucks or equivalent are summarized in Table 22.7.

Table 22.7
Estimated Haulage Truck Cycle Times

Mill Feed Konttijärvi Pit		Mill FeedAhmavaara Pit
	Waste Stripping		Waste Stripping
20.6 minutes/load	19.4 minutes/load	25.5 minutes/load	222.3 minutes/load

The haul truck speeds were selected based on performance information presented in the Caterpillar Handbook Version 35. The speed of haul trucks traveling down the pit ramp and on the pit floor was limited to 30 km/h (18 mph). It is estimated that fourteen CAT 789C trucks or equivalent will be required. These haul trucks have a nominal payload capacity of 180 t (198 tons); gross diesel power of 1,417 kW (1900 hp); and an operating width of 7.67 m (25 ft 2 in.’). Haul trucks available from other manufacturers such as, but not limited to, Komatsu could also be considered. The key pieces of equipment are listed in Table 22.8.

Table 22.8
Key Pit Equipment

Pit Equipment	Quantity

Production blasthole drills	2

Face shovel	2

Front end loader	2

Haul trucks	14

Road grader	2

RT Dozer	2

Dozer	2

22.11      MINE LABOUR REQUIREMENTS PER DAY

The estimated direct and indirect mine labour requirements are summarized in Table 22.9 while a breakdown of the mine direct labour requirements is shown in Table 22.10.

Table 22.9
Estimated Mine Direct and Indirect Labour Summary per Day

Area	Indirect Labour	Direct Labour	Total
Pit operations	8	56	64
Maintenance	3	18	21
Mine Dry	2		2
Total	13	74	87

Table 22.10
Estimated Mine Operations Direct Labour Requirements per Day

Mine Operations Area	Direct Labour Requirements
Drilling	4
Blasting	6
Shovel	4
Front End Loader	2
Haul Truck	28
RT Dozers/Dozers	8
Other equipment	4
Total	56

22.12      OTHER ON-SITE SUPPLIERS AND CONTRACTORS

Blasting Agent and Explosives Supplier

An on-site supplier will supply blasting agents, explosives and blasting accessories to the mine and will load blast holes. The suppliers’ facilities and explosive and detonator magazines will be located in secure areas on-site.

Site Security

A security contractor will be used to guard access and patrol the mine site.

23.0        MINERALOGY DEPORTMENT

23.1        INTRODUCTION

A mineralogical study of the different lithologies that host the PGE, copper, and nickel mineralization at Ahmavaara and Konttijärvi was undertaken. The purpose of this study was to identify the various PGE mineral associations, sulphide textures and grain interlocking textures. Of particular interest were the host sulphide and silicate minerals and the relative amount of PGEs locked up in silicates. These are factors which may have an impact on metal recoveries. Other factors that could have an impact on metal recoveries were also investigated, including the grain size of the PGE, the distribution of the PGE within the rocks and their host minerals, the types of sulphide present and the fine grained intergrowth of these sulphides with gangue minerals.

The ore was evaluated by analysis of the in-situ PGE distribution within the different rock types from the Konttijärvi and Ahmavaara deposits. For simplicity, these two deposits will be referred to here as Suhanko. Also, the use of PGE will be used to refer to the platinum group minerals and electrum (Au-Ag alloy).

Data from various historical studies was also used to generate some of the observations contained in this section. Some of the historic information was edited and put into a format that was useable to generate comparative graphs and figures between the various datasets. Care was taken, as much as possible, so as not to compare “apples to oranges”.

The following is meant to provide a reasonable scoping-level assessment of the mineralogy and deportment of the Konttijärvi and Ahmavaara deposits. In addition, some comparisons to the Lac des Îles deposit have been included. More detailed accounts of the studies and a list of the samples used are provided in Rickard (2006a, 2006b).

23.2        PGE MINERALOGY

23.2.1     BACKGROUND

Some historic work has been completed on the Suhanko deposits that involved analysis of the PGE minerals. An academic study completed by Iljina (1994) was part of a PhD thesis investigating all of the PGE deposits associated with the Portimo Complex (Narkaus and Suhanko intrusions). A PGE deportment study by Richards and Martin (2001) of Lakefield Research was completed that focused on the measurement of PGE grain liberation after the rock is crushed and ground. An important study was done by Hayward and Robb (2005) whose main focus was measurement of the mineralogical variability within the Konttijärvi and Ahmavaara deposits.

All of these studies produced useful data, but there were limited amounts of PGE identified and there is a discrepancy between the PGE deportment studies and the mineralogy studies regarding the amount of PGE hosted by silicates at Suhanko. The PGE deportment study (Richards and Martin, 2001) suggests that only small amounts of PGE are associated with silicates, whereas Hayward and Robb (2005) indicate that the majority of PGE are associated with silicates.

23.2.2     SAMPLING AND METHODS

The PGEs are very small and difficult to locate using a petrographic microscope, so the slides were scanned using backscattered electron imaging (within a Scanning Electron Microscope(SEM) to highlight the PGEs. The PGEs were measured and counted; the host silicates and sulphides identified and pictures were taken of the textures. A quantitative analysis was collected for each PGE and the surrounding host minerals. When large clusters of PGEs were encountered, a representative number of quantitative analyses were collected and the remainder of the minerals were qualitatively identified using the Energy Dispersive Spectra (EDS) spectra.

23.2.3     PGE DISTRIBUTION AND GRAIN SIZE

The PGE minerals within the Suhanko deposits are typically subhedral, but may be elongated or somewhat amorphous. It is common to find the grains elongated along sulphide-silicate grain boundaries, cleavage planes or grain fractures. In terms of distribution, the PGEs are typically found in three ways:

a)             completely enclosed by sulphide,

b)             along sulphide-silicate grain boundaries, or

c)             completely enclosed by silicates (Figure 23-1).

It is also common to find PGEs scattered as “clusters” within sulphides and silicates [Figure 23-1 (D)].

To properly estimate the volume of PGE associated with silicates or sulphides, one must consider the area of the PGEs analyzed. This study shows that the majority of PGEs (in terms of total area) are associated with sulphides and smaller amounts are completely enclosed by silicates. This is consistent with Richards and Martin (2001), but is contrary to Hayward and Robb (2005). Iljina (1994) did not calculate the area of the PGEs. However, compilation of the grain count data from Iljina (1994) indicates that more PGE were associated with sulphides than silicates.

Figure 23-1:  PGE Minerals within the Suhanko Deposits

When considering the grain size of PGEs, the long dimension of each grain was used. Data from this study shows that the average grain size of the PGEs is 12.06µm (n=272), with a range of 0.81µm to 118.0µm. Analyses of Suhanko rocks done by Richards and Martin (2001) have shown that the PGEs range in size from 0.5µm to 19.2µm with an average size of 3.42µm (n=68). Hayward and Robb (2005) found that the PGE grains are typically in the range of <1 to 5µm, with some from 20-100µm. The Richards and Martin (2001) data suggests that the PGEs are quite small compared to the other studies. This discrepancy could be due to the fact that the Richards and Martin (2001) analyses were done on crushed rocks, possibly breaking the larger PGEs.

In comparison of the Konttijärvi and Ahmavaara deposits, it was found that the distribution of the PGEs within silicates and sulphides is quite similar. At Konttijärvi, 24.72% of the PGEs are enclosed by silicates and 75.28% are associated with sulphide. At Ahmavaara, 31.98% of the PGEs are enclosed by silicates and 68.02% are associated with sulphide. The average grain size of the PGEs within each of the deposits is virtually identical; 12.1µm (n=123) for Konttijärvi and 11.96µm (n=150) for Ahmavaara. The difference in PGE grain size between stratigraphic units within each deposit was also examined, but the size of the dataset is too small to draw any firm conclusions. However, it seems that the PGEs within the basement rocks of both deposits have the smallest average grain size; 7.43µm (n=56) for Konttijärvi and 5.42µm (n=15) for Ahmavaara.

23.2.4     PGE TYPES

A large number of different types of PGE have been documented in this study and by other workers. Iljina (1994) found that the PGEs could be “roughly classified into

•              Elements

•              alloys of platinum-group elements only or of PGE and base metals

•              sulphides

•              sulpharsenides, and

•              compounds of PGE with one or more of the following elements: arsenic, antimony, tellurium, tin, silver, lead, selenium and mercury.

The abundance of each of the PGE species has been calculated by estimating the total area of each of the PGE species. The results are different from Richards and Martin (2001), but the current dataset is more than three times larger so it may be more accurate. The current study suggests that the Pd-tellurides (26.55%) and Pd-arsenides (15.34%) are the most abundant PGE, followed by Pt-arsenides (11.47%) and Pd-sulphides (10.47%).

Both studies show that the Pd-arsenides and Pd-sulphides are the largest sized PGE in the Suhanko rocks.

23.2.5     PGE – MINERAL ASSOCIATIONS

It was found in this study that the PGE minerals are preferentially associated with specific sulphide and silicate mineral species. The PGEs have a strong affinity for chalcopyrite with lesser amounts associated with pyrrhotite, pentlandite, and pyrite, and only a few attached to sphalerite, galena and millerite (Figure 23-2 Section a). In terms of silicate minerals, the PGEs have a strong correlation with amphibole, with lesser numbers associated with feldspar, chlorite, epidote, and biotite, and a minor amount with quartz, pyroxene and other unknown minerals (Figure 23-2 Section b).

a)
Abundance (grain count)
80
70
60
50
40
30
20
10
0
Cp
Pyr
Pn
Mill
Po
Gal
Sph
b)
Abundance (grain count)
120
100
80
60
40
20
0
Amph
Chl
Feld
Qtz
Biot
Epid
Px
Unknown

Figure 23-2:  PGE Mineral Associations

23.3        SULPHIDE MINERALOGY

23.3.1     SULPHIDE MINERALS

Examination of samples from the current study and results from other reports (Evans and Guerney, 2002; McKay, 2002; Martin and McKenzie, 2006) indicate that the main sulphide minerals identified within the Suhanko deposits are pyrrhotite, chalcopyrite, pentlandite, pyrite, bornite, sphalerite, violarite, millerite, covellite, and the main oxides are magnetite, ilmenite, chromite and rutile. This is consistent with QemScan analyses by McKay (2002) and Marion (2006) that show the most abundant sulphides are pyrrhotite and chalcopyrite, followed by pyrite, pentlandite and other phases; however there is variation between stratigraphic units.

Electron microprobe analyses of sulphide minerals were completed by Hayward and Robb (2005). The average Ni content of pentlandite grains from the Konttijärvi and Ahmavaara deposits were found to be 34.37 wt% (n=12, S.D.=1.65 wt%) and 34.04 wt% (n=29, S.D.=2.36 wt%), respectively. The average Ni content of pyrrhotite grains from the aforementioned deposits were 0.44 wt% (n=12, S.D.=0.21 wt%) and 0.51 wt% (n=24, S.D.=0.25 wt%), respectively.

Some of the sulphide textures that may be of interest from a liberation stand point include:

pentlandite (Pn) flames and lamellae in pyrrhotite (Po) (Figure 23-3 Section a); Cp=chalcopyrite)

medium-grained pentlandite (Figure 23-3 Section b)

fine suphide disseminations in silicates (Figure 23-3 Sections c and d)

sulphide interlocked with magnetite identified as “Mt” (Figure 23-3 Section e)

pyrite (Py) intergrown with Ni-Cu-bearing sulphides (Figure 23-3 Section f). As noted by Evans (2000), the intergrowth of the sulphide minerals with the fine grained gangue minerals may have a deleterious effect in terms of flotation.

23.3.2     SULPHIDE LIBERATION

Sulphide liberation data has been generated from a number of different studies (McKay, 2002; Liipo, 2001; Martin and McKenzie, 2006). Each of these studies was completed on drill core composite samples collected from both the Konttijärvi and Ahmavaara deposits. The main sulphide minerals were classified based on their degree of liberation from gangue minerals.

The study by McKay (2002) investigated 4 composite samples and found that pentlandite exhibited the poorest sulphide liberation in all of the samples, while the results for pyrrhotite and chalcopyrite were much better. In terms of combined sulphide liberation, it was found that the Konttijärvi Pyroxenite sample had the lowest degree of liberation (69.8%), while the Ahmavaara Gabbro had the highest (81.8%).

A study by Liipo (2001) looked at 2 test composites. It was found that there was better liberation of the sulphides within the Ahmavaara samples compared to the Konttijärvi samples, which may have been due to the coarser grained nature of the sulphides in the Ahmavaara rocks.

Figures 23-3:  Sulphide Mineral Textures

Martin and McKenzie (2006) reported the results of testing conducted on two composite samples. They found that the flotation process is highly selective for chalcopyrite and that “more than 80% of the chalcopyrite in the fast floating concentrate is highly (>80%) liberated, while 79% of the chalcopyrite in the tails is present as low-grade locks (<30% liberated)”. It was also found that the flotation is less selective for pentlandite and there may be a problem floating fine, liberated pentlandite. This was demonstrated by the fact that 42% of the pentlandite in the tails was >80% liberated. Of note, 81% of the pentlandite in the “fast floating” concentrate was liberated.

23.3.3     SULPHIDE OXIDATION

An investigation into the degree of sulphide oxidation within the Konttijärvi and Ahmavaara deposits was completed by Carter and Martin (2005) and the results were presented and summarized by Naumanen (2005). The study found that the amount of sulphide alteration was low and the majority of the samples showed no effects of oxidation, except in close proximity to faults and shears. Some minor sulphide alteration was identified within both of the Ahmavaara and Konttijärvi deposits at the bottom of the pyroxenite units and at the top of the respective marginal series units (alteration products were bornite ± millerite).

23.4        SGS LAKEFIELD - BULK MODAL ANALYSES (BMA)

Due to the heterogenic nature of the Ahmavaara and Konttijärvi deposits it is necessary to understand the variability of the minerals between each of the major stratigraphic units as minerals such as talc can be problematic within a flotation circuit. The purpose of Bulk Modal Analysis (BMA) of each of the major stratigraphic units is to determine if certain rock units have elevated amounts of problematic minerals.

The results of recent QemScan analyses (Marion, 2006) and previous QemScan analyses (McKay, 2002) are presented together in Table 23.1. The McKay (2002) analyses may be more representative due to the size and number of the samples used to make the composite samples. Comparison of the BMA data shows that the three gabbroic units at Ahmavaara are all quite similar in terms of composition

The basement rocks underlying each of the deposits are dissimilar in appearance, and it is now confirmed that they are also dissimilar in composition. Almost one-quarter (23.2%) of the Ahmavaara basement is composed of quartz, whereas the Konttijärvi basement contains only 4.3% quartz. There is also a notable contrast in the biotite content, in which the Ahmavaara basement contains 15.1% biotite compared to 6.7% biotite in the Konttijärvi basement. This may be of interest as biotite has been found to be host to some of the PGEs.

Despite the similarities in appearance between the peridotite marker units in each of the deposits, it seems that there is actually a significant difference in the talc content between the two units. The data shows that the Ahmavaara peridotite marker contains 50.3% talc while the Konttijärvi peridotite marker contains only 24.1% talc.

A contrast in talc content is also seen between the pyroxenite units. However, the newer dataset (Marion, 2006) divides the Mg-rich micas into “talc” and “Mg mica clays”, whereas the older dataset (McKay, 2002) has no field for “Mg mica clays”. It is possible that the all the Mg-rich micas were grouped together into the “talc” field within the older dataset, which would account for the contrast in talc content between the Konttijärvi pyroxenite and Ahmavaara pyroxenite composite samples.

Table 23.1:QemScan Analyses

	SGS Lakefield Report: Marion (2006)							Lakefield Research Report: McKay (2002)
Deposit	Ahmavaara	Ahmavaara	Ahmavaara	Ahmavaara	Konttijarvi	Konttijarvi	Konttijarvi	Ahmavaara	Ahmavaara	KonttiKonttijarvi
					Marginal
					Series/
	.		Lower	Central	Transition	Peridotite			Peridotite
Stratigraphic Unit	Pyroxenite	Upper Gabbro	Gabbro	Gabbro	Zone	Marker	Basement	Basement	Marker	Pyroxenite
Mineral Msss(%)	AHMA-06-OO1	Ai-IMA-O6-002	A1IM#06-003	AHMA-06-004	KoNr-o6-o1	KoNr-oG-002	KONT-O6-003
Pentlandite	0.1	0.3	0.2	0.1	0.3	0.2	0.1	0.1	0.2	0.1
Chalcopyrite	0.6	0.7	0.7	0.7	0.5	0.2	0.5	0.8	0.6	0.4
Bornite	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0	0	0
2ndary Cu-Sulfide	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0
Pyrite	0.0	0.8	0.3	0.7	0.3	0.1	0.2	0.2	0	0
Pyrrhotite	0.0	0.9	0.0	1.6	0.4	0.3	0.1	1.7	1.4	0.2
Other_Sulfides & PGM	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0	0	0

Quartz	0.6	2.9	4.4	6.4	3.6	0.0	4.3	23.2	0	0
Feldspar	0.0	23.1	24.9	19.6	31.7	0.0	47.7	35.3	0	0
Orthopyroxene	1.8	0.5	0.2	0.3	0.7	4.6	0.1
Diopside/Salite	1.2	2.0	4.1	4.5	1.9	0.8	1.5
Ca-Amphiboles	37.6	27.6	33.3	33.7	34.9	28.9	14.4
Ampbiboles	0.0	4.1	6.8	7.7	0.8	0.0	2.2	6.4	6.7	26.9
Epidote/Zoisite	0.0	5.2	1.6	1.3	1.9	0.0	2.0	0.5	0	1.3
Carbonates	0.1	1.0	0.1	0.6	0.0	1.4	0.0	0.5	6.7	0.7
Talc	1.4	0.2	0.1	0.2	0.4	24.1	0.1	0	50.3	12.7
Chlorite	45.8	17.9	8.6	12.0	11.1	33.5	12.1	15.2	26.6	53.2
Biotite	0.2	2.8	4.2	2.2	5.4	1.3	6.7	15.1	5	3.9
Muscovite	0.0	1.2	0.4	0.4	0.2	0.0	0.6
Mg Mica Clays	10.2	8.3	8.4	7.2	5.6	2.9	6.6
Fe-Oxides	0.1	0.6	0.7	0.6	0.3	1.4	0.5	0.5	2.1	0.5
Other/Accesory	0.3	0.1	0.2	0.2	0.1	0.2	0.3	0.4	0.1	0.1
Other	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.1	99.7	100

23.5        WHOLE ROCK GEOCHEMISTRY

There is quite an extensive database of whole rock geochemical data for both the Konttijärvi and Ahmavaara deposits. The database is composed of geochemical analyses of drill core samples taken from each of the deposits and is representative of each of the major stratigraphic units (see Brown, 2006a and 2006b).

Of importance is the MgO content of individual units. As expected, the peridotite marker units in each of the deposits contain the greatest amount of MgO. The peridotite marker unit at Konttijärvi has a mean MgO content of 26.98% (n=213, max: 32.13% MgO, min: 20.54% MgO), while the Ahmavaara peridotite marker has a mean MgO content of 24.67% (n=207, max: 30.24% MgO, min: 11.71% MgO). The Konttijärvi pyroxenite and Ahmavaara pyroxenite units also contain significant MgO contents which are 21.08% MgO (n=69, max: 25.24% MgO, min: 13.82% MgO) and 20.20% MgO (n=110, max: 25.27% MgO, min: 5.30% MgO) respectively.

23.6        COMPARISON TO THE LAC DES ÎLES DEPOSIT

23.6.1     SILICATES AND SULPHIDES

It is important to compare the Suhanko deposits to the Lac des Îles deposit as they are all low-grade PGE-Cu-Ni deposits hosted by mafic to ultramafic rocks. Though many of the rock types are similar between the two deposits, there are significant differences. Most important is the gneissic basement ore found at Suhanko. This rock type is harder than any of the LDI rocks and contains much more quartz than anything found at LDI. Table 23.2 shows the summarized results of QemScan Bulk Mineral Analyses of rock from the Suhanko and LDI deposits. The talc and biotite contents are significantly higher at Suhanko, while the feldspar content is much higher at LDI. There are also minor differences in the amphibole, chlorite and quartz content between the two deposits.

Table 23.2:  QemScan Bulk Mineral Analyses

Mineral (%)	Suhanko (Avg. of 10 Composites)	LDI (Mill Head, n=64)
Feldspar	16.2	33.1
Amphibole	32.2	26.1
Chlorite	21.0	16.1
Quartz	4.0	9.4
Clay Minerals	6.3	6.4
Pyroxene	3.1	3.8
Epidote/Zoisite	1.2	3.2
Talc	8.0	0.7
Biotite/Phlogopite	4.2	0.2
Oxides	0.7	0.2
Carbonate	1.0	0.2
Other	0.5	0.2
Sulphide	1.6	0.4
Total	99.9	100

Overall, the Suhanko deposits contain slightly more sulphide than the LDI deposit. The sulphides at Lac des Îles are typically found as fine grained disseminations and medium to coarse grained blebs, however there are occasional instances of thin veinlets and rare occurrences of semi-massive stringers. The sulphide textures at Suhanko are somewhat similar, but sulphide veins and veinlets are very common and semi-massive and massive sulphides are fairly significant towards the base of the Ahmavaara deposit. The types of sulphide found are similar, but there is a considerable difference in the relative abundance of pyrite and pyrrhotite. The Suhanko deposits contain much more pyrrhotite relative to pyrite (Figure 23-4 Section a), while the opposite is true for LDI (Figure 23-4 Section b).

Figure 23-4: Sulphide Content

23.6.2     PGE MINERALS

Much of the LDI mineralogical data used for comparison is taken from Rickard (2004). It is difficult to compare the PGE distribution between the Suhanko deposits and the LDI deposit because an estimate of the volume of PGEs (grain area measurements) associated with silicates versus sulphides is not available for LDI. The best comparison that can be made is with PGE grain counts, which do not take into account the size of the PGEs. There is a greater proportion of PGEs associated with sulphides at Suhanko compared to LDI. However, this contrast is likely much less drastic in terms of volume as the PGEs associated with sulphide at LDI are larger than those associated with silicates.

The PGEs in each deposit are associated with similar types of sulphide, but there is a much greater proportion of PGEs at LDI that are associated with pyrite compared to Suhanko. Also, there are more PGEs associated with pyrrhotite at Suhanko compared to LDI (Figures 23-5 Sections a) and b). This may be due to the contrasting pyrite and pyrrhotite contents seen between LDI and Suhanko.

Figure 23-5: Suhanko PGE & LDI Sulphide Associations

In terms of PGE distribution within silicates, it seems that the PGEs within both deposits are often linked to amphibole, chlorite and epidote. There is also a strong association to feldspar within Suhanko that is seen to a lesser degree at LDI. The only significant difference between the two deposits is that PGEs are often associated with biotite at Suhanko, which is not seen at all within LDI. Biotite is quite common at Suhanko, but is a relatively rare phase at LDI.

On average the PGEs at LDI are smaller than those at Suhanko, but the difference is small and they could be considered quite similar. The average grain size of the PGEs at Suhanko is 12.06µm (n=272), with a range of 0.81µm to 118.0µm; while the average grain size at LDI is 6.68µm (n=3933) with a range of <1 to 200µm. The disparity in grain size may be attributed to the difference in the size of the dataset.

The types of PGE found at each of the deposits are similar, but there are some differences. For example, there are no Rh-, Ir- or Ru-bearing PGEs at LDI, but there are a small number present at Suhanko. Again, it is difficult to compare estimated PGE volumes due to the lack of grain area measurements at LDI, but it seems that the most common PGEs within both deposits are Pd tellurides.

23.6.3     GEOCHEMISTRY

The MgO content of LDI ore is relatively similar to ore from Suhanko, but the Suhanko rocks are more MgO-rich. The average MgO content of the Ahmavaara and Konttijärvi composite samples used in the pilot plant test are 14.3% and 15.3%, respectively. It is important to compare these to the LDI mill feed. The average MgO content of 281 mill feed samples from September 1, 2005 to June 27, 2006 was 9.10% (max: 11.31% MgO, min: 6.79% MgO). Further, 64 samples taken from LDI’s Roby Zone and High Grade Zones (including the Offset High Grade Zone) returned an average MgO content of 16.1%. The most MgO-rich rocks at both deposits are the ultramafics. The peridotitic rocks at Suhanko contain up to 32.13% MgO, which is somewhat higher than the pyroxenite at LDI that has up to 27.5% MgO.

23.7        SUMMARY POINTS

23.7.1     KONTTIJÄRVI AND AHMAVAARA (SUHANKO)

•                  PGEs are found i) completely enclosed by sulphide, ii) along sulphide-silicate grain boundaries, ii) completely enclosed by silicates iv) scattered as “clusters” within sulphides and silicates.

•                  The majority of PGEs are associated with sulphides, with a smaller proportion completely enclosed by silicates.

•                  The PGE distribution (association with sulphides/silicates) is similar between the Konttijärvi and Ahmavaara deposits.

•                  Average grain size of the PGEs is 12.06µm (n=272), with a range of 0.81µm to 118.0µm.

•                  The larger PGEs, on average, are associated with sulphide.

•                  PGEs within the basement rocks of both deposits have the smallest average grain size; 7.43µm (n=56) for Konttijärvi and 5.42µm (n=15) for Ahmavaara.

•                  PGE/electrum abundance: Pd-tellurides (26.55%), Electrum (22.61%), Pd-arsenides (15.34%), Pt-arsenides (11.47%) and Pd-sulphides (10.47%), Unknowns (5.97%), Pd-stannides (3.67%), Pd-antimonides (2.91%), Pt-tellurides (0.83%), Rh-minerals (0.08%), PdHg (0.06%), Pd-bismutharsenides (0.04%).

•                  The Pd-arsenides and Pd-sulphides are the largest PGEs in grain size.

•                  PGEs have a strong correlation for chalcopyrite with lesser amounts associated with pyrrhotite, pentlandite, and pyrite, and only a few attached to sphalerite, galena and millerite.

•                  PGEs have a strong correlation with amphibole, with lesser numbers associated with feldspar, chlorite, epidote, and biotite, and a minor amount with quartz and pyroxene.

•                  The three gabbroic units at Ahmavaara are all quite similar in terms of composition.

•                  Ahmavaara Peridotite marker contains 50.3% talc while the Konttijärvi Peridotite marker contains only 24.1% talc.

•                  Ahmavaara Basement contains 23.2% quartz, whereas the Konttijärvi Basement contains only 4.3% quartz.

•                  Ahmavaara Basement contains 15.1% biotite compared to 6.7% biotite in the Konttijärvi Basement.

•                  The Ahmavaara deposit is much more sulphide rich in comparison to the Konttijärvi deposit

•                  Pyrrhotite is the most abundant sulphide within the Suhanko deposits, followed by chalcopyrite, pyrite, pentlandite, and other sulphides (bornite, sphalerite, violarite, millerite and covellite).

•                  Chalcopyrite is the most abundant sulphide within the Konttijärvi and Ahmavaara Pyroxenite units.

•                  Chalcopyrite is also the most abundant sulphide within the Konttijärvi Marginal Series/Transition Zone and in the Konttijärvi Basement.

•                  The intergrowth of the sulphide minerals with the fine grained gangue minerals may have a deleterious effect in terms of flotation (Evans, 2000).

•                  In terms of combined sulphide liberation, it was found that a Konttijärvi Pyroxenite composite sample had the lowest degree of liberation (69.8%), while an Ahmavaara Gabbro composite sample had the highest (81.8%) (McKay, 2002).

•                  There was better liberation of the sulphides within Ahmavaara composite samples compared to Konttijärvi composite samples, which may have been due to the coarser grained nature of the sulphides in the Ahmavaara rocks (Liipo, 2001). Sulphides are most commonly intergrown or attached to amphibole, feldspar and chlorite with lesser amounts associated with biotite and quartz.

•                  Sulphides are most commonly intergrown or attached to amphibole, feldspar and chlorite with lesser amounts associated with biotite and quartz

•                  No significant alteration/oxidation of the sulphide minerals is present.

23.7.2     COMPARISON TO THE LAC DES ÎLES DEPOSIT

The following is a point form summary comparison of the geology and mineralogy of the Konttijärvi and Ahmavaara deposits (Suhanko) with the Lac des Îles deposit:

Similarities

•                  The mineralization is predominantly hosted by mafic to ultramafic rocks.

•                  PGE mineralization is for the most part spatially associated with sulphide mineralization.

•                  On average the PGEs at LDI are smaller (6.68µm) than those at Suhanko (12.06µm), but the difference is small and may be considered quite similar.

•                  PGE textures and general distribution are similar (associated with both sulphides and silicates).

•                  PGEs associated with sulphides tend to be larger.

•                  The gangue minerals are similar; however there are important differences in the abundances of each.

Differences

•                  The ore-bearing rocks at Suhanko are predominantly layered igneous rocks and granite gneisses; the ore-bearing rocks at LDI are predominantly igneous breccia, pyroxenite, and pegmatitic gabbroic rocks.

•                  Overall, the Suhanko deposits are more sulphide-rich, especially the Ahmavaara deposit.

•                  Higher pyrite, lower pyrrhotite content at LDI.

•                  More PGEs associated with pyrite at LDI.

•                  More biotite in Suhanko rocks.

•                  PGEs associated with biotite at Suhanko.

•                  Slightly greater proportion of PGEs is associated with sulphide at Suhanko compared to LDI.

•                  Some PGE species are different between the deposits.

•                  MgO contents are relatively similar, but the Suhanko rock are more MgO-rich (9.10%, average for 281 LDI mill feed samples; 14.3-15.3% MgO for composites from the Suhanko pilot plant test).

24.0        METALLURGICAL TESTWORK

24.1        PREVIOUS TESTWORK

Extensive testwork was carried out on the APP prior to the involvement of Aker Kvaerner. The main conclusions from this test work are summarized below.

•                  It has been determined that the mineralized samples from the Ahmavaara deposit have a higher fast-floating component as compared to Konttijärvi samples; which resulted in higher  mass pull and higher recoveries with lower concentrate grades. On the other hand, the Konttijärvi samples displayed a higher concentrate grade but produced lower mass pull and overall recoveries.

•                  It was determined that blending talcose with non-talcose material for both deposits did not affect recovery. However, overall blending of both deposits resulted in lower recoveries. Recovery of 2PGE+Au was about 5% lower for the overall talcose and non-talcose composites compared to the individual composites.

•                  Highest PGE+Au and base metal losses occurred in the +75 micron-size range. Almost all the different sample blends indicated that, as the particle size was decreased, the resulting effect was an increase in recovery.

•                  The optimum target grind for the flotation circuit was determined to have a product size of 80% passing 75 microns. At this grind size, a rougher/scavenger recovery of 85% PGE+Au was obtained. Also, at this grind size, cleaner grade and recovery were improved.

•                  Fast-floating PGE+Au minerals are recoverable at a coarse grind without slimes and MgO entrainment. Flash flotation was recommended for the recovery of these coarse particles (approximately 200 micron size).

•                  Bulk cleaning of the rougher/scavenger concentrate provides higher overall recoveries of the metals than cleaning the major component of the concentrate separately, that is, producing separate copper and nickel concentrates.

•                  Mineralogical examination of the scavenger tails, at a product size of 80% passing 75 microns, showed that 92% of the PGE were locked in silicate grain edges and would require further grinding for liberation.

•                  Open circuiting of the first cleaner tails would be required in order to reduce talc content.

•                  Kinetics curves for mass pull versus recovery suggested that 15- to 20-minute flotation times for secondary flotation was sufficient.

•                  Reagent optimization and pH should be further investigated. Testwork performed thus far indicates that pH 7.0 appears to be optimum.

24.2        RECENT TESTWORK

24.2.1     TRADE-OFF STUDY

In June 2006, a Trade-off Study was started by Aker Kvaerner in conjunction with SGS Lakefield on samples obtained in 2005 from the Suhanko Project.

Under the direction of Aker Kvaerner, SGS Lakefield was contracted by GFAP to conduct a series of bench tests for the purpose of examining several flow sheet options set forth by Aker Kvaerner in the hopes of improving metallurgical results obtained from previous testwork that was carried out prior to June of 2006. Several options were explored that included:

•                  flash flotation

•                  two-stage grinding – fine grind

•                  sequential copper/nickel flotation

•      bulk copper/nickel flotation

•                  magnetic separation.

Each option above was tested on samples of both the Ahmavaara and Konttijärvi orebodies. For both ores, test conditions were similar.

Due to the fact that the samples tested were taken from a master composite collected back in 2005, a series of flotation tests were performed in order to establish sample integrity. It was determined after a series of rougher kinetics flotation tests that mass pulls, recovery and grade were similar with those tests conducted back in 2005, indicating, at the time, that sample degradation or aging did not inhibit recovery or concentrate grade. Subsequently, during the locked-cycle testwork, it became more apparent that the sample may have been affected by degradation. Refer to Figure 24-1.

Figure 24-1: Mass Pull vs Recovery

During the initial phase of the recent testwork program, a total of 18 flotation tests were performed. Grind times along with optimum grind size were established from previous work. Grind times of 25 minutes were used on a 2 kg charge at a pulp density of 65% solids. With this grind time, a K80 of 70 microns was obtained. Reagent addition rates were taken from the 2005 testwork program. Although reagent optimization was not achieved in 2005, the testwork did enable the selection of a reagent scheme that resulted in good metal recoveries.

Summary of Results

From the recent testwork program, several factors became apparent that include the following:

•                                          Due to 0the higher sulphide content in the Ahmavaara mineralization, the mass pulls for the final concentrate were over 3% while for Konttijärvi they were below 1.5%.

•                                          Mass pulls in the rougher circuit of approximately 22 to 30% resulted in optimum recoveries. Mass pulls in excess of 30% did not improve metal recoveries.

•                                          The grade recovery relationship is typical for both sets of mineralized samples since the grade can be improved at the expense of metal recovery. Conversely, recovery can be improved at the expense of grade.

•                                          Both ores exhibit rapid flotation kinetics, 70 to 80% of metal recovered within the first 10 minutes.

•                                          Rougher kinetics were the same for both coarse and fine grind.

•                                          Fifty percent (50%) of the copper was recovered in the first 2 minutes of rougher flotation.

•                                          Froth stability improves with the removal of coarse fast floating copper.

•                                          Higher metal recoveries were achieved with the Ahmavaara sample. A 7-10% increase for Pd, Cu, and Pt were observed while nickel recoveries were 15% higher than Konttijärvi.

•                                          Higher concentrate grades were obtained with the Konttijärvi material due to its lower sulphide content.

•                                          The MgO values in the final concentrate were lower for Ahmavaara than Konttijärvi, (3% versus 7%.)

•                                          CMC additions were 30% higher for the Ahmavaara sample.

•                                          High-grade copper concentrate were easily obtainable, > (25% Cu) for both samples.

•                                          For the Ahmavaara material, PGE values in the copper concentrate account for 54% of the total value of the concentrate while for Konttijärvi this amount increases to 75%.

•                                          The bulk concentrate produced was low grade, approximately 9% Cu+Ni with 40 to 73 g/t PGEs for both samples.

•                                          Nickel depression in the copper concentrate was more effective with the Ahmavaara concentrate (< 1% recovery versus < 5% recovery for Konttijärvi, 0.37% Ni in copper concentrate for Ahmavaara versus 1.46% Ni for Konttijärvi).

•                                          Magnetic separation preformed on a bulk concentrate from Konttijärvi resulted in approximately 45% of the total metal value retained with the magnetic pyrrhotite.

•                                          Magnetic separation preformed on the copper concentrate cleaner tail from Ahmavaara resulted in approximately 30% of the metal value retained with the magnetic pyrrhotite.

•                                          A Higher amount of pyrrhotite is observed in Ahmavaara sample as compared to the Konttijärvi sample.

Discussion of Results

Rougher Kinetics

A series of rougher kinetics tests were performed on both samples in order to evaluate the flotation times required and determine optimum mass pulls. Reagent addition for each sample was kept the same except for CMC additions. As a result of the higher talc content in the Ahmavaara sample, approximately 25% more depressant was added. A series of graphs that depicts the effects of mass pull and recovery versus flotation times are presented in figures 24-2 and 24-3.

Figure 24-2: Konttijärvi Mineralization

Figure 24-3 Ahmavaara Mineralization

From the graphs, it can be determined that mass pull and recovery begin to level off after 20 minutes. If the flotation times were to be extended past 20 minutes, higher mass pulls may be achieved however more gangue material would be recovered. A general rule of thumb worth noting for establishing rougher flotation times is that the flotation process should be terminated at the point at which incremental concentrate grades drop below the head grade. At this point, the material is no longer worth floating to the rougher concentrate. Further flotation will result in higher cleaning losses due to the difficulty of cleaning low-grade material. Ideal flotation residence times for both ores can then be determined to be 20 minutes, with a rougher mass pulls of approximately 23% for Konttijärvi and 30% for Ahmavaara.

From Figures 24-2 and 24-3, it also becomes evident that, for the Konttijärvi sample, more than 70% of each metal was recovered to the rougher concentrate within 10 minutes. This number increases dramatically to better than 84% recovery of each metal to the rougher concentrate for the Ahmavaara sample for the same time period.

The results confirm that the flotation kinetics for the Ahmavaara sample are much faster than the Konttijärvi sample. This is due in part to the greater abundance of floatable silicates in the sample and, as a result, recoveries and mass pull for Ahmavaara are much higher. Also, from mineralogical examination conducted in 2005, it was found that Ahmavaara material contained coarser grain copper mineralogy and a larger proportion of sulphide - hosted nickel, which also happens to be coarse grained thus helping speed up flotation kinetics.

Flash Flotation

A series of flash flotation tests were carried out on both samples. The principle behind flash flotation is to remove quick floating coarse liberated sulphide material early in the initial phase of grinding to prevent the material from becoming over ground, thus decreasing the potential for metal losses further down stream. As a result, a high-grade concentrate can be produced without slimes and MgO entrainment. By incorporating flash flotation in the flow sheet, it does become possible to produce a very clean concentrate, however, unfortunately, it does not enhance overall metal recovery.

The feed to flash flotation was ground for 10 minutes at a pulp density of 65% solids. This resulted in a feed material with a K80 of 85 microns. The total residence time in the cell was two minutes. All tails from flash flotation were collected and reground for 15 minutes and further subjected to flotation. As a result, two products of interest were produced, a flash flotation concentrate and a bulk concentrate.

With both samples, a copper-PGE concentrate was obtained. The remaining bulk copper/nickel concentrate had significantly lower copper and PGE values while the nickel grade remained similar for both products (Tables 24.1 and 24.2.).

Table 24.1

Metallurgical Balance - Konttijärvi

Konttijärvi	Cumulative Grade				Cumulative Recovery
Product	Pd(g/t)	Cu (%)	Ni (%)	Pt(g/t)	Pd (%)	Cu (%)	Ni (%)	Pt (%)
Flash Copper Concentrate	122.173	22.031	2.604	26.038	26.87	43.07	17.11	19.30
Bulk Concentrate	55.784	7.256	1.601	14.982	56.37	49.32	56.12	59.69
Flash + Bulk Conconcentrate	57.995	7.717	1.639	15.384	83.25	92.38	73.23	78.99

Table 24.2

Metallurgical Balance - Ahmavaara

Ahmavaara	Cumulative Grade				Cumulative Recovery
Product	Pd(g/t)	Cu (%)	Ni (%)	Pt(g/t)	Pd (%)	Cu (%)	Ni (%)	Pt (%)
Flash Copper Concentrate	98.500	24.000	2.806	15.694	29.75	47.01	12.82	20.31
Bulk Concentrate	33.626	5.910	2.132	6.608	55.94	48.58	74.16	55.15
Flash + Bulk Conconcentrate	35.463	6.411	2.156	6.871	85.68	95.59	86.98	75.46

The mass pulls for both samples were well below 1.0% for the flash concentrates and both concentrates had Mg0 values of 3% and lower. As mentioned earlier, the residence time in the flash cell was two minutes.

As shown in Figures 24-4 and 24-5, it can be seen that the metal distribution for copper is well over 40% in the flash concentrate for both samples and approximately 25% for the PGEs. This test is consistent with other rougher kinetic tests in that copper flotation is very rapid and close to half of the copper in the concentrate is recovered within the first two minutes. The PGEs for both samples respond quite similarly and their recoveries are almost identical, thus perhaps reflecting the similar PGE grain size distribution. Also of interest is the fact that the copper, and a portion of the PGEs, can be recovered using a relatively coarse grind. However, from the total metal recovery for the duration of the float test, it can be seen that overall recovery is not improved using the flash flotation approach.

Since there is no metallurgical benefit to using flash flotation and due to the cost to implement a flash cell along with the difficulty of operating the cell, it can be safely omitted from the flow sheet as a viable option.

Figure 24-4: Flash Flotation Bulk Rougher Float

Figure 24-5: Metal distribution in Flash and Bulk Concentrate

Two-Stage Grinding/Fine Grinding

A series of flotation tests were conducted to determine if two-stage grinding/fine grinding offered any improvement in recovery and grade. The rationale behind this flow sheet was to remove the coarser liberated fast floating metal from the circuit as quickly as possible while still producing a high-grade concentrate and then to further subject the middlings/tails to further grinding to enhance particle liberation for improved metal recovery. The two-stage grinding approach would also eliminate the potential of over grinding the sulphides which, when ground to a fine size fraction, become difficult to float. Refer to Figure 24-6.

Figure 24-5: Two-stage Grinding Results

The above graphs indicate that 2-stage grinding offers no metallurgical benefit. Mass pulls, metal recoveries and concentrate grade were similar when compared to single-stage grinding. Results indicate that, after the first stage of grinding, metal recoveries have almost reached their maximum with roughly 6 to 8% additional recovery after the second stage of grinding. At this point, it is most probably the extra residence time that is responsible for the additional recovery after the second stage of grinding and not the regrinding.

Sequential Copper/Nickel Circuits

The purpose of this flow sheet was to produce separate copper and bulk concentrates that can be readily accepted by both copper and nickel smelters.

The thought behind the flow sheet was to produce a separate copper concentrate that is generated from the initial rougher flotation. This copper concentrate would be pH adjusted in order to depress the pyrrhotite and nickel. The tails generated from the nickel depression would then be combined with the final copper/nickel bulk concentrate. After nickel depression, it was hoped that the final copper concentrate  would contain low nickel and PGE values. As a result of the nickel depression, the bulk copper/nickel concentrate would now contain high nickel and PGE values with low to moderate copper values which would make it attractive to a nickel smelter.

The bulk copper/nickel circuit would also be used as a buffer to collect the copper, nickel and PGEs that were not initially floated in the copper circuit or lost in the copper cleaning circuit. By doing this, the mass pull in the copper circuit could be low thus enabling the production of a high-grade copper concentrate.

Several different tests were performed in order to optimize this circuit; Figures 24-7 to 24-11 are a series of graphs that highlight the best results achieved.

Figure 24-7: Percentage Mass Pull versus Recovery for the Ahmavaara Sample

Figure 24-8: Mass Pull Versus Grade for the Ahmavaara Sample

Figure 24-9: Mass Pull versus Recovery for the Konttijärvi Sample

Figure 24-10: Percentage Mass Pull versus Grade for the Konttijärvi Sample

Figure 24-11: Metal Distribution in Each Concentrate for Both Samples

Figures 24-7 to 24-11 illustrate several readily apparent factors. Figure24-11 shows the copper concentrate for the Konttijärvi samples contains approximately 75% of the PGE value while for the Ahmavaara ore this number increases to 50%. If a copper smelter offers a high payout on the PGEs, this does not become an issue, however, if the payout is low then the production of a separate copper concentrate becomes financially undesirable.

Copper distribution in the copper concentrate is high for both samples which is to be expected, however, for the Konttijärvi ore, nickel separation in the copper circuit was not good resulting in higher than acceptable nickel grade (1.4% Ni). This was not an issue for the Ahmavaara sample. Copper smelter terms and conditions should be investigated further to determine the quality of concentrate that would be acceptable by the smelter.

The remaining bulk concentrate generated, combined with the copper cleaner tails, was low in grade with a combined copper/nickel value of 5 to 8% and combined Pd and Pt values of 30 to 40 g/t, making it unattractive for a nickel smelter.

As a result of the testwork performed above, it was decided to continue with a copper pre float after the initial roughing stage and then combine this concentrate with the final bulk copper/nickel concentrate at the end, thus abandoning the separate copper/nickel flow sheet option.

Magnetic Separation

The purpose behind magnetic separation was to clean the bulk concentrate by the removal of magnetic sulphur (pyrrohite) in the hopes of further upgrading the concentrate. A wet high intensity magnetic separator utilizing various currents was employed. The results are presented in figures 24-12 and 24-13.

Figures 24-12 and 24-13 indicate that magnetic separation option is less then desirable, with a large amount of valuable metal reporting to the magnetic portion. Due to the limited number of tests performed, ideal conditions were not achieved. The potential for further pyrrhotite rejection may be increased with finer grinding of the concentrate. This will be looked at in the next phase of testwork.

Figure 24-12: Results of Magnetic Separation on the Copper Cleaner Tails for the Ahmavaara Copper Concentrate

Figure 24-13: Results from Magnetic Separation on a Bulk Concentrate

24.2.2     SCOPING STUDY

Immediately upon completion of the Trade-off Study testwork, a second test program was developed for the Scoping Study. The onus on this phase of the testwork was three-fold; first to finalize flow sheet development, secondly to target reagent optimization and finally to perform a series of locked cycle tests on both ores using the best set of conditions developed during bench testing.

A total of 15 flotation bench tests were carried out along with 3 locked-cycle tests. Of these, 13 bench tests and 1 locked-cycle test were performed on the Ahmavaara samples while two bench tests and 2 locked-cycle tests were carried out on the Konttijärvi sample. Throughout the course of the test program, it was understood that Ahmavaara would be the first material to be milled therefore most of emphasis was placed on the Ahmavaara material. It should be noted that for both the Ahmavaara and Konttijärvi samples frothing issues developed during the second cycle of the locked-cycle test program which affected the metallurgical performance of both. As a result overall recoveries and grades were less then expected. It is suspected that oxidation of the samples may have had some influence on flotation behaviour.

Once the final flow sheet for the Ahmavaara material was established and a logical reagent scheme developed, repeat tests were carried out on the Konttijärvi sample to see if the set conditions derived for the Ahmavaara material were also favourable for optimum grade and recovery on the Konttijärvi ore.

The first 4 tests were designed to look at both gravity and magnetic separation. In test # 1a, the final copper concentrate from the copper pre-float was subjected to gravity separation in the hopes of separating the palladium from the chalcopyrite.

From the results, it was observed that 8% of the total palladium was associated with the + 38 micron material with virtually no upgrading occurring in this size range. The – 38 micron material consisted of approximately 20% of the total palladium with slight upgrading occurring in the coarser fractions (concentrate 1). Please see Figure 24-14 below.

The results indicate that roughly 30 % of the total palladium is associated with the copper concentrate with very little upgrading possible, thus gravity separation of the copper concentrate could not be justified.

Figure 24-14 Gravity Separation of Cu Cone

The next series of tests examined the possibility of magnetic separation as a means of rejecting pyrrhotite. Tests were conducted with and without regrind on both the bulk concentrate and combined bulk cleaner tails. Results indicate that a high metal value was associated with the magnetic portion of the pyrrhotite. Fine grain inclusions of palladium and nickel are associated within the magnetic portion of the sulphur, thus rejection of this material resulted in lower recoveries of both palladium and nickel. Please see charts in Table 24.3

Table 24.3: Metal Recoveries

Metal Recoveries - Non Magnetics

Test #	Cu	Ni(T)	Pd
1a	6.37	4.86	10.38
2a	11.71	30.06	17.70
3	4.06	2.63	4.38
5	2.6	9.21	3.74

Metal Recoveries - Magnetics

Test #	Cu	Ni(T)	Pd
1a	3.49	9.88	8.83
2a	6.84	17.61	11.91
3	3.54	6.18	4.49
5	0.48	5.32	0.66

Regrind

A number of tests were conducted which explored the possible benefit of regrinding the bulk concentrate prior to cleaning in order to improve both grade and recovery. Using similar conditions as in the regrind tests several other tests were carried out which did not involve concentrate regrinding prior to cleaning. Therefore a comparison was drawn between the use of regrind versus no regrind. It should be noted that identical reagent conditions were not maintained also mass pulls varied slightly for each test.

The testwork indicates that pyrrhotite rejection is increased as the cleaner concentrate was reground, resulting in lower metal recoveries for palladium and nickel. This can be attributed to perhaps over grinding of the sulphur or oxidation of the pulp when subjected to regrinding. The ORP was not measured thus this cannot be confirmed. The graphs in Figure 24-15 indicate the influence an metal recovery of regrinding the concentrate on metal recovery.

Figure 24-15 Influence of Regrinding on Metal Recovery

It is interesting to note that regrinding the concentrate prior to cleaning did not improve the grade of both copper and nickel, in the concentrate however palladium grade was significantly improved as a result of regrinding as illustrated in the Figure 24-16.

Figure 24-16 Grade % of Metals in Concentrate after Regrinding

Copper Pre-float

A series of flotation tests were conducted which examined the effect of a copper pre-float on the final grade and metal recoveries. Operating parameters such as reagent additions and mass pulls varied slightly for each test. For each test the bulk concentrate was reground. The metal recovered in the copper pre float was subjected to a single stage of cleaning with no regrind. The remaining material was recovered in the scavenger stage and subjected to four stages of cleaning. The copper concentrate and bulk concentrate where then combined together in order to calculate overall recoveries and grades. For the bulk flotation tests, rougher/scavenger concentrate was collected, reground and cleaned four times.

From the graphs below, it becomes apparent that a copper pre float had a positive impact on recoveries; however it resulted in a lower grade concentrate. It also became evident, when conducting the tests, that the removal of the copper within the first few minutes of flotation improved both froth stability and movement later on in the bulk cleaning stages. The lower grades achieved with the copper pre float are a result of the improved froth characteristics in the bulk cleaning stage and can be improved with increased silicate depressants. See graphs in Figure 24-17.

Figure 24-17 Copper Pre-float Impact on Recoveries

Due to the limited amount of testwork that was carried out on the Konttijärvi sample it is difficult to assess the benefit or negative effect of regrinding the concentrate or utilizing a copper pre float. A detailed metallurgical test program needs to be carried out in order to properly evaluate and establish optimum operating parameters.

Locked-Cycle Tests

Due to the limited amount of material that was available, only one locked-cycle test (LCT) was carried out for the Ahmavaara sample while two locked-cycle tests were performed on the Konttijärvi sample. Due to a time constraint and limited amount of sample, test conditions for the Konttijärvi LCT were taken from what was believed to be the best set of conditions established from Ahmavaara bench test work. It is well recognized that both the Ahmavaara and Konttijärvi samples differ in their mineralogical makeup but, as mentioned, time constraints and limited sample did not allow for a detailed evaluation on the Konttijärvi material.

For both samples the flow sheet was similar, that is a copper pre float was utilized with no regrinding of the bulk concentrate. Figure 24-18 shows the process flow sheet that was used for the LCT on both samples.

During the locked-cycle testwork, the designed reagent scheme was changed after the 2nd cycle for each sample in LCT numbers 1 and 2. The reason was due to frothing issues that arose which resulted in flocculation occurring in the concentrate. The froth formed a thick gel which became very non selective thus silicate depression was difficult. Collector additions were reduced considerably and lime was introduced into the grinding circuit. This did improve froth conditions somewhat.

For both materials, copper sulphate was added in order to activate the sulphur in the hopes of increasing recovery, however, after the 2nd cycle, due to the formation of gel in the froth, it was abandoned and replaced with sodium sulphide. It was believed that the copper sulphate reacted with the CMC to form a gel which resulted in a froth that was non selective. The addition of the sodium sulphide only marginally improved the froth characteristics.

As a result of the frothing issues, mass pulls varied greatly between the 2nd and 3rd locked-cycle test for the Konttijärvi sample and was high for the Ahmavaara sample. It should be noted that cycle stability was only reached after the 3rd cycle of a 6 cycle test. Due to the difficulties faced during the locked-cycle program, results obtained do not reflect true recoveries and grades that may have otherwise have been attained. It is suspected that sample aging or oxidation of the samples was responsible for the poor performance. Table 24.4 summarizes the tests results

Table 24.4: Locked- cycle Program Test Results

	Combined Concentrate Grade							% Distribution
LCT	wt %	% Cu	% Ni	Pd g/t	Pt g/t	Au g/t	% S	% MgO	Cu	Ni	Pd	Pt	Au	S
Ahmavaara	2.97	8.76	3.11	49.17	9.60	5.40	29.86	3.30	86.14	74.30	76.07	59.20	82.00	67.64
Konttijärvi 1	2.13	7.95	1.49	65.22	15.63	5.62	14.82	13.90	81.51	54.37	66.65	54.21	56.92	78.33
Konttijärvi 2	0.77	16.67	3.28	136.80	26.96	12.42	26.68	3.10	68.12	50.00	53.89	36.74	63.08	52.34

It was hoped that, for this phase of testwork, reagent optimization would have been established; however, the results and observations from the three locked-cycle tests indicate that more bench testing still needs to be carried out on both materials in order to achieve reagent optimization.

High-Pressure Grinding Roll Crusher

A short program of testwork was carried out on a small high-pressure grinding roll (HPGR) crusher unit at SGS Lakefield. The results of the tests were then sent to KHD, who developed a preliminary flow sheet, equipment sizing and equipment costs for the circuit.

Figure 24-18 Process Flow Sheet Used for LCT on Ore

25.0        CAPACITY TRADE-OFF EVALUATION

25.1        INTRODUCTION

As part of the Scoping Study, GFAP requested that Aker Kvaerner carry out a capacity trade-off study to evaluate 5 and 7.5 Mt/a operations to pick the optimum capacity for executing the rest of the study. This evaluation was carried out at the beginning of the Scoping Study in mid November using the preliminary estimates that were available at that time. These values are marginally different to those developed at the end of the Scoping Study.

The preliminary process plant designs were produced based on producing a bulk concentrate using the Aker Kvaerner flow sheet. Then, order-of-magnitude capital and operating cost estimates were developed for each option.

P&E developed preliminary mine production plans for each option.

The above information was then used as a basis for producing preliminary financial models for each case so that they could be compared.

25.2        CAPITAL COST ESTIMATES

The capital cost estimates for the two cases are shown in Table 25.1.

Table 25.1:  Capital Cost Estimates

		5 Mt/a (MUSD)	7.5 Mt/a (MUSD)
Mining		11.8	13.8
Process Facilities		99.5	126.8
Infrastructure		101.4	109.5
Indirect Costs		52.3	60.4
Contingency		53.0	62.1
Sub-total		317.9	372.8
Owner’s Costs		32.2	32.2
Total Project Cost	.	350.1	404.9

25.3        MINE PRODUCTION SCHEDULES AND OPERATING COSTS

The mine production schedules prepared by P&E for this evaluation are presented in Table and 25.3.

Table 25.2 :  5 Mt/a Mine Production Schedule

										OVER		STRIP/
YEAR	PIT	Mill Feed	Ni	Cu	Pt	Pd	Au	NSR	WASTE	BURDEN	TOTAL	WASTE	TONNES
	(t)	(%)	(%)	(g/t)	(g/t)	(g/t)	USD/t	(t)	(t)	(t)	Ratio	Per Day
1	Kont-Ahma	5 000 000	0.079	0.113	0.399	1.381	0.105	26.28	6 898 721	5 601 279	17 500 000	2.50	50 000
2	Kont-Ahma	5 000 000	0.074	0.122	0.381	1.344	0.103	25.40	6 853 226	5 646 774	17 500 000	2.50	50 000
3	Kont-Ahma	5 000 000	0.078	0.170	0.343	1.328	0.137	25.56	12 500 000		17 500 000	2.50	50 000
4	Ahmavarra	5 000 000	0.083	0.182	0.251	1.088	0.111	22.09	12 500 000		17 500 000	2.50	50 000
5	Ahmavarra	5 000 000	0.092	0.196	0.266	1.124	0.124	24.14	12 500 000		17 500 000	2.50	50 000
6	Ahmavarra	5 000 000	0.098	0.215	0.268	1.180	0.128	25.83	10 750 000		15 750 000	2.15	45 000
7	Ahmavarra	5 000 000	0.102	0.225	0.263	1.231	0.121	26.67	5 500 000		10 500 000	1.10	30 000
8	Ahmavarra	5 000 000	0.101	0.239	0.218	1.161	0.119	25.66	5 500 000		10 500 000	1.10	30 000
9	Ahmavarra	5 000 000	0.137	0.311	0.243	1.266	0.144	33.10	2 000 000		7 000 000	0.40	20 000
10	Ahmavarra	5 000 000	0.127	0.331	0.274	1.390	0.190	34.56	775 000		5 775 000	0.16	16 500
11	Ahmavarra	1 624 716	0.150	0.407	0.271	1.619	0.270	41.54	43 537		1 668 254	0.03	14 634
TOTAL		51 624 716	0.099	0.217	0.290	1.261	0.133	27.39	75 820 485	11 248 053	138 693 254	1.69

Note: Kont-Ahma indicates ore from both Konttijärvi and Ahmavaara are treated during the year.

Table 25.3  “7.5 Mt/a Production Schedule

										OVER		STRIP/
YEAR	PIT	MILL FEED	Ni	Cu	Pt	Pd	Au	NSR	WASTE	BURDEN	TOTAL	WASTE	TONNES
		(t)	(%)	(%)	(g/t)	(g/t)	(g/t)	USD/t	(t)	(t)	(t)	Ratio	Per Day
1	Kont-Ahma	7 500 000	0.073	0.108	0.360	1.250	0.095	23.74	9 911 731	8 838 270	26 250 000	2.50	75 000
2	Kont-Ahma	7 500 000	0.065	0.110	0.345	1.208	0.089	22.39	8 591 256	10 158 744	26 250 000	2.50	75 000
3	Kont-Ahma	7 500 000	0.073	0.161	0.341	1.302	0.128	24.58	18 750 001		26 250 000	2.50	75 000
4	Ahmavarra	7 500 000	0.080	0.179	0.250	1.064	0.116	21.63	18 750 000		26 250 000	2.50	75 000
5	Ahmavarra	7 500 000	0.084	0.189	0.260	1.098	0.130	22.84	18 750 000		26 250 000	2.50	75 000
6	Ahmavarra	7 500 000	0.083	0.199	0.240	1.073	0.119	22.43	13 500 000		21 000 000	1.80	60 000
7	Ahmavarra	7 500 000	0.082	0.205	0.228	1.076	0.108	22.16	6 500 000		14 000 000	0.87	40 000
8	Ahmavarra	7 500 000	0.083	0.217	0.185	0.982	0.111	21.22	5 625 000		13 125 000	0.75	37 500
9	Ahmavarra	7 500 000	0.106	0.247	0.214	1.102	0.120	26.00	4 750 000		12 250 000	0.63	35 000
10	Ahmavarra	7 500 000	0.121	0.322	0.266	1.374	0.193	33.43	968 995		8 468 994	0.13	24 197
11	Ahmavarra	722 687	0.137	0.405	0.252	1.478	0.251	38.62			722 687		21 900
TOTAL		75 722 687	0.086	0.196	0.269	1.156	0.122	24.18	106 096 981	18 997 014	200 816 682	1.65

Note: Kont-Ahma indicates ore from both Konttijärvi and Ahmavaara are treated during the year.

The mine operating costs are as follows:

	5 Mt/a	7.5 Mt/a

Mineralized material/Waste	USD $1.24/t	USD $1.19/t
Overburden	USD $0.93/t	USD $0.89/t

25.4        PROCESS OPERATING COST ESTIMATES

The process operating cost estimates for the two cases are shown in Table 25.4.

Table 25.4  Process Operating Cost Estimates

	5 Mt/a (USD/a)	7.5 Mt/a (USD/a)

Reagents and Consumables	12.2	16.6
Labor	2.8	2.8
Electrical Power	8.5	12.0
Maintenance Supplies	3.0	3.8
Contingency	4.0	5.3
Total	30.5	40.6

25.5        FINANCIAL ANALYSIS

Preliminary financial models on a pre-tax basis were developed for each case to enable them to be compared. For each case, rates of return were developed for two different sets of metal prices:

•                    18-month trailing average

•                    24-month trailing average.

The metal prices used are shown in Table 25.5.

The Internal Rate of Return (IRR) for the two cases is shown in Table 25.6.

Table 25.5:Metal Prices

Metals	18-Month Trailing (USD)	24-Month Trailing (USD)
Copper	5,225.9 /t	4,718.7/t
Nickel	1,8081.0/t	1,7154.0/t
Platinum	1,027/oz	984/oz
Palladium	275/oz	247/oz
Gold	526/oz	502/oz
Rhodium	4,000/oz	4,000/oz

Table 25.6: Capacity Trade-off IRR

	24-month Trailing average	18-month Trailing average
5 Mt/a	6.7%	11.3%
7.5 Mt/a	9.8%	13.6%

25.6        COMPARISON OF THE OPTIONS

The 7.5 Mt/a option showed a significantly better IRR and only a modest increase in capital cost, so the decision was made to select this as the plant capacity for the Scoping Study.

26.0        PROCESS DESIGN

26.1        BASE CASE – SAG MILL

For the purposes of this Scoping Study, Aker Kvaerner has evaluated the following circuit at a throughput of 7.5 Mt/a.

The circuit is presented in Figure 26-1 and consists of:

•         primary crushing

•         SAG milling

•         ball milling

•         copper flotation

•         copper concentrate column cleaning

•         copper/nickel rougher and scavenger flotation

•         copper/nickel concentrate regrinding

•         copper/nickel concentrate cleaning

•         bulk concentrate thickening and filtration.

The preliminary plant design is based on the design criteria derived in the recent testwork carried out by SGS Lakefield. The main design criteria are as follows:

•	Annual feed rate		7.5 Mt/a
•	Feed composition
	•	Copper	0.22%
	•	Nickel	0.09%
	•	Platinum	0.36 g/t
	•	Palladium	1.49 g/t
	•	Gold	0.15 g/t
	•	Rhodium	0.023 g/t
•	Plant availability		90%
•	Mass pull to final concentrate		2%

A preliminary layout of the concentrator is shown in Figure 26-2

The ROM material is transported by trucks to a 62 by 75 in. primary gyratory crusher where it is crushed to minus 165 mm. The ore is then conveyed to a 24 200 t live-crushed Material stockpile from where it is reclaimed by belt feeders and conveyed to the grinding circuit. The grinding circuit consists of a 10.4-m dia. by 6.7-m long, open circuit SAG mill followed by a 7.9-m dia. by 12.2-m long ball mill in closed circuit with a cyclone cluster. A HP 500 cone crusher is included in the grinding circuit to break circulating mill oversize. The feed is ground to 80% passing 75 microns and the cyclone overflow passes directly to the copper flotation circuit.

The copper rougher flotation circuit consists of a conditioning tank followed by two 130 m(3) tank cells in rougher/scavenger configuration. The concentrate from both of these two tank cells is high in copper and is combined to form a copper rougher concentrate. The copper rougher concentrate is fed to a cleaning circuit consisting of two column cells in series. The concentrate from the first column goes to the second cleaner column for final cleaning while the first cleaner column tail, together with the second cleaner tail, is sent to the head of the combined Cu/Ni cleaning circuit.

The second cleaner copper concentrate is combined with the copper/nickel final concentrate and thickened, filtered and then packed for shipment to a nickel smelter. The tails from the second cleaner column go to the head of the Cu/Ni cleaner circuit.

The tails from the copper-rougher-scavenger circuit are sent to two parallel lines in the Cu/Ni rougher/scavenger circuit. Each of these lines comprises six 130-m³ cells in series. Concentrate from all the Cu/Ni rougher and scavenger cells are combined and sent to three vertimills to reduce the material to a P80 of approximately 20 microns.The vertimills operate in closed circuit with cyclones and the overflow from these units is sent to the first stage of Cu/Ni cleaning, which is done in a series of eighteen 38-m³ tank cells. Tails from the Cu/Ni scavenger cells are sent to tailings. The concentrate from the first nine cells in the first cleaner train are sent to the second Cu/Ni cleaners while the concentrates from the remaining nine cells are recycled back to the head of the first Cu/Ni cleaner cells.

The second Cu/Ni cleaners consist of nine 38-m³ tank cells. Tails from the second Cu/Ni cleaners are returned to the head of the first cleaners. The second Cu/Ni cleaner concentrate is fed to the third Cu/Ni cleaners which consist of two 19-m³ columns in series. The tails from the third Cu/Ni cleaners are sent back to the head of the second cleaners for additional metal recovery. The third Cu/Ni cleaner concentrate is sent to a single fourth 11-m³ column for final upgrading. This concentrate, together with the copper concentrate, constitutes the final concentrate which is fed to a 17 m dia. conventional filter tank before filtering for shipment. The fourth cleaner tail is recycled back to the head of the third Cu/Ni cleaner.

26.2        ALTERNATIVE CASE - HIGH-PRESSURE ROLLS CRUSHING

In an effort to reduce operating costs, particularly power costs, the option of using a high-pressure rolls crusher in place of the SAG mill in the grinding circuit has been evaluated. This circuit is shown in Figure 26-3.

In this instance, the primary crusher is the same size as in the SAG mill case. The material is crushed to 100% passing 165 mm in open circuit in the gyratory crusher. The crushed rock is fed to a double-deck vibrating screen with a lower-deck aperture of 50 mm. The oversize is fed to a HP 800 cone crusher, the product of which discharges back to the same screen as a closed circuit loop.

The minus 50-mm material is choke fed via a surge box into the throat of a RP-10-170/140 high-pressure rolls crusher. About 10% of the feed material, which runs through the edges of the rolls, is returned to the rolls crusher feed box for regrinding. The remaining crushed material from the center of the rolls (80% minus 13 mm) constitutes the feed to a 26 ft dia. by 36 ft long ball mill. This mill is equipped with a 11 mm slotted discharge trommel which is used to separate large oversize material in the mill discharge. This oversize material is also returned to the rolls crusher. A belt magnet is used to remove grinding balls so as to protect the rolls.

The minus 11-mm material discharges into a pump box whence it is sent to a nest of hydrocyclones. The cyclone overflow feeds the flotation circuit and the cyclone underflow is returned to the ball mill for regrinding.

A preliminary costing of the two options (SAG milling and high-pressure rolls crushing) indicates that an annual operating cost saving of USD $1,540,00 can be achieved if the high-pressure rolls crushing option is used. Capital costs would decrease by USD $30,090,000.

27.0        INFRASTRUCTURE

The infrastructure areas for the Suhanko Project consist of the following:

•       site development

•       main access road

•       site roads

•       tailings storage and reclaim

•       power supply

•       main substation distribution

•       fuel storage and distribution

•       water supply (fresh, process and fire)

•       sewage treatment

•       port facility

•       communications

•       mobile equipment

•       ancillary buildings

The scope and design criteria for the infrastructure areas are primarily based on the work carried out for the 2005 Lycopodium Feasibility Study. However, Aker Kvaerner made a visit to site in November 2006 to review the infrastructure and meet with various local organizations. As a result, some changes were made to parts of the infrastructure that resulted in some cost revisions

Capital cost reductions were made to the main access road, site roads, tailings storage and reclaim power supply following discussion with local organizations.

The port facility design criteria were revised for larger capacity ships for shipping concentrate. This necessitated the storage building increase in capacity from 20,000 t to 30,000 t.

In a meeting held with the Kemi Port Authority, it was agreed that the location of the dock and storage facility would be relocated to another area within the port site. This revised positioning will allow for easier truck access from the main gate at the port to the storage building. Also the new dock location will accommodate larger ocean vessels.

28.0        CAPITAL COST ESTIMATE

28.1        CAPITAL COST SUMMARY

An order of magnitude capital cost has been developed for the mining and surface facilities for this preliminary economic assessment. This estimate is in fourth quarter 2007 United States Dollars and is subject to the qualifications and exclusions listed below.

The capital costs for the mine, concentrator, and infrastructure for these options are summarized in Table 28.1 and are inclusive of the costs up to and including plant commissioning and start-up. Sustaining capital costs and deferred capital costs are excluded from these estimates as they are included in the cash flow model in the year in which they are incurred.

The base currency of the capital cost estimate is in United States Dollars. Other currencies used and conversion rates are as follows.

Currency	Conversion Rates

Canadian Dollar	1.00 CAD = USD $0.8900

European EURO	1.00 EUR = USD $1.2250

Australian Dollar	1.00 AUD = USD $0.7000

Table 28-1:Suhanko Project – Project Cost Summary

Project Area Description	Cost (USD)
Direct Costs
Process Mechanical Equipment	76,157,000
Factored Commodities Process Plant	64,738,000
Infrastructure	103,543,000
Mining
Roads	515,000
Mine Operations Complex	1,194,800
Mine Maintenance Complex	8,749,850
Mine Support Facilities	1,354,450
Mine Support Equipment	3,687,400
Mining Equipment Fleet (lease down payment)	6,654,830
Total Direct Costs	266,594,000
Indirect Costs
Project Indirect Costs	62,715,600
Subtotal for Contingency	329,308,880
Contingency @ 20%	65,862,120
Subtotal Direct and Indirect	395,171,000
Owner Costs	33,621,000
TOTAL PROJECT CAPITAL COST	428,792,000

All costs are expressed in third quarter 2007 USD with no allowance for escalation, interest or financing during construction. Budgetary estimates for mining and mining equipment were provided by P&E Mining Consultants. Processing equipment prices were obtained from the 2005 Lycopodium Feasibility Study and escalated to 2006 prices and in-house historical data from similar projects. Commodity pricing for earthwork, concrete, steel and architectural work has been factored from equipment costs. The cost estimate, based on the designs presented in this Scoping Study, has a predicted accuracy level of ±30%.

Table 28.2 represents further breakdown for the plant and infrastructure costs.

Table 28-2: Plant and Infrastructure Breakdown

Aker Kvaerner Option  2 - Bulk Copper-Nickel Concentrate Capital Cost Estimate

(USD)

Description			Total Cost

Process Mechanical Equipment
Area 2200	Primary Crushing (Feed Preparation)		4,971,810
Area 2230	Grinding (Milling)		33,798,420
Area 2300	Copper Flotation		4,925,460
Area 2310	Bulk Copper/Nickel Flotation		21,985,350
Area 2320	Copper Concentrate Dewatering		—
Area 2330	Bulk Copper/Nickel Concentrate Dewatering (Handling)		7,607,580
Area 2340	Reagents		2,867,520

	Process Mechanical Equipment Installed		76,157,000
Factored Commodities Process Plant
Earthworks and Civil (Structural)	2.0%	Mechanical	1,524,000
Concrete	17.0%	Mechanical	12,947,000
Structural Steel	15.0%	Mechanical	11,424,000
Buildings, Architectural	8.0%	Mechanical	6,093,000
Building Services	5.0%	Mechanical	3,808,000
Electrical	12.0%	Mechanical	9,139,000
Instrumentation	6.0%	Mechanical	4,570,000
Piping	18.0%	Mechanical	13,709,000
Insulation	2.0%	Mechanical	1,524,000
	SUBTOTAL Factored Commodities		64,738,000
Infrastructure
Site Development			8,196,740
Main Access Road			4,861,600
Site Road			5,498,140
Tailings Storage & Reclaim			16,363,610
Power Supply			12,697,840
Main Substation Distribution			14,551,840
Fuel Storage & Distribution			234,840
Water Supply (Fresh, Process & Fire)			7,809,460
Sewage Treatment			1,139,180
Port & other costs			18,878,870
Communication			1,814,860
Mobile Equipment			4,549,510
Ancillary Buildings			6,946,320
	SUBTOTAL Infrastructure		103,543,000

Mining
Roads		515,000
Mine operations complex		1,194,800
Mine maintenance complex		8,749,850
Mine support facilities		1,354,450
Mining Equipment Fleet (Lease down payment)		6,654,830
Mining Support Equipment		3,687,400

	SUBTOTAL Mining	22,157,000
	TOTAL DIRECT COST	266,594,000
Indirect Costs
Construction Field Indirects		7,340,000
Construction Support		2,450,000
Spare Parts - Process		1,565,600
Spare Parts - Mining		—
Spare Parts - Port & Other		100,000
First Fills and Inventory		3,000,000
Vendor Supervision		750,000
Freight, Transport and Insurance		9,780,000
Taxes, Duties & Permits	Excluded	—
Basic Engineering		6,120,000
Detail EPCM		29,340,000
Third Party Engineering		—
EPCM Travel and Related Expenses		1,500,000
Start-up/Commissioning Support		770,000
	SUBTOTAL Indirect Cost	62,715,600

	SUBTOTAL for Contingency	329,308,880

Contingency	20%	65,862,120

	Subtotal Direct & Indirect Costs	395,171,000
Owner’s Costs
Owner’s Costs General		33,621,000
Pre-production
Spare Parts
Fees/Taxes/Duties
Other Owner,s Costs

	SUBTOTAL Owner’s Costs	33,621,000

	PROJECT TOTAL	428,792,000

28.2        BASIS OF ESTIMATE

The capital cost estimate includes the following:

•            Lease down payment for mining equipment

•            Direct costs of new equipment for the processing facilities

•            Construction materials and installation labor

•            Temporary buildings and services

•            Construction support services

•            Project infrastructure

•            Spare parts

•            Initial fills (inventory)

•            Freight

•            Vendor supervision

•            Owner’s cost

•            Engineering, procurement and construction management

•            Commissioning and start up

•            Contingency.

28.3        DIRECT COST ELEMENTS

The direct costs are all the costs associated with permanent facilities. This includes equipment and material costs, as well as construction and installation costs.

Process Equipment

Equipment pricing is based on the equipment list and process flow diagrams. Budgetary prices were obtained from the 2005 Lycopodium Feasibility Study for comparable major equipment. In-house cost data was used to cost the remaining equipment, tanks, bins and chutes. Costs for installation of equipment are based on unit man-hour requirements.

Other direct costs were factored based on the total installed cost of process equipment for such as:

•              earthwork/site work

•              concrete

•              structural steel

•              buildings and architectural

•              electrical

•              instrumentation and controls

•              piping

28.4        INDIRECT COST ELEMENTS

The indirect costs cover all the costs associated with temporary construction facilities and services, construction support, freight, Vendor representatives, spare parts, initial fills and inventory, Owner’s costs, EPCM, commissioning and start-up assistance.

Construction Facilities

The costs for construction facilities include all temporary facilities, services and operation, site office operations, security buildings and services, construction warehousing and material management, construction power and utilities, site transportation, medical facilities and services, garbage collection and disposal, and surveying.

Spare Parts

The cost for spare parts is factored based on equipment costs.

Initial Fills (Inventory)

The estimated cost for initial fills of reagents is based on 3 months of operating requirements. Budget quotations were obtained for reagent pricing.

Freight

The freight costs are factored and typically include containerized and break bulk shipping and each are respectively divided into ocean freight and inland freight. For imported equipment, the cost of freight and export packing, ex-works to a local port, is included with the cost of the equipment.

Freight insurance is included in the Owner’s cost, project insurance.

Vendor Representatives

The requirement for Vendor representatives to supervise the installation of equipment or to conduct a checkout of the equipment prior to start-up of the equipment, as deemed necessary for equipment guarantees or warranties, has been included in the estimate. Typically, the cost for this item is inclusive of salary and travel.

Taxes and Duties

Taxes and duties are excluded.
EPCM
EPCM has been calculated using North American engineering costs.

28.5	CONTINGENCY

An overall contingency allowance of 20% has been included in the estimate.

28.6	QUALIFICATIONS AND EXCLUSIONS

28.6.1 QUALIFICATIONS

All construction work will be executed by local contractors.

28.6.2 EXCLUSIONS

The following items have been excluded from this report.

• Sunk costs
• Sustaining capital
• Deferred capital
• Working capital
• Financing and interest during construction
• Additional exploration drilling
• Escalation
• Corporate withholding taxes
• Legal costs
• Process royalty fees
• Metallurgical testing costs
• VAT, Tax and Import duties.

28.7	PIT CAPITAL COST

The estimated mining capital cost for 7.5 Mt/a, prepared by P&E Mining Consultants, is presented in Table 28.3.

Table 28.3: Estimated Pit Capital Cost – 7.5 Mt/a

		Unit cost
		(on-site and	Extended	Spare Parts	Rounded
Item	No.	assembled)	Cost	Allowance	Total
		(USD)	(USD)	(USD)	(USD)
Direct Mine Equipment
Production drills	2	1,030,000	2,060,000	206,000	2,266,000
Shovel O&K RH120E	2	4,480,500	8,961,000	896,100	9,857,100
Front end loader Cat 994F	1	3,759,500	3,759,500	375,950	4,135,450
Rock trucks Cat 785C	14	2,858,250	40,015,500	1,545,000	41,560,500
Tractor Cat D10	2	1,308,100	2,616,200	183,130	2,799,330
Dozer Cat 854	2	1,823,100	3,646,200	255,650	3,901,850
Grader Cat 16M	2	921,850	1,843,700	184,370	2,028,070
				SUBTOTAL	66,548,300
Mine Operations - Support Equipment
Water truck	1	875,500	875,500	25,750	901,250
Fuel truck	1	824,000	824,000	25,750	849,750
Mechanics field truck	2	824,000	1,648,000	25,750	1,673,750
Pit pump and pipeline	2	128,750	257,500	5,150	262,650
				SUBTOTAL	3,687,400
Mine Operations - Indirect Capital Expenditures
Mine office	1	257,500	257,500	0	257,500
Mine dry	1	309,000	309,000	0	309,000
Mine dispatch incl. monitor system	1	309,000	309,000	10,300	319,300
Pick-up trucks	4	72,100	288,400	20,600	309,000
				SUBTOTAL	1,194,800
Mine Maintenance Complex (6,000 m2)
Foundations and reinforced floor	1	1,442,000	1,442,000	0	1,442,000
Shop building	1	5,562,000	5,562,000	0	5,562,000
Heat and power	1	437,750	437,750	20,600	458,350
Shop equipment	1	1,287,500	1,287,500	0	1,287,500
				SUBTOTAL	8,749,850
Equipment refueling
Main diesel storage tank and piping	1	257,500	257,500	0	257,500
Refuel station at shop	1	154,500	154,500	0	154,500
Refuel station at pit	1	360,500	360,500	10,300	370,800
Gasoline re-fuelling station	1	25,750	25,750	0	25,750
				SUBTOTAL	808,550
Geology and Engineering
Office	1	128,750	128,750		128,750
Equipment and software	1	154,500	154,500		154,500
Pick-up trucks	2	72,100	144,200		144,200
				SUBTOTAL	427,450
First Aid and Mine Rescue
Nursing station	1	10,300	10,300		10,300
Ambulance	1	97,850	97,850		97,850
Training room and equipment	1	10,300	10,300		10,300
				SUBTOTAL	118,450
				TOTAL	81,534,800

29.0        OPERATING COST ESTIMATE

29.1        MINING

P&E Mining Consultants estimated the pit operating costs based on:

The estimated labour requirements, and labour costs used in other studies for proposed mine projects in Finland as well as labour cost information provided by Aker Kvaerner.

Fuel consumption ranges listed in the Caterpillar handbook version 35 and information from other vendors, and a cost allowance of CAD 1.50/L (USD $1.30/L) for diesel fuel.

Typical drilling and blasting material consumable consumptions.

Maintenance consumables including parts, lubes, ground engagement tools, and tires taking into account increased demand and prices.

The mine being operated by the Owner’s forces.

As shown in Table 29.1, the estimated operating cost for 7.5 Mt/a is USD $1.84/t rock. The estimated cost per tonne of ore based on an overall stripping ratio of 1.8 is USD $3.31/t processed.

Table 29.1  Estimated Operating Cost – 7.5 Mt/a

Summary	Rock (USD)	Milled (USD)
Direct labour	0.27	0.49
Indirect labour	0.16	0.29
Diesel Fuel	0.68	1.22
Drill Steel & Bits	0.02	0.04
Explosives	0.23	0.41
Maintenance Consumables	0.48	0.86
Total	1.84	3.31

29.2        PROCESS PLANT

Preliminary process plant operating cost estimates have been developed in third quarter 2006 USD for the Konttijärvi and Ahmavaara ores. The operating costs were estimated by developing costs for labour, reagents and consumables, electrical power and maintenance supplies.

The operating costs are summarized below in Table 29.2.

Table 29.2: Process Plant Operating Cost Summary

Cost Area	Ahmavaara		Konttijarvi
	Annual Costs	Costs	Annual Costs	Costs
	(USD/a)	(USD/t ore)	(USD/a)	(USD/t ore)
Labour	4,770,810	0.64	4,770,810	0.64
Reagents and Consumables	17,652,862	2.35	16,421,145	2.19
Assay laboratory	257,500	0.03	257,500	0.03
Electrical Power	13,262,833	1.77	13,262,833	1.77
Maintenance Supplies	4,194,459	0.56	4,194,459	0.56
Contigency 10%	4,013,846	0.54	3,890,675	0.52
TOTAL	44,152,310	5.89	42,797,421	5.71

29.2.1     LABOUR

Labour costs are presented in Table 29.3 and were developed by estimating the number of operators and maintenance personnel required for each option and then applying payroll costs for each position. Payroll costs were provided by GFAP for three positions and the cost of the remaining positions were factored from these. The labour costs were the same for both Konttijärvi and Ahmavaara.

Table 29.3: Bulk Concentrate for Sale - Labour

Process Labour	NumberRequired	Shift	Cost/Annum	Total Labour Costs
Plant Manager	1		181,305	181,305
Senior Metallurgist	1		102,872	102,872
Project Metallurgist	1		82,014	82,014
Operations General Foreman	1		82,014	82,014
Shift Foreman	5	x	68,135	340,673
Crushing Operators	5	x	42,976	214,879
Control Room Operators	5	x	59,302	296,511
Grinding Operators	5	x	56,745	283,724
Flotation Operators	5	x	59,302	296,511
Thickener/Filter Operators	5	x	54,296	271,482
Reagent Operators	5	x	40,919	204,594
Loader operators	5	x	42,955	214,776
Holiday Relief (labourers)	8		40,919	327,350
Chief Assayer	1		63,257	63,257
Assay Lab Technicians	10	x	40,919	409,188
Metallurgical Technicians	1		33,679	33,679
Maintenance Planners	2		50,430	100,860
Mechanical Engineer	1		50,430	50,430
Maintenance General Foreman	1		50,430	50,430
Chief Electrician	1		50,430	50,430
Shift Electricians	6	x	42,435	254,610
Instrumentation Technicians	2		42,435	84,870
Maintenance Foreman	2		59,341	118,683
Mill Wrights	12	x	50,430	605,158
Mill Trainer	1		50,430	50,430
TOTAL	92			4,770,810

29.2.2     REAGENTS AND CONSUMABLES

Reagents and consumable costs for Konttijärvi and Ahmavaara are presented in Table 29.4 and Table 29.5. The reagent costs were developed based on the consumptions from the latest testwork and the consumptions were based on using in-house data for liners and grinding media. The unit costs for the concentrator reagents and consumables were taken from the 2005 Lycopodium Feasibility Study.

Table 29.4:  Reagents and Consumables - Konttijärvi

			Annual
	Consumption	Cost	Cost
	(t)	(USD/t)	(USD/a)

Grinding Media SAG & Ball Mills	5616.7	755	4,367,857
Grinding Media (Vetimills)	702.1	880	636,376
Mill & Crusher Liners			3,935,195
Lime	82.5	220	18,695
Coillector	2065.0	960	2,041,849
Frother	289.1	1500	446,654
Depressants	3304.0	1014	3,450,727
Promoter Danafloat	1032.5	1415	1,504,800
Floculents	5.7	3200	18,648
TOTAL			16,421,145

Table 29.5:  Reagents and Consumables - Ahmavaara

			Annual
	Consumption	Cost	Cost
	(t)	(USD/t)	(USD/a)

Grinding Media SAG & Ball Mills	5616.7	755	4,367,857
Grinding Media (Vetimills)	702.1	880	636,376
Mill & Crusher Liners			3,935,195
Lime	82.5	220	18,695
Coillector	2312.8	960	2,286,872
Frother	330.4	1500	510,462
Depressants	4130.0	1014	4,313,408
Promoter Danafloat	1073.8	1415	1,564,992
Floculents	5.7	3200	18,648
TOTAL			17,652,862

29.2.3     ELECTRICAL POWER

Electrical power costs, shown in Table 29.6, were developed based on the power consumption for each item of equipment from the equipment list and then applying factors for utilization and power draw. The unit cost for electrical power was provided by GFAP. The electrical power costs were the same from both Konttijärvi and Ahmavaara.

Table 29-6:  Power Costs

	Connected	Drawn	Annual	Annual Power	Annual
Area	Load	Load	Utilization	Consumption	Cost
	(kW)	(kW)	(%)	(MWh)	(USD/a)

Primary Crushing & Storage Area	835.1	709.8	85	5285	266,743

Grinding	31859.0	27080.2	85	201639	10,176,729

Copper Flotation	839.0	713.2	85	5310	268,020

Bulk Cu-Ni Flotation	7579.0	6442.2	85	47969	2,420,976

Flotation Concentrate Handling	127.0	108.0	85	804	40,586

Reagents	281.0	238.9	85	1779	89,779

TOTAL	41520.1	35292.3		262786	13,262,833
TOTAL					13,262,833
USD/t ore					1.77

29.2.4     MAINTENANCE SUPPLIES

Maintenance supplies were developed by applying a factor to the total plant direct costs.

29.2.5     CONTINGENCY

A contingency of 10% has been applied to all the other costs.

29.3        GENERAL AND ADMINISTRATION (G&A)

The G&A costs cover for management, legal, administration, safety, security and other related expenses. The annual cost is USD $5.15 M.

30.0        FINANCIAL ANALYSIS

30.1        INTRODUCTION

A preliminary financial model for the project has been developed for comparison of the different options on a pre-tax basis for the first ten years of the mine life. A more detailed financial model will be required at a later stage of the project to determine the true financial return.

30.2        METAL RECOVERIES AND MASS PULLS

The metal recoveries and concentrate mass pulls used in the analysis for Konttijärvi and Ahmavaara are shown in Table 30.1.

Table 30.1:  Metal Recoveries and Mass Pulls

	Konttijärvi	Ahmavaara
Mass Pull	1.40	1.40
Copper	73.0	75.0
Nickel	65.0	65.0
Platinum	65.0	67.0
Palladium	69.0	75.0
Gold	75.0	77.0

It should be noted that the recoveries used in this study are derived from both the 2005 Lycopodium Feasibility Study and the recent tests conducted at SGS Lakefield. These latter tests were constrained by the availability of fresh ore, which led to lower recoveries than those obtained previously. It is postulated that some, or all, of the sample used became oxidized during storage and that this oxidation interfered with sulphide flotation. For this reason, emphasis was placed on the 2005 Lycopodium Feasibility Study work and some of the locked cycle work, particularly on the Konttijärvi ore, was ignored. It is recommended that a new sample of fresh ore be obtained to confirm the estimated recoveries used in this study and to optimize flotation conditions that will be used in the concentrator.

30.3        INFORMATION FROM OWNER

The following information that was used in the financial models was provided by GFAP: Table 30.2 represents metal prices for plant capacity 7.5 Mt/a.

Table 30-2

Metal Prices for Plant Capacity 7.5 M/ta

	18 Month Trailing	24 Month Trailing
Metals	(USD)	(USD)
Copper	7,206/t	6,560/t
Nickel	33,651/t	28,671/t
Platinum	1,222/oz	1,167/oz
Palladium	344/oz	325/oz
Gold	644/oz	613/oz

The 18 and 24 month trailing average prices are dated as of September 30, 2007.

•                  Bulk concentrator smelter payable

Copper	85%
Nickel	90%
Platinum	89%
Palladium	91%
Gold	85%
Rhodium	70%

•      Bulk concentrate smelting costs USD $215/t of concentrates

•      Bulk concentrate refining costs (USD)

Copper	661.5/t
Nickel	1,168.7/t
Palladium	18.7/oz
Platinum	16.7/oz
Gold	14.4/oz

• G&A costs	USD $5.15 M/a
• Rebate on road construction	USD $3 M

30.4        INFORMATION FROM P&E

The information in Table 30.3 that was used in the financial models is a summary of what was provided by P&E Mining Consultants.

Table 30.3: Ore Grades & Tonnages

		Konttijärvi	Ahmavaara
Copper	%	0.114	0.205
Nickel	%	0.072	0.087
Platinum	g/t	0.386	0.230
Palladium	g/t	1.346	1.088
Gold	g/t	0.108	0.127
Strip ratio		1.4	1.4
Total ore	t	17 493 661	57 506 339

A more detailed production schedule is shown in Section 22.0, Table 22.6 and this data has been used in the financial model. The above information relates to the first 10 years of operation and there are additional mineable resources as shown in Table 22.5 that could extend the life of the project and have a modest positive impact on the financial return of the project.

Mining Costs

Ore/Waste	USD $1.84/t
Overburden	USD $1.23/t
Mining Equipment Lease Cost /Down Payment		10%
Balance		Over 5 years

Sustaining capital		5% of Equipment cost/a

30.5        INFORMATION FROM FEASIBILITY STUDY

The information, in Table 30.4, used in the financial models, was taken from the 2005 Lycopodium Feasibility Study.

Table 30.4: Information from Feasibility Study

Transportation costs
• Land	USD $13.9/t of concentrate
• Sea	USD $35/t of concentrate
• Insurance	0.15% of metal value
Working capital	4.6 months
Tailings sustaining cost	USD $11.1 M
Rehabilitation	USD $24.976 M
Year 1 throughput	87.5%
Year 1 mine OPEX	100%
Year 1 concentrator OPEX	100%

30.6        FINANCIAL RESULTS

The results of the financial models for the different options are shown in Table 30.5.

Table 30-5: Financial Results Pre-tax Basis, First 10 years of Production

	18 Month Trailing	24 Month Trailing
IRR	23.9%	19.1%
NPV @ 7.5% (USD)	501,108,752	337,961,416
NPV @ 10% (USD)	359,875,902	225,041,891
NPV @ 12.5% (USD)	252,143,456	139,727,512

30.7      SENSITIVITY ANALYSIS

A sensitivity analysis has been carried out based on the preliminary financial model for the 18-month trailing average metal prices. The factors that have been investigated are:

•      Capital cost

•      Operating cost

•      Commodity prices

•      Copper price

•      Nickel price

•      Platinum price

•      Palladium price

The results of the analysis showing the impact on the IRR for the project for variations between 80% and 120% of the values for each of the above factors are shown in Table 30.6 and Figure 30-1. It should be noted in Figure 30-1 that the lines for copper, platinum, and palladium are virtually on top of one another.

Aker Kvaerner	179400
Gold Fields Arctic Platinum OY Suhanko Project – Scoping Study, Revision 2
Section 12 – Financial Analysis

Table 12-6
Sensitivity Analysis

	80%	85%	90%	95%	100%	105%	110%	115%	120%
Capital Cost	29.2	27.7	26.3	25.1	23.9	22.9	21.9	20.9	20.0
Copper	22.2	22.6	23.1	23.5	23.9	24.4	24.8	25.2	25.6
Nickel	20.1	21.1	22.0	23.0	23.9	24.9	25.8	26.7	27.6
Platinum	22.1	22.6	23.0	23.5	23.9	24.4	24.9	25.3	25.8
Palladium	22.0	22.5	23.0	23.5	23.9	24.4	24.9	25.4	25.9
Opex	27.0	26.3	25.5	24.7	23.9	23.2	22.4	21.6	20.8
Commodities	13.5	16.3	18.9	21.5	23.9	26.3	28.6	30.8	33.0

The results show that the project is most sensitive to the variation in the collective prices for all the commodities with the IRR varying from 13.5% to 33.0%. The capital and operating costs are the next most sensitive factors with the IRR varying from 20.0% to 29.2% for capital cost and 20.8% to 27.0% for operating cost. The nickel price is the most sensitive of the individual metal prices with the IRR varying from 20.1% to 27.6%. The sensitivities for copper, platinum and palladium prices are virtually identical with the IRR varying from 22.0% to 25.9%.

31.0        RISK ASSESSMENT

A risk assessment has been carried out on the Suhanko Project by considering the following factors:

•              Political/social

•              Permitting/approvals

•           Geological complexity

•           Commodity prices/exchange rates

•              Mineral resources

•           Mining

•           Metallurgy

•           Capital cost/operating cost

•           Saleable concentrate

Each of these factors is discussed below.

31.1        POLITICAL/SOCIAL FACTORS

Finland is a very stable country politically and there is an extensive history of mining in the country, so there should be a good supply of skilled people to work on the construction and operation of the project. The project location is only 60 km south of the town of Rovaniemi which has a population of 34,400. Rovaniemi is the capital of Lapland and is a major regional centre and is serviced by rail, road and air. The port of Kemi is 120 km south of Rovaniemi and it is kept open all year round. Consequently, the risk associated with political/social factors should be low.

31.2        PERMITTING/APPROVALS

The Mining Lease for Suhanko has gone through the approval process and is only awaiting certification. The Environmental Permit for Suhanko was granted December 7, 2005. There are two outstanding appeals against the permit but are only concerned about the amount of compensation to local land holders. The risks associated with permitting/approvals are negligible.

31.3        GEOLOGICAL COMPLEXITY

Both the Konttijärvi and Ahmavaara deposits are unique mineralizing systems in a geologically complex environment for which no experience and knowledge base is available. Until a sufficient amount of mining has taken place to permit reconciliation of the resource model with actual production, the validity of any resource model cannot be proved. It should also be noted that a definitive mineralization model has not yet been established for either of the deposits.

For this reason, the NAP resource estimation strategy emphasized the conservative use of restrictive search ellipses combined with kriging efficiency for classification of the resources.

More importantly, the Suhanko Project consists of two distinct orebodies, Ahmavaara and Konttijärvi. While they have many similarities, they exhibit some unique characteristics, example, higher sulphide content in Ahmavaara and Konttijärvi together are comprised of 11 different ore bearing lithologies that exhibit considerable variances in MgO, talc content and hardness.

There is, however, sufficient information available regarding the deposits to make preliminary financial decisions, and the approach taken in terms of diamond drilling and sampling is suitable for resource estimation applied to open-pit resources at the scoping level. The risk associated with geological complexity is considered to be moderate to high due to the ore variability.

31.4        COMMODITY PRICES/EXCHANGE RATES

The financial return for the Suhanko Project is very dependent upon the prices of copper, nickel, platinum, palladium and, to a lesser extent, on gold. The prices of these metals are currently all high and are helping to give the project a positive rate of return. However, metal prices are very variable and so this presents a significant risk to the financial viability of the project. Care will have to be given as to what metal prices will be used in the definitive feasibility study.

The exchange rate of the Euro against the US dollar has been quite variable with the Euro continuing to strengthen. As the project capital and operating cost estimates are presented in US dollars but many of the costs would be incurred in Euros, this presents a significant risk to the project.

31.5        MINERAL RESOURCES

The mineral resources of the Konttijärvi and Ahmavaara deposits were prepared by a very competent geologist with more than 20 years of deposit modeling experience. Many validation steps were undertaken to ensure that mineralized constraints, assay values, grade capping, variography and grade interpolation were within acceptable limits. Numerous checks were incorporated to ensure that total metal content and domain volumes were validated and therefore not generating erroneous results. The risk associated with the mineral resource estimates is considered to be low.

31.6        MINING

The mining of the Konttijärvi and Ahmavaara deposits is subject to potential scheduling difficulties if production targets cannot be adequately fulfilled. In the event that skilled labour is not available in the required numbers, the production rate would be reduced. Geotechnical difficulties from any localized pit wall failures could seriously jeopardize short-term mining plans and may result in the loss of some mineable material during remediation. The selection of mining equipment is more than adequate for the task and, with proper maintenance, should not be a major concern for this project. The supply of mine consumables should not be a problem due to the Suhanko project proximity to established mine suppliers in the area. The predictability of mining dilution is somewhat uncertain at this time and only theoretical estimates are available. The overall risk associated with mining is considered to be moderate.

31.7        METALLURGY

The metallurgy of the Konttijärvi and Ahmavaara ores is very complex. Also, the success of the project is very dependent on the revenues from the sale of copper, nickel, platinum, palladium and, to a lesser extent, gold. Consequently, the highest recoveries possible are required for all these metals. This complicates the selection of the optimum process flowsheet. Extensive testwork that has been carried out on the Suhanko Project including bench-scale and pilot plant work and the metallurgical results have given highly variable results. Further work is required on fresh samples of the ore that are as representative as possible of the Konttijärvi and Ahmavaara deposits. Consequently, from an operational point of view, the most significant risk is associated with the metallurgy of the project.

31.8        CAPITAL COST/OPERATING COST

The capital cost estimate for the Scoping Study has an accuracy level of ±30% and includes a contingency of 20%. This is considered to be consistent with the level of the design work that has been carried out on the project. The estimate is based on the 2005 Lycopodium Study estimate that had an accuracy of ±15%. The costs were escalated to cover the increases from late 2004 to third quarter 2007. Some changes were made to the process flow-sheet based on the results of the recent metallurgical testwork and the plant capacity was reduced to 7.5 Mt/a. A visit was made to the Suhanko Project to review the infrastructure and some cost reductions were made. The risk associated with the capital cost is considered to be moderate.

The operating cost estimate for the Scoping Study has an accuracy of ±30% and is considered to be consistent with the level of design work that has been carried out on the project. Recent labour rates and electrical power cost have been used and the maintenance supplies are based on the latest capital cost estimate. The reagent consumptions are based on the latest metallurgical testwork and operating experience from Lac des Îles. The reagent costs were based on the 2005 Lycopodium Feasibility Study and checked against current pricing. The risk associated with the operating cost is considered to be moderate.

31.9        SALEABLE CONCENTRATE

The risk associated with producing a saleable concentrate is quite high. Testwork todate has shown that it has been difficult to obtain a concentrate with sufficient grades of the economically valuable metals while also obtaining acceptable recoveries. Gold Fields approached several potential concentrate buyers as part of the 2005 Feasibility Study and was apparently unable to obtain attractive terms. The marketing of the concentrate is an area that needs to be given close attention. An alternative is to consider installing a hydrometallurgical plant to treat the concentrate and produce higher quality products for sale. However, the option introduces some additional risks in that the Platsol process that is the most likely hydrometallurgical process to be chosen has not been commercialized.

32.0        RECOMMENDATIONS FOR FUTURE WORK

The Suhanko Project economics at the 18-month trailing average metal prices used in this study are considered to be sufficiently attractive to justify further investigation. Aker Kvaerner recommends that the following work be done to improve the project return.

32.1        OREBODY ISSUES

(a)                                  An estimated diluted potentially mineable portion of the mineral resources has been developed, which is a significant step forward from the 2005 Lycopodium Feasibility Study. Additional infill drilling is required to convert as much as possible of the Inferred resources to Measured and Indicated resources and this work is currently underway.

(b)                                 Additional investigations are required into a better understanding of the mineralogical characteristics of the orebody.

(c)                                  The Scoping Study has been based on mining Konttijärvi first followed by Ahmavaara. However, due to the variability of the ore lithologies, a detailed mine plan is required to better understand the metallurgical characteristics of the ore that will be fed to the concentrator for each operating period of the schedule. This work is required before any additional metallurgical testwork is carried out so that the samples used reflect the mining schedule.

32.2        MINERALOGY/PLANT DESIGN

(a)                                  Extensive testwork that has been carried out by Gold Fields and the recent work by Aker Kvaerner on behalf of GFAP, points out that this appears to be a difficult ore to process. Piloting of the flow sheet is recommended. Particular care needs to be taken in the selection of the samples and close supervision of the sample collection and the operation of the pilot plant as recommended.

(b)                                 The metal recoveries used in this report seem low. This may have been due to the use of oxidized ore samples in the testwork. It is recommended that more metallurgical testwork be done on both ore deposits using fresh samples. This work should include the following:

•                  bench scale testing on both ores emulating the Aker Kvaerner flow sheet

•                  locked cycle work once a productive reagent scheme has been established

•                  work to confirm the need for concentrate regrinding on the Konttijärvi ore.

(c)                                  The reagent suite needs to be optimized so as to reduce operating costs.

(d)                                 Additional mineralogical work should be done on the flotation residue to examine the location of metal values within the tailings. This should lead to improved metal recoveries.

(e)                                  It may be possible to improve the recoveries at the expense of concentrate grade. This would depend upon finding a smelter that would accept the lower grade concentrate, or the use of a concentrate leach technology such as Platsol. This avenue should be explored further.

(f)                                    The use of a high-pressure rolls crusher in the primary comminution circuit seems to improve the project economics. These numbers need to be confirmed using actual crushing test data as required by the equipment manufacturer.

(g)                                 The effects of increasing the annual throughput rate to 10 Mt/a should be evaluated.

32.3        MARKETING

(a)                                  Additional work on the marketability and smelting cost of the concentrate should be done. This should include developing a detailed marketing strategy

APPENDICES

APPENDIX 1A

KONTTIJÄRVI

2PGE + AU RESOURCE INVENTORY

ROCKGROUP	GRADEGROUP	Tonnage	PD	PT	AU	NI	CU	2PGE+AU	2PGE+AU
		M mt	g/t	g/t	g/t	%	%	g/t	M oz
MEAS	4.0 g/t	0.968	4.259	1.199	0.308	0.095	0.248	5.766	0.179
	3.8 g/t	1.201	3.994	1.127	0.285	0.096	0.243	5.406	0.209
	3.6 g/t	1.427	3.792	1.069	0.275	0.096	0.241	5.136	0.236
	3.4 g/t	1.792	3.548	0.997	0.257	0.096	0.235	4.802	0.277
	3.2 g/t	2.184	3.349	0.942	0.242	0.095	0.227	4.533	0.318
	3.0 g/t	2.598	3.180	0.894	0.230	0.094	0.223	4.305	0.360
	2.8 g/t	3.046	3.028	0.853	0.218	0.092	0.215	4.099	0.401
	2.6 g/t	3.621	2.862	0.807	0.207	0.092	0.207	3.876	0.451
	2.4 g/t	4.386	2.685	0.757	0.194	0.089	0.200	3.636	0.513
	2.2 g/t	5.254	2.520	0.713	0.181	0.088	0.192	3.414	0.577
	2.0 g/t	6.313	2.355	0.667	0.170	0.085	0.185	3.193	0.648
	1.8 g/t	7.518	2.201	0.625	0.160	0.083	0.177	2.986	0.722
	1.6 g/t	8.827	2.058	0.586	0.149	0.081	0.169	2.794	0.793
	1.4 g/t	10.527	1.903	0.543	0.139	0.079	0.160	2.585	0.875
	1.2 g/t	12.268	1.768	0.505	0.129	0.076	0.151	2.403	0.948
	1.0 g/t	14.094	1.644	0.471	0.120	0.073	0.143	2.234	1.012
	0.8 g/t	16.293	1.510	0.433	0.111	0.070	0.133	2.054	1.076
	0.1 g/t	32.388	0.873	0.252	0.068	0.049	0.083	1.192	1.241
IND	4.0 g/t	0.943	5.139	1.520	0.406	0.062	0.250	7.065	0.214
	3.8 g/t	1.032	4.948	1.459	0.386	0.065	0.250	6.793	0.225
	3.6 g/t	1.215	4.610	1.355	0.367	0.069	0.247	6.332	0.247
	3.4 g/t	1.453	4.269	1.249	0.343	0.069	0.245	5.862	0.274
	3.2 g/t	1.798	3.917	1.143	0.311	0.073	0.236	5.372	0.311
	3.0 g/t	2.070	3.704	1.076	0.293	0.073	0.229	5.073	0.338
	2.8 g/t	2.488	3.442	0.995	0.271	0.074	0.224	4.707	0.377
	2.6 g/t	2.988	3.197	0.922	0.249	0.076	0.218	4.369	0.420
	2.4 g/t	3.709	2.934	0.845	0.227	0.076	0.210	4.006	0.478
	2.2 g/t	4.479	2.722	0.782	0.208	0.076	0.203	3.712	0.535
	2.0 g/t	5.563	2.493	0.713	0.190	0.073	0.196	3.396	0.607
	1.8 g/t	7.013	2.268	0.645	0.172	0.071	0.184	3.085	0.696
	1.6 g/t	8.681	2.073	0.589	0.156	0.069	0.175	2.818	0.786
	1.4 g/t	10.982	1.872	0.530	0.140	0.065	0.165	2.542	0.898
	1.2 g/t	13.658	1.692	0.479	0.126	0.062	0.153	2.298	1.009
	1.0 g/t	16.611	1.536	0.434	0.115	0.058	0.144	2.086	1.114
	0.8 g/t	20.591	1.367	0.386	0.104	0.054	0.132	1.856	1.229
	0.1 g/t	61.382	0.582	0.166	0.048	0.030	0.064	0.796	1.570
INF	4.0 g/t	0.398	6.131	1.935	0.319	0.053	0.202	8.384	0.107
	3.8 g/t	0.424	5.938	1.870	0.307	0.052	0.199	8.115	0.111
	3.6 g/t	0.449	5.759	1.807	0.300	0.052	0.202	7.867	0.114
	3.4 g/t	0.479	5.562	1.736	0.293	0.052	0.207	7.591	0.117
	3.2 g/t	0.534	5.246	1.626	0.276	0.051	0.205	7.148	0.123
	3.0 g/t	0.585	4.991	1.543	0.264	0.053	0.203	6.798	0.128
	2.8 g/t	0.686	4.576	1.401	0.246	0.056	0.205	6.223	0.137
	2.6 g/t	0.787	4.250	1.291	0.230	0.056	0.203	5.771	0.146
	2.4 g/t	0.953	3.835	1.155	0.211	0.053	0.199	5.202	0.159
	2.2 g/t	1.084	3.582	1.070	0.200	0.052	0.196	4.852	0.169
	2.0 g/t	1.246	3.320	0.985	0.188	0.051	0.196	4.494	0.180
	1.8 g/t	1.493	3.006	0.884	0.173	0.050	0.189	4.063	0.195
	1.6 g/t	1.813	2.700	0.788	0.159	0.048	0.182	3.647	0.213
	1.4 g/t	2.353	2.336	0.674	0.142	0.044	0.174	3.152	0.238
	1.2 g/t	2.997	2.042	0.584	0.126	0.042	0.162	2.753	0.265
	1.0 g/t	3.767	1.793	0.508	0.113	0.039	0.150	2.414	0.292
	0.8 g/t	5.228	1.479	0.414	0.097	0.036	0.137	1.990	0.334
	0.1 g/t	28.885	0.390	0.111	0.033	0.014	0.047	0.534	0.496

APPENDIX 1B

KONTTIJÄRVI

PDEQ RESOURCE INVENTORY

APPENDIX 1B: KONTTIJÄRVI PDEQ RESOURCE INVENTORY

ROCKGROUP	GRADEGROUP	Tonnage	PD	PT	AU	NI	CU	PDEQ	PDEQ
		M mt	g/t	g/t	g/t	%	%	g/t	M oz
MEAS	4.0 g/t	11.179	1.822	0.523	0.135	0.084	0.156	6.704	2.409
	3.8 g/t	11.819	1.776	0.510	0.131	0.083	0.153	6.552	2.490
	3.6 g/t	12.480	1.729	0.496	0.128	0.082	0.150	6.402	2.569
	3.4 g/t	13.257	1.674	0.481	0.124	0.080	0.146	6.232	2.656
	3.2 g/t	13.942	1.631	0.469	0.121	0.079	0.143	6.087	2.729
	3.0 g/t	14.748	1.582	0.455	0.117	0.077	0.139	5.924	2.809
	2.8 g/t	15.648	1.526	0.440	0.113	0.075	0.135	5.750	2.893
	2.6 g/t	16.422	1.483	0.427	0.110	0.074	0.132	5.606	2.960
	2.4 g/t	17.340	1.433	0.413	0.107	0.072	0.129	5.442	3.034
	2.2 g/t	18.231	1.388	0.400	0.103	0.071	0.125	5.288	3.099
	2.0 g/t	19.364	1.333	0.385	0.100	0.069	0.121	5.101	3.176
	1.8 g/t	20.473	1.282	0.370	0.096	0.067	0.117	4.928	3.244
	1.6 g/t	21.744	1.227	0.354	0.092	0.065	0.113	4.739	3.313
	1.4 g/t	23.206	1.167	0.337	0.088	0.063	0.108	4.535	3.383
	1.2 g/t	24.661	1.112	0.321	0.084	0.061	0.104	4.344	3.444
	1.0 g/t	26.031	1.064	0.307	0.081	0.059	0.100	4.173	3.493
	0.8 g/t	27.278	1.023	0.295	0.078	0.057	0.096	4.024	3.529
	0.1 g/t	32.339	0.874	0.252	0.068	0.049	0.083	3.456	3.593
IND	4.0 g/t	11.099	1.834	0.522	0.139	0.070	0.167	6.497	2.319
	3.8 g/t	12.173	1.761	0.501	0.133	0.068	0.163	6.268	2.453
	3.6 g/t	13.132	1.701	0.484	0.129	0.067	0.159	6.082	2.568
	3.4 g/t	14.224	1.638	0.465	0.124	0.066	0.154	5.883	2.690
	3.2 g/t	15.272	1.582	0.449	0.120	0.064	0.150	5.706	2.802
	3.0 g/t	16.542	1.520	0.431	0.115	0.062	0.146	5.506	2.929
	2.8 g/t	18.015	1.452	0.412	0.110	0.061	0.141	5.293	3.066
	2.6 g/t	19.468	1.393	0.395	0.106	0.059	0.137	5.099	3.191
	2.4 g/t	20.778	1.344	0.381	0.103	0.057	0.133	4.935	3.297
	2.2 g/t	22.384	1.287	0.364	0.099	0.055	0.128	4.746	3.415
	2.0 g/t	24.283	1.225	0.346	0.094	0.054	0.123	4.538	3.543
	1.8 g/t	26.598	1.156	0.327	0.089	0.051	0.118	4.308	3.684
	1.6 g/t	28.883	1.095	0.309	0.085	0.049	0.112	4.102	3.809
	1.4 g/t	31.639	1.026	0.290	0.080	0.047	0.106	3.875	3.942
	1.2 g/t	34.603	0.961	0.272	0.075	0.045	0.101	3.654	4.065
	1.0 g/t	37.571	0.902	0.255	0.071	0.043	0.095	3.452	4.170
	0.8 g/t	40.966	0.842	0.238	0.067	0.041	0.090	3.241	4.268
	0.1 g/t	61.266	0.583	0.166	0.048	0.030	0.064	2.289	4.510
INF	4.0 g/t	1.974	2.537	0.739	0.153	0.051	0.191	7.770	0.493
	3.8 g/t	2.281	2.345	0.680	0.144	0.049	0.184	7.249	0.532
	3.6 g/t	2.513	2.227	0.641	0.137	0.048	0.180	6.922	0.559
	3.4 g/t	2.760	2.106	0.604	0.131	0.047	0.177	6.616	0.587
	3.2 g/t	3.062	1.986	0.567	0.125	0.045	0.172	6.289	0.619
	3.0 g/t	3.511	1.838	0.522	0.118	0.043	0.166	5.881	0.664
	2.8 g/t	3.877	1.737	0.492	0.113	0.042	0.161	5.599	0.698
	2.6 g/t	4.356	1.622	0.459	0.107	0.040	0.155	5.279	0.739
	2.4 g/t	4.946	1.509	0.425	0.100	0.038	0.147	4.946	0.787
	2.2 g/t	5.606	1.401	0.393	0.094	0.037	0.140	4.634	0.835
	2.0 g/t	6.231	1.314	0.368	0.089	0.036	0.133	4.381	0.878
	1.8 g/t	7.028	1.221	0.341	0.084	0.034	0.127	4.100	0.927
	1.6 g/t	8.025	1.122	0.314	0.078	0.032	0.119	3.803	0.981
	1.4 g/t	8.995	1.041	0.290	0.073	0.030	0.112	3.554	1.028
	1.2 g/t	10.089	0.963	0.268	0.068	0.029	0.105	3.309	1.073
	1.0 g/t	11.638	0.867	0.241	0.062	0.027	0.097	3.014	1.128
	0.8 g/t	13.353	0.783	0.217	0.057	0.025	0.090	2.743	1.178
	0.1 g/t	28.885	0.390	0.111	0.033	0.014	0.047	1.444	1.341

APPENDIX 1C

AHMAVAARA

2PGE + AU RESOURCE INVENTORY

APPENDIX 1C: AHMAVAARA 2PGE + AU RESOURCE INVENTORY

AHMAVAARA 2PGE + AU

ROCKGROUP	GRADEGROUP	Tonnage	PD	PT	AU	NI	CU	2PGE+AU	2PGE+AU
		M mt	g/t	g/t	g/t	%	%	g/t	M oz
MEAS	5.0 g/t	0.040	5.656	0.725	0.762	0.335	0.754	7.144	0.009
	4.0 g/t	0.167	4.268	0.555	0.415	0.368	0.832	5.239	0.028
	3.0 g/t	0.880	2.871	0.513	0.359	0.225	0.474	3.743	0.106
	2.8 g/t	1.154	2.691	0.503	0.349	0.208	0.431	3.543	0.131
	2.6 g/t	1.344	2.601	0.489	0.331	0.196	0.420	3.421	0.148
	2.4 g/t	1.680	2.477	0.461	0.300	0.198	0.423	3.238	0.175
	2.2 g/t	2.419	2.242	0.439	0.268	0.174	0.387	2.949	0.229
	2.0 g/t	3.338	2.059	0.412	0.244	0.162	0.375	2.715	0.291
	1.8 g/t	4.283	1.919	0.385	0.229	0.152	0.355	2.533	0.349
	1.6 g/t	5.626	1.769	0.357	0.210	0.141	0.333	2.336	0.422
	1.4 g/t	7.661	1.598	0.322	0.189	0.129	0.309	2.110	0.520
	1.2 g/t	9.752	1.466	0.296	0.174	0.119	0.291	1.936	0.607
	1.0 g/t	12.825	1.313	0.265	0.156	0.109	0.267	1.734	0.715
	0.8 g/t	16.333	1.176	0.238	0.141	0.098	0.245	1.554	0.816
	0.1 g/t	44.880	0.624	0.125	0.076	0.054	0.142	0.824	1.189
IND	5.0 g/t	0.288	4.479	0.626	0.814	0.428	0.968	5.920	0.055
	4.0 g/t	0.598	3.869	0.593	0.688	0.386	0.806	5.150	0.099
	3.0 g/t	2.731	2.824	0.565	0.365	0.214	0.430	3.755	0.330
	2.8 g/t	3.838	2.634	0.541	0.329	0.198	0.405	3.504	0.432
	2.6 g/t	5.400	2.455	0.513	0.300	0.185	0.380	3.268	0.567
	2.4 g/t	7.366	2.296	0.488	0.276	0.168	0.348	3.060	0.725
	2.2 g/t	10.213	2.135	0.462	0.251	0.152	0.317	2.848	0.935
	2.0 g/t	14.115	1.981	0.430	0.230	0.142	0.303	2.640	1.198
	1.8 g/t	19.030	1.834	0.402	0.211	0.131	0.284	2.447	1.497
	1.6 g/t	25.978	1.687	0.366	0.194	0.124	0.275	2.247	1.876
	1.4 g/t	34.356	1.550	0.333	0.180	0.117	0.267	2.063	2.279
	1.2 g/t	43.936	1.424	0.304	0.168	0.110	0.257	1.895	2.677
	1.0 g/t	54.570	1.307	0.276	0.156	0.103	0.246	1.740	3.052
	0.8 g/t	67.264	1.189	0.249	0.143	0.095	0.233	1.581	3.419
	0.1 g/t	123.561	0.801	0.165	0.098	0.066	0.171	1.064	4.226
INF	5.0 g/t	0.041	5.295	0.949	0.423	0.672	0.831	6.667	0.009
	4.0 g/t	0.147	3.931	0.885	0.278	0.285	0.373	5.094	0.024
	3.0 g/t	0.610	2.874	0.677	0.210	0.170	0.264	3.761	0.074
	2.8 g/t	0.757	2.729	0.662	0.203	0.158	0.250	3.594	0.088
	2.6 g/t	1.073	2.516	0.618	0.190	0.142	0.232	3.325	0.115
	2.4 g/t	1.451	2.343	0.579	0.187	0.130	0.223	3.109	0.145
	2.2 g/t	2.267	2.109	0.516	0.192	0.126	0.224	2.817	0.205
	2.0 g/t	3.270	1.941	0.472	0.181	0.117	0.219	2.594	0.273
	1.8 g/t	4.590	1.790	0.433	0.170	0.112	0.215	2.393	0.353
	1.6 g/t	6.780	1.621	0.384	0.162	0.110	0.218	2.167	0.472
	1.4 g/t	9.558	1.471	0.344	0.157	0.102	0.215	1.973	0.606
	1.2 g/t	13.691	1.321	0.300	0.149	0.097	0.212	1.770	0.779
	1.0 g/t	18.244	1.198	0.268	0.138	0.091	0.205	1.604	0.941
	0.8 g/t	23.096	1.087	0.239	0.128	0.085	0.197	1.455	1.080
	0.1 g/t	35.448	0.853	0.184	0.102	0.069	0.167	1.139	1.298

AHMAVAARA EAST 2PGE + AU

ROCKGROUP	GRADEGROUP	Tonnage	PD	PT	AU	NI	CU	2PGE+AU	2PGE+AU
		M mt	g/t	g/t	g/t	%	%	g/t	M oz
MEAS	5.0 g/t	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
	4.0 g/t	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
	3.0 g/t	0.029	2.458	0.553	0.171	0.111	0.208	3.182	0.003
	2.8 g/t	0.070	2.344	0.500	0.172	0.171	0.319	3.016	0.007
	2.6 g/t	0.070	2.344	0.500	0.172	0.171	0.319	3.016	0.007
	2.4 g/t	0.091	2.236	0.497	0.173	0.155	0.291	2.905	0.009
	2.2 g/t	0.323	1.868	0.448	0.156	0.124	0.237	2.472	0.026
	2.0 g/t	0.512	1.765	0.421	0.155	0.113	0.224	2.342	0.039
	1.8 g/t	0.865	1.631	0.378	0.155	0.106	0.225	2.164	0.060
	1.6 g/t	1.261	1.518	0.343	0.161	0.099	0.234	2.022	0.082
	1.4 g/t	1.916	1.372	0.306	0.159	0.094	0.231	1.837	0.113
	1.2 g/t	2.689	1.254	0.277	0.151	0.089	0.224	1.682	0.145
	1.0 g/t	3.783	1.126	0.244	0.141	0.082	0.217	1.510	0.184
	0.8 g/t	5.424	0.989	0.210	0.124	0.075	0.202	1.323	0.231
	0.1 g/t	20.742	0.488	0.097	0.061	0.040	0.119	0.646	0.431
IND	5.0 g/t	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
	4.0 g/t	0.021	3.159	0.775	0.206	0.144	0.235	4.140	0.003
	3.0 g/t	0.458	2.481	0.625	0.191	0.107	0.211	3.298	0.049
	2.8 g/t	0.633	2.383	0.605	0.192	0.114	0.224	3.180	0.065
	2.6 g/t	0.851	2.285	0.585	0.189	0.115	0.222	3.058	0.084
	2.4 g/t	1.610	2.073	0.528	0.189	0.106	0.204	2.790	0.144
	2.2 g/t	2.986	1.897	0.483	0.184	0.103	0.196	2.563	0.246
	2.0 g/t	4.717	1.773	0.446	0.172	0.100	0.199	2.391	0.363
	1.8 g/t	7.063	1.651	0.409	0.166	0.097	0.196	2.225	0.505
	1.6 g/t	10.496	1.526	0.368	0.156	0.095	0.203	2.051	0.692
	1.4 g/t	15.503	1.396	0.324	0.151	0.094	0.215	1.871	0.933
	1.2 g/t	21.318	1.280	0.289	0.144	0.091	0.218	1.713	1.174
	1.0 g/t	27.870	1.173	0.258	0.137	0.087	0.217	1.568	1.405
	0.8 g/t	36.677	1.055	0.225	0.126	0.082	0.212	1.406	1.658
	0.1 g/t	80.174	0.668	0.137	0.081	0.055	0.153	0.886	2.283
INF	5.0 g/t	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
	4.0 g/t	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
	3.0 g/t	0.127	2.400	0.594	0.147	0.105	0.159	3.141	0.013
	2.8 g/t	0.148	2.371	0.601	0.141	0.107	0.158	3.113	0.015
	2.6 g/t	0.295	2.162	0.565	0.158	0.111	0.168	2.884	0.027
	2.4 g/t	0.526	2.035	0.518	0.159	0.100	0.175	2.712	0.046
	2.2 g/t	1.136	1.836	0.469	0.185	0.102	0.183	2.490	0.091
	2.0 g/t	1.766	1.738	0.439	0.170	0.100	0.188	2.347	0.133
	1.8 g/t	2.607	1.632	0.405	0.162	0.100	0.194	2.199	0.184
	1.6 g/t	3.870	1.516	0.365	0.155	0.101	0.206	2.036	0.253
	1.4 g/t	5.828	1.379	0.324	0.153	0.097	0.209	1.856	0.348
	1.2 g/t	8.955	1.237	0.280	0.146	0.092	0.209	1.663	0.479
	1.0 g/t	12.448	1.122	0.249	0.134	0.087	0.204	1.505	0.602
	0.8 g/t	16.311	1.016	0.221	0.124	0.081	0.196	1.361	0.714
	0.1 g/t	26.130	0.792	0.169	0.098	0.066	0.167	1.059	0.889

AHMAVAARA WEST 2PGE + AU

MEAS	5.0 g/t	0.040	5.656	0.725	0.762	0.335	0.754	7.144	0.009
	4.0 g/t	0.167	4.268	0.555	0.415	0.368	0.832	5.239	0.028
	3.0 g/t	0.851	2.885	0.512	0.365	0.229	0.483	3.762	0.103
	2.8 g/t	1.083	2.713	0.503	0.361	0.210	0.438	3.577	0.125
	2.6 g/t	1.274	2.616	0.489	0.339	0.198	0.426	3.444	0.141
	2.4 g/t	1.588	2.491	0.459	0.308	0.201	0.430	3.257	0.166
	2.2 g/t	2.096	2.299	0.438	0.285	0.182	0.410	3.022	0.204
	2.0 g/t	2.826	2.112	0.410	0.261	0.171	0.403	2.782	0.253
	1.8 g/t	3.418	1.991	0.386	0.248	0.164	0.388	2.626	0.289
	1.6 g/t	4.364	1.842	0.361	0.224	0.153	0.361	2.426	0.340
	1.4 g/t	5.745	1.674	0.328	0.199	0.141	0.336	2.201	0.407
	1.2 g/t	7.063	1.546	0.304	0.182	0.131	0.316	2.032	0.462
	1.0 g/t	9.042	1.391	0.274	0.163	0.120	0.289	1.828	0.531
	0.8 g/t	10.909	1.268	0.252	0.149	0.109	0.266	1.669	0.585
	0.1 g/t	24.138	0.740	0.149	0.088	0.065	0.162	0.976	0.758
IND	5.0 g/t	0.288	4.479	0.626	0.814	0.428	0.968	5.920	0.055
	4.0 g/t	0.577	3.895	0.586	0.706	0.394	0.827	5.187	0.096
	3.0 g/t	2.273	2.893	0.553	0.400	0.235	0.474	3.847	0.281
	2.8 g/t	3.205	2.684	0.528	0.356	0.215	0.441	3.568	0.368
	2.6 g/t	4.549	2.487	0.499	0.320	0.198	0.409	3.307	0.484
	2.4 g/t	5.755	2.358	0.477	0.301	0.185	0.388	3.136	0.580
	2.2 g/t	7.227	2.234	0.453	0.279	0.173	0.367	2.966	0.689
	2.0 g/t	9.398	2.085	0.422	0.259	0.163	0.355	2.765	0.836
	1.8 g/t	11.967	1.943	0.398	0.237	0.152	0.336	2.578	0.992
	1.6 g/t	15.482	1.796	0.365	0.219	0.144	0.325	2.380	1.184
	1.4 g/t	18.854	1.677	0.340	0.204	0.136	0.310	2.221	1.346
	1.2 g/t	22.619	1.559	0.317	0.190	0.128	0.294	2.066	1.503
	1.0 g/t	26.700	1.447	0.296	0.177	0.119	0.276	1.919	1.647
	0.8 g/t	30.587	1.349	0.277	0.165	0.112	0.260	1.791	1.761
	0.1 g/t	43.387	1.048	0.216	0.128	0.088	0.205	1.393	1.943
INF	5.0 g/t	0.041	5.295	0.949	0.423	0.672	0.831	6.667	0.009
	4.0 g/t	0.147	3.931	0.885	0.278	0.285	0.373	5.094	0.024
	3.0 g/t	0.483	2.999	0.699	0.226	0.188	0.291	3.924	0.061
	2.8 g/t	0.609	2.816	0.677	0.218	0.170	0.272	3.711	0.073
	2.6 g/t	0.778	2.651	0.638	0.203	0.154	0.257	3.492	0.087
	2.4 g/t	0.925	2.519	0.614	0.203	0.146	0.250	3.335	0.099
	2.2 g/t	1.130	2.383	0.563	0.200	0.150	0.264	3.146	0.114
	2.0 g/t	1.504	2.179	0.511	0.194	0.137	0.257	2.884	0.140
	1.8 g/t	1.983	1.997	0.469	0.180	0.127	0.242	2.647	0.169
	1.6 g/t	2.910	1.761	0.410	0.171	0.121	0.235	2.341	0.219
	1.4 g/t	3.730	1.616	0.375	0.164	0.111	0.225	2.154	0.258
	1.2 g/t	4.736	1.479	0.338	0.155	0.105	0.217	1.973	0.300
	1.0 g/t	5.796	1.360	0.308	0.147	0.099	0.208	1.815	0.338
	0.8 g/t	6.785	1.260	0.283	0.138	0.093	0.200	1.681	0.367
	0.1 g/t	9.319	1.023	0.229	0.112	0.078	0.166	1.363	0.408

APPENDIX 1D

AHMAVAARA

PDEQ RESOURCE INVENTORY

APPENDIX 1D: AHMAVAARA PDEQ RESOURCE INVENTORY

ROCKGROUP	GRADEGROUP	Tonnage	PD	PT	AU	NI	CU	PDEQ	PDEQ
		M mt	g/t	g/t	g/t	%	%	g/t	M oz
MEAS	5.0 g/t	7.412	1.576	0.302	0.191	0.141	0.343	7.614	1.814
	4.0 g/t	11.191	1.364	0.267	0.166	0.119	0.295	6.554	2.358
	3.0 g/t	16.123	1.174	0.235	0.141	0.101	0.252	5.615	2.910
	2.8 g/t	17.566	1.127	0.226	0.136	0.097	0.243	5.392	3.045
	2.6 g/t	18.731	1.093	0.219	0.132	0.094	0.236	5.225	3.147
	2.4 g/t	20.365	1.046	0.209	0.126	0.089	0.227	5.008	3.279
	2.2 g/t	21.937	1.004	0.201	0.121	0.086	0.220	4.814	3.395
	2.0 g/t	24.020	0.953	0.190	0.115	0.082	0.210	4.577	3.535
	1.8 g/t	26.428	0.900	0.179	0.109	0.077	0.200	4.332	3.681
	1.6 g/t	29.087	0.849	0.169	0.103	0.073	0.190	4.091	3.826
	1.4 g/t	32.125	0.797	0.158	0.096	0.068	0.179	3.845	3.972
	1.2 g/t	35.058	0.751	0.149	0.091	0.064	0.170	3.633	4.095
	1.0 g/t	38.197	0.707	0.141	0.086	0.061	0.161	3.425	4.206
	0.8 g/t	41.344	0.666	0.133	0.081	0.057	0.152	3.233	4.298
	0.1 g/t	45.471	0.616	0.123	0.075	0.053	0.140	2.995	4.378
IND	5.0 g/t	32.176	1.533	0.311	0.186	0.128	0.307	7.152	7.399
	4.0 g/t	49.886	1.335	0.275	0.162	0.110	0.267	6.209	9.959
	3.0 g/t	68.334	1.172	0.243	0.143	0.097	0.237	5.476	12.031
	2.8 g/t	71.862	1.144	0.237	0.139	0.094	0.233	5.349	12.359
	2.6 g/t	75.325	1.116	0.231	0.136	0.092	0.228	5.227	12.659
	2.4 g/t	79.304	1.086	0.225	0.132	0.090	0.223	5.091	12.979
	2.2 g/t	82.843	1.059	0.219	0.129	0.087	0.219	4.971	13.240
	2.0 g/t	87.208	1.028	0.212	0.125	0.085	0.213	4.827	13.535
	1.8 g/t	92.185	0.992	0.205	0.121	0.082	0.207	4.669	13.839
	1.6 g/t	98.281	0.951	0.196	0.116	0.079	0.200	4.485	14.172
	1.4 g/t	104.055	0.915	0.188	0.111	0.076	0.193	4.320	14.451
	1.2 g/t	109.667	0.881	0.181	0.107	0.073	0.187	4.165	14.684
	1.0 g/t	114.816	0.851	0.175	0.104	0.071	0.181	4.027	14.867
	0.8 g/t	119.042	0.827	0.170	0.101	0.069	0.176	3.917	14.990
	0.1 g/t	124.514	0.796	0.164	0.097	0.066	0.170	3.769	15.090
INF	5.0 g/t	8.581	1.467	0.320	0.161	0.118	0.260	6.615	1.825
	4.0 g/t	15.276	1.244	0.270	0.146	0.101	0.231	5.689	2.794
	3.0 g/t	23.587	1.067	0.231	0.127	0.087	0.204	4.922	3.732
	2.8 g/t	24.973	1.042	0.226	0.124	0.085	0.200	4.809	3.862
	2.6 g/t	26.003	1.023	0.222	0.122	0.083	0.197	4.726	3.951
	2.4 g/t	27.448	0.997	0.216	0.119	0.081	0.193	4.609	4.068
	2.2 g/t	28.988	0.970	0.210	0.115	0.079	0.188	4.487	4.182
	2.0 g/t	29.832	0.955	0.207	0.114	0.077	0.186	4.420	4.239
	1.8 g/t	30.996	0.935	0.202	0.111	0.076	0.182	4.325	4.310
	1.6 g/t	32.203	0.914	0.198	0.109	0.074	0.178	4.227	4.376
	1.4 g/t	33.302	0.894	0.193	0.106	0.072	0.175	4.137	4.429
	1.2 g/t	34.166	0.878	0.190	0.104	0.071	0.172	4.065	4.465
	1.0 g/t	34.757	0.867	0.187	0.103	0.070	0.170	4.015	4.486
	0.8 g/t	35.198	0.858	0.186	0.102	0.070	0.168	3.976	4.499
	0.1 g/t	35.469	0.852	0.184	0.101	0.069	0.167	3.950	4.505

AHMAVAARA EAST PDEQ

ROCKGROUP	GRADEGROUP	Tonnage	PD	PT	AU	NI	CU	PDEQ	PDEQ
		M mt	g/t	g/t	g/t	%	%	g/t	M oz
MEAS	5.0 g/t	1.726	1.356	0.281	0.155	0.107	0.271	6.210	0.345
	4.0 g/t	3.137	1.167	0.242	0.147	0.092	0.246	5.433	0.548
	3.0 g/t	5.399	0.980	0.204	0.124	0.079	0.212	4.626	0.803
	2.8 g/t	6.149	0.932	0.193	0.118	0.075	0.204	4.417	0.873
	2.6 g/t	6.490	0.913	0.189	0.115	0.073	0.201	4.326	0.903
	2.4 g/t	7.372	0.864	0.178	0.109	0.070	0.193	4.111	0.974
	2.2 g/t	8.273	0.821	0.168	0.103	0.066	0.185	3.914	1.041
	2.0 g/t	9.464	0.769	0.156	0.097	0.063	0.176	3.684	1.121
	1.8 g/t	10.807	0.720	0.145	0.091	0.059	0.167	3.460	1.202
	1.6 g/t	12.476	0.669	0.134	0.085	0.054	0.158	3.225	1.294
	1.4 g/t	14.140	0.625	0.125	0.079	0.051	0.149	3.020	1.373
	1.2 g/t	15.969	0.583	0.116	0.073	0.048	0.140	2.824	1.450
	1.0 g/t	17.718	0.546	0.108	0.068	0.045	0.132	2.653	1.511
	0.8 g/t	19.207	0.517	0.103	0.065	0.043	0.126	2.518	1.555
	0.1 g/t	20.978	0.483	0.096	0.060	0.040	0.118	2.358	1.590
IND	5.0 g/t	14.375	1.352	0.289	0.155	0.108	0.268	6.222	2.875
	4.0 g/t	25.834	1.177	0.249	0.140	0.094	0.239	5.455	4.531
	3.0 g/t	38.501	1.024	0.215	0.123	0.083	0.216	4.809	5.953
	2.8 g/t	40.961	0.997	0.209	0.120	0.081	0.212	4.694	6.182
	2.6 g/t	43.604	0.969	0.203	0.117	0.079	0.208	4.573	6.411
	2.4 g/t	46.605	0.939	0.196	0.114	0.076	0.203	4.439	6.652
	2.2 g/t	49.379	0.912	0.190	0.110	0.074	0.199	4.319	6.856
	2.0 g/t	52.604	0.882	0.183	0.107	0.072	0.194	4.183	7.074
	1.8 g/t	56.585	0.846	0.175	0.103	0.069	0.187	4.022	7.317
	1.6 g/t	61.369	0.806	0.166	0.098	0.066	0.180	3.841	7.579
	1.4 g/t	65.854	0.771	0.159	0.094	0.063	0.174	3.682	7.796
	1.2 g/t	70.042	0.740	0.152	0.090	0.060	0.168	3.539	7.970
	1.0 g/t	73.822	0.713	0.146	0.087	0.058	0.162	3.414	8.103
	0.8 g/t	76.876	0.691	0.142	0.084	0.057	0.158	3.315	8.192
	0.1 g/t	80.791	0.663	0.136	0.081	0.054	0.152	3.182	8.265
INF	5.0 g/t	5.489	1.339	0.288	0.154	0.113	0.264	6.290	1.110
	4.0 g/t	10.418	1.150	0.244	0.141	0.097	0.234	5.449	1.825
	3.0 g/t	17.005	0.987	0.210	0.122	0.083	0.204	4.693	2.566
	2.8 g/t	18.183	0.962	0.205	0.118	0.081	0.199	4.577	2.676
	2.6 g/t	19.081	0.943	0.201	0.117	0.079	0.196	4.489	2.754
	2.4 g/t	20.192	0.920	0.196	0.114	0.077	0.192	4.380	2.843
	2.2 g/t	21.381	0.896	0.191	0.110	0.075	0.188	4.265	2.932
	2.0 g/t	22.036	0.882	0.188	0.109	0.074	0.185	4.201	2.976
	1.8 g/t	22.902	0.864	0.184	0.106	0.072	0.182	4.114	3.029
	1.6 g/t	23.780	0.846	0.180	0.104	0.071	0.178	4.025	3.077
	1.4 g/t	24.590	0.829	0.176	0.102	0.069	0.174	3.942	3.117
	1.2 g/t	25.180	0.815	0.173	0.101	0.068	0.172	3.880	3.141
	1.0 g/t	25.581	0.806	0.172	0.099	0.067	0.170	3.837	3.155
	0.8 g/t	25.960	0.797	0.170	0.098	0.067	0.168	3.794	3.167
	0.1 g/t	26.130	0.792	0.169	0.098	0.066	0.167	3.773	3.170

AHMAVAARA WEST PDEQ

MEAS	5.0 g/t	5.686	1.642	0.308	0.201	0.151	0.365	8.040	1.470
	4.0 g/t	8.054	1.440	0.277	0.173	0.130	0.313	6.990	1.810
	3.0 g/t	10.724	1.271	0.251	0.150	0.112	0.272	6.112	2.107
	2.8 g/t	11.417	1.231	0.243	0.146	0.109	0.264	5.917	2.172
	2.6 g/t	12.240	1.187	0.235	0.141	0.104	0.255	5.702	2.244
	2.4 g/t	12.993	1.149	0.227	0.136	0.101	0.247	5.517	2.305
	2.2 g/t	13.664	1.115	0.221	0.132	0.098	0.240	5.358	2.354
	2.0 g/t	14.556	1.073	0.213	0.127	0.094	0.232	5.158	2.414
	1.8 g/t	15.621	1.025	0.203	0.121	0.090	0.222	4.935	2.478
	1.6 g/t	16.611	0.984	0.195	0.116	0.086	0.214	4.742	2.532
	1.4 g/t	17.985	0.931	0.185	0.110	0.082	0.203	4.494	2.599
	1.2 g/t	19.089	0.892	0.177	0.106	0.078	0.195	4.310	2.645
	1.0 g/t	20.479	0.846	0.168	0.100	0.075	0.185	4.093	2.695
	0.8 g/t	22.137	0.796	0.159	0.094	0.070	0.174	3.854	2.743
	0.1 g/t	24.493	0.730	0.147	0.087	0.064	0.160	3.540	2.788
IND	5.0 g/t	17.802	1.679	0.329	0.210	0.145	0.338	7.904	4.524
	4.0 g/t	24.052	1.504	0.302	0.186	0.127	0.297	7.019	5.428
	3.0 g/t	29.832	1.363	0.279	0.167	0.114	0.265	6.337	6.078
	2.8 g/t	30.902	1.338	0.274	0.164	0.112	0.260	6.218	6.177
	2.6 g/t	31.721	1.318	0.270	0.161	0.111	0.256	6.127	6.248
	2.4 g/t	32.698	1.295	0.266	0.159	0.109	0.252	6.019	6.327
	2.2 g/t	33.464	1.277	0.262	0.156	0.107	0.248	5.934	6.384
	2.0 g/t	34.604	1.250	0.257	0.153	0.105	0.243	5.807	6.461
	1.8 g/t	35.600	1.225	0.252	0.150	0.103	0.238	5.698	6.522
	1.6 g/t	36.912	1.193	0.246	0.146	0.100	0.233	5.556	6.593
	1.4 g/t	38.201	1.164	0.240	0.142	0.098	0.227	5.419	6.655
	1.2 g/t	39.626	1.131	0.233	0.138	0.095	0.221	5.271	6.715
	1.0 g/t	40.995	1.101	0.227	0.134	0.093	0.215	5.131	6.763
	0.8 g/t	42.166	1.075	0.222	0.131	0.090	0.210	5.014	6.797
	0.1 g/t	43.723	1.041	0.215	0.127	0.088	0.204	4.855	6.825
INF	5.0 g/t	3.092	1.694	0.377	0.174	0.127	0.253	7.193	0.715
	4.0 g/t	4.858	1.447	0.324	0.156	0.108	0.225	6.205	0.969
	3.0 g/t	6.583	1.275	0.286	0.140	0.095	0.204	5.512	1.167
	2.8 g/t	6.790	1.256	0.282	0.138	0.094	0.201	5.432	1.186
	2.6 g/t	6.922	1.243	0.279	0.136	0.093	0.199	5.380	1.197
	2.4 g/t	7.256	1.213	0.272	0.132	0.091	0.195	5.248	1.224
	2.2 g/t	7.607	1.180	0.265	0.129	0.089	0.190	5.112	1.250
	2.0 g/t	7.796	1.162	0.260	0.127	0.087	0.187	5.040	1.263
	1.8 g/t	8.094	1.133	0.254	0.124	0.085	0.183	4.924	1.281
	1.6 g/t	8.424	1.104	0.247	0.121	0.083	0.179	4.797	1.299
	1.4 g/t	8.712	1.077	0.241	0.118	0.082	0.175	4.687	1.313
	1.2 g/t	8.986	1.053	0.236	0.115	0.080	0.171	4.584	1.324
	1.0 g/t	9.176	1.035	0.232	0.113	0.079	0.169	4.511	1.331
	0.8 g/t	9.238	1.030	0.230	0.113	0.078	0.168	4.487	1.333
	0.1 g/t	9.339	1.021	0.228	0.112	0.077	0.166	4.446	1.335